As submitted to the Securities and Exchange Commission on June 26, 2023

Registration No. 333-269415

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 3

TO

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Bluerock Homes Trust, Inc.

(Exact name of registrant as specified in its charter)

1345 Avenue of the Americas

32nd Floor

New York, NY 10105

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jordan Ruddy
Bluerock Homes Trust, Inc.
1345 Avenue of the Americas

32nd Floor

New York, NY 10105

(212) 843-1601

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard P. Cunningham, Jr., Esq. Kathryn A. Lawrence, Esq. KVCF, PLC 1401 East Cary Street Richmond, Virginia 23229 (804) 823-4000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller Reporting Company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2023

PRELIMINARY PROSPECTUS

BLUEROCK HOMES TRUST, INC.

6.0% Series A Redeemable Preferred Stock

Maximum of 20,000,000 Shares

(Liquidation Preference $25.00 per share of Series A Redeemable Preferred Stock (subject to adjustment))

Bluerock Homes Trust, Inc. is a Maryland corporation formed to assemble a portfolio of infill first-ring suburban single-family rental homes in knowledge-economy and high quality of life growth markets across the United States, targeting middle-market single-family home renters in the Sunbelt and the West, which we expect should have healthy long-term demand fundamentals for single-family rentals. Our principal business objective is to generate attractive risk-adjusted investment returns by assembling a portfolio of pre-existing single-family rental homes and developing build-to-rent communities.

We are offering a maximum of 20,000,000 shares of our 6.0% Series A Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series A Redeemable Preferred Stock, at a public offering price of $25.00 per share. To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the public offering price per share of Series A Redeemable Preferred Stock will be decreased by an amount equal to such reduction. The Series A Redeemable Preferred Stock will rank senior to our common stock, with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Series A Redeemable Preferred Stock will generally have no voting rights, except an exclusive voting right on any amendment to our charter that would alter only the contract rights, as expressly set forth in our charter, of the Series A Redeemable Preferred Stock.

We are organized and conduct our operations in a manner that will allow us to qualify and maintain our qualification as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ended December 31, 2022. To assist us in qualifying and maintaining our qualification as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus.

Our Class A common stock is listed on the NYSE American under the symbol “BHM.” On June 23, 2023, the closing price of our Class A common stock as reported on the NYSE American was $15.68 per share. There is currently no public trading market for the Series A Redeemable Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing of the Series A Redeemable Preferred Stock on any national securities exchange.

The Series A Redeemable Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. You should carefully read and consider “Risk Factors” beginning on page 22 of this prospectus for a discussion of the risks that should be considered in connection with your investment in our Series A Redeemable Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering(1)
Public offering price	$25.00	$500,000,000	(2)
Selling commissions(3)(4)(5)	$1.75	$35,000,000
Placement fee	$0.75	$15,000,000
Proceeds, before expenses, to us	$22.50	$450,000,000

(1)	Assumes that all shares of Series A Redeemable Preferred Stock offered in the primary offering are sold.
(2)	Initial gross proceeds.
(3)	Selling commissions and the placement fee will equal up to 7.0% and 3.0% of aggregate gross proceeds, respectively, in the offering. Each is payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of the Financial Industry Regulatory Authority (“FINRA”) and authorized by our dealer manager to sell shares of our Series A Redeemable Preferred Stock, which we refer to as participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of the placement fee will be reduced by the aggregate value of such items. The combined selling commissions, placement fee and such non-cash compensation for the offering will not exceed 10.0% of the aggregate gross proceeds of this offering, which is referred to as FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds for the offering.
(4)	Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. In addition, our dealer manager also may reallow a portion of the placement fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.
(5)	To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the offering price per share of Series A Redeemable Preferred Stock will be decreased by an amount equal to such reduction. See “Plan of Distribution.”

The dealer manager of this offering is Bluerock Capital Markets, LLC, or Bluerock Capital Markets, an affiliate of our Manager. The dealer manager is not required to sell any specific number or dollar amount of shares of Series A Redeemable Preferred Stock, but will use its “reasonable best efforts” to sell the shares of Series A Redeemable Preferred Stock offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the sole discretion of the dealer manager. We expect to sell up to 20,000,000 shares of our Series A Redeemable Preferred Stock in this offering by           , which may be extended through           , in our sole discretion. If we extend the offering period beyond           , we will supplement the prospectus accordingly. It is our intent, however, to conduct a continuous offering of shares of our Series A Redeemable Preferred Stock for an indefinite period of time by filing for additional offerings thereof, subject to regulatory approval and continued compliance with the rules and regulations of the Securities and Exchange Commission and applicable state laws. Our board of directors may elect to terminate this offering at any time.

We will sell shares of our Series A Redeemable Preferred Stock through Depository Trust Company, or DTC, settlement, or DTC Settlement; or, under special circumstances, through Direct Registration System settlement, or DRS Settlement. See the section entitled “Plan of Distribution” in this prospectus for a description of these settlement methods.

Bluerock Capital Markets, LLC
as Dealer Manager

Prospectus dated June 26, 2023

You should rely only upon the information contained in this prospectus and any free writing prospectus provided or approved by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our Series A Redeemable Preferred Stock.

Industry and Market Data

We use industry forecasts and projections and market data throughout this prospectus, including data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources they believe to be reliable. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry and there can be no assurance that any of the projections will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information, and the accuracy and completeness of the information are not guaranteed.

PROSPECTUS SUMMARY

This summary highlights the material information from this prospectus. Because it is a summary, it may not contain all the information that you should consider before investing in our Series A Redeemable Preferred Stock. To fully understand this offering, you should carefully read this entire prospectus, including the more detailed information set forth under the caption “Risk Factors,” the historical and pro forma financial statements, including the related notes thereto, appearing elsewhere in this prospectus, and any free writing prospectus provided or approved by us before investing in our Series A Redeemable Preferred Stock.

Unless the context otherwise requires or indicates, references in this prospectus to “us,” “we,” “our” or “the company” refer to Bluerock Homes Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership, which we refer to as our “Operating Partnership.” We refer to Bluerock Real Estate, L.L.C., a Delaware limited liability company, together with its affiliates, as Bluerock, and Bluerock Homes Manager, LLC, a Delaware limited liability company, as our Manager.

Our Company

We are an externally managed REIT formed to assemble a portfolio of infill first-ring suburban single-family rental homes in knowledge-economy and high quality of life growth markets across the United States, targeting middle-market single-family home renters in the Sunbelt and the West, which we expect should have healthy long-term demand fundamentals for single-family rentals. Our principal business objective is to generate attractive risk-adjusted investment returns by assembling a portfolio of pre-existing single-family rental homes and developing build-to-rent communities. We utilize two primary investment strategies to drive growth in funds from operations (“FFO”) and net asset value (“NAV”) to maximize returns to our investors:

•	Scattered-Site Aggregation – Aggregation of single-asset and small portfolios of scattered-site homes at above market unlevered yields relative to private and public market valuations; and

•	Build-to-Rent Development – Development of Build-to-Rent communities at attractive stabilized unlevered yields.

Our target renter pool includes the large cohort of rental-biased millennials, among others, who are reaching their peak household-formation age, have a bias for renting for lifestyle or flexibility reasons, and/or who do not want or cannot afford the upfront and ongoing financial commitments of home ownership.

We invest primarily through control positions in joint ventures with a network of established private, regional owner-operators in proprietary, off-market transactions across a broad market footprint, enabling us to execute our strategies across multiple markets and strategies. Where appropriate, we may seek to increase our ownership of the venture to 100%, subsequent to the execution of the initial business plan for each property.

For more information, see “Our Business and Properties—Our Company.”

Our Portfolio

Our portfolio consists of scattered-site single family homes and build-to-rent communities. We generally target scattered-site single family homes that are between 15 and 40 years old located in first-ring suburban markets (which are areas within close proximity to downtown amenities, including restaurants and retail shopping) with quality school systems and direct access to large metropolitan areas. Our scattered-site single family homes, which are non-contiguous and often not always part of a single community or development, are typically a core part of our aggregation strategy and our value-add renovation strategy. We source potential investments in scattered-site single family homes through a variety of channels, including our existing relationships and those developed by our network, real estate brokers, auctions and marketed portfolio sales. Our build-to-rent communities are typically developed by our partners with expertise in development utilizing capital which we provide in a variety of structures, including through common equity, preferred equity and mezzanine loans. Our build-to-rent communities are typically located in first-ring suburban markets as part of a larger community with other rental homes. These homes are specifically designed to be rented and are typically amenitized with larger floorplans ranging between two and four bedrooms and consist of both attached and detached homes.

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As of March 31, 2023, our portfolio consisted of interests in approximately 4,160 residential units, comprised of 2,358 consolidated operating units and 1,802 units held through preferred equity investments. As of March 31, 2023, our consolidated operating investments were approximately 94.5% occupied. Lease terms on our properties approximate twelve months. As of March 31, 2023, 42 units were down or undergoing renovations, and we currently estimate our planned value-add renovations to cost between $25,000 and $35,000 per unit. For more information, see “Our Business and Properties—Our Portfolio.”

Our Target Markets

We focus on knowledge-economy and high quality of life (“Knowledge/Quality”) markets with strong job growth, expanding populations and favorable quality of life characteristics. These Knowledge/Quality markets are typically non-gateway regions, with access to good healthcare, highly-rated school systems, lower crime rates, robust infrastructure, good affordability and a growing economic base. They are generally anchored by major universities, technology, healthcare, trade, next-generation high value-add manufacturing or government industries as well as right to work laws, growing populations, and strong household formations.

Because employment growth is highly correlated with rental demand, we generally select markets with job growth above the national average. In addition, because income growth is highly correlated with ability to deliver rent growth, we select markets with exposure to industries with attractive and growing compensation levels. We believe our approach of focusing on Knowledge/Quality markets with employment and income growth should not only contribute to achieving strong rental demand and occupancy but should also enable us to achieve revenue growth to deliver attractive risk-adjusted returns within our portfolio.

Geographically, the majority of our existing portfolio is positioned in the Sunbelt. According to a study by John Burns Real Estate Consulting conducted in 2021 and a study by the Cooper Center at the University of Virginia published in 2018, the Sunbelt is home to approximately 40% of all U.S. households and is expected to experience average population growth in excess of 10% between 2020 to 2030. Additional existing markets include high-growth areas of the West (excluding California) and other markets with similar attractive demographics as warranted. We believe that the diverse balance of larger and smaller markets within our core footprint, along with a strong current cash flow base and value-add upside, will enable us to deliver attractive investment returns across a full economic cycle.

We select and continuously evaluate our target markets through an analysis of demographic data at both the market and submarket levels, which may include the following:

•	Strong Economic Drivers. Economy characterized by growth industries and jobs of the future such as healthcare and technology, signaling near- and long-term employment growth, relatively low housing affordability and low rent-to-income ratios that allow for future rent increases.

•	Favorable Business Climate. Regulatory conditions that attract, retain, and foster job growth and new business development including lower tax rates and right-to-work states.

•	Robust Infrastructure. Growing economic base driven by the presence of technology centers, major colleges and universities, healthcare, trade, next-generation high value-add manufacturing, government industries, and modern transportation facilities and networks.

•	Renter Demographics. The presence of a younger, more educated workforce with a high population of renters by choice.

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•	High Quality of Life. Areas with abundant recreation, leisure, cultural, and entertainment options, highly rated school systems that appeal to young parents, and plentiful social opportunities including ample recreation and open space, all of which foster population growth and retention. Within our target markets, we focus on submarkets where members of our network have established relationships, transaction history, market knowledge and potential access to off-market investments, as well as an ability to direct property management and leasing operations efficiently.

For more information, see “Our Business and Properties—Our Target Markets.”

Our Network Strategy

We believe the most important elements in successful investing in single-family real estate are the ability to access attractive, proprietary deal flow, deep local market knowledge to underwrite appropriately, as well as operational expertise and infrastructure to provide execution of the operating and value creation strategies.

For this reason, we invest primarily through controlling positions in joint ventures with members of our network, representing experienced regional owner-operators across the nation. These relationships provide a wealth of seasoned market knowledge, along with access to a substantial, often proprietary, transaction pipeline, extensive operating infrastructure, and the ability to execute in our target markets without the cost and logistical burdens of maintaining our own local infrastructure across a broad footprint. Benefits of our network strategy include the following:

•	Force multiplier sourcing effect that provides access to a sizable pool of attractive, off-market investment opportunities;

•	Deep intellectual capital and track record of success, enabling us to deliver a knowledge-based underwriting of the transaction;

•	Extensive operational infrastructure enabling us to deliver execution across multiple investment strategies and markets, without the cost and logistical burdens of maintaining our own infrastructure for those markets and strategies;

•	Substantial capital to invest alongside us, ensuring our partners’ interests are aligned with ours, particularly in terms of delivering returns for our investors; and

•	Opportunity to achieve ambitious growth and diversification goals via rapid deployment of capital and elimination of delays establishing a robust on-the-ground presence in each new market we enter.

The in-house asset management team of our Manager and its affiliates works in tandem with our network members to oversee the implementation of each asset’s business plan, including budgeting, capital expenditures, tenant improvements and financial performance. We believe that our network partners, given their significant co-investment in the projects, provide superior management execution versus third-party fee-only management companies. Notwithstanding the investments of each member of our network, we expect to maintain substantial control over these ventures, including with respect to strategic decision-making.

For more information, see “Our Business and Properties—Our Network Strategy.”

Our Competitive Strengths

We believe that our investment strategy and operating model distinguishes us from other owners, operators, and acquirors of single-family rental real estate in several important ways.

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Our Key Principals. Our team offers significant breadth and depth in real estate operating and investment experience. Our team has successfully sourced, structured, acquired and managed more than 50 million square feet of residential real estate investments in our target markets, totaling approximately $15 billion in value, and bring an average of 30 years’ experience across multiple real estate and credit cycles. We believe this experience will provide a competitive advantage, enabling us to grow the company and generate attractive risk-adjusted returns for our stockholders. Our principals’ competitive strengths include:

•	Expertise Across Our Target Markets. Our principals have significant experience structuring and investing in properties successfully in our target markets, through multiple financial and real estate investment cycles, providing a breadth and depth of operating and investment experience to help steer our investment strategy wisely;

•	Expertise Creating Value Across Our Investment Strategies and Various Capital Structures. Our principals have substantial experience executing transactions and creating value across our value-add and development investment strategies, and across capital structures — equity, preferred equity, and mezzanine — providing substantial flexibility to create value in transactions, subject to qualifying and maintaining our qualification as a REIT;

•	Expertise in Corporate and Portfolio Transactions to Create Value. Our principals have executed large corporate and portfolio transactions, including the rollup of assets to create multiple public companies, the creation of multiple asset management platforms, and the purchase of distressed assets and/or companies out of bankruptcy, demonstrating a sophisticated structuring capability and an ability to execute complex capital markets transactions, which experience will assist us in growing the company and delivering attractive risk-adjusted returns to our stockholders; and

•	Expertise in Financing and Structuring Transactions. Our investment team has substantial expertise structuring and financing transactions, enabling us to evaluate and access the most efficient capital structures for our acquisitions. In addition, our investment team has extensive experience structuring development transactions with network partners to capture significant value while minimizing inherent risks and/or guarantees associated with such transactions.

Our Network. We invest primarily through controlling positions in joint ventures with members of our network, which allows us to draw on the collective relationships and market knowledge and experience of significant private owner-operators in the nation who invest alongside us in transactions, in order to source, underwrite and execute attractive transactions. We believe our network provides us access to a substantial, often proprietary, transaction pipeline, along with extensive infrastructure and ability to execute across our target markets without the cost and logistical burdens associated with maintaining our own infrastructure and pipeline in these markets.

Disciplined “Broad and Deep” Underwriting. By leveraging our network, we are able to execute a rigorous underwriting process, which we believe improves our ability to evaluate risk and create value in our transactions. To begin, our network partners conduct underwriting and due diligence for our transactions, enabling us to leverage intellectual capital and local experience acquired through their years of experience in the market. At the same time, our team of investment professionals implements our disciplined underwriting and due diligence process, with a focus on value relative to other potential opportunities within our target markets. The ability to review investment opportunities broadly (across markets), as well as deeply (within the target market), greatly improves our ability to source and execute attractive transactions for our portfolio.

Scalable Operating Model. Our relationships enable us to tap into what we believe to be the substantial, often proprietary, transaction flow of our network, allowing for rapid deployment of available capital. Our extensive network provides us the ability to scale our operations quickly, enabling us to allocate and reallocate capital across multiple target markets and along multiple strategies, and to invest in or divest of properties rapidly without the time delay associated with building infrastructure across multiple markets, and without burdening us with excessive operating and overhead costs.

For more information, see “Our Business and Properties—Our Competitive Strengths.”

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Growth Strategies

Our principal business objective is to generate attractive risk-adjusted investment returns by assembling a portfolio of pre-existing single-family rental homes and developing build-to-rent communities. These will be located across a diverse group of growth markets and will target a growing pool of middle-income renters seeking the single-family lifestyle without the upfront and ongoing investments associated with home ownership. By implementing our investment strategies and our institutional-quality management, we expect to be able to achieve sustainable long-term growth in both our FFO and NAV.

Value Creation Execution. We acquire single-family rental properties with potential for long-term value creation for our stockholders. We utilize the following internal and external growth strategies to drive growth in FFO and NAV for our investors:

•	Scattered-Site Aggregation. Currently, there is a high level of fragmentation in the single-family rental home market. We believe we can generate economies of scale and enable transaction efficiencies by targeting individual or small portfolios of quality, scattered, single-family rental homes with strong and stable cash flows and aggregate them into larger portfolios, which will allow us to reduce per unit costs, including leasing, marketing, insurance and maintenance related costs through increased purchasing power and sharing of resources. We look for middle-market rents that deliver attractive unlevered yields relative to private market portfolio and public market dividend yields. To date, we have acquired scattered-site homes at year one nominal cap rates exceeding 5% and gross rental yields exceeding 9%. We see an opportunity to replicate this strategy across our markets utilizing our network as a force multiplier on the sourcing and execution fronts.

•	Build-to-Rent. We develop build-to-rent communities at attractive stabilized unlevered yields, investing selectively in target markets that we believe will enable us to capture development premiums on completion. We may use a convertible loan or convertible preferred equity structure to provide income during the development stage and/or the ability to capture development premiums at completion by exercising our conversion rights to take ownership.

•	Value-Add Renovation. We see significant potential for capital appreciation through renovation of existing assets. Our value-add strategy focuses on working with our local experts to reposition lower-quality, less current assets and drive rent growth and expand margins, increasing net operating income (“NOI”) and maximizing our return on investment.

•	Institutional Property Management / NOI Margin Expansion. We expect to improve margins at our operating properties by deploying institutional management approaches across the portfolio – including professional management, investment in technology platforms, and leveraging economies of scale – to best position the portfolio for optimal rental growth. Through the aggregation of multiple scattered homes we seek to address operational inefficiencies, revenue management and deferred capital maintenance at scale and to grow underlying cashflow through substantial NOI margin expansion at stabilized properties. We will also provide an aggressive asset management presence, working alongside our network partners to ensure optimal execution of the asset management plan, enabling us to drive rent growth and values.

•	Technology-Aided Platform. We have implemented a data warehouse, which provides us with real-time visibility into leasing, inventory, maintenance and renovation metrics allowing us to quickly react to changes in current operational performance and monitor trends across our portfolio. Further, we believe we will be able to utilize our data warehouse technology as a building block in the design and implementation of a portfolio-wide revenue management system to further drive NOI and margin expansion. In addition, we utilize various PropTech solutions to both acquire and maximize operational efficiency. Operational PropTech solutions include focus on streamlining value-add initiatives, integrating smart-home technology, automating the lease process and providing the robust and coordinated maintenance services.

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Harvest and Redeploy Capital Selectively. On an opportunistic basis and subject to compliance with REIT restrictions, we intend to sell properties when we have executed our value creation plans and when we believe the investment has limited additional upside relative to other opportunities. This allows us to harvest profits and reinvest proceeds to maximize stockholder value.

For more information, see “Our Business and Properties—Growth Strategies.”

Market and Investment Opportunity

The single-family rental industry has historically been more resilient to economic cycles than the multi-family sector and is currently benefiting from significant industry tailwinds that have accelerated during the pandemic. We believe industry dynamics present a compelling investment opportunity for us, including:

•	Supply at accessible price points remains extremely tight, with little new affordable rental product coming on-line over the last decade. These supply and affordability gaps have been in place and intensifying since the wind-down of the Great Recession, with rental prices continuing to increase in step with home price appreciation.

•	Limited institutional ownership of single-family rental stock, currently estimated to be approximately 2%, creates potential for outsized growth. Our institutionally operated properties benefit from experienced regional owner-operators and a technology-aided platform, delivering not only a competitive market advantage but also operating growth potential that can benefit investors.

•	Demand fundamentals are strong and strengthening further, particularly from rental-biased and debt-burdened millennials now reaching peak single-family house consumption age. We believe that a continued upswing in propensity to rent, coupled with the limited and depleting supply at the middle-income range, signals significant opportunity.

For more information, see “Our Industry and Market Opportunity —Market and Investment Opportunity.”

Our Environmental, Social and Governance Policies

Environmental: Improvements with the Environment in Mind. In keeping with Bluerock Homes’ Environmental Sustainability Policy, we undertake a variety of environmental sustainability initiatives, including the installation of energy- and water-conserving fixtures at many of our upgraded properties. Our value-add investment model generates a continually replenishing opportunity for us to improve the environmental impact of older, less sustainable properties throughout the U.S., while our ground-up, build-to-rent developments incorporate environmentally sound principles from inception. Our due diligence process incorporates evaluation of environmental impacts, which are factored into our projections for acquisition or investment, affording us the functional and financial flexibility to develop or retrofit homes to operate more responsibly in a changing environment.

Social: Social Responsibility. Consistent with Bluerock Homes’ Human Rights Policy, we strive to respect and promote all human rights, consistent with the UN Guiding Principles on Business and Human Rights, the International Covenant on Civil and Political Rights, and the International Covenant on Economic, Social and Cultural Rights. We maintain a diverse board of directors, both by ethnicity and gender, and remain committed to ensuring the preservation of human rights in our relationships with our employees, partners and tenants.

In the creation of our portfolio, we are especially proud that we are able to address a critical and growing need for quality, well-managed and affordable homes in desirable communities, striving to demonstrate the possibility of embracing both people and profits. As we discuss below, according to a study by the Joint Center for Housing Studies of Harvard University conducted in 2020, rent-burdened households are on the rise across the U.S., with more than 10 million renters (one in four) paying more than half of their income on rent and nearly half spending more than the recommended 30% of income on rent and utilities. Through our focus on the middle-income renter with our scattered-site investment strategy, we are seeking to deliver a supply of affordable, well-maintained, single-family housing options, both for renters by choice as well as by necessity.

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Governance: Corporate Governance. We have established a governance framework that fosters effective stewardship of investor and stockholder capital, promotes an ethical and transparent approach to doing business, and encourages board diversity. We are committed to operating our business under strong and accountable corporate governance practices and have structured our corporate governance in a manner that we believe aligns our interests with those of our stockholders.

For more information, see “Our Business and Properties—Our Environmental, Social and Governance Policies.”

The Distribution and Spin-Off from Bluerock Residential

Our company was formed as a wholly-owned subsidiary of Bluerock Residential Growth REIT, Inc., a Maryland corporation (“Bluerock Residential”), in connection with the merger of Bluerock Residential into a subsidiary of Badger Parent, LLC, an affiliate of Blackstone, Inc., on October 6, 2022 (the “Merger”) pursuant to an Agreement and Plan of Merger dated December 20, 2021 (the “Merger Agreement”). Prior to the effective time of the Merger, Bluerock Residential contributed certain single-family properties and other assets to us by contributing the general and certain limited partner interests in the Operating Partnership of Bluerock Residential to us (the “Separation”). Immediately prior to the closing of the Merger on October 6, 2022, Bluerock Residential declared a distribution of the outstanding shares of our Class A common stock to its common stockholders (the “Distribution,” and such date, the “Distribution Date”). As a result, as of the effective time of the Distribution, the holders of Bluerock Residential common stock as of the record date of the Distribution received our Class A common stock in the same pro rata percentage that they held in Bluerock Residential common stock as of such record date and became our initial public stockholders. Following the Distribution, we operate as an externally managed, publicly traded UPREIT in which our properties are owned and operated through our Operating Partnership and its subsidiaries.

In connection with the Separation and the Distribution, we entered into a Separation and Distribution Agreement with Bluerock Residential and certain other parties, as well as various other agreements, that provide a framework for our relationship with Bluerock Residential. These agreements provide for the allocation between us and Bluerock Residential of Bluerock Residential’s assets, liabilities and obligations (including its investments, property, employee, benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the Distribution, and govern certain post-Distribution relationships between us and Bluerock Residential.

For additional information regarding the Separation and Distribution Agreement and other transaction agreements, please refer to the sections entitled “Risk Factors—Risks Related to an Investment in a Newly Formed Company” and “Certain Relationships and Related Party Transactions.”

Summary Risk Factors

An investment in our Series A Redeemable Preferred Stock involves a number of risks. See “Risk Factors,” beginning on page 22 of this prospectus. Some of the more significant risks include those set forth below.

Risks Related to Our Business, Properties and Industry

•	Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing Covid-19 pandemic.

•	Our current portfolio primarily consists of interests in single-family properties, located primarily in markets in the Southern United States. Any adverse developments in local economic conditions or the demand for single-family properties in these markets may negatively impact our results of operations.

•	We may not be successful in identifying and consummating suitable investment opportunities.

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•	Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our properties.

•	You will have limited control over changes in our policies and day-to-day operations, which limited control increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may change our major operational policies without your approval.

•	The ownership by our executive officers, of interests representing a significant portion of our common stock on a fully diluted basis could allow our executive officers to exert significant influence over our company in a manner that may not be in the best interests of our other stockholders.

•	If mortgage debt is unavailable at reasonable rates, it may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

Risks Related to Our Management and Relationships with Our Manager

•	Our Manager may not be successful in identifying and consummating suitable investment opportunities.

•	The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

•	Because we will be dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

•	Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

•	We may have conflicts of interest with our Manager and other affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

Risks Related to Ownership of Our Series A Redeemable Preferred Stock

•	There is no public market for our Series A Redeemable Preferred Stock, and we currently have no plan to list the Series A Redeemable Preferred Stock on a securities exchange. If holders are able to sell the Series A Redeemable Preferred Stock, they may have to be sold at a substantial discount.

•	Holders of Series A Redeemable Preferred Stock should not expect us to redeem all or any such shares on the date they first become redeemable or on any particular date after they become redeemable. Any decision to propose a redemption will depend upon, among other things, our evaluation of our capital position and general market conditions at the time. We would likely choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect the ability of holders of shares of the applicable series of preferred stock to reinvest proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on such series of preferred stock had their shares not been redeemed. If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives would be substantially impaired. In turn, the value of our Class A common stock and our ability to make distributions would be materially reduced.

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Risks Related to an Investment in a Recently Formed Company

•	We have a limited history of operating as an independent company, and our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and may not be a reliable indicator of our future results.

•	We may not achieve some or all of the expected benefits of the Separation and the Distribution, and the Separation and the Distribution may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Status as a REIT

•	Failure to qualify and maintain our qualification as a REIT would materially and adversely affect us and the value of our stock.

•	In certain circumstances, we may be subject to certain U.S. federal, state and local taxes despite our qualification as a REIT, which would reduce our cash available for distribution to you.

•	If Bluerock Residential failed to qualify as a REIT during certain periods prior to the Distribution, we would be prevented from electing to qualify as a REIT.

•	If certain of our subsidiaries, including our Operating Partnership, fail to qualify as partnerships or disregarded entities for U.S. federal income tax purposes, we would cease to qualify as a REIT and suffer other material adverse consequences.

•	Legislative or other actions affecting REITs could have a negative effect on us or our investors.

Risks Related to Ownership of Our Common Stock

•	A limit on the percentage of our capital stock and common stock that a person may own may discourage a takeover or business combination, which could prevent our common stockholders from realizing a premium price for their common stock.

•	Maryland law may limit the ability of a third party to acquire control of us.

•	Your percentage of ownership may become diluted if we issue new shares of stock or other securities, and issuances of preferred stock or other securities by us may further subordinate the rights of the holders of our common stock.

•	Our ability to pay dividends is limited by the requirements of Maryland law.

•	We will incur increased costs as a result of operating as a public company. If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could result in sanctions or other penalties that would harm our business.

Our Manager and Bluerock

We are externally managed and advised by our Manager. Our Manager is an affiliate of Bluerock, a leading institutional alternative asset manager based in New York with regional offices across the United States. Pursuant to the terms of the Management Agreement, our Manager will provide us with our management team and appropriate support personnel, and we will have access to the management, infrastructure, personnel and other resources of Bluerock necessary for the implementation and execution of our business and growth strategies. Our Manager has substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to our investment guidelines.

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Our Manager will be able to draw upon the experience, expertise, and relationships of Bluerock’s senior executives, and its team of over 150 professionals and support personnel, which will provide asset management, portfolio management, finance, administration, legal, compliance, investor relations, asset valuation, risk management, information technology and other operational matters in connection with the performance of our Manager’s duties. We expect to benefit from the personnel of Bluerock and the relationships and experience of Bluerock’s management team in order to create value for our stockholders.

We believe the Management Agreement provides significant benefits to our stockholders. Our company is not burdened by the high expenses associated with employing our own management team and infrastructure, and instead will rely on our Manager to provide these services in exchange for management fees, which we believe are lower than we would otherwise have to incur for these services if we were internally managed. In addition, our Management Agreement provides us access to a team of executive, management, investment, capital markets and administrative personnel that we believe, given our size and stage of development, is likely to be more capable and diverse than we would otherwise be able to attract at this stage of our life cycle.

Upon the determination by at least two-thirds of our independent directors that, upon an internalization of our management, AFFO (as defined below) per share would be greater than AFFO per share immediately prior to such internalization, we may internalize, with consideration upon such internalization being paid by us to our Manager (the “Internalization Consideration”) as described herein. No assurance can be given that the internalization of our Manager will be achieved.

Pursuant to the Management Agreement, we will pay our Manager and its affiliates fees and reimburse certain expenses for services rendered to us. The most significant items of compensation and reimbursement are outlined in “—Compensation to Our Manager,” below. For a more complete explanation of the fees and expenses, see “Our Manager and Related Agreements.”

Conflicts of Interest

Our officers and directors, and the owners and officers of our Manager and its affiliates are involved in, and will continue to be involved in, the ownership and advising of other real estate entities and programs, including those sponsored by Bluerock or in which Bluerock is a manager or participant. These pre-existing interests, and similar additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities. In particular, but without limitation:

•	Our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of real estate investments, and such conflicts may not be resolved in our favor. This could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment in us.

•	If we acquire properties from entities owned or sponsored by affiliates of our Manager, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations with a third party.

•	Our Manager will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions. The incentive fee payable by us to our Manager is determined based on AFFO, which may create an incentive for our Manager to make investments that are risky or more speculative than would otherwise be in our best interests.

•	Our Manager and its affiliates, including our officers, some of whom are also our directors, face conflicts of interest caused by their ownership of our Manager and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

•	If the competing demands for the time of our Manager, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

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We do not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our Manager and its officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees and officers of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the audit committee of our board of directors or another committee of our board of directors comprised solely of independent directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest.

Financing Policy

We intend to use prudent amounts of leverage in connection with our operations. As of March 31, 2023, our total mortgage indebtedness was approximately $97.8 million, and we had $49.0 million outstanding under our revolving credit facilities. Once we reach sufficient scale, we generally expect our total indebtedness to be less than 75% of the fair market value of our real estate investments. However, we are not subject to any limitations on the amount of leverage we may use, and accordingly, the amount of leverage we use may be significantly less or greater than we currently anticipate. Further, during our ramp-up to scale, we expect that our leverage will fluctuate and for periods of time will exceed 75% of the fair market value of our real estate investments as appropriate. For purposes of calculating our leverage, we include our consolidated real estate investments, include our preferred equity and loan investments at cost, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness.

Our board of directors will have the authority to change our financing policies at any time and without stockholder approval. If our board of directors changes our policies regarding our use of leverage, we expect that it will consider many factors, including the lending standards of lenders in connection with the financing of single-family residential properties, the leverage ratios of publicly traded REITs with similar investment strategies, the cost of leverage as compared to expected operating net revenues, and general market conditions.

By operating on a leveraged basis, we expect to have more funds available for real estate investments and other purposes than if we operated without leverage, which we believe will allow us to acquire more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. See “Risk Factors—Risks Related to Our Business, Properties and Industry—High levels of debt or increases in interest rates could increase the amount of any future loan payments, which could reduce the cash available for distribution to stockholders” for more information about the risks related to operating on a leveraged basis.

Compensation to Our Manager

Set forth below is a summary of the fees and compensation we expect to pay our Manager under the Management Agreement for managing our business and assets. For additional information with respect to the compensation of our Manager, see “Our Manager and Related Agreements.”

Type	Description

Base Management Fee

We will pay our Manager a base management fee (the “Base Management Fee”) in an amount equal to 1.50% of our new stockholders’ equity, per year.

For purposes of calculating the Base Management Fee, our new stockholders’ equity means: (1) the sum of (i) the net asset value of the Operating Partnership (“Net Asset Value”) plus (ii) the net proceeds from the issuance of (or equity value assigned to) equity and equity equivalent securities in any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance) plus (iii) retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (2) any amount that the Company has paid to repurchase our common stock issued in any subsequent offering. New stockholders’ equity also excludes (a) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, and (b) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. We determined Net Asset Value, for purposes of the foregoing, based on the midpoint of the range of net asset values utilized by Duff & Phelps in its analysis underlying the opinion it delivered to the Bluerock Residential board of directors in connection with the execution of the Merger Agreement. One half of each quarterly installment of the Base Management Fee will be payable in LTIP units, calculated pursuant to the formula above. The remainder of the Base Management Fee will be payable in cash or in LTIP units, at the election of our board of directors, in each case calculated pursuant to the formula above.

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Incentive Fee

We will pay our Manager an incentive fee (the “Incentive Fee”) with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears.

The Incentive Fee will be an amount, not less than zero, equal to the difference between (1) the product of (i) 20% and (ii) the difference between (a) the Company’s adjusted funds from operations (“AFFO”) for the previous 12-month period and (b) the product of (A) the product of (x) the weighted average of the price per share of equity securities as derived from the Net Asset Value and the issue price of equity securities issued in future offerings and transactions, multiplied by (y) the weighted average number of all shares of our common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of our common stock, LTIP units, and other shares of our common stock underlying awards granted under incentive plans and units in the Operating Partnership) in the previous 12-month period multiplied by (B) 8%, and (2) the sum of any Incentive Fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no Incentive Fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters, or the number of completed calendar quarters since the Distribution Date, whichever is less. For purposes of calculating the Incentive Fee during the first 12 months after completion of the Distribution, AFFO will be determined by annualizing the applicable period following completion of the Distribution. One half of each quarterly installment of the Incentive Fee will be payable in LTIP units, calculated pursuant to the formula above.  The remainder of the Incentive Fee will be payable in cash or in LTIP units, at the election of our board of directors, in each case calculated pursuant to the formula above.

The following example illustrates how we would calculate our quarterly Incentive Fee in accordance with the Management Agreement. Our actual results may differ materially from the following example.

Assume the following:

•      AFFO for the 12-month period equals $41,000,000;

•      weighted average price per share of equity securities is $10.00;

•      the weighted average number of shares of common stock outstanding on a fully diluted basis during the 12-month period is 50,000,000; and

•      Incentive Fees paid during the first three calendar quarters of such 12-month period are $0.

Under these assumptions, the quarterly Incentive Fee payable to our Manager would be $200,000, as calculated below:

1.	AFFO	$41,000,000
2.	Weighted average price per share of equity securities of $10.00 multiplied by the weighted average number of shares of common stock outstanding on a fully diluted basis of 50,000,000 multiplied by 8%	$40,000,000
3.	Excess of AFFO over amount calculated in 2 above	$1,000,000
4.	20% of the amount calculated in 3 above	$200,000
5.	Incentive Fee equals the amount calculated in 4 above less the Incentive Fees paid during the first three calendar quarters of such previous 12-month period	$—
6.	Quarterly incentive fee payable to our Manager	$200,000

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Pursuant to the calculation formula, if AFFO increases and the weighted average share price and weighted average number of shares of common stock outstanding on a fully diluted basis remain constant, the Incentive Fee will increase.

Expense Reimbursement

We will be required to reimburse our Manager for operating expenses related to us that are incurred by our Manager, including expenses relating to legal, accounting, due diligence and other services. Our reimbursement obligation is not subject to any dollar limitation. Expenses will be reimbursed in cash on a monthly basis.

We will not reimburse our Manager for the salaries and other compensation of its personnel.

Termination Fee

Termination fee equal to 3.00 times the sum of the Base Management Fee and Incentive Fee earned, in each case, by our Manager during the 12-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of non-renewal/termination.

The termination fee will be payable upon termination of the Management Agreement (i) by us without cause or (ii) by our Manager if we materially breach the Management Agreement.

Organizational Structure

The following chart shows our current organizational structure.

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Distribution Policy

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ended December 31, 2022 upon the filing of our U.S. federal income tax return for such taxable year, and we intend to operate in accordance with the requirements for qualification as a REIT. In order to qualify and maintain our qualification as a REIT, among other requirements, we are generally required to distribute 90% of our annual REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) to our stockholders. We intend to make regular cash distributions to our stockholders out of our cash available for distribution, typically on a monthly or quarterly basis. We expect that our board of directors will determine the amount of distributions to be distributed to our stockholders on a quarterly basis. The board’s determination will be based on a number of factors, including funds available from operations, current and projected capital expenditure requirements, the annual distribution requirements necessary to qualify and maintain our qualification as a REIT under the Code, other tax considerations, and other factors deemed relevant by our board of directors. As a result, our distribution rate and payment frequency may vary from time to time. We reserve the right to adjust the periods during which distributions accrue and are paid. See “Description of Capital Stock–Distributions.”

Generally, our policy is to pay distributions from cash flow from operations. However, from time to time, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Therefore, some or all of our cash distributions may be paid from other sources, such as cash flows from financing activities, which may include borrowings and net proceeds from shares sold in this offering or our common stock offering, proceeds from the issuance of additional shares pursuant to any future common stock distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Manager or its affiliates, cash resulting from the Manager or its affiliates paying certain of our expenses, proceeds from the sales of assets, and from our cash balances. There is no limit on distributions that may be made from these sources; however, our Manager and its affiliates are under no obligation to defer or waive fees in order to support our distributions.

REIT Status

As long as we qualify and maintain our qualification as a REIT, we generally will not be subject to U.S. federal income or excise tax on income that we currently distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its stockholders. If we fail to qualify or maintain our qualification as a REIT in any year, our income will be subject to U.S. federal income tax at regular corporate rates, regardless of our distributions to stockholders, and we may be precluded from qualifying for treatment as a REIT for the four-year period immediately following the taxable year in which such failure occurs. In addition, under applicable Treasury Regulations, if Bluerock Residential failed to qualify as a REIT during certain periods prior to the Distribution, unless Bluerock Residential’s failure were subject to relief under U.S. federal income tax laws, we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Bluerock Residential failed to so qualify. Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income. Moreover, any taxable REIT subsidiaries (“TRSs”) of ours generally will be subject to U.S. federal income taxation and to various other taxes.

Restriction on Ownership and Transfer

Our charter contains restrictions on ownership of our stock that generally prevent any one person or entity from owning more than 9.8% in value of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, and also prevent any one person from owning more than 9.8% in value or in number of shares, whichever is more restrictive, of outstanding shares of Series A Redeemable Preferred Stock, unless otherwise excepted by our board of directors. In addition, the articles supplementary establishing the Series A Redeemable Preferred Stock prohibits anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding Series A Redeemable Preferred Stock. Our charter also contains other restrictions designed to help us qualify and maintain our qualification as a REIT. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

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Class A Common Stock Underlying Series A Redeemable Preferred Stock

This prospectus also covers the shares of our Class A common stock that may be issuable upon redemption of shares of the Series A Redeemable Preferred Stock sold pursuant to this prospectus or any supplement hereto.

The Offering

The following is a brief summary of certain terms of this offering and the rights and preferences of our Series A Redeemable Preferred Stock and is not intended to be complete. It does not contain all of the information that may be important to you. We encourage you to read carefully this entire prospectus, our charter, including the articles supplementary setting forth the terms of the Series A Redeemable Preferred Stock, and our bylaws, as well as the relevant provisions of Maryland law, for a more complete understanding of our Series A Redeemable Preferred Stock. Copies of our charter and bylaws are available from us and have been filed with the SEC, and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Additional Information.” For a more complete description of the terms of the Series A Redeemable Preferred Stock, see “Description of Capital Stock — Series A Redeemable Preferred Stock” herein.

Series A Redeemable Preferred Stock offered by us	A maximum of 20,000,000 shares of 6.0% Series A Redeemable Preferred Stock will be offered through our dealer manager in this offering on a best efforts basis, at a public offering price of $25.00 per share.

Ranking

The Series A Redeemable Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•       senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series A Redeemable Preferred Stock;

•      on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series A Redeemable Preferred Stock; and

•       junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series A Redeemable Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Our board of directors has the authority to issue shares of additional classes or series of preferred stock that could be senior in priority to the Series A Redeemable Preferred Stock.

Stated Value	Each share of Series A Redeemable Preferred Stock will have an initial “Stated Value” of $25.00, subject to appropriate adjustment in relation to certain events as set forth in the Articles Supplementary.

Dividends

Holders of Series A Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of 6.0% of the Stated Value (each, a “Series A Cash Dividend”). We expect Series A Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The initial Series A Cash Dividend payable on each share of Series A Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series A Redeemable Preferred Stock. Each subsequent Series A Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series A Cash Dividend period for which a Series A Cash Dividend has been paid on each such share of Series A Redeemable Preferred Stock.

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The timing and amount of any dividends on the Series A Redeemable Preferred Stock will be determined by our board of directors, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series A Redeemable Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series A Redeemable Preferred Stock will not bear interest.

Redemption at Option of Holders

Holders will have the right to require the company to redeem shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $25.00 per share, less a redemption fee, plus an amount equal to any accrued but unpaid dividends.

The redemption fee shall be equal to:

•	Beginning on the date of original issuance of the shares to be redeemed: 12%

•	Beginning one year from the date of original issuance of the shares to be redeemed: 9%

•	Beginning two years from the date of original issuance of the shares to be redeemed: 6%

•	Beginning three years from the date of original issuance of the shares to be redeemed: 3%

•	Beginning four years from the date of original issuance of the shares to be redeemed: 0%

If a holder of Series A Redeemable Preferred Stock causes the company to redeem such shares of Series A Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series A Redeemable Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series A Redeemable Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series A Redeemable Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder. The company further reserves the right to suspend such optional redemptions once it has issued a redemption notice.

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Optional Redemption Following Death or Qualifying Disability of a Holder

Subject to restrictions, we will redeem shares of Series A Redeemable Preferred Stock held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, at the written request of (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, who will have the sole ability to request redemption on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. Only shares of Series A Redeemable Preferred Stock that have been outstanding for at least one (1) year prior to redemption are eligible for redemption by the Company. If spouses are joint registered holders of shares of Series A Redeemable Preferred Stock, the written request to redeem such shares may be made upon the death or qualifying disability of either spouse. We must receive such written request within one (1) year after the death or qualifying disability of the holder, but no sooner than one (1) year after the date of original issuance of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will be subject to the approval of company management in its sole discretion. Beginning one (1) year from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 95% of the Stated Value, initially $25.00 per share, and beginning two (2) years from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 100% of the Stated Value, in each case, plus an amount equal to any accrued but unpaid cash dividends thereon, if any, to and including the date of redemption.

Upon any such redemption request, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption, in exchange for the Series A Redeemable Preferred Stock.

Our ability to redeem shares of Series A Redeemable Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series A Redeemable Preferred Stock submitted for redemption in cash may be further restricted by Maryland law.

Optional Redemption by the Company	After two years from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series A Redeemable Preferred Stock at 100% of the Stated Value, initially $25.00 per share, plus an amount equal to any accrued but unpaid cash dividends. If we choose to redeem any shares of Series A Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption, in exchange for the Series A Redeemable Preferred Stock.

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Change of Control Redemption by the Company

Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series A Redeemable Preferred Stock in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date. If the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders on a pro rata basis, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the shares of Series A Redeemable Preferred Stock in cash may be restricted by Maryland law.

A “Change of Control” is when, after the initial issuance of the Series A Redeemable Preferred Stock, any of the following has occurred and is continuing:

•      a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors, with the exception of (A) the formation of a holding company, or (B) immediately prior to such transaction, such person or group, together with its or their related entities, including, without limitation, any trust established for the benefit of such person or any member of such group or any family member thereof (collectively, an “Ownership Group”), owned sufficient interests in the Operating Partnership such that the exercise by all or any members of such Ownership Group of the Common Unit Redemption Right (as defined in Section 8.04(a) of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended) with respect to such interests would result in all or any members of such Ownership Group (individually or collectively) becoming the direct or indirect beneficial owner of our common equity representing more than 50% of the total voting power of all outstanding shares of Voting Stock;

•      consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or

•      Continuing Directors cease to constitute at least a majority of our board of directors.

“Continuing Director” means a director who either was a member of our board of directors on October 6, 2022 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the Continuing Directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.

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Liquidation Preference	Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A Redeemable Preferred Stock, the holders of shares of Series A Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to accrued but unpaid dividends, pari passu with the holders of shares of any other class or series of our capital stock ranking on parity with the Series A Redeemable Preferred Stock as to the liquidation preference and/or accrued but unpaid dividends they are entitled to receive.

Voting Rights

The Series A Redeemable Preferred Stock generally has no voting rights. However, holders of shares of Series A Redeemable Preferred Stock will have an exclusive voting right on any amendment to our charter that would alter only the contract rights, as expressly set forth in our charter, of the Series A Redeemable Preferred Stock, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series A Redeemable Preferred Stock issued and outstanding at the time.

In addition, holders of shares of Series A Redeemable Preferred Stock and of any Parity Preferred Stock upon which like voting rights have been conferred (such Parity Preferred Stock, the “Parity Voting Preferred Stock”), voting together as a single class, will also have an exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series A Redeemable Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series A Redeemable Preferred Stock and such Parity Voting Preferred Stock, with any such action requiring the affirmative vote or consent of the holders of shares of Series A Redeemable Preferred Stock and such Parity Voting Preferred Stock entitled to cast two-thirds of all the votes entitled to be cast by such holders on such matter, with each holder of Series A Redeemable Preferred Stock and such Parity Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference. As of the date of this prospectus, the Parity Voting Preferred Stock in the foregoing matter does not include any other Parity Preferred Stock.

Further, holders of shares of Series A Redeemable Preferred Stock will also have the right to vote to (a) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of our capital stock ranking senior to the Series A Redeemable Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) reclassify any authorized shares of our capital stock into Senior Stock, or (c) create, authorize or issue any obligation or security convertible into, or evidencing the right to purchase, Senior Stock. Any such action will require the approval of  (1) a majority of all votes collectively entitled to be cast by the holders of (i) Series A Redeemable Preferred Stock, and (ii) any Parity Voting Preferred Stock; and (2) two-thirds of all votes collectively entitled to be cast by the holders of any future Parity Preferred Stock (“Future Parity Preferred Stock”) upon which like voting rights have been conferred; in each case, voting together as a single class, with each such holder entitled to one vote for each $25.00 in liquidation preference; as well as (3) a majority of all votes cast by the holders of  (i) Series A Redeemable Preferred Stock, and (ii) any Future Parity Preferred Stock, voting together as a single class, with each such holder entitled to one vote for each $25.00 in liquidation preference. As of the date of this prospectus, the Parity Voting Preferred Stock in the foregoing matter does not include any other Parity Preferred Stock. See “Series A Redeemable Preferred Stock — Voting Rights” in this prospectus.

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Estimated use of proceeds	Assuming the sale of the maximum offering amount in our offering, we estimate that we will receive net proceeds from the offering of approximately $443.75 million, after deducting estimated offering expenses, including selling commissions and the placement fee, payable by us of approximately $56.25 million. We intend to use the net proceeds from this offering for future investments and acquisitions and for other general corporate and working capital purposes, which may include the funding of capital improvements at properties. See “Estimated Use of Proceeds.”

NYSE American Symbol for Class A common stock	Our Class A common stock is listed on the NYSE American under the trading symbols “BHM.” There is no established public trading market for the offered shares of Series A Redeemable Preferred Stock and we do not expect a market to develop. We do not intend to apply for a listing of the Series A Redeemable Preferred Stock on any national securities exchange.

Covered Security. The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended, or the Securities Act. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE American. Our Series A Redeemable Preferred Stock is a covered security because it is senior to our common stock and therefore is exempt from state registration.

There are several advantages to both issuers and investors of a security being deemed a covered security. These include:

•      More Investors — Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.

•      Issuance Costs — Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the real estate markets at a time of their choosing. All of our investors would benefit from any lower issuance costs that may be achieved.

There are several disadvantages to investors of a security being deemed a covered security. These include:

•      Lack of Suitability Standards — Since there are no investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors that may not be suitable to purchase the securities.

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•      No State Review — Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

Corporate Information

We were formed on December 16, 2021 in Maryland as a wholly owned subsidiary of Bluerock Residential. The address of our principal executive office is 1345 Avenue of the Americas, 32nd Floor, New York, NY 10105. Our telephone number is (212) 843-1601. We maintain an Internet website at www.bluerockhomes.com. Our website and the information contained therein or connected thereto will not be deemed to be incorporated by reference herein, and you should not rely on any such information in making an investment decision.

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RISK FACTORS

The purchase of shares of our Series A Redeemable Preferred Stock involves a number of risks. You should carefully consider the following material risks in conjunction with the other information contained in this prospectus before purchasing our Series A Redeemable Preferred Stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our Series A Redeemable Preferred Stock to decline and/or you to lose part or all of your investment. The risks and uncertainties described below are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that, as of the date of this prospectus, we deem immaterial may also materially and adversely affect our financial condition, results of operations, business and prospects. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

RISKS RELATED TO OUR BUSINESS, PROPERTIES AND INDUSTRY

Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing Covid-19 pandemic.

Pandemics, such as the current Covid-19 pandemic, and outbreaks of infectious disease may adversely impact our business, results of operations, financial condition, and cash flows. The ongoing Covid-19 outbreak in the United States has led entities directed by, or notionally affiliated with, the federal government as well as certain states and cities, including those in which we own properties and where our principal places of business are located, to impose and continue to implement measures intended to control the spread of Covid-19, including instituting quarantines, restrictions on travel, “shelter in place” rules, and restrictions on types of business that may continue to operate. We depend on rental revenues and other property income from residents for substantially all of our revenues. The Covid-19 outbreak, as well as continuing measures taken by governmental authorities and private actors to limit the spread of this virus or mitigate its impact, may continue to interfere with the ability of some of our residents to meet their lease obligations and make their rent payments on time or at all.

In addition, entities directed by, or notionally affiliated with, the federal government as well as some state and local jurisdictions across the United States, have imposed temporary eviction moratoriums in connection with the Covid-19 outbreak if certain criteria are met by residents, are allowing residents to defer missed rent payments without incurring late fees, and are prohibiting rent increases. Jurisdictions and other local and national authorities may expand or extend measures imposing restrictions on our ability to enforce residents’ contractual rental obligations and limiting our ability to increase rents. While such measures are likely to enable residents to stay in their homes despite an inability to pay because of financial or other hardship stemming from the pandemic, they are likely to continue to result in loss of rental income and other property income. We cannot predict if states, municipalities, local, and/or national authorities will expand existing restrictions, if additional states or municipalities will implement similar restrictions, or when restrictions currently in place will expire.

Additionally, Covid-19 and related containment measures may also continue to interfere with the ability of our associates, suppliers, and other business partners to carry out their assigned tasks or supply materials, services, or funding at ordinary levels of performance relative to the conduct of our business.

Business continuity and disaster recovery issues which may result from the current Covid-19 pandemic or any future pandemic could materially interrupt our business operations.

A significant outbreak of infectious disease in the human population or pandemic may result, and the Covid-19 pandemic has resulted, in a widespread health crisis adversely affecting the economies and financial markets of many countries, resulting in an economic downturn that could negatively affect our business, results of operations, and financial condition.

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The Covid-19 pandemic, or a future pandemic, could also have material and adverse effects on our ability to successfully operate our business and on our financial condition, results of operations and cash flows due to, among other factors:

•	demand for single-family rental properties decreasing substantially and/or occupancy decreasing materially;

•	inability of our residents to meet their lease obligations has reduced and may continue to reduce our cash flows, and the resulting impact on rental and other property income could impact our ability to make all required debt service payments and to pay dividends to our stockholders;

•	a general decline in business activity and demand for real estate transactions could adversely affect (1) our ability to acquire or dispose of single-family homes on terms that are attractive or at all and (2) the value of our homes and our business such that we may recognize impairment on the carrying value of our investments in single-family residential properties and other assets subject to impairment review, including, but not limited to, goodwill;

•	difficulty accessing debt and equity capital on attractive terms, or at all, impacts to our credit ratings, and a severe disruption of, and/or instability in, the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations, including acquisitions, or address maturing liabilities on a timely basis;

•	the financial impact of the Covid-19 pandemic could negatively impact our compliance with financial covenants of our credit facility and/or other debt agreements and may result in a default and potentially an acceleration of indebtedness, which non-compliance could negatively impact our ability to make additional borrowings or to exercise extension options thereunder;

•	a deterioration in our ability to operate in affected areas or delays in the supply of products or services by vendors that are needed for our efficient operations; and

•	the potential negative consequences for the health of our associates, particularly if a significant number of them are impacted, could result in a deterioration in our ability to ensure business continuity during this disruption.

The extent to which the Covid-19 pandemic ultimately impacts our operations depends on ongoing developments, which remain highly uncertain and cannot be predicted with confidence, including the scope, severity, and duration of the pandemic, variants of Covid-19 (including Delta and Omicron), the extent and duration of actions taken to contain the pandemic or mitigate its impact, the availability of an effective vaccine and therapeutic drugs and the effectiveness of the distribution of any such vaccines and therapeutic drugs, and the direct and indirect economic effects of the pandemic, containment measures, monetary and/or fiscal policies implemented to provide support or relief to businesses and/or residents, and other government, regulatory, and/or legislative changes precipitated by the Covid-19 pandemic, among others.

The ongoing development and fluidity of this situation precludes any prediction as to the full adverse impact of the Covid-19 pandemic. Nevertheless, the Covid-19 pandemic presents material uncertainty and risk with respect to our financial condition, results of operations, cash flows and performance. While we have taken steps to mitigate the impact of the pandemic on our results of operations, there can be no assurance that these efforts will be successful.

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We face numerous risks associated with the real estate industry that could adversely affect our results of operations through decreased revenues or increased costs.

As a real estate company, we are subject to various changes in real estate conditions, and any negative trends in such real estate conditions may adversely affect our results of operations through decreased revenues or increased costs. These conditions include:

•	changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties;

•	fluctuations and relative increases in interest rates, which could adversely affect our ability to obtain financing on favorable terms or at all;

•	the inability of tenants to pay rent;

•	the existence and quality of the competition, such as the attractiveness of our properties as compared to our competitors’ properties based on considerations such as convenience of location, rental rates and safety record;

•	increased operating costs, including increased real property taxes, HOA fees, maintenance, insurance and utilities costs;

•	weather conditions that may increase or decrease energy costs and other weather-related expenses;

•	oversupply of single-family housing or a reduction in demand for real estate in the markets in which our properties are located;

•	costs and time period required to convert acquisitions to rental homes;

•	a favorable interest rate environment that may result in a significant number of potential residents of our properties deciding to purchase homes instead of renting;

•	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of single-family properties by entities owned or controlled by institutional investors;

•	construction of new supply;

•	changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes; and

•	rent control or stabilization laws, or other laws regulating rental housing, which could prevent us from raising rents to offset increases in operating costs.

Moreover, other factors may adversely affect our results of operations, including potential liability under environmental and other laws and other unforeseen events, many of which are discussed elsewhere in the following risk factors. Any or all of these factors could materially adversely affect our results of operations through decreased revenues or increased costs.

Many of our costs, such as operating expenses and general and administrative expenses, interest expense and real estate acquisition and construction costs, could be adversely impacted by periods of heightened inflation.

In recent months, the consumer price index has increased substantially. Federal policies and recent global events, such as the rising price of oil and the conflict between Russia and Ukraine, may have exacerbated, and may continue to exacerbate, increases in the consumer price index. A sustained or further increase in inflation could have an adverse impact on our operating expenses as well as our general and administrative expenses. For example, it is possible that the impact of the rate of inflation may not be adequately offset by annual rent escalations or the resetting of rents from our renewal and re-leasing activities, which may adversely affect our business, financial condition, results of operations, and cash flows. Compensation costs and professional service fees are also subject to the impact of inflation and are expected to increase proportionately with increasing market prices for such services. Consequently, inflation may increase our general and administrative expenses over time and may adversely impact our results of operations and cash flows.

In addition, in March 2022, the Federal Reserve began, and it has continued and is expected to continue, to raise interest rates in an effort to curb inflation. Our exposure to increases in interest rates in the short term is limited to our variable-rate borrowings. As of March 31, 2023, we had interest rate caps and swaps which effectively limit our exposure to interest rate risk by providing a ceiling on the underlying floating interest rate for $68.6 million of our floating rate debt. However, the effect of inflation on interest rates could increase our financing costs over time, either through borrowings on floating-rate lines of credit or refinancing of our existing borrowings that may incur higher interest expenses related to the issuance of new debt.

Additionally, inflationary pricing may have a negative effect on the construction costs necessary to complete our development projects, including, but not limited to, costs of construction materials, labor and services from third-party contractors and suppliers. Certain increases in the costs of construction materials can often be managed in our development projects through either general budget contingencies built into our overall construction costs estimates for each project or guaranteed maximum price construction contracts, which stipulate a maximum price for certain construction costs and shift inflation risk to construction general contractors. However, no assurance can be given that our budget contingencies would accurately account for potential construction cost increases given the current severity of inflation and variety of contributing factors or that general contractors would be able to absorb such increases in costs and complete our construction projects timely, within budget, or at all. Higher construction costs could adversely impact our investments in real estate assets and expected yields on our development projects, which may make otherwise lucrative investment opportunities less profitable to us. As a result, our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and to pay dividends and distributions to security holders could be adversely affected over time.

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Our current portfolio primarily consists of interests in single-family properties, located primarily in markets in the Southern United States. Any adverse developments in local economic conditions or the demand for single-family properties in these markets may negatively impact our results of operations.

Our current portfolio of properties consists primarily of single-family properties geographically concentrated in the Southern United States, and our portfolio going forward may consist primarily of the same. As such, we are currently susceptible to local economic conditions and the supply of and demand for single-family properties in these markets. If there is a downturn in the economy or an oversupply of or decrease in demand for single-family properties in these markets, our business could be materially adversely affected to a greater extent than if we owned a real estate portfolio that was more diversified in terms of both geography and industry focus.

We are employing a business model with a limited track record, which may make our business difficult to evaluate.

Until recently, the single-family rental business consisted primarily of private and individual investors in local markets and was managed individually or by small, non-institutional owners and property managers. Our business strategy involves purchasing, renovating, maintaining, and managing a large number of residential properties and leasing them to qualified residents. Entry into this market by large, well-capitalized investors is a relatively recent trend, so few peer companies exist and none have yet established long-term track records that might assist us in predicting whether our business model and investment strategy can be implemented and sustained over an extended period of time. It may be difficult for you to evaluate our potential future performance without the benefit of established long-term track records from companies implementing a similar business model. We may encounter unanticipated problems as we continue to refine our business model, which may adversely affect our results of operations and ability to make distributions to our stockholders and cause our stock price to decline significantly.

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our stockholders.

We have a limited operating history. As a result, an investment in our Series A Redeemable Preferred Stock or Class A common stock may entail more risk than an investment in a real estate company with a substantial operating history. If we are unable to operate our business successfully, we would not be able to generate sufficient cash flow to make or sustain distributions to our stockholders, and you could lose all or a portion of the value of your ownership in Series A Redeemable Preferred Stock or Class A common stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

•	our ability to effectively manage renovation, maintenance, marketing, and other operating costs for our properties;

•	economic conditions in our markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy, in general;

•	our ability to maintain high occupancy rates and target rent levels;

•	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;

•	our ability to compete with other investors entering the single-family rental industry;

•	costs that are beyond our control, including title litigation, litigation with residents or tenant organizations, legal compliance, property taxes, HOA fees, and insurance;

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•	judicial and regulatory developments affecting landlord-tenant relations that may affect or delay our ability to dispossess or evict occupants or increase rental rates;

•	reversal of population, employment, or homeownership trends in our markets; and

•	interest rate levels and volatility, which may affect the accessibility of short-term and long-term financing on desirable terms.

In addition, we face significant competition in acquiring attractive properties on advantageous terms, and the value of the properties that we acquire may decline substantially after we purchase them.

A significant portion of our costs and expenses are fixed and we may not be able to adapt our cost structure to offset declines in our revenue.

Many of the expenses associated with our business, such as property taxes, HOA fees, insurance, utilities, acquisition, renovation and maintenance costs, and other general corporate expenses are relatively inflexible and will not necessarily decrease with a reduction in revenue from our business. Some components of our fixed assets depreciate more rapidly and require ongoing capital expenditures. Our expenses and ongoing capital expenditures are also affected by inflationary increases, and certain of our cost increases may exceed the rate of inflation in any given period or market. Our rental income is affected by many factors beyond our control, such as the availability of alternative rental housing and economic conditions in our markets. In addition, state and local regulations may require us to maintain properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property, or pass regulations that limit our ability to increase rental rates. As a result, we may not be able to fully offset rising costs and capital spending by increasing rental rates, which could have a material adverse effect on our results of operations and cash available for distribution.

A significant number of our residential properties are part of HOAs and we and our residents are subject to the rules and regulations of such HOAs, which are subject to change and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs, which would be costly.

A significant number of our properties are located within HOAs, which are private entities that regulate the activities of owners and occupants of, and levy assessments on, properties in a residential subdivision. The HOAs in which we own our properties may have enacted or may from time to time enact onerous or arbitrary rules that restrict our ability to restore, market, lease, or operate our properties in accordance with our investment strategy, or require us to restore or maintain such properties at standards or costs that are in excess of our planned budgets. Some HOAs impose limits on the number of property owners who may lease their homes, which, if met or exceeded, would cause us to incur additional costs to sell the property and opportunity costs from lost rental revenue. Furthermore, we may have residents who violate HOA rules and incur fines for which we may be liable as the property owner and for which we may not be able to obtain reimbursement from the resident. Additionally, the governing bodies of the HOAs in which we own property may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments, or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing a property, and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from leasing such property, or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on these properties. Several states have enacted laws that provide that a lien for unpaid monies owed to an HOA may be senior to our ownership interests and/or the priority of mortgage liens on properties, which, if not cured, may give rise to events of default under certain of our indebtedness or which otherwise could have a material adverse impact on us.

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Increasing property taxes, HOA fees, and insurance costs may negatively affect our financial results.

As a result of our substantial real estate holdings, the cost of property taxes and insuring our properties is a significant component of our expenses. Our properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of our properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our expenses will increase. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

In addition, a significant portion of our properties are located within HOAs and we are subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which can be outside of our control. If the costs associated with property taxes, HOA fees and assessments, or insurance rise significantly and we are unable to increase rental rates due to rent control laws or other regulations to offset such increases, our results of operations would be negatively affected.

Our investments are and will continue to be concentrated in our markets and in the single-family properties sector of the real estate industry, which exposes us to seasonal fluctuations in rental demand and downturns in our markets or in the single-family properties sector.

Our investments in real estate assets are and will continue to be concentrated in our markets and in the single-family properties sector of the real estate industry. A downturn or slowdown in the rental demand for single-family housing caused by adverse economic, regulatory, or environmental conditions, or other events, in our markets may have a greater impact on the value of our properties or our operating results than if we had more fully diversified our investments. We believe that there are seasonal fluctuations in rental demand with demand higher in the spring and summer than in the late fall and winter. Such seasonal fluctuations may impact our operating results. The Covid-19 pandemic, or a future pandemic, could also result in demand for single-family rental properties decreasing substantially and/or occupancy decreasing materially. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing Covid-19 pandemic.”

In addition to general, regional, national, and international economic conditions, our operating performance will be impacted by the economic conditions in our markets. We base a substantial part of our business plan on our belief that property values and operating fundamentals for single-family properties in our markets will continue to improve over the near to intermediate term. However, these markets have experienced substantial economic downturns in recent years and could experience similar or worse economic downturns in the future. Additionally, a significant outbreak of infectious disease in the human population or pandemic may result, and the Covid-19 pandemic has resulted, in a widespread health crisis adversely affecting the economies and financial markets of many countries, resulting in an economic downturn that could negatively affect our business, results of operations, and financial condition. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing Covid-19 pandemic.” We can provide no assurance as to the extent property values and operating fundamentals in these markets will improve, if at all. If the recent economic downturn in these markets returns or if we fail to accurately predict the timing of economic improvement in these markets, the value of our properties could decline and our ability to execute our business plan may be adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified, which could adversely affect our financial condition, operating results, and ability to make distributions to our stockholders and cause the value of our Series A Redeemable Preferred Stock or Class A common stock to decline.

We may not be able to effectively control the timing and costs relating to the renovation and maintenance of our properties, which may adversely affect our operating results and ability to make distributions to our stockholders.

Our properties may require some level of renovation either immediately upon their acquisition or in the future following expiration of a lease or otherwise. We may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. To the extent properties are leased to existing residents, renovations may be postponed until the resident vacates the premises, and we will pay the costs of renovating. In addition, from time to time, we may perform ongoing maintenance or make ongoing capital improvements and replacements and perform significant renovations and repairs that resident deposits and insurance may not cover. Because our portfolio consists of geographically dispersed properties, our ability to adequately monitor or manage any such renovations or maintenance may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated.

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Our properties have infrastructure and appliances of varying ages and conditions. Consequently, we routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, certificates of occupancy, and poor workmanship. Additionally, Covid-19 and related containment measures may also continue to interfere with the ability of our associates, suppliers, and other business partners to carry out their assigned tasks or supply materials, services, or funding at ordinary levels of performance relative to the conduct of our business. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing Covid-19 pandemic.” If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to our stockholders may be adversely affected.

We have in the past acquired and may from time to time in the future acquire some of our homes through the auction process, which could subject us to significant risks that could adversely affect us.

We have in the past acquired and may from time to time in the future acquire some of our homes through the auction process, including auctions of homes that have been foreclosed upon by third-party lenders. Such auctions may occur simultaneously in a number of markets, including monthly auctions on the same day of the month in certain markets. As a result, we may only be able to visually inspect properties from the street and will purchase these homes without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. Upon acquiring a new home, we may have to evict residents who are in unlawful possession before we can secure possession and control of the home. The holdover occupants may be the former owners or residents of a property or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming or generate negative publicity for our business and harm our reputation.

Allegations of deficiencies in auction practices could result in claims challenging the validity of some auctions, potentially placing our claim of ownership to the properties at risk. Since we may not have obtained title insurance policies for properties we acquired through the auction process, such instances or such proceedings may result in a complete loss without compensation.

Title defects could lead to material losses on our investments in our properties.

Our title to a property may be challenged for a variety of reasons, and in such instances title insurance may not prove adequate. For example, while we do not lend to homeowners and accordingly do not foreclose on a home, our title to properties we acquire at foreclosure auctions may be subject to challenge based on allegations of defects in the foreclosure process undertaken by other parties. In addition, we have in the past acquired, and may from time to time in the future acquire, a number of our properties on an “as is” basis, at auctions or otherwise. When acquiring properties on an “as is” basis, title commitments are often not available prior to purchase and title reports or title information may not reflect all senior liens, which may increase the possibility of acquiring houses outside predetermined acquisition and price parameters, purchasing residences with title defects and deed restrictions, HOA restrictions on leasing, or purchasing the wrong residence without the benefit of title insurance prior to closing. Although we use various policies, procedures, and practices to assess the state of title prior to purchase and obtain title insurance if an acquired property is placed into a securitization facility in connection with a mortgage loan financing, there can be no assurance that these policies and procedures will be effective, which could lead to a material if not complete loss on our investment in such properties.

For properties we acquire at auction, we similarly may not obtain title insurance prior to purchase, and we are not able to perform the type of title review that is customary in acquisitions of real property. As a result, our knowledge of potential title issues will be limited, and title insurance protection may not be in place. This lack of title knowledge and insurance protection may result in third parties having claims against our title to such properties that may materially and adversely affect the values of the properties or call into question the validity of our title to such properties. Without title insurance, we are fully exposed to, and would have to defend ourselves against, such claims. Further, if any such claims are superior to our title to the property we acquired, we risk loss of the property purchased.

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Increased scrutiny of title matters could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded, and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects because they are typically excluded from such policies. In addition, any title insurance on a property, even if acquired, may not cover all defects or the significant legal costs associated with obtaining clear title.

Any of these risks could adversely affect our operating results, cash flows, and ability to make distributions to our stockholders.

We are subject to certain risks associated with bulk portfolio acquisitions and dispositions.

We have acquired and disposed of, and may continue to acquire and dispose of, properties we acquire or sell in bulk from or to other owners of single-family homes, banks, and loan servicers. When we purchase properties in this manner, we often do not have the opportunity to conduct interior inspections or conduct more than cursory exterior inspections on a portion of the properties. Such inspection processes may fail to reveal major defects associated with such properties, which may cause the amount of time and cost required to renovate and/or maintain such properties to substantially exceed our estimates. Bulk portfolio acquisitions are also more complex than single-family home acquisitions, and we may not be able to implement this strategy successfully. The costs involved in locating and performing due diligence (when feasible) on portfolios of homes as well as negotiating and entering into transactions with potential portfolio sellers could be significant, and there is a risk that either the seller may withdraw from the entire transaction for failure to come to an agreement or the seller may not be willing to sell us the bulk portfolio on terms that we view as favorable. In addition, a seller may require that a group of homes be purchased as a package even though we may not want to purchase certain individual assets in the bulk portfolio.

Moreover, to the extent the management and leasing of such properties has not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the residents, and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may be inaccurate, and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. If we conclude that certain individual properties purchased in bulk portfolio sales do not fit our target investment criteria, we may decide to sell, rather than renovate and lease, such properties, which could take an extended period of time and may not result in a sale at an attractive price.

From time to time we engage in bulk portfolio dispositions of properties consistent with our business and investment strategy. With respect to any such disposition, the purchaser may default on payment or otherwise breach the terms of the relevant purchase agreement, and it may be difficult for us to pursue remedies against such purchaser or retain or resume possession of the relevant properties. To the extent we pursue such remedies, we may not be able to successfully prevail against the purchaser.

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We depend on our residents and their willingness to meet their lease obligations and renew their leases for substantially all of our revenues. Poor resident selection, defaults, and nonrenewals by our residents may adversely affect our reputation, financial performance, and ability to make distributions to our stockholders.

We depend on rental income from residents for substantially all of our revenues. As a result, our success depends in large part upon our ability to attract and retain qualified residents for our properties. Our reputation, financial performance, and ability to make distributions to our stockholders would be adversely affected if a significant number of our residents fail to meet their lease obligations or fail to renew their leases. For example, residents may default on rent payments, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, use our properties for illegal purposes, damage or make unauthorized structural changes to our properties that are not covered by security deposits, refuse to leave the property upon termination of the lease, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors, or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of our lease, or permit unauthorized persons to live with them. Additionally, the Covid-19 outbreak, as well as continuing measures taken by governmental authorities and private actors to limit the spread of this virus or mitigate its impact, may continue to interfere with the ability of some of our residents to meet their lease obligations and make their rent payments on time or at all. Furthermore, entities directed by, or notionally affiliated with, the federal government as well as some state and local jurisdictions across the United States, have imposed temporary eviction moratoriums in connection with the Covid-19 outbreak if certain criteria are met by residents, are allowing residents to defer missed rent payments without incurring late fees, and are prohibiting rent increases. Jurisdictions and other local and national authorities may expand or extend measures imposing restrictions on our ability to enforce residents’ contractual rental obligations and limiting our ability to increase rents. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing Covid-19 pandemic.”

Damage to our properties may delay re-leasing after eviction, necessitate expensive repairs, or impair the rental income or value of the property resulting in a lower than expected rate of return. Increases in unemployment levels and other adverse changes in economic conditions in our markets could result in substantial resident defaults. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord at that property and will incur costs in protecting our investment and re-leasing the property.

Our leases are relatively short-term, exposing us to the risk that we may have to re-lease our properties frequently, which we may be unable to do on attractive terms, on a timely basis, or at all.

Substantially all of our new leases have a duration of one to two years. As such leases permit the residents to leave at the end of the lease term, we anticipate our rental revenues may be affected by declines in market rental rates more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs, and lower occupancy levels. Our resident turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base such estimates. If the rental rates for our properties decrease or our residents do not renew their leases, our operating results and ability to make distributions to our stockholders could be adversely affected. Alternatively, to the extent that a lease term exceeds one year, we may lose the opportunity to raise rents in an appreciating market and be locked into a lower rent until such lease expires.

Climate change may adversely affect our business.

To the extent that significant changes in the climate occur in areas where our communities are located, we may experience extreme weather and/or changes in precipitation and temperature, all of which may result in physical damage to, or a decrease in demand for, properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including significant property damage to or destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal, state, and local legislation and regulation based on concerns about climate change could result in increased capital expenditures on our existing properties (for example, to improve their energy efficiency and/or resistance to inclement weather) without a corresponding increase in revenue, resulting in adverse impacts to our results of operations.

Eminent domain could lead to material losses on our investments in our properties.

Governmental authorities may exercise eminent domain to acquire the land on which our properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. In addition, “fair value” could be substantially less than the real market value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain.

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Tenant relief laws, including laws regulating evictions, rent control laws, and other regulations that limit our ability to increase rental rates may negatively impact our rental income and profitability.

As the landlord of numerous properties, we are involved from time to time in evicting residents who are not paying their rent or who are otherwise in material violation of the terms of their lease. Eviction activities impose legal and managerial expenses that raise our costs and expose us to potential negative publicity. The eviction process is typically subject to legal barriers, mandatory “cure” policies, our internal policies and procedures, and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the property. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing, or restrict the landlord’s ability to remove the resident on a timely basis or to recover certain costs or charge residents for damage residents cause to the landlord’s premises. Because such laws vary by state and locality, we must be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or actions by state or local law enforcement and our reputation and financial results may suffer. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Furthermore, state and local governmental agencies may introduce rent control laws or other regulations that limit our ability to increase rental rates, which may affect our rental income. Especially in times of recession and economic slowdown, rent control initiatives can acquire significant political support. If rent controls unexpectedly became applicable to certain of our properties, our revenue from and the value of such properties could be adversely affected.

The Covid-19 pandemic in the United States has led entities directed by, or notionally affiliated with, the federal government as well as certain states and cities, including those in which we own properties and where our principal places of business are located, to impose and continue to implement measures intended to control the spread of Covid-19, including instituting quarantines, restrictions on travel, “shelter in place” rules, and restrictions on types of business that may continue to operate. Entities directed by, or notionally affiliated with, the federal government as well as some state and local jurisdictions across the United States, have imposed temporary eviction moratoriums in connection with the Covid-19 outbreak if certain criteria are met by residents, are allowing residents to defer missed rent payments without incurring late fees, and are prohibiting rent increases. Jurisdictions and other local and national authorities may expand or extend measures imposing restrictions on our ability to enforce residents’ contractual rental obligations and limiting our ability to increase rents. While such measures are likely to enable residents to stay in their homes despite an inability to pay because of financial or other hardship stemming from the pandemic, they are likely to continue to result in loss of rental income and other property income. We cannot predict if states, municipalities, local, and/or national authorities will expand existing restrictions, if additional states or municipalities will implement similar restrictions, or when restrictions currently in place will expire. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, particularly the ongoing Covid-19 pandemic.”

We may become a target of legal demands, litigation (including class actions), and negative publicity by tenant and consumer rights organizations, which could directly limit and constrain our operations and may result in significant litigation expenses and reputational harm.

Numerous tenant rights and consumer rights organizations exist throughout the country and operate in our markets, and we may attract attention from some of these organizations and become a target of legal demands, litigation, and negative publicity. Many such consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues, and with the increased market for homes arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising, and grassroots organizing activities to focus on landlord-resident issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief and to seek to publicize our activities in a negative light. We cannot anticipate what form such legal actions might take or what remedies they may seek.

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Additionally, such organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, may lobby state and local legislatures to pass new laws and regulations to constrain or limit our business operations, adversely impact our business, or may generate negative publicity for our business and harm our reputation. If they are successful in any such endeavors, they could directly limit and constrain our operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

We may not be successful in identifying and consummating suitable investment opportunities.

Our investment strategy requires us to identify suitable investment opportunities compatible with our investment criteria. We may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments, including those identified as part of our investment pipeline, on satisfactory terms or at all. Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including other publicly traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all. The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our properties.

Our operating results may be adversely affected by market and economic challenges, which may negatively affect our returns and profitability and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our properties. These market and economic challenges include, but are not limited to, the following:

•	any future downturn in the U.S. economy and high unemployment could result in tenant defaults under leases, vacancies in our properties and concessions or reduced rental rates under new leases due to reduced demand. In addition, such downturns could result in reduced demand for homes, which may reduce home prices and make home purchases more affordable as an alternative to renting, which also may materially adversely reduce the demand for rental homes;

•	the rate of household formation or population growth in our target markets or a continued or exacerbated economic slow-down experienced by the local economies where our properties are located or by the real estate industry generally may result in changes in supply of or demand for our homes; and

•	the failure of the real estate market to attract the same level of capital investment in the future that it attracted at the time of our purchases or a reduction in the number of companies seeking to acquire properties may result in the value of our investments not appreciating or decreasing, possibly significantly, below the amount we pay for these investments.

The length and severity of any economic slow-down or downturn cannot be predicted. Our operations and, as a result, our ability to make distributions to our stockholders and/or our ability to realize appreciation in the value of our properties could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

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Our revenues are significantly influenced by demand for single-family home rental properties generally, and a decrease in such demand will likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

Our current portfolio is focused predominately on single-family home properties, and we expect that our portfolio going forward will focus predominately on the same. As a result, we are subject to risks inherent in investments in a single industry, and a decrease in the demand for single-family home rentals would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

The properties in our investment pipeline are subject to contingencies that could delay or prevent acquisition or investment in those properties.

At any given time, we are generally in discussions regarding a number of properties for acquisition or investment, which we refer to as our investment pipeline. However, we may not have completed our diligence process on these properties or development projects or have definitive investment or purchase and sale agreements, as applicable, and several other conditions may be required to be met in order for us to complete these acquisitions or developments, including approval by our Manager or board of directors. If we are planning to use proceeds of an offering of our securities to fund these acquisitions or investments and are unable to complete the acquisition of the interests or investment in any of these properties or experience significant delays in executing any such acquisition or investment, we will have issued securities in an offering without realizing a corresponding current or future increase in earnings and cash flow from acquiring those interests or developing those properties, and may incur expenses in connection with our attempts in consummating such acquisition or investment, which could have a material adverse impact on our financial condition and results of operations. In addition, to the extent the uses of proceeds from an offering are designated for the acquisition of or investment in these properties, we will have no specific designated use for the net proceeds from the offering allocated to the purchase or development and investors will be unable to evaluate in advance the manner in which we will invest, or the economic merits of the properties we may ultimately acquire or develop with such proceeds.

Our expenses may remain constant or increase, even if our revenues decrease, causing our results of operations to be adversely affected.

Costs associated with our business, such as mortgage payments, real estate taxes, insurance premiums and maintenance costs, are relatively inflexible and generally do not decrease, and may increase, when homes are not occupied, rental rates decrease, tenants fail to pay rent or other circumstances cause a reduction in property revenues. As a result, if revenues drop, we may not be able to commensurately reduce our expenses, which would adversely affect our financial condition and results of operations.

Competition in identifying and acquiring our properties could adversely affect our ability to implement our business and growth strategies, which could materially and adversely affect us.

In acquiring our properties, we compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, investment banking firms, financial institutions, governmental bodies, and other entities. We also compete with individual private home buyers and small scale investors.

Certain of our competitors may be larger in certain of our markets and may have greater financial or other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. In addition, any potential competitor may have higher risk tolerances or different risk assessments and may not be subject to the operating constraints associated with qualifying and maintaining qualification for taxation as a REIT, which could allow them to consider a wider variety of investments. Competition may result in fewer investments, higher prices, a broadly dispersed portfolio of properties that does not lend itself to efficiencies of concentration, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objectives or to achieve positive investment results, and our failure to accomplish any of the foregoing could have a material adverse effect on us and cause the value of our Series A Redeemable Preferred Stock or Class A common stock to decline.

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Our investments will be dependent on tenants for revenue, and tenant failure to pay in a timely manner could reduce our revenues from rents, resulting in the decline in the value of your investment.

The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Tenants’ inability to timely or fully pay their rents may be impacted by their employment prospects and/or other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make their required lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell an unoccupied property without incurring a loss. These events and others could cause us to reduce any amount of distributions we plan to make to stockholders and may also cause the value of your investment to decline.

Our operating results and distributable cash flow depend on our ability to generate revenue from leasing our properties to tenants on terms favorable to us.

Our operating results depend, in large part, on revenues derived from leasing our single-family properties. We are subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make their required rental payments we may suffer a decrease in our revenue. In addition, if a tenant does not fully pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs. We are also subject to the risk that, upon the expiration of leases, leases may not be renewed, the homes may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to tenants) may be less favorable to us than current lease terms. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders. In addition, the resale value of such affected properties could be diminished. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in revenue. These events would cause a significant decrease in net revenues and could cause us to reduce the amount we distribute to our stockholders.

As the owner of real property, we could become subject to liability for asbestos-containing building materials in the buildings on our properties.

Some of our properties may contain asbestos-containing materials. Environmental laws typically require that owners or operators of buildings with asbestos-containing building materials properly manage and maintain these materials, adequately inform or train those who may come in contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements. In addition, third parties may be entitled to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our difficulty in obtaining specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we purchase insurance for asbestos, the cost could have a negative impact on our results of operations.

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Costs associated with addressing indoor air quality issues, moisture infiltration and resulting mold remediation may be costly.

As a general matter, concern about indoor exposure to mold or other air contaminants has been increasing as such exposure has been alleged to have a variety of adverse effects on health. Some of our properties may contain microbial matter such as mold and mildew. The terms of our property and general liability policies generally exclude certain mold-related claims. Should an uninsured loss arise against us, we would be required to use our funds to resolve the issue, including litigation costs. We can offer no assurance that liabilities resulting from indoor air quality, moisture infiltration and the presence of or exposure to mold will not have a future impact on our business, results of operations or financial condition.

A change in the United States government policy with regard to Fannie Mae and Freddie Mac could impact our financial condition.

Fannie Mae and Freddie Mac are a major source of financing for the single-family real estate sector. We and other companies in the single-family real estate sector depend frequently on Fannie Mae and Freddie Mac to finance growth by purchasing or guarantying single-family real estate loans. Prior initiatives in the recent past, including proposed legislation, have sought to wind down Fannie Mae and Freddie Mac. Any decision by the government to eliminate or downscale Fannie Mae or Freddie Mac, to reduce their acquisitions or guarantees of single-family real estate mortgage loans, or to reduce government support for single-family housing more generally, may adversely affect interest rates, capital availability, development of single-family communities and our ability to refinance our existing mortgage obligations as they come due and to obtain additional long-term financing for the acquisition of additional single-family communities on favorable terms or at all.

If we are not able to cost-effectively maximize the life of our properties, we may incur greater than anticipated capital expenditure costs, which may adversely affect our ability to make distributions to our stockholders.

While many of the existing properties we acquire have undergone substantial renovations since they were constructed, older properties may carry certain risks including unanticipated repair costs associated with older properties, increased maintenance costs as older properties continue to age, and cost overruns due to the need for special materials and/or fixtures specific to older properties. Although we take a proactive approach to property preservation, utilizing a preventative maintenance plan, and selective improvements that mitigate the cost impact of maintaining exterior building features and aging building components, if we are not able to cost-effectively maximize the life of our properties, we may incur greater than anticipated capital expenditure costs which may adversely affect our financial condition, results of operations and/or ability to make distributions to our stockholders.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

We will attempt to ensure adequate insurance is obtained to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate insurance coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish for a particular property, we could have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced cash flow that would result in lower distributions to stockholders.

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We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	fund capital commitments to our joint ventures;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; and/or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as held for sale to customers in the ordinary course of business. In order to ensure that we avoid such characterization, we may be required to hold our properties for the production of rental income for a minimum period of time, generally two years, and comply with certain other requirements in the Internal Revenue Code of 1986, as amended (the “Code”). As such, we could be restricted from selling a property at an opportune time to maximize proceeds.

Representations and warranties made by us in connection with sales of our properties may subject us to liability that could result in losses and could harm our operating results and, therefore, distributions we make to our stockholders.

When we sell a property, we may be required to make representations and warranties regarding the property and other customary items. In the event of a breach of such representations or warranties, the purchaser of the property may have claims for damages against us, rights to indemnification from us or otherwise have remedies against us. In any such case, we may incur liabilities that could result in losses and could harm our operating results and, therefore distributions we make to our stockholders.

Our investments could be adversely affected if a member of our Bluerock operating partner network performs poorly at one or more of our projects, which could adversely affect returns to our stockholders.

In general, we expect to rely on members of our operating partner network for the day-to-day management and development of our real estate investments. Members of our network are not fiduciaries to us, and generally will have limited capital invested in a project, if any. One or more members of our network may perform poorly in managing our project investments for a variety of reasons, including failure to properly adhere to budgets or properly implement the property business plan. A member of our network may also underperform for strategic reasons related to projects or assets that the partner is involved in with a Bluerock affiliate but not our company. If a member of our network does not perform well, we may not be able to ameliorate the adverse effects of poor performance by terminating the partner and finding a replacement partner to manage our projects in a timely manner. In such an instance, the returns to our stockholders could be adversely affected.

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Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders, which could result in lower investment returns to our stockholders.

We have entered into, and in the future intend to enter into, joint ventures, including with members of our operating partner network, to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•	joint venturers may share certain approval rights over major decisions and reduce our flexibility to maximize project values or limit property costs;

•	that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the timing of the sale of properties held in the joint ventures and/or the timing of termination or liquidation of the joint ventures;

•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt and thus be unable to fulfill its financial obligations to us in that investment;

•	the possibility that we may incur liabilities as a result of an action or omission taken by our co-venturer, co-owner or partner;

•	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;

•	disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•	under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to costs or liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it might not otherwise be in our best interest to do so. If our ownership interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if or when we desire to exit the venture.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor our Operating Partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through the Operating Partnership, which in turn is a holding company conducting its business through its subsidiaries. We expect that our Operating Partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our Operating Partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate, and qualifying real estate investments must be made within a year after cash is received by us. If we are unable to invest a significant portion of cash proceeds in properties within one year of receipt, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to stockholders and possibly lower your returns.

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We expect that most of our assets will continue to be held through wholly owned or majority owned subsidiaries of our Operating Partnership. We expect that most of these subsidiaries will be outside the definition of an investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. We believe that neither we nor the Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor the Operating Partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership’s wholly-owned or majority owned subsidiaries, we and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our Operating Partnership and most of the subsidiaries of our Operating Partnership will not fall within this definition of investment company as we invest primarily in real property, through our wholly or majority owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Both we and our Operating Partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

In the event that the value of investment securities held by the subsidiaries of our Operating Partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 70% to 90% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.

What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

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In the event that we, or our Operating Partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, qualifying real estate assets owned by wholly owned or majority owned subsidiaries of our Operating Partnership.

In addition, we believe that the nature of our assets and the sources of our income exclude us from the definition of an investment company pursuant to Rule 3a-1 under the Investment Company Act. Rule 3a-1 provides an exclusion from registration as an investment company if an issuer meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realizing profits through subsequent sales of these interests. Generally, an issuer satisfies the asset test of Rule 3a-1 if it has no more than 45% of the value of its total assets (exclusive of U.S. government securities and cash items) in the form of securities other than interests in majority owned subsidiaries and companies which it primarily controls. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income after taxes for its last four fiscal quarters combined from securities other than interests in majority owned subsidiaries and primarily controlled companies through which it engages primarily in a business other than investing in securities. We believe that as long as we control more than 25% of the voting power, which control is greater than any other person’s, of our Operating Partnership we may rely on Rule 3a-1.

To ensure that neither we, nor our Operating Partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our Operating Partnership or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our Operating Partnership and our subsidiaries intend to monitor our respective portfolios periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our Operating Partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Our internal control over financial reporting may not be effective, which could adversely affect our reputation, results of operations and stock price.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting. Internal control over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements and may not prevent or detect misstatements because of its inherent limitations. These limitations include the possibility of human error, inadequacy or circumvention of internal controls and fraud. If we do not attain and maintain effective internal control over financial reporting or implement controls sufficient to provide reasonable assurance with respect to the preparation and fair presentation of our financial statements, we could be unable to file accurate financial reports on a timely basis, and our reputation, results of operations and stock price could be materially adversely affected.

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You will have limited control over changes in our policies and day-to-day operations, which limited control increases the uncertainty and risks you face as a stockholder. In addition, our board of directors may change our major operational policies without your approval.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the MGCL and our charter, our stockholders have a right to vote only on limited matters. See “Description of Capital Stock.”

Our Manager will be responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from offerings of our securities. Accordingly, you should not purchase our securities unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our Manager, who will manage our company in accordance with the Management Agreement. In addition, our Manager may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired.

In addition, while the section entitled “Our Business and Properties” outlines our investment policies and generally describes our target portfolio, our board of directors may make adjustments to these policies based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. While we have no current intention of changing our investment policies, we may not forego an attractive investment merely because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of an offering to purchase or invest in any type of real estate which we determine is in the best interest of our stockholders. As such, our actual portfolio composition may vary substantially from the target portfolio described in the section entitled “Our Business and Properties.”

Our Manager will manage our portfolio pursuant to very broad investment guidelines approved by our board of directors, which does not approve each investment and financing decision made by our management unless required by our investment guidelines.

Our Manager will be authorized to follow very broad investment guidelines established by our board of directors. Our board of directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment guidelines. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

We are highly dependent on information systems and therefore system failures, cybersecurity incidents or other technology disruptions could negatively impact our business.

Our operations are highly dependent upon our information systems that support our business processes, including marketing, leasing, resident and vendor communication, property management and work order processing, finance and intracompany communications throughout our operations. Certain critical components of our information systems are dependent upon third-party providers and a significant portion of our business operations are conducted over the internet. These systems and websites require access to telecommunications or the internet, each of which is subject to system security risks, cybersecurity breaches, outages, and other risks. As a result, we could be severely impacted by a catastrophic occurrence, such as a natural disaster or a terrorist attack, or a circumstance that disrupted access to telecommunications, the internet or operations at our third-party providers, including viruses or experienced computer programmers that could penetrate network security defenses and cause system failures and disruptions of operations. We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, maintain the security and integrity of our information technology networks and related systems, and manage the risk of a security breach or disruption, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that our financial results, operations, business relationships or confidential information will not be negatively impacted by such an incident. In addition, while we believe we utilize appropriate duplication and back-up procedures, a significant outage in telecommunications, the internet or at our third-party providers could nonetheless negatively impact our operations.

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Our third-party service providers are primarily responsible for the security of their own information technology environments and in certain instances, we rely significantly on third-party service providers to supply and store our sensitive data in a secure manner. All such third-party vendors face risks relating to cybersecurity similar to ours which could disrupt their businesses and therefore adversely impact us. While we provide guidance and specific requirements in some cases, we do not directly control any of such parties’ information technology security operations, or the amount of investment they place in guarding against cybersecurity threats. Accordingly, we are subject to any flaws in or breaches to their information technology systems or those which they operate for us.

Although no material incidents have occurred to date, we cannot be certain that our security efforts and measures will be effective or that our financial results will not be negatively impacted by such an incident should one occur.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. In the ordinary course of our business we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current residents, our employees and third-party service providers in our offices and on our networks and website and on third-party vendor networks. We may share some of this information with vendors who assist us with certain aspects of our business. The secure processing and maintenance of this information is critical to our operations and business and growth strategies. Despite our security measures and those of our third-party vendors, our information technology and such infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, and thus could have a material adverse impact on our business, financial condition or results of operations. In addition, a security breach could require that we expend significant additional resources to enhance our information security systems and could result in a disruption to our operations.

Conflicts of interest may exist or could arise in the future with our Operating Partnership and its limited partners, which may impede business decisions that could benefit our stockholders.

Conflicts of interest may exist or could arise as a result of the relationships between us and our affiliates, on the one hand, and our Operating Partnership or any member thereof, on the other. Our directors and officers have duties to our company and our stockholders under applicable Maryland law in connection with their management of our company. At the same time, we, as general partner of our Operating Partnership, have fiduciary duties to our Operating Partnership and to its limited partners under Delaware law in connection with the management of our Operating Partnership. Our duties to our Operating Partnership and its limited partners as the general partner may come into conflict with the duties of our directors and officers under Maryland law. These conflicts may be resolved in a manner that is not in the best interest of our stockholders.

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Conflicts of interest exist between our interests and the interests of our Manager and its affiliates.

Examples of these potential conflicts of interest include:

•	The possibility that certain of our officers and their respective affiliates will face conflicts of interest;

•	The possibility that the competing demands for the time of certain of our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you; and

•	Some of our current investments, generally in development projects, have been made through joint venture arrangements with various investment funds affiliated with affiliates of our Manager, which arrangements were not the result of arm’s-length negotiations of the type normally conducted between unrelated co-venturers, and which could result in a disproportionate benefit to affiliates of our Manager.

Any of these and other conflicts of interest could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.

The ownership by our executive officers of interests representing a significant portion of our common stock on a fully diluted basis could allow our executive officers to exert significant influence over our company in a manner that may not be in the best interests of our other stockholders.

As of October 6, 2022, our executive officers beneficially own interests representing approximately 66% of the total economic interest in our Class A common stock and Class C common stock on a fully diluted basis, where “on a fully diluted basis” assumes that all outstanding OP units, C-OP units (as defined in “Partnership Agreement—Classes of Partnership Units”), LTIP units, and C-LTIP units (as defined in “Partnership Agreement—Classes of Partnership Units”), whether vested or unvested, in each case are ultimately settled for shares of our common stock. In addition, as of October 6, 2022, the aggregate voting power of our executive officers represented approximately 9.5% of the total voting power of our outstanding Class A common stock and Class C common stock. As a result of our executive officers’ significant ownership in our company, our executive officers will have significant influence over our affairs and could exercise such influence in a manner that is not in the best interests of our other stockholders, including with respect to matters submitted to our stockholders for approval such as the election of directors and any merger, consolidation or sale of all or substantially all of our assets. Our executive officers may have interests that differ from our other stockholders, and may accordingly vote in ways that may not be consistent with the interests of those other stockholders.

Our executive officers will have competing demands on their time and attention.

Our executive officers have competing demands on their respective time and attention, principally with respect to the provision of services to affiliates of our Manager. Our executive officers are permitted to devote time to certain outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their respective duties.

We may use mortgage and other debt financing to acquire properties or interests in properties.

We may use mortgage and other debt financing to acquire properties or interests in properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, to our stockholders annually, or otherwise as is necessary or advisable to assure that we qualify and maintain our qualification as a REIT for U.S. federal income tax purposes.

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There is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage.

If we cannot repay or refinance loans incurred to purchase our properties, or interests therein, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance.

High levels of debt or increases in interest rates could increase the amount of any future loan payments, which could reduce the cash available for distribution to stockholders.

Our policies do not limit us from incurring debt. For purposes of calculating our leverage, we include our consolidated real estate investments, include our preferred equity and loan investments at cost, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness.

Higher debt levels will cause us to incur higher interest charges, resulting in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders. Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments and could result in a loss. In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered into.

Our future variable rate debt may bear interest at a rate derived from SOFR. SOFR is a relatively new reference rate. The publication of SOFR began in April 2018, and, therefore, it has a very limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Since the initial publication of SOFR, changes in SOFR have, on occasion, been more volatile than changes in other benchmark or market rates, such as United States dollar LIBOR. Additionally, any successor rate to SOFR may not have the same characteristics as SOFR or LIBOR. As a result, the amount of interest we may pay on future variable rate debt indexed to SOFR is difficult to predict.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

To qualify and maintain our qualification as a REIT, we will be required to distribute at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or impose other limitations. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

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If mortgage debt is unavailable at reasonable rates, it may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. As such, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. If any of these events occur, our interest cost would increase as a result, which would reduce our cash flow. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more stock or borrowing more money. If we are unable to refinance maturing indebtedness with respect to a particular property and are unable to pay the same, then the lender may foreclose on such property.

Volatility in and regulation of the commercial mortgage-backed securities market has limited and may continue to impact the pricing of secured debt.

As a result of the past crisis in the residential mortgage-backed securities markets, the most recent global recession and some occasional market concerns over our ability to refinance or repay existing commercial mortgage-backed securities as they come due, liquidity previously provided by the commercial mortgage-backed securities and collateralized debt obligations markets has significantly decreased. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act imposes significant new regulations related to the mortgage-backed securities industry and market participants, which has contributed to uncertainty in the market. The volatility in the commercial mortgage-backed securities market could result in the following adverse effects on our incurrence of secured debt, which could have a materially negative impact on our financial condition, results of operations, cash flow and cash available for distribution:

•	higher loan spreads;

•	tighter loan covenants;

•	reduced loan-to-value ratios and resulting borrower proceeds; and

•	higher amortization and reserve requirements.

Some of our mortgage loans may have “due-on-sale” provisions, which may impact the manner in which we acquire, sell and/or finance our properties.

We may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses when financing our properties. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. In such event, we may be required to sell our properties on an all-cash basis, which may make it more difficult to sell the property or reduce the selling price.

Lenders may be able to recover against our other properties under our mortgage loans.

In financing our property acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender would have the ability to look to our other assets for satisfaction of the debt if the proceeds from the sale or other disposition of the property securing the loan are insufficient to fully repay it. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

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If we are required to make payments under any “bad boy” carve-out guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected.

In obtaining certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or restricted (commonly referred to as “bad boy” guaranties). Although we believe that “bad boy” carve-out guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower’s control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim were made against us under a “bad boy” carve-out guaranty following a foreclosure, and such claim were successful, our business and financial results could be materially adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective, may reduce the overall returns on your investment and may expose us to the credit risk of counterparties.

To the extent consistent with qualifying and maintaining our qualification as a REIT, we may use derivative financial instruments to hedge exposures to interest rate fluctuations on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to financing, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

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Complying with REIT requirements may limit our ability to hedge risk effectively.

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income (the “75% Gross Income Test”). Second, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% Gross Income Test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these (the “95% Gross Income Test”).

These and other REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of either the 75% Gross Income Test or the 95% Gross Income Test if specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedge risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets, (2) manage the risks of currency fluctuations with respect to income or gain that qualifies under the 75% Gross Income Test or 95% Gross Income Test (or assets that generate such income), or (3) offset a transaction described in (1) or (2) if a portion of the hedge indebtedness is extinguished or the related property disposed of. To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75% Gross Income Test and the 95% Gross Income Test. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then-outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase-money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase-money obligations. To the extent that we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In certain cases, we may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such cases, you may experience a delay in the distribution of the proceeds of a sale until such time.

We are subject to increasing scrutiny from investors with respect to the social and environmental impact of our business, which may adversely impact our business and ability to raise capital from such investors.

In recent years, certain investors have placed increasing importance on the implications of our business with respect to Environmental, Social, and Governance (“ESG”) matters. Investors’ increased focus and activism related to ESG and similar matters may constrain our business operations. In addition, investors may decide to refrain from investing in us as a result of their assessment of our approach to and consideration of the ESG factors.

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RISKS RELATED TO OUR MANAGEMENT AND RELATIONSHIPS WITH OUR MANAGER

We are dependent on our Manager and its key personnel for our success.

We will be externally advised by our Manager and, pursuant to the Management Agreement, our Manager will not be obligated to dedicate any specific personnel exclusively to us, nor will its personnel be obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager will dedicate to the management of our business. Moreover, each of our officers will also be an employee of our Manager or one of its affiliates, and will have significant responsibilities for other investment vehicles currently managed by Bluerock affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s principals and professionals. The initial term of our Management Agreement with our Manager extends until October 6, 2023 (the first anniversary of the Distribution Date), with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. If the Management Agreement is terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

Our Manager may not be successful in identifying and consummating suitable investment opportunities.

Our investment strategy will require us, through our Manager, to identify suitable investment opportunities compatible with our investment criteria. Our Manager may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments, including those identified as part of our investment pipeline, on satisfactory terms or at all. Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including other publicly-traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all. The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our Manager will be obligated to supply us with substantially all of our senior management team, including our chief executive officer, president, chief accounting officer and chief operating officer. Subject to investment, leverage and other guidelines or policies adopted by our board of directors, our Manager will have significant discretion regarding the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the senior officers and key personnel of our Manager and its affiliates. In particular, our success depends to a significant degree upon the contributions of Messrs. Kamfar, Ruddy, MacDonald, Babb, Vohs, DiFranco and Emala, all of whom are senior officers of our Manager. We will not have employment agreements with any of these key personnel and do not have key man life insurance on any of them. If any of Messrs. Kamfar, Ruddy, MacDonald, Babb, Vohs, DiFranco and Emala were to cease their affiliation with us or our Manager, our Manager may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success will depend, in large part, upon our Manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

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Our Manager’s limited operating history makes it difficult for you to evaluate this investment.

Our Manager has limited operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

Non-renewal of the Management Agreement, even for poor performance, could be difficult and costly, including as a result of termination fees, and may cause us to be unable to execute our business plan.

Non-renewal of the Management Agreement without cause, even for poor performance, could be difficult and costly. We may decline to renew the Management Agreement without cause upon the affirmative vote of at least two-thirds of our independent directors that (1) there has been unsatisfactory performance by our Manager that is materially detrimental to us or (2) the Base Management Fee and Incentive Fee (each as defined in “Our Manager and Related Agreements—Management Agreement”) payable to our Manager are not, taken as a whole, in accordance with then-current market rates charged by asset management companies rendering services similar to those rendered by our Manager, subject to our Manager’s right to prevent such non-renewal by accepting a reduction of the fees agreed to by at least two-thirds of our independent directors. In such a case of non-renewal, our Manager will be paid a termination fee equal to 3.00 times the sum of the Base Management Fee and Incentive Fee earned, in each case, by our Manager during the 12-month period immediately preceding such non-renewal, calculated as of the end of the most recently completed fiscal quarter before the date of non-renewal. These provisions may substantially restrict our ability to not to renew the Management Agreement and would cause us to incur substantial costs in connection with such a non-renewal. Furthermore, in the event that our Management Agreement is not renewed, and we are unable to identify a suitable replacement to manage us, our ability to execute our business plan could be adversely affected.

Because we will be dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We will be dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our board of directors, and subject to our investment guidelines, our Manager will make all decisions with respect to the management of our company. Our Manager will depend upon the fees and other compensation that it receives from us in connection with managing our company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our portfolio of investments, which would adversely affect us and our stockholders.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager will be authorized to follow very broad investment guidelines established by our board of directors. Our board of directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment policies, which are described under “Our Business and Properties.” In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to it by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

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The Management Agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our executive officers, including one of our five directors, are executives of our Manager. Although the Bluerock Residential board of directors received an opinion from Robert A. Stanger & Company, Inc. that the terms of the Management Agreement are fair, from a financial point of view, to us, and after consideration of this opinion and other documents and presentations, the non-management directors authorized us to enter into the Management Agreement, the Management Agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with Bluerock and its affiliates.

We may have conflicts of interest with our Manager and other affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

There will be numerous conflicts of interest between our interests and the interests of our Manager, Bluerock and their respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with Bluerock, purchase or sale of apartment properties, including from or to Bluerock or its affiliates and fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include:

•	Competition for the time and services of personnel that work for us and our affiliates;

•	Compensation payable by us to our Manager and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;

•	The possibility that our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;

•	The possibility that if we acquire properties from Bluerock or its affiliates, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party;

•	The possibility that our Manager will face conflicts of interest caused by its indirect ownership by Bluerock, some of whose officers are also our officers and one of whom is a director of ours, resulting in actions that may not be in the long-term best interests of our stockholders;

•	Our Manager will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions, and the Incentive Fee payable by us to our Manager will be determined based on AFFO (as defined in “Our Manager and Related Agreements—Management Agreement”), which may create an incentive for our Manager to make investments that are risky or more speculative than would otherwise be in our best interests;

•	The possibility that we may acquire or merge with our Manager, resulting in an internalization of our management functions; and

•	The possibility that the competing demands for the time of our Manager, its affiliates and our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

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The Incentive Fee we pay our Manager may induce it to make riskier investments, which could adversely affect our financial condition, results of operations and the trading price of our stock.

The Incentive Fee payable by us to our Manager will be determined based on AFFO, which may create an incentive for our Manager to make investments that are risky or more speculative than would otherwise be in our best interests. In evaluating investments and other management strategies, the incentive fee structure may lead our Manager to place undue emphasis on the maximization of AFFO at the expense of other criteria, such as preservation of capital, in order to increase the Incentive Fee. Investments with higher yields generally have higher risk of loss than investments with lower yields, and could result in higher investment losses, particularly during cyclical economic downturns, which could adversely affect the trading price of our stock.

We may be obligated to pay our Manager quarterly Incentive Fees even if we incur a net loss during a particular quarter and our Manager will receive a Base Management Fee regardless of the performance of our portfolio.

Our Manager will be entitled to a quarterly Incentive Fee based on our pre-Incentive Fee AFFO, which will reward our Manager if our quarterly AFFO exceeds an 8% hurdle on our adjusted stockholders’ equity. Our AFFO for a particular quarter will exclude the effect of any unrealized gains, losses or other items during that quarter that do not affect realized net income, even if these adjustments result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay our Manager an Incentive Fee for a fiscal quarter even if we incur a net loss for that quarter as determined in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”). In addition, our Manager will be entitled to receive a Base Management Fee based on a percentage of stockholders’ equity, regardless of our performance or its performance in managing our business. Our Manager will also receive reimbursement of expenses and fees incurred directly on our behalf regardless of its or our performance. As a result, even if our Manager does not identify profitable investment opportunities for us, it will still receive material compensation from us. This compensation structure may reduce our Manager’s incentive to devote time and effort to seeking profitable opportunities for our portfolio.

If we acquire properties from affiliates of our Manager, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations.

We may acquire properties or investments from Bluerock, our Manager, directors or officers, or their respective affiliates. The prices we pay for such properties will not be the subject of arm’s-length negotiations, which means that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we expect to use an independent third-party appraiser to determine fair market value when acquiring properties from our Manager and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

If we internalize our management functions, we could incur other significant costs associated with being self-managed.

At any time, our board of directors may, but is not obligated to, pursue the internalization of the functions performed for us by our Manager through the acquisition of our Manager or similar transaction through which we would bring onboard our Manager’s management team. The method by which we could internalize these functions could take many forms, and may require agreement with the Manager. While we believe that there may be substantial benefits to internalization of management functions at the appropriate time, there is no assurance that internalization will be beneficial to us and our stockholders, and internalizing our management functions could reduce earnings per share and funds from operation per share. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our Manager or its affiliates. Internalization transactions involving the internalization of managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions. All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

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RISKS RELATED TO AN INVESTMENT IN A NEWLY FORMED COMPANY

We have a limited history of operating as an independent company, and our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and may not be a reliable indicator of our future results.

Our historical and pro forma financial information included in our public filings is primarily derived from the consolidated financial statements and accounting records of Bluerock Residential. Accordingly, the historical and pro forma financial information included in our public filings does not necessarily reflect the financial condition, results of operations or cash flows that we would have achieved as a separate, publicly traded company during the periods presented, or those that we will achieve in the future. Factors which could cause our results to materially differ from those reflected in such historical and pro forma financial information and which may materially and adversely impact our ability to achieve similar results in the future may include, but are not limited to, the following:

•	the financial results in our public filings do not reflect all the expenses we will incur as a public company;

•	prior to the Separation and the Distribution, portions of our business were operated by Bluerock Residential and as part of its corporate organization. We will need to make investments to replicate or outsource from other providers certain facilities, systems, infrastructure and personnel to which we no longer have access after the Distribution, which will be costly;

•	we are unable to use Bluerock Residential’s economies of scope and scale in procuring various services and in maintaining vendor and tenant relationships. Likewise, it may be more difficult for us to attract and retain desired tenants. This could have a material adverse effect on our business, financial condition and results of operations;

•	prior to the Separation and the Distribution, the working capital requirements and capital for general corporate purposes, including acquisitions, development, and capital expenditures, relative to the assets we acquired in the Separation were satisfied as part of the corporation-wide cash management policies of Bluerock Residential. Following the Distribution, we may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements, which may not be on terms as favorable as those obtained by Bluerock Residential, and the cost of capital for our business may be higher than Bluerock Residential’s cost of capital prior to the Separation and the Distribution, which may have a material adverse effect on our business, financial condition and results of operations; and

•	our cost structure, management, financing and business operations are significantly different from that of Bluerock Residential as a result of our operating as an independent public company. These changes will result in increased costs on a comparable basis focused on assets under management, including, but not limited to, legal, accounting, compliance and other costs associated with being a public company with equity securities traded on the NYSE American.

Other significant changes may occur in our cost structure, management, financing and business operations as a result of our status as an independent company.

Bluerock Residential may fail to perform under various transaction agreements executed as part of the Separation, or we may fail to have necessary systems and services in place when certain of the transaction agreements expire.

In connection with the Separation and prior to the Distribution, we, Bluerock Residential, and certain other parties entered into the Separation and Distribution Agreement and various other agreements, including the Tax Matters Agreement. The Separation and Distribution Agreement and the Tax Matters Agreement, together with the documents and agreements by which the internal reorganization was effected, determined the allocation of assets and liabilities between the companies following the Separation for those respective areas and included indemnifications related to liabilities and obligations. We will rely on Bluerock Residential to satisfy its performance and payment obligations under these agreements. If Bluerock Residential is unable or unwilling to satisfy its obligations under these agreements, including its indemnification obligations, we could incur operational difficulties and/or losses. If we do not have in place our own systems and services, or if we do not have agreements with other providers of these services once certain transaction agreements expire, we may not be able to operate our business effectively, and our profitability may decline. We are in the process of creating our own, or engaging third parties to provide, systems and services to replace many of the systems and services that Bluerock Residential currently provides to us. However, we may not be successful in implementing these systems and services in a timely manner or at all, we may incur additional costs in connection with, or following, the implementation of these systems and services, and we may not be successful in transitioning data from Bluerock Residential’s systems to ours.

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Potential indemnification obligations owed to Bluerock Residential pursuant to the Separation and Distribution Agreement may have a material adverse effect on our business, financial condition and results of operations.

The Separation and Distribution Agreement provides for, among other things, the principal corporate transactions required to effect the Separation and the Distribution, certain conditions to the Separation and the Distribution and provisions governing our relationship with Bluerock Residential with respect to and following the Distribution. Among other things, the Separation and Distribution Agreement provides for indemnification obligations designed to make us financially responsible for substantially all liabilities that may exist related to our business activities. If we are required to indemnify Bluerock Residential under the circumstances set forth in the Separation and Distribution Agreement, we may be subject to substantial liabilities, which may have a material adverse effect on our business, financial condition and results of operations.

We may not achieve some or all of the expected benefits of the Separation and the Distribution, and the Separation and the Distribution may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to achieve the full strategic and financial benefits expected to result from the Separation and the Distribution, or such benefits may be delayed due to a variety of circumstances, not all of which may be under our control. We may not achieve the anticipated benefits of the Separation and the Distribution for a variety of reasons, including, among others: (i) diversion of management’s attention from operating and growing our business; (ii) disruption of our ongoing business or inconsistencies in our services, standards, controls, procedures and policies, which could materially and adversely affect our ability to maintain relationships with tenants; (iii) increased susceptibility to market fluctuations and other adverse events following the Separation and the Distribution; and (iv) lack of diversification in our business, compared to Bluerock Residential’s businesses prior to the Separation and the Distribution. Failure to achieve some or all of the benefits expected to result from the Separation and the Distribution, or a delay in realizing such benefits, may have a material adverse effect on our business, financial condition and results of operations.

Our agreements with Bluerock Residential in connection with the Separation and the Distribution involve conflicts of interest, and we might have received better terms from unaffiliated third parties than the terms we will receive in these agreements.

Because the Separation and the Distribution involved the combination and division of certain of Bluerock Residential’s existing businesses into an independent company, we entered into certain agreements with Bluerock Residential to provide a framework for our relationship with Bluerock Residential following the Separation and the Distribution, including the Separation and Distribution Agreement and the Tax Matters Agreement. The terms of these agreements were determined while portions of our business were still owned by Bluerock Residential and were negotiated by persons who were at the time employees, officers or directors of Bluerock Residential or their subsidiaries and, accordingly, may have had conflicts of interest. For example, during the period in which the terms of those agreements were negotiated, we did not have a board of directors that was independent of Bluerock Residential. In addition, certain of the terms in these agreements were provided for in, and were the result of negotiations between Bluerock Residential and Badger Parent in connection with, the Merger Agreement. As a result of these factors, the terms of those agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties, which may have a material adverse effect on our business, financial condition and results of operations.

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Pursuant to the Separation and Distribution Agreement and the Tax Matters Agreement, Bluerock Residential and Badger Holdco LLC, a Delaware limited liability company (“New LLC”), have indemnified us for certain pre-Distribution liabilities and liabilities related to the legacy Bluerock Residential assets. However, there can be no assurance that these indemnities will be sufficient to insure us against the full amount of such liabilities, or that Bluerock Residential’s ability to satisfy its indemnification obligation will not be impaired in the future.

Pursuant to the Separation and Distribution Agreement and the Tax Matters Agreement, Bluerock Residential and New LLC have indemnified us for certain liabilities. However, third parties could seek to hold us responsible for any of the liabilities that Bluerock Residential retains, and there can be no assurance that Bluerock Residential and/or New LLC will be able to fully satisfy their indemnification obligations to us. Moreover, even if we ultimately succeed in recovering from Bluerock Residential and/or New LLC any amounts for which we were held liable by such third parties, any indemnification received may be insufficient to fully offset the financial impact of such liabilities, or we may be temporarily required to bear these losses while seeking recovery from Bluerock Residential and/or New LLC, which may have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO THIS OFFERING

Because we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on our Series A Redeemable Preferred Stock depends almost entirely on the distributions we receive from our Operating Partnership. We may not be able to pay dividends regularly on our Series A Redeemable Preferred Stock.

We may not be able to pay dividends on a regular quarterly basis in the future on our Series A Redeemable Preferred Stock. We intend to contribute the entire net proceeds from this offering of our Series A Redeemable Preferred Stock to our Operating Partnership in exchange for Series A Preferred Units that have substantially the same economic terms as the Series A Redeemable Preferred Stock. Because we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on the Series A Redeemable Preferred Stock will depend almost entirely on payments and distributions we receive on our interests in our Operating Partnership. If our Operating Partnership fails to operate profitably and to generate sufficient cash from operations (and the operations of its subsidiaries), we may not be able to pay dividends on the Series A Redeemable Preferred Stock. Furthermore, any new shares of preferred stock on parity with any such series of preferred stock will substantially increase the cash required to continue to pay cash dividends at stated levels. Any common stock or preferred stock that may be issued in the future to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

Your interests in our Series A Redeemable Preferred Stock could be subordinated and/or diluted by the incurrence of additional debt, the issuance of additional shares of preferred stock and other transactions.

As of March 31, 2023, our total long-term mortgage indebtedness was approximately $97.8 million, and we had $49.0 million outstanding under our revolving credit facilities. The Series A Redeemable Preferred Stock is subordinate to all of our existing and future debt and liabilities and those of our subsidiaries. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities or under other circumstances. In addition, our charter currently authorizes the issuance of up to 250,000,000 shares of preferred stock in one or more classes or series. The issuance of additional preferred stock on parity with or senior to any or all of the foregoing classes or series of preferred stock would dilute the interests of the holders of shares of preferred stock of the applicable class or series, and any issuance of preferred stock senior to the Series A Redeemable Preferred Stock or any issuance of additional indebtedness, could affect our ability to pay dividends on, redeem or pay the liquidation preference on any or all of the foregoing classes or series of preferred stock. We may issue preferred stock on parity with the Series A Redeemable Preferred Stock without the consent of the holders of shares of Series A Redeemable Preferred Stock. Other than the right of holders to cause us to redeem the Series A Redeemable Preferred Stock, upon a Change of Control (as defined below), none of the provisions relating to any of the foregoing classes or series of preferred stock relate to or limit our indebtedness or afford the holders of shares thereof protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of such shares.

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In the event a holder of our Series A Redeemable Preferred Stock exercises their redemption option we may redeem such shares of Series A Redeemable Preferred Stock either for cash, or for shares of our Class A common stock, or any combination thereof, in our sole discretion.

If we choose to redeem shares of our Series A Redeemable Preferred Stock for Class A common stock, the holder will receive shares of our common stock and therefore be subject to the risks of ownership thereof. Ownership of shares of our Series A Redeemable Preferred Stock will not give you the rights of holders of our Class A common stock. Until and unless you receive shares of our Class A common stock upon redemption, you will have only those rights applicable to holders of our Series A Redeemable Preferred Stock.

The Series A Redeemable Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Redeemable Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such ratings or that such a rating, if issued, would not adversely affect the market price of the Series A Redeemable Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series A Redeemable Preferred Stock, which could adversely impact the market price of the applicable series. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. While ratings do not reflect market prices or the suitability of a security for a particular investor, such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series A Redeemable Preferred Stock. It is also possible that the Series A Redeemable Preferred Stock will never be rated.

Dividend payments on the Series A Redeemable Preferred Stock are not guaranteed.

Although dividends on the Series A Redeemable Preferred Stock are cumulative, our board of directors must approve the actual payment of such distributions. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. Our board of directors could do so for any reason, and may be prohibited from doing so in the following instances:

●	poor historical or projected cash flows;

●	the need to make payments on our indebtedness;

●	concluding that payment of distributions on any or all such series of preferred stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or

●	determining that the payment of distributions would violate applicable law regarding unlawful distributions to stockholders.

We intend to use the net proceeds from this offering of the Series A Redeemable Preferred Stock to fund future investments and for other general corporate and working capital purposes, but any such offerings will not be conditioned upon the closing of pending property investments and we will have broad discretion to determine alternative uses of proceeds.

We intend to use a portion of the net proceeds from this offering of our Series A Redeemable Preferred Stock to fund future investments and for other general corporate and working capital purposes. However, the offering will not be conditioned upon the closing of definitive agreements to acquire or invest in any properties. We will have broad discretion in the application of the net proceeds from this offering, and holders of our Series A Redeemable Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.

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If we are required to make payments under any “bad boy” carve-out guaranties, recourse guaranties, and completion guaranties that we may provide in connection with certain mortgages and related loans in connection with an event that constitutes a Change of Control, our business and financial results could be materially adversely affected.

In causing our subsidiaries to obtain certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are generally only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as “bad boy” guaranties). We also may enter into recourse guaranties with respect to future mortgages, or provide credit support to development projects through completion guaranties, which also could increase risk of repayment. In some circumstances, pursuant to guarantees to which we are a party or that we may enter into in the future, our obligations pursuant to such “bad boy” carve-out guaranties and other guaranties may be triggered by a Change of Control, because, among other things, such an event may result indirectly in a change of control of the applicable borrower. Because a Change of Control while any Series A Redeemable Preferred Stock is outstanding also triggers a right of redemption for cash by the holders thereof, the effect of a Change of Control could negatively impact our liquidity and overall financial condition, and could negatively impact the ability of holders of shares of our Series A Redeemable Preferred Stock to receive dividends or other amounts on their shares of Series A Redeemable Preferred Stock.

There is a risk of delay in our redemption of Series A Redeemable Preferred Stock and we may fail to redeem such securities as required by their terms.

Substantially all of the investments we presently hold and the investments we expect to acquire in the future are, and will be, illiquid. The illiquidity of our investments may make it difficult for us to obtain cash quickly if a need arises. If we are unable to obtain sufficient liquidity prior to a redemption date, we may be forced to, among other things, engage in a partial redemption or to delay a required redemption. If this were to occur, the market price of shares of the Series A Redeemable Preferred Stock might be adversely affected, and stockholders entitled to a redemption payment may not receive payment.

The Series A Redeemable Preferred Stock will bear a risk of early redemption by us.

We may voluntarily redeem some or all of the Series A Redeemable Preferred Stock, for cash or equal value of shares of our Class A common stock, two years after the issuance date. Any such redemptions may occur at a time that is unfavorable to holders of such preferred stock. We may have an incentive to voluntarily redeem shares of Series A Redeemable Preferred Stock, if market conditions allow us to issue other preferred stock or debt securities at an interest or distribution rate that is lower than the distribution rate on the applicable series of preferred stock. Given the potential for early redemption of the Series A Redeemable Preferred Stock, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series A Redeemable Preferred Stock may be lower than the return previously obtained from the investment in such shares.

Our ability to redeem the Series A Redeemable Preferred Stock may subject investors to certain risks, including reinvestment risk and volatility risk.

Beginning two years following the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, we may voluntarily redeem some or all of such Series A Redeemable Preferred Stock for cash or shares of our Class A common stock, in our sole discretion. Any redemption of Series A Redeemable Preferred Stock may occur at a time that is unfavorable to holders of the Series A Redeemable Preferred Stock. We may have an incentive to redeem the Series A Redeemable Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at an interest or distribution rate that is lower than the distribution rate on the Series A Redeemable Preferred Stock. Given the potential for early redemption of the Series A Redeemable Preferred Stock, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series A Redeemable Preferred Stock may be lower than the return previously obtained from the investment in such shares. The trading price of the Class A common stock, for which the Series A Redeemable Preferred Stock may be redeemed, may be volatile and may expose investors to additional volatility risk.

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Holders of Series A Redeemable Preferred Stock should not expect us to redeem all or any such shares on the date they first become redeemable or on any particular date after they become redeemable.

Except in limited circumstances related to our ability to qualify and maintain our qualification as a REIT or a special optional redemption in connection with a Change of Control, Series A Redeemable Preferred Stock may be redeemed by us at our option, either in whole or in part, only on or after two years from the issuance date. Any decision we make at any time to propose a redemption of any such series of preferred stock will depend upon, among other things, our evaluation of our capital position and general market conditions at the time. It is likely that we would choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect the ability of holders of shares of the applicable series of preferred stock to reinvest proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on such series of preferred stock had their shares not been redeemed. In addition, there is no penalty or premium payable on redemption, and the market price of the shares of such series of preferred stock may not exceed the liquidation preference at the time the shares become redeemable for any reason.

Holders of the Series A Redeemable Preferred Stock will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series A Redeemable Preferred Stock and dividends payable on such shares decline.

Holders of the Series A Redeemable Preferred Stock have extremely limited voting rights.

The voting rights of holders of shares of Series A Redeemable Preferred Stock will be extremely limited. Our common stock is the only class or series of our stock carrying full voting rights. Holders of Series A Redeemable Preferred Stock have certain limited voting rights with respect to amendments to our charter that alter only the contract rights set forth therein of either (a) the Series A Redeemable Preferred Stock, or (b) of any preferred stock (i) ranking on parity with the Series A Redeemable Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up, and (ii) upon which like voting rights have been conferred. Other than in these limited circumstances, holders of Series A Redeemable Preferred Stock will generally not have voting rights.

The amount of the liquidation preference is fixed and holders of Series A Redeemable Preferred Stock will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per share of Series A Redeemable Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon, to and including the date of payment, whether or not authorized or declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts.

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Our charter, including the articles supplementary establishing the Series A Redeemable Preferred Stock, contains restrictions upon ownership and transfer of such preferred stock which may impair the ability of holders to acquire such preferred stock and the shares of our Class A common stock into which shares thereof may be converted, at the Company’s option, pursuant to the redemption at the option of the holder under certain circumstances.

Our charter, including the articles supplementary establishing the Series A Redeemable Preferred Stock, contains restrictions on ownership and transfer of the Series A Redeemable Preferred Stock, which restrictions are intended to assist us in qualifying and maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, to assist us in qualifying as a REIT, the articles supplementary establishing the Series A Redeemable Preferred Stock prohibits anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding Series A Redeemable Preferred Stock. You should consider these ownership limitations prior to a purchase of shares of our Series A Redeemable Preferred Stock.

Our ability to pay dividends or redeem shares is limited by the requirements of Maryland law.

Our ability to pay dividends on or redeem shares of the Series A Redeemable Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution (including a dividend or redemption) if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on Series A Redeemable Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series A Redeemable Preferred Stock. Any dividends or redemption payments may be delayed or prohibited.

If our Class A common stock is no longer listed on the NYSE American or another national securities exchange, we will be required to terminate any continuous offering(s) of Series A Redeemable Preferred Stock.

The Series A Redeemable Preferred Stock are “covered securities” and therefore are not subject to registration under the state securities, or “Blue Sky,” regulations in the various states in which it may be sold due to its seniority to our Class A common stock, which is listed on the NYSE American. If our Class A common stock is no longer listed on the NYSE American or another appropriate exchange, we will be required to register any offering of Series A Redeemable Preferred Stock in any state in which such offering was subsequently made. This would require the termination of any continuous offering(s) of Series A Redeemable Preferred Stock and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering amounts are sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.

To the extent that our distributions represent a return of capital for tax purposes, stockholders may recognize an increased gain or a reduced loss upon subsequent sales (including cash redemptions) of their shares of Series A Redeemable Preferred Stock.

The dividends payable by us on the Series A Redeemable Preferred Stock may exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If that were to occur, it would result in the amount of distributions that exceed our earnings and profits being treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in the stockholder’s Series A Redeemable Preferred Stock and then, to the extent of any excess over the stockholder’s adjusted tax basis in the stockholder’s Series A Redeemable Preferred Stock, as capital gain. Any distribution that is treated as a return of capital will reduce the stockholder’s adjusted tax basis in the stockholder’s Series A Redeemable Preferred Stock, and subsequent sales (including cash redemptions) of such stockholder’s Series A Redeemable Preferred Stock will result in recognition of an increased taxable gain or reduced taxable loss due to the reduction in such adjusted tax basis.

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There is currently no public trading market for our Series A Redeemable Preferred Stock, and one may never exist; therefore, your ability to dispose of your shares will likely be limited.

There is no public market for the Series A Redeemable Preferred Stock offered in this offering, and we currently have no plan to list the Series A Redeemable Preferred Stock on a securities exchange or to include such shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, including our Series A Redeemable Preferred Stock, and these restrictions may inhibit the ability to sell shares of our Series A Redeemable Preferred Stock, promptly or at all. Beginning immediately upon original issuance of any share of Series A Redeemable Preferred Stock, the holder thereof may require us to redeem, and beginning two years from the date of original issuance, we may redeem, any such share, in each case with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. If we opt to pay the redemption price in shares of our common stock, holders of shares of Series A Redeemable Preferred Stock may receive publicly traded shares, as we currently expect to continue listing our Class A common stock on the NYSE American.

You will not have the opportunity to evaluate our future investments prior to purchasing shares of our Series A Redeemable Preferred Stock.

Other than the investments disclosed in this prospectus or a supplement hereto prior to your investment, you will not have the opportunity to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments that we have not yet identified prior to purchasing shares of our Series A Redeemable Preferred Stock. You must rely on the Manager and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. We may invest in any asset class, including those that present greater risk than single-family residential assets. Because you cannot evaluate our future investments in advance of purchasing shares of our Series A Redeemable Preferred Stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

The payment of fees and expenses to the Manager and its affiliates and the Dealer Manager reduces the cash available for distribution and increases the risk that you will not be able to recover the amount of your investment in shares of our stock.

The Manager and the Dealer Manager perform services for us, including, among other things, the selection and acquisition of our investments, the management of our assets, the disposition of our assets, the financing of our assets and certain administrative services. We pay the Manager and its affiliates, including the Dealer Manager, fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders.

We will be required to pay substantial compensation to the Manager and its affiliates or related parties, regardless of whether we operate at a profit or a loss.

The Manager and its affiliates will receive compensation, and expense reimbursements in connection with the services they provide to us as described in the “Our Manager and Related Agreements” section, regardless of whether we operate at a profit or a loss. These payments to the Manager and its affiliates or related parties will decrease the amount of cash we have available for operations and new investments and could negatively impact our ability to pay distributions and your overall return.

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We may have difficulty completely funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, cash resulting from a waiver or deferral of fees by the Manager or from expense support provided by the Manager, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flows from operating activities, as determined on a GAAP basis, to fully fund distributions to you. To date, we have funded, and expect to continue to fund, distributions to our stockholders, with cash flows from financing activities, which may include borrowings and net proceeds from shares sold in this offering, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Manager or its affiliates, cash resulting from the Manager or its affiliates paying certain of our expenses, proceeds from the sales of assets, or from our cash balances. Our charter does not prohibit our use of such sources to fund distributions. We may be required to fund distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected or as a result of numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment.

The use of the sources described above for distributions and the ultimate repayment of any liabilities incurred, as well as the payment of distributions in excess of our FFO, could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and reduce your overall return and adversely impact and dilute the value of your investment in shares of our Series A Redeemable Preferred Stock. To the extent distributions in excess of current and accumulated earnings and profits (i) do not exceed a stockholder’s adjusted basis in our stock, such distributions will not be taxable to a stockholder, but rather a stockholder’s adjusted basis in our stock will be reduced; and (ii) exceed a stockholder’s adjusted tax basis in our stock, such distributions will be included in income as long-term capital gain if the stockholder has held its shares for more than one year and otherwise as short-term capital gain.

There may not be a broad market for our Class A common stock, which may cause our Class A common stock to trade at a discount and make it difficult for you to sell the Class A common stock for which your Series A Redeemable Preferred Stock may be redeemable at our option.

Our Class A common stock for which the shares of our Series A Redeemable Preferred Stock may be redeemable at our option trades on the NYSE American under the symbol “BHM.” Listing on the NYSE American or another national securities exchange does not ensure an actual or active market for our Class A common stock. The market price of our Class A common stock may fluctuate widely as a result of a number of factors, many of which are outside of our control. In addition, the stock market is subject to fluctuations in share prices and trading volumes that affect the market prices of the shares of many companies. These fluctuations in the stock market may materially and adversely affect the market price of our Class A common stock. Among the factors that could affect the market price of our common stock are:

•	actual or anticipated quarterly fluctuations in our business, financial condition and operating results;

•	changes in revenues or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;

•	the ability of our tenants to pay rent to us and meet their other obligations to us under current lease terms;

•	our ability to re-lease spaces as leases expire;

•	our ability to refinance our indebtedness as it matures;

•	any changes in our dividend policy;

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•	any future issuances of equity securities;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	general market conditions and, in particular, developments related to market conditions for the real estate industry; and

•	domestic and international economic factors unrelated to our performance.

Accordingly, an actual or active market for our Class A common stock may not be maintained, the prices at which shares of our Class A common stock trade may fluctuate significantly, the market for our Class A common stock may not be liquid, the holders of our Class A common stock may be unable to sell their shares of our Class A common stock, and the prices that may be obtained following the sale of our Class A common stock upon the redemption of your Series A Redeemable Preferred Stock may not reflect the underlying value of our assets and business.

Shares of Series A Redeemable Preferred Stock may be redeemed for shares of our Class A common stock, which rank junior to the Series A Redeemable Preferred Stock with respect to dividends and upon liquidation.

The holders of shares of Series A Redeemable Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. We may opt to pay the redemption price in shares of our Class A common stock. The rights of the holders of shares of Series A Redeemable Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on shares of our Series A Redeemable Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our company, the holders of shares of our Series A Redeemable Preferred Stock are entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends, in each case prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities.

We will be able to call shares of Series A Redeemable Preferred Stock for redemption under certain circumstances without the consent of the holder.

We will have the ability to call the outstanding shares of Series A Redeemable Preferred Stock after two years from the date of original issuance of such shares of Series A Redeemable Preferred Stock. At that time, we will have the right to redeem, at our option, the outstanding shares of Series A Redeemable Preferred Stock, in whole or in part, at 100% of the Stated Value per share, plus an amount equal to any accrued and unpaid dividends.

Our requirement to redeem the Series A Redeemable Preferred Stock in the event of a Change of Control may, in either case, deter a change of control transaction otherwise in the best interests of our stockholders.

Upon the occurrence of a Change of Control (as defined below) with respect to the Series A Redeemable Preferred Stock, we will be required to redeem all outstanding shares of the Series A Redeemable Preferred Stock, in whole, within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of $25.00 per share of Series A Redeemable Preferred Stock; plus an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date. The mandatory redemption feature of each share of the Series A Redeemable Preferred Stock in connection with a Change of Control may each have the effect of inhibiting a third party from making an acquisition proposal for the Company, or of delaying, deferring or preventing a change of control of the Company, under circumstances that otherwise could provide the holders of our common stock and/or Series A Redeemable Preferred Stock with the opportunity for liquidity or the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

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A “Change of Control” is when after the initial issuance of the Series A Redeemable Preferred Stock any of the following has occurred and is continuing:

●	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than our Company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors, with the exception of (A) the formation of a holding company, or (B) immediately prior to such transaction, such person or group, together with its or their related entities, including, without limitation, any trust established for the benefit of such person or any member of such group or any family member thereof (collectively, an “Ownership Group”), owned sufficient interests in the Operating Partnership such that the exercise by all or any members of such Ownership Group of the Common Unit Redemption Right (as defined in Section 8.04(a) of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended) with respect to such interests would result in all or any members of such Ownership Group (individually or collectively) becoming the direct or indirect beneficial owner of our common equity representing more than 50% of the total voting power of all outstanding shares of Voting Stock;

●	consummation of any share exchange, consolidation or merger of our Company or any other transaction or series of transactions pursuant to which our common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our Company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transactions; or

●	at least a majority of our board of directors ceases to be constituted of directors who were either (A) a member of our board of directors on October 6, 2022, for purposes of the Series A Redeemable Preferred Stock, or (B) who became a member of our board of directors subsequent to such applicable date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the Continuing Directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our Company on behalf of our board of directors in which such individual is named as nominee for director (“Continuing Directors”).

In addition, if we experience a Change of Control, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to redeem the Series A Redeemable Preferred Stock, and any guarantees or indebtedness that may be required to be repaid or repurchased as a result of such event. Our failure to redeem the Series A Redeemable Preferred Stock could have material adverse consequences for us and the holders of the Series A Redeemable Preferred Stock.

We established the offering price for the Series A Redeemable Preferred Stock pursuant to negotiations among us and our affiliated dealer manager; as a result, the actual value of an investment in the Series A Redeemable Preferred Stock may be substantially less than the amount paid.

The selling price of the Series A Redeemable Preferred Stock was determined pursuant to negotiations among us and the dealer manager, which is an affiliate of Bluerock, based upon the following primary factors at the time of the offering: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the state of our development; the prevailing condition of the equity securities market; the state of the market for non-traded REIT securities; and market valuations of public companies considered comparable to our Company. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that an investor in the Series A Redeemable Preferred Stock would receive upon liquidation.

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Your percentage of ownership may become diluted if we issue new shares of stock or other securities, and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our common stock (which you may become upon receipt of redemption payments in shares of our Class A common stock for any of your shares of Series A Redeemable Preferred Stock).

Under the terms of our Series A Redeemable Preferred Stock, we may make redemption payments in shares of our Class A common stock. Although the dollar amounts of such payments are unknown, the number of shares to be issued in connection with such payments may fluctuate based on the price of our Class A common stock. Any sales or perceived sales in the public market of shares of our Class A common stock issuable upon such redemption payments could adversely affect prevailing market prices of shares of our Class A common stock. The issuance of shares of our Class A common stock upon such redemption payments also may have the effect of reducing our net income per share (or decreasing our net loss per share). In addition, the existence of Series A Redeemable Preferred Stock may encourage short selling by market participants because the existence of redemption payments could depress the market price of shares of our Class A common stock.

Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our stockholders. Our board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities to persons from whom we purchase single-family residential properties, as part or all of the purchase price of the community. Our board of directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of single-family residential properties or services provided, or to be provided, to us.

Our charter also authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Series A Redeemable Preferred Stock (including equity or debt securities convertible into preferred stock) and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. If any additional preferred stock is publicly offered, the terms and conditions of such preferred stock (including any equity or debt securities convertible into preferred stock) will be set forth in a registration statement registering the issuance of such preferred stock or equity or debt securities convertible into preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or the Series A Redeemable Preferred Stock. If we ever create and issue additional preferred stock or equity or debt securities convertible into preferred stock with a distribution preference over common stock or the Series A Redeemable Preferred Stock, payment of any distribution preferences of such new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock and our Series A Redeemable Preferred Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing Series A Redeemable Preferred Stock in the offering of our Series A Redeemable Preferred Stock who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair market value of, and the amount of distributions paid on, your shares of Series A Redeemable Preferred Stock and Class A common stock, if any.

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Holders of the Series A Redeemable Preferred Stock have no control over changes in our policies and operations.

Our board of directors determines our major policies, including with regard to investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders.

Holders of shares of Series A Redeemable Preferred Stock generally have no voting rights under our charter, except with respect to any amendment of our charter that would alter only the contract rights, as expressly set forth therein, of either (a) the Series A Redeemable Preferred Stock alone, or (b) of any preferred stock (i) ranking on parity with the Series A Redeemable Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up, and (ii) upon which like voting rights have been conferred. Other than in these limited circumstances, holders of Series A Redeemable Preferred Stock have no voting rights.

RISKS RELATED TO OUR STATUS AS A REIT

Failure to qualify and maintain our qualification as a REIT would materially and adversely affect us and the value of our common stock.

We intend to elect to be taxed as a REIT beginning with our initial taxable year ended December 31, 2022 upon the filing of our U.S. federal income tax return for such taxable year. We believe that, commencing with such taxable year, we have been organized and operated in a manner as to qualify for taxation as a REIT for U.S. federal income tax purposes. We have not requested and do not plan to request a ruling from the Internal Revenue Service (the “IRS”) that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Therefore, we cannot guarantee that we will qualify as a REIT or that we will remain qualified as such in the future.

In connection with this offering, we are receiving an opinion from Vinson & Elkins L.L.P. to the effect that, we qualified to be taxed as a REIT pursuant to Sections 856 through 860 of the Code for our short taxable year ended December 31, 2022, and our organization and current and proposed method of operation will enable us to qualify as a REIT under the Code for our taxable years ending December 31, 2023, and thereafter. Vinson & Elkins L.L.P.’s opinion is based upon customary assumptions, representations and undertakings made by us and Bluerock Residential (in the case of Bluerock Residential, as of the date of the Distribution) as to factual matters, and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our and Bluerock Residential’s assets and the conduct of our and Bluerock Residential’s business. Vinson & Elkins L.L.P’s opinion is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.’s opinion will not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification.

If we fail to qualify as a REIT or lose our REIT qualification, we will face significant tax consequences that would substantially reduce our cash available for distribution to our stockholders for each of the years involved because:

•	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to regular U.S. federal corporate income tax;

•	we could be subject to increased state and local taxes; and

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•	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

Any such corporate tax liability could be substantial and would reduce our cash available for, among other things, our operations and distributions to stockholders. In addition, if we fail to qualify and maintain our qualification as a REIT, we will not be required to make distributions to our stockholders. As a result of all these factors, our failure to qualify and maintain our qualification as a REIT also could impair our ability to expand our business and raise capital, and could materially and adversely affect the trading price of our common shares.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our common shares, requirements regarding the composition of our assets and requirements that certain percentages of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains. See “Material U.S. Federal Income Tax Considerations—REIT Qualification—Distribution Requirements.” In addition, legislation, new regulations, administrative interpretations or court decisions may materially and adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some U.S. federal, state and local income, property and excise taxes on our income or property and, in certain cases, a 100% penalty tax on net income from any “prohibited transaction.” In addition, our TRSs will be subject to income tax as regular corporations in the jurisdictions in which they operate.

In certain circumstances, we may be subject to certain U.S. federal, state and local taxes despite our qualification as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our qualification as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets. For example, net income from any “prohibited transaction” will be subject to a 100% tax.  Any TRSs will be subject to U.S. federal income tax, and applicable state and local taxes, as regular corporations.  We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our properties and pay income tax directly on such income. In that event, our stockholders would be treated as if they had earned that income and paid the tax on it directly, would be eligible to receive a credit or refund of the taxes deemed paid on the income deemed earned, and would increase the adjusted basis of their shares by the excess of such deemed income over the amount of taxes deemed paid. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the subsidiaries through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you.

If Bluerock Residential failed to qualify as a REIT during certain periods prior to the Distribution, we would be prevented from electing to qualify as a REIT.

We believe that from the time of our formation until the date of the Distribution, we were treated as a “qualified REIT subsidiary” of Bluerock Residential. Under applicable Treasury Regulations, if Bluerock Residential failed to qualify as a REIT during certain periods prior to the Distribution, unless Bluerock Residential’s failure were subject to relief under U.S. federal income tax laws, we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Bluerock Residential failed to so qualify.

If certain of our subsidiaries, including our Operating Partnership, fail to qualify as partnerships or disregarded entities for U.S. federal income tax purposes, we would cease to qualify as a REIT and suffer other material adverse consequences.

We intend that our Operating Partnership will be treated as a partnership for U.S. federal income tax purposes, and that our other subsidiaries (other than any TRSs) will each be treated as a partnership or disregarded entity for U.S. federal income tax purposes and, therefore, will not be subject to U.S. federal income tax on its income. Instead, each of its partners or its member, as applicable, which may include us, will be allocated, and may be required to pay tax with respect to, such partner’s or member’s share of its income. We cannot assure you that the IRS will not challenge the status of any subsidiary partnership or limited liability company in which we own an interest as a disregarded entity or partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating any subsidiary partnership or limited liability company as an entity taxable as a corporation for U.S. federal income tax purposes, we could fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of any subsidiary partnerships or limited liability company to qualify as a disregarded entity or partnership for applicable income tax purposes could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners or members, including us.

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Distribution requirements imposed by law limit our flexibility.

To qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, we generally will be required to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains, each year. We also will be subject to tax at regular corporate income tax rates to the extent that we distribute less than 100% of our taxable income (including net capital gains) each year.

In addition, we will be subject to a 4% nondeductible excise tax to the extent that we fail to distribute during any calendar year at least the sum of 85% of our ordinary income for that calendar year, 95% of our capital gain net income for the calendar year, and any amount of that income that was not distributed in prior years.

We intend to make distributions to our stockholders to comply with the distribution requirements of the Code as well as to reduce our exposure to U.S. federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses to arrive at taxable income, along with the effect of required debt amortization payments, could require us to borrow funds to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

We may pay dividends on our common stock in common stock and/or cash. Our stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

In order to satisfy our REIT distribution requirements, we are permitted, subject to certain conditions and limitations, to make distributions that are in part payable in shares of our common stock. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. If we make any taxable dividend payable in cash and common stock, taxable stockholders receiving such dividend will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a stockholder sells shares of our stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to certain non-U.S. holders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in our stock. If, in any taxable dividend payable in cash and stock, a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may be viewed as economically equivalent to a dividend reduction and put downward pressure on the market price of our common stock.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

The maximum U.S. federal income tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is currently 20%, plus a 3.8% “Medicare tax” surcharge. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. However, for taxable years beginning before January 1, 2026, ordinary REIT dividends constitute “qualified business income,” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a 29.6% maximum U.S. federal income tax rate (plus the 3.8% surtax on net investment income, if applicable) for individual U.S. stockholders. However, to qualify for this deduction, the stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The more-favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of our common stock. See “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

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We may enter into certain hedging transactions that may have a potential impact on our REIT qualification.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets, or to hedge existing hedging positions after any portion of the related debt or property is extinguished or disposed of, and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the gross income tests that apply to REITs. Moreover, any income from a transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income that would be qualifying REIT income under the REIT gross income tests, and any gain from the unwinding of any such transaction, does not constitute gross income for purposes of the REIT gross income tests. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions may not be treated as qualifying income for purposes of the REIT gross income tests, and might also give rise to an asset that does not qualify for purposes of the REIT asset tests.

Our ability to provide certain services to our tenants may be limited by the REIT rules or may have to be provided through a TRS.

As a REIT, we generally will not be able provide services to our tenants other than those that are customarily provided by landlords, nor will we be able to derive income from a third party that provides such services. If we forego providing such services to our tenants, we may be at a disadvantage to competitors that are not subject to the same restrictions. However, we can provide such non-customary services to tenants and share in the revenue from such services if we do so through a TRS, though income earned by such TRS will be subject to U.S. federal corporate income tax.

Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will be subject to applicable U.S. federal, state and local corporate income tax on its taxable income, and its after-tax net income will be available for distribution to us but is not required to be distributed to us. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation and, in certain circumstances, other limitations on deductibility may apply. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We will monitor the value of our respective investments in any TRS for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with any TRS on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% limitation or to avoid application of the 100% excise tax.

The prohibited transactions tax may limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a TRS, which would be subject to U.S. federal corporate income tax.

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The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Legislative or other actions affecting REITs could have a negative effect on us or our investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in real estate and REITs. In addition, there can be no assurance that any other future changes to the U.S. federal income tax laws or regulatory changes will not be proposed or enacted that could impact our business and financial results. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in revisions to regulations and interpretations in addition to statutory changes. If enacted, certain of such changes could have an adverse impact on our business and financial results. Stockholders are urged to consult their tax advisors regarding the effect of potential future changes to the U.S. federal income tax laws on an investment in our stock.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

You may be restricted from acquiring or transferring certain amounts of our Class A common stock.

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify and maintain our qualification as a REIT, five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of shares of our capital stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted, prospectively or retroactively, by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such thresholds does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

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A limit on the percentage of our capital stock and common stock a person may own may discourage a takeover or business combination, which could prevent our common stockholders from realizing a premium price for their common stock.

Our charter restricts direct or indirect ownership by one person or entity to no more than 9.8%, in value, of the outstanding shares of all classes and series of our capital stock or 9.8% in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Maryland law may limit the ability of a third party to acquire control of us.

The Maryland General Corporation Law (the “MGCL”) provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholder rights plan, (c) make a determination under the Maryland Business Combination Act, or (d) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under the MGCL, the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. The MGCL also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under the MGCL.

The MGCL also provides that, unless exempted, certain Maryland corporations may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of the Maryland corporation, unless the stock had been obtained in a transaction approved by its board of directors. These and other provisions of the MGCL could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control, which may have a material adverse effect on our business, financial condition and results of operations.

Your rights as stockholders and our rights to recover claims against our officers and directors are limited.

Under Maryland law, our charter, and the terms of certain indemnification agreements with our executive officers and directors, we must generally indemnify our officers and directors to the maximum extent permitted by Maryland law. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and their affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents in some cases.

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An increase in market interest rates may have an adverse effect on the market price of our Class A common stock.

One of the factors that investors may consider in deciding whether to buy or sell our Class A common stock is our distribution yield, which is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher distribution yield on our Class A common stock or may seek securities paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions are likely to affect the market price of our Class A common stock, and such effects could be significant. For example, if interest rates rise without an increase in our distribution rate, the market price of our Class A common stock could decrease because potential investors may require a higher distribution yield on our Class A common stock as market rates on interest-bearing securities, such as bonds, rise.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution (including a dividend or redemption) if, after giving effect to the dividend, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend. Accordingly, we generally may not make a distribution if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless our charter provides otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend. Any dividends or redemption payments may be delayed or prohibited. As a result, the price of our common stock may decrease, which may have a material adverse effect on our business, financial condition and results of operations.

We may change our dividend policy, and the cash distributions you receive may be less frequent or lower in amount than you expect.

Future dividends will be declared and paid at the discretion of our board of directors, and the amount and timing of dividends will depend upon cash generated by operating activities, our business, financial condition, results of operations, capital requirements, annual distribution requirements under the REIT provisions of the Code, and such other factors as our board of directors deems relevant. Our board of directors may change our dividend policy at any time, and there can be no assurance as to the manner in which future dividends will be paid or that the current dividend level will be maintained in future periods. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on our Series A Redeemable Preferred Stock, nor can we assure you that sufficient cash will be available to make distributions to you. We cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time. Our inability to acquire additional properties or make real estate-related investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on our Series A Redeemable Preferred Stock. Any reduction in our dividends may cause investors to seek alternative investments, which would result in selling pressure on, and a decrease in the market price of, our common stock. As a result, the price of our common stock may decrease, which may have a material adverse effect on our business, financial condition and results of operations.

We will incur increased costs as a result of operating as a public company. If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could result in sanctions or other penalties that would harm our business.

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the New York Stock Exchange American (the “NYSE American”). Our financial results historically were included within the consolidated results of Bluerock Residential, and until the Distribution occurred, we were not directly subject to reporting and other requirements of the Exchange Act and Section 404 of the Sarbanes-Oxley Act. We currently qualify as an “emerging growth company.” For so long as we remain an emerging growth company, we will be exempt from Section 404(b) of the Sarbanes-Oxley Act, which requires auditor attestation to the effectiveness of internal control over financial reporting. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total gross annual revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the Distribution; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We cannot predict if investors will find our common stock less attractive because we may rely on the exemptions available to us as an emerging growth company. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

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We will, however, be immediately subject to Section 404(a) of the Sarbanes-Oxley Act and, as of the expiration of our emerging growth company status, we will be broadly subject to enhanced reporting and other requirements under the Exchange Act and Sarbanes-Oxley Act. This will require, among other things, annual management assessments of the effectiveness of our internal control over financial reporting beginning in our second annual report filed after the Distribution and a report by our independent registered public accounting firm addressing these assessments. These and other obligations will place significant demands on our management, administrative and operational resources, including accounting and information technology resources. To comply with these requirements, we anticipate that we will need to further upgrade our systems, including duplicating computer hardware infrastructure, implement additional financial and management controls, reporting systems and procedures, and hire additional accounting, finance and information technology staff. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costlier. If we are unable to do this in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired and our business, prospects, financial condition and results of operations could be harmed.

INVESTMENT COMPANY RISKS

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor our Operating Partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through the Operating Partnership, which in turn is a holding company conducting its business through its subsidiaries. We expect that our Operating Partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our Operating Partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate, and qualifying real estate investments must be made within a year after cash is received by us. If we are unable to invest a significant portion of cash proceeds in properties within one year of receipt, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to stockholders and possibly lower your returns.

We expect that most of our assets will continue to be held through wholly owned or majority owned subsidiaries of our Operating Partnership. We expect that most of these subsidiaries will be outside the definition of an investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. We believe that neither we nor the Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor the Operating Partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership’s wholly-owned or majority owned subsidiaries, we and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

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Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our Operating Partnership and most of the subsidiaries of our Operating Partnership will not fall within this definition of investment company as we invest primarily in real property, through our wholly or majority owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Both we and our Operating Partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

In the event that the value of investment securities held by the subsidiaries of our Operating Partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 70% to 90% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.

What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our Operating Partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, qualifying real estate assets owned by wholly owned or majority owned subsidiaries of our Operating Partnership.

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In addition, we believe that the nature of our assets and the sources of our income exclude us from the definition of an investment company pursuant to Rule 3a-1 under the Investment Company Act. Rule 3a-1 provides an exclusion from registration as an investment company if an issuer meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realizing profits through subsequent sales of these interests. Generally, an issuer satisfies the asset test of Rule 3a-1 if it has no more than 45% of the value of its total assets (exclusive of U.S. government securities and cash items) in the form of securities other than interests in majority owned subsidiaries and companies which it primarily controls. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income after taxes for its last four fiscal quarters combined from securities other than interests in majority owned subsidiaries and primarily controlled companies through which it engages primarily in a business other than investing in securities. We believe that as long as we control more than 25% of the voting power, which control is greater than any other person’s, of our Operating Partnership we may rely on Rule 3a-1.

To ensure that neither we, nor our Operating Partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our Operating Partnership or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our Operating Partnership and our subsidiaries intend to monitor our respective portfolios periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our Operating Partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

If we or the Operating Partnership are required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

If we become an investment company or are otherwise required to register as an investment company, we might be required to revise some of our current policies, or substantially restructure our business, to comply with the Investment Company Act. This would likely require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Further, if we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

ERISA RISKS

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code as a result of an investment in our Series A Redeemable Preferred Stock, you could be subject to criminal and civil penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should consider whether:

•	your investment will be consistent with your fiduciary obligations under ERISA and the Code;

•	your investment will be made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

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•	your investment will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will impair the liquidity of the Benefit Plan;

•	your investment will produce “unrelated business taxable income” for the Benefit Plan;

•	you will be able to satisfy plan liquidity requirements as there may be only a limited market to sell or otherwise dispose of our Series A Redeemable Preferred Stock; and

•	your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan Investors should consult with counsel before making an investment in shares of our Series A Redeemable Preferred Stock.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. The fiduciaries of such plans should satisfy themselves that the investment satisfies applicable law.

If our assets are deemed to be ERISA plan assets, the Manager and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify and maintain our qualification as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if the Manager or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.

Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus and its variants (“COVID-19”) on the financial condition, results of operations, cash flows and performance of the Company and its tenants of our properties, business partners within our network and service providers, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; “stay-at-home” orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in this prospectus, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19.

Additional factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the factors included in this prospectus, including those set forth under the heading “Risk Factors”;

•	our ability to invest the net proceeds of this offering in the manner set forth in this prospectus;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	risks associated with geographic concentration of our investments;

•	decreased rental rates or increasing vacancy rates;

•	our ability to lease units in newly acquired or newly constructed single-family properties;

•	potential defaults on or non-renewal of leases by tenants;

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•	creditworthiness of tenants;

•	our ability to obtain financing for and complete acquisitions under contract under the contemplated terms, or at all;

•	development and acquisition risks, including rising or unanticipated costs and failure of such acquisitions and developments to perform in accordance with projections;

•	the timing of acquisitions and dispositions;

•	the performance of our network of leading regional owner/operators with which we invest through controlling positions in joint ventures;

•	potential natural disasters such as hurricanes, tornadoes and floods;

•	national, international, regional and local economic conditions;

•	board determination as to timing and payment of dividends, and our ability to pay future distributions at the dividend rates set forth in this prospectus;

•	the general level of interest rates;

•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;

•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•	lack of or insufficient amounts of insurance;

•	our ability to qualify and maintain our qualification as a REIT;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and

•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements speak only as of their respective dates and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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ESTIMATED USE OF PROCEEDS

The following table sets forth our estimated use of proceeds from this offering, assuming that we sell the maximum of 20,000,000 shares of our Series A Redeemable Preferred Stock in this offering at the public offering price of  $25.00 per share for maximum gross offering proceeds of  $500 million. However, the number of shares of our Series A Redeemable Preferred Stock to be offered and other terms of the offering under this prospectus may vary from these assumptions.

Estimated Application of Offering Proceeds

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$500,000,000	100.0%
Offering expenses:
Selling commissions(1)	$35,000,000	7.00%
Placement fee(1)	$15,000,000	3.00%
Other offering expenses(2)	$6,250,000	1.25%
Amount available for investment(3)	$443,750,000	88.75%
Cash down payment (equity)	$419,750,000	83.95%
Acquisition expenses	$19,000,000	3.80%
Working capital reserve	$5,000,000	1.00%
Proceeds invested	$443,750,000	88.75%
Offering expenses	$56,250,000	11.25%
Total application of proceeds	$500,000,000	100.00%

(1)	Assumes selling commissions equal to 7.0% of gross offering proceeds and a placement fee of 3.0% of gross offering proceeds in the offering under this prospectus. A portion of selling commissions and/or of the placement fee may be reallowed to participating broker-dealers. See the “Plan of Distribution” section of this prospectus for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with the offering, and the corresponding payments of the placement fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, placement fee and such non-cash compensation for the offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the Company any excess payments made to our dealer manager over FINRA’s 10.0% cap if the offering is abruptly terminated before reaching the maximum amount of offering proceeds.

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(2)	Includes all expenses (other than selling commissions and the placement fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of shares of our Series A Redeemable Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us), charges of transfer agents, registrars and experts, and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of shares of our Series A Redeemable Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. We do not expect such offering expenses to exceed 1.25% of gross offering proceeds, though the amount of such expenses may exceed the expected amount, as long as said expenses would not cause the cumulative selling commissions, placement fee and issuer organization and offering expenses paid by us to exceed 15.0% of gross offering proceeds. All organization and offering expenses, including selling commissions and the placement fee, are not expected to exceed 11.25% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.

(3)	Although the net proceeds are expected to be used in connection with the acquisition of single family properties and other real estate-related investments and the payment of fees and expenses related thereto, the proceeds are available for our other capital needs, whether related to the repayment of debt or otherwise. For purposes of this table, however, we have assumed that we will use all the net proceeds for acquisitions of real property and other real estate-related investments and the payment of related fees and expenses. Until required in connection with the acquisition of real property, other real estate-related investments or other capital needs, we intend to invest the net proceeds of this offering in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that will not adversely affect our ability to qualify, or maintain our qualification, as a REIT.

Assuming the maximum offering, we estimate that we will receive net proceeds from the sale of shares of Series A Redeemable Preferred Stock in the offering of approximately $443.75 million, after deducting estimated offering expenses, including selling commissions and the placement fee, payable by us of approximately $56.25 million.

We will contribute the net proceeds of this offering to our operating partnership in exchange for Series A Redeemable Preferred Units (as defined herein).

We intend to use the net proceeds of this offering for future acquisitions, investments in properties, and other general corporate and working capital purposes, which may include the funding of capital improvements at our properties.

We intend to use prudent amounts of leverage in connection with our operations. As of March 31, 2023, our total mortgage indebtedness was approximately $97.8 million, and we had $49.0 million outstanding under our revolving credit facilities. Once we reach sufficient scale, we generally expect our total indebtedness to be less than 75% of the fair market value of our real estate investments. However, we are not subject to any limitations on the amount of leverage we may use, and accordingly, the amount of leverage we use may be significantly less or greater than we currently anticipate. Further, during our ramp-up to scale, we expect that our leverage will fluctuate and for periods of time will exceed 75% of the fair market value of our real estate investments as appropriate. For purposes of calculating our leverage, we include our consolidated real estate investments, include our preferred equity and loan investments at cost, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness.

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DISTRIBUTION POLICY

We intend to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. The Code generally requires that a REIT annually distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, and imposes tax on any taxable income retained by a REIT, including capital gains.

To satisfy the requirements for qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income, determined without regard to the deduction for dividends paid, to our stockholders out of assets legally available for such purposes. Our board of directors has not yet determined the rate for our future dividends, and all future distributions will be at the sole discretion of our board of directors. When determining the amount of future distributions, we expect that our board of directors will consider, among other factors, (i) the amount of cash generated from our operating activities, (ii) our expectations of future cash flows, (iii) our determination of near-term cash needs for acquisitions of new properties, general property capital improvements and debt repayments, (iv) our ability to continue to access additional sources of capital, (v) the requirements of Maryland law, (vi) the amount required to be distributed to qualify and maintain our qualification as a REIT and to reduce any income and excise taxes that we otherwise would be required to pay and (vii) any limitations on our distributions contained in our credit or other agreements.

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Redeemable Preferred Stock if any such class or series is authorized in the future, the holders of Series A Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of 6.0% of the Stated Value of $25.00 per share (each, a “Series A Cash Dividend”). We expect Series A Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record as of the close of business on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The initial Series A Cash Dividend payable on each share of Series A Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series A Redeemable Preferred Stock. Each subsequent Series A Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series A Cash Dividend period for which a Series A Cash Dividend has been paid on each such share of Series A Redeemable Preferred Stock. A “Series A Cash Dividend Period” will be the respective period commencing on and including the first day of each month and ending on and including the day preceding the first day of the next succeeding Series A Cash Dividend Period (other than the initial Series A Cash Dividend Period and the Series A Cash Dividend Period during which any shares of Series A Redeemable Preferred Stock shall be redeemed or otherwise acquired by us). For the avoidance of doubt, any such Series A Cash Dividend may vary among holders of Series A Redeemable Preferred Stock and may be prorated with respect to any shares of Series A Redeemable Preferred Stock that were outstanding less than the total number of days in the Series A Cash Dividend Period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series A Redeemable Preferred Stock were outstanding.

The timing and amount of any dividends on the Series A Redeemable Preferred Stock will be determined by our board of directors, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series A Redeemable Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series A Redeemable Preferred Stock will not bear interest.

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We cannot assure you that we will generate sufficient cash flows to make distributions to our stockholders or that we will be able to sustain those distributions. If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, borrow funds, sell assets, make a taxable distribution of our equity or debt securities, or reduce such distributions. In addition, while we have no intention to do so, prior to the time we have fully invested the net proceeds of this offering, we may fund our distributions out of the net proceeds of this offering, which could adversely impact our results of operations. Our distribution policy enables us to review the alternative funding sources available to us from time to time. Our actual results of operations will be affected by a number of factors, including the revenues we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.” Since our inception on December 16, 2021, we have not paid any distributions to our stockholder.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of the historical results of operations and liquidity and capital resources of our company, which was incorporated as a Maryland corporation on December 16, 2021. Prior to October 6, 2022, our sole stockholder was Bluerock Residential Growth REIT, Inc, a Maryland corporation (“Bluerock Residential”), end we operated as part of Bluerock Residential and not as a stand-alone company. On October 6, 2022, Bluerock Residential completed a spin-off transaction that resulted in its single-family residential real estate business and certain other assets being contributed to Bluerock Homes, and Bluerock Homes becoming an independent, publicly traded company. You should read the following discussion and analysis in conjunction with the accompanying financial statements and the notes thereto. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. The matters discussed in these forward-looking statements are subject to risk, uncertainties and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Please refer to the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” herein for a discussion of the uncertainties, risks and assumptions associated with these statements.

For the period ended and prior to October 6, 2022, financial statements have been derived from Bluerock Residential's historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of Bluerock Homes are included in such financial statements. These financial statements also include general and administrative expenses that have been allocated to Bluerock Homes from Bluerock Residential based on relative unit count. These allocated expenses are for corporate office expenses and management including, but not limited to, executive oversight, asset management, treasury, finance, human resources, tax, accounting, financial reporting, information technology and investor relations. However, amounts recognized by Bluerock Homes are not necessarily representative of the amounts that would have been reflected in the financial statements had we operated independently of Bluerock Residential. Any references to “the Company” “we,” “us,” or “our” for all periods ended October 6, 2022 and prior refer to Bluerock Homes as owned by Bluerock Residential, and for all periods subsequent to October 6, 2022 refer to Bluerock Homes as an independent, publicly traded company.

Overview

We own and operate high-quality single-family properties located in attractive markets with a focus on the knowledge-economy and high-quality of life growth markets of the Sunbelt and Western United States. Our principal objective is to generate attractive risk-adjusted returns on investments where we believe we can drive growth in funds from operations and net asset value by acquiring pre-existing single-family residential homes, developing build-to-rent communities, and through Value-Add renovations. Our Value-Add strategy focuses on repositioning lower-quality, less current assets to drive rent growth and expand margins to increase net operating income and maximize our return on investment.

We have no employees and are supported by a related-party service agreement with the Manager (the “Management Agreement”). We are externally managed by the Manager, which manages our day-to-day operations under the Management Agreement. The Management Agreement has a one-year term expiring October 6, 2023 and will be automatically renewed for a one-year term each year on October 6, unless previously terminated in accordance with the terms of the Management Agreement. The Manager is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf. Substantially all our business is conducted through our Operating Partnership.

As of March 31, 2023, we held an aggregate of 4,160 residential units held through seventeen real estate investments, consisting of ten consolidated operating investments and seven investments held through preferred equity investments. As of March 31, 2023, our consolidated operating investments were approximately 94.5% occupied.

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ended December 31, 2022 upon the filing of our U.S. federal income tax return for such taxable year, and we intend to operate in accordance with the requirements for qualification as a REIT. As a REIT, we generally will not be subject to corporate-level income taxes. To qualify and maintain our REIT qualification, we will be required, among other requirements, to distribute annually at least 90% of our “REIT taxable income”, (determined without regard to the dividends paid deduction and excluding net capital gain), to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our taxable income at regular corporate tax rates, and we would not be permitted to qualify as a REIT for four years following the taxable year in which such failure occurs. Such an event could materially and adversely affect our net income and results of operations. We intend to organize and operate in such a manner where we would remain qualified as a REIT.

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Inflation and Related Economic Volatility

We continue to monitor increases in inflation and rising interest rates and resulting economic changes in credit and capital markets. Inflation and its related impacts, including increased prices for services and goods and higher interest rates and wages, and any policy interventions by the U.S. government, could negatively impact our residents’ ability to pay rents and our results of operations. Substantially all our leases are for a term of one year or less, which we believe mitigates our exposure to inflation, by permitting us to set rents commensurate with inflation (subject to rent regulations to the extent they apply and assuming our current or prospective residents will accept and can pay commensurate increased rents, of which there can be no assurance). Inflation could outpace any increases in rent and adversely affect us. We may not be able to mitigate the effects of inflation and related impacts, and the duration and extent of any prolonged periods of inflation, and any related adverse effects on our results of operations and financial condition, are unknown at this time. Inflation may also cause increased volatility in financial markets, which could affect our ability to access the capital markets or impact the cost or timing at which we are able to do so. Inflation may also increase the costs to complete our development projects, including costs of materials, labor and services from third-party contractors and suppliers. Higher construction costs could adversely impact our investments in real estate assets and our expected yields on development projects.

Additionally, as a result of concern about the recent deterioration in the financial markets, including the recent failures of banks, the cost of obtaining debt from credit and capital markets has increased as many lenders have increased interest rates, enacted tighter lending standards and reduced and, in some cases, ceased to provide funding to borrowers. If we need to incur debt from a source other than our revolving credit facilities, we cannot be certain the additional financing will be available to the extent required and on acceptable terms. If debt financing on acceptable terms is not available, we may be unable to fully execute our growth strategy, otherwise take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our results of operations and financial condition.

Other weakened economic conditions, including job losses, high unemployment levels, stock market volatility, and uncertainty about the future, could adversely affect rental rates and occupancy levels. Unfavorable changes in economic conditions may have a material adverse impact on our cash flows and operating results.

Other Significant Developments

Acquisition of Additional Savannah-84 units, formerly Peak JV 4

On February 23, 2023, we acquired 18 single-family residential units located in Savannah, Georgia that were added to the existing Savannah-84 portfolio. We have a 100% interest in the units and the purchase price of approximately $4.2 million was fully funded in cash upon acquisition.

Acquisition of Additional Interests in Properties

During the three months ended March 31, 2023, we acquired the noncontrolling partner’s interest in the following properties ($ in thousands):

			Previous	New
			Ownership	Ownership
Property	Date	Amount	Interest	Interest
Savannah-84	January 6, 2023	$939	80%	100%
Indy-Springfield, formerly Peak JV 1	March 8,2023	4,111	60%	100%

Preferred Equity Investment Activity

During the three months ended March 31, 2023, our preferred equity investment activity was as follows: (i) we increased our preferred equity investment commitments in (a) the Willow Park joint venture by $2.1 million, for a total commitment of $4.6 million, and (b) The Woods at Forest Hill joint venture by $2.3 million, for a total commitment of $5.6 million, and (ii) our preferred equity investment in the Peak REIT OP was partially redeemed for $4.1 million, which included principal investment of $4.0 million and accrued preferred return of $0.1 million, leaving our remaining preferred equity investment in the Peak REIT OP at $16.3 million. Additionally, we funded an aggregate of approximately $3.7 million of preferred equity investments in The Woods at Forest Hill, Wayford at Innovation Park and Willow Park.

Stockholders’ Equity

Our total stockholders’ equity decreased $1.7 million from $160.0 million as of December 31, 2022 to $158.3 million as of March 31, 2023. The decrease in our total stockholders’ equity is attributable to an adjustment of $1.7 million for noncontrolling interest ownership in the Operating Partnership and a net loss of $1.5 million, partially offset by an increase of $1.5 million related to the acquisition of noncontrolling interests.

Results of Operations

The following is a summary of our stabilized consolidated operating real estate investments as of March 31, 2023:

Name	Market	Number of Units	Average Year Built	Ownership Interest	Average Rent (1)	% Occupied (2)
Ballast	AZ / CO / WA	84	1998	95%	$2,095	98.8%
Golden Pacific	IN / KS / MO	171	1976	97%	1,687	97.6%
ILE	TX / SE US	482	1991	95%	1,798	96.9%
Indy-Springfield, formerly Peak JV 1	IN / MO	334	1997	100%	1,182	97.0%
Navigator Villas	Pasco, WA	176	2013	90%	1,513	96.0%
Peak JV 2	Various / TX	608	1980	80%	1,283	89.3%
Peak JV 3	Dallas-Fort Worth, TX	189	1962	56%	1,033	95.5%
Savannah-84, formerly Peak JV 4	Savannah, GA	84	2022-2023	100%	1,680	89.6%
Wayford at Concord	Concord, NC	150	2019	83%	2,126	94.7%
Yauger Park Villas	Olympia, WA	80	2010	95%	2,381	96.3%
Total Units / Average		2,358			$1,542	94.5%

(1)	Represents the average of the ending average effective rent per occupied unit as of the last day of each month in the three months ended March 31, 2023.

(2)	Percent occupied is calculated as (i) the number of units occupied as of March 31, 2023 divided by (ii) total number of units, expressed as a percentage. Percent occupied excludes an aggregate of 42 down/renovation units and 17 units of Savannah-84 that are in lease-up.

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The following is a summary of our consolidated operational results for the three months ended March 31, 2023 and 2022 ($ in thousands, except average rental rates):

	Three Months Ended March 31,
	2023	2022	Variance
Rental and other property revenues	$10,138	$6,852	48.0%
Property operating expenses	$4,557	$2,780	63.9%
Net operating income	$5,581	$4,072	37.1%
Average occupancy percentage (1)	94.2%	92.7%	150	bps
Average rental rate (2)	$1,542	$1,344	14.7%

(1)	Represents the average of the ending occupancy as of the last day of each month in the period presented.

(2)	Represents the average of the ending average effective rent per occupied unit as of the last day of each month in the period presented.

The following is a summary of our preferred equity investments as of March 31, 2023:

			Total Actual/		Actual/	Actual/	Actual/
		Actual/	Estimated		Estimated	Estimated	Estimated	Estimated
		Planned	Construction	Cost to Date	Construction	Initial	Construction	Average
Name	Location / Market	Number of Units	Cost (in millions)	(in millions)	Cost Per Unit	Occupancy	Completion	Rent (1)
Lease-up Investment
The Woods at Forest Hill	Forest Hill, TX	76	$17.1	$15.2	$225,000	4Q 2022	3Q 2023	$1,625
Willow Park	Willow Park, TX	46	16.5	14.7	358,696	2Q 2022	3Q 2023	2,362
The Cottages at Warner Robins	Warner Robins, GA	251	53.1	47.3	211,554	1Q 2023	4Q 2023	1,346
Total Lease-up Units		373

Development Investment
The Cottages at Myrtle Beach	Myrtle Beach, SC	294	63.2	52.4	214,966	2Q 2023	4Q 2023	1,743
The Cottages of Port St. Lucie	Port St. Lucie, FL	286	69.6	52.4	243,357	2Q 2023	1Q 2024	2,133
Wayford at Innovation Park	Charlotte, NC	210	62.0	23.9	295,238	3Q 2023	3Q 2024	1,994
Total Development Units		790

								Average
Operating Investment		Number of Units						Rent (1)
Peak Housing (2)	IN / MO / TX	639						$1,030
Total Operating Units		639
Total Units/Average		1,802						$1,573

(1)	For lease-up and development investments, represents the average pro forma effective monthly rent per occupied unit for all expected occupied units upon stabilization. For operating investments, represents the average effective monthly rent per occupied unit for the three months ended March 31, 2023.

(2)	Peak Housing is a stabilized operating portfolio and the number of units shown represents those collateralizing our preferred equity investment in the Peak REIT OP as of March 31, 2023 (refer to Note 6 of our combined consolidated financial statements for further information). Unit count excludes units presented in the consolidated operating investments table above.

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Three Months Ended March 31, 2023 Compared to Three Months Ended March 31, 2022

Revenue

Rental and other property revenues increased $3.2 million, or 48%, to $10.1 million for the three months ended March 31, 2023 as compared to $6.9 million for the same prior year period. The increase was primarily due to unit count growth of 569 homes in our portfolio since January 1, 2022 and operational improvements from our active management and organic market rent growth.

Our average rent per occupied unit increased $198 or 14.7% to $1,542 as compared to $1,344 during the prior year period. Average occupancy increased 150 basis points from 92.7% to 94.2% on a year over year basis. The improvement was partially driven by: (i) stabilization of homes under renovation within our value-enhancement strategy, and (ii) stabilization of homes that are sometimes purchased from owner occupants which can create modest frictional vacancy for a brief period of time after acquisition.

Interest income from loan investments decreased $0.9 million, or 100%, to zero for the three months ended March 31, 2023 as compared to $0.9 million for the same prior year period due to the payoff of two loans in 2022. We did not have any loan investments at March 31, 2023.

Expenses

Property operating expenses increased $1.8 million, or 64%, to $4.6 million for the three months ended March 31, 2023 as compared to $2.8 million for the same prior year period. The increase was primarily due to the acquisition of homes since January 1, 2022 and additional repairs and maintenance as part of our lease up stabilization strategy. Property operating expenses consist of controllable (payroll, repairs and maintenance, turnover, administrative, advertising, and utilities) and non-controllable (real estate taxes and insurance) expenses. Controllable expenses were $2.2 million and $1.2 million, and non-controllable expenses were $2.4 million and $1.6 million, for the three months ended March 31, 2023 and 2022, respectively.

Property management and asset management fees expense were $1.1 million for the three months ended March 31, 2023 as compared to $0.6 million in the same prior year period. The increase was primarily due to the acquisition of homes since January 1, 2022. Property management fees are based on a stated percentage of property revenues and asset management fees are based on a stated percentage of capital contributions or assets under management, where applicable.

General and administrative expenses amounted to $2.0 million for the three months ended March 31, 2023 as compared to $1.6 million for the same prior year period. Amounts recognized during the three months ended March 31, 2023 represent our operations as a standalone company. For the period ended and prior to October 6, 2022, allocations of certain general, administrative, sales and marketing expenses were allocated to us from Bluerock Residential based on relative unit count. As such, expense amounts recognized during the three months ended March 31, 2022 are not representative of the amounts that would have been reflected in the financial statements had we operated independently of Bluerock Residential.

Management fees to related party amounted to $1.9 million for the three months ended March 31, 2023. Commencing on October 6, 2022, we are externally managed and advised by our Manager pursuant to a Management Agreement. There was no management fee expense prior to October 6, 2022.

Acquisition and other transaction costs amounted to $1.5 million for the three months ended March 31, 2023. The 2023 expense relates to the transition of property management services for over 1,000 homes. No acquisition and other transaction costs were expensed in 2022.

Depreciation and amortization expenses were $4.0 million for the three months ended March 31, 2023 as compared to $4.5 million for the same prior year period, with the decrease primarily attributable to in-place leases being fully amortized prior to the first quarter 2023.

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Other Income and Expense

Other income and expense amounted to expense of $0.4 million for the three months ended March 31, 2023 compared to income of $0.6 million for the same prior year period. This was due to a net increase in interest expense of $2.2 million attributable to an increase in the outstanding debt to $146.9 million at March 31, 2023 as compared to $71.6 million at March 31, 2022, a decrease in the fair value of our interest rate caps and swaps (which was partially offset by a reduction in interest expense from interest rate caps and swaps in effect), and a decrease in the allowance for credit losses on unconsolidated real estate joint ventures of $0.3 million. These expenses were partially offset by an increase in preferred returns on unconsolidated real estate joint ventures of $1.5 million as funding to our preferred equity investments increased to $85.9 million at March 31, 2023 as compared to $50.3 million at March 31, 2022.

Net Operating Income

We believe that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. NOI also is a computation made by analysts and investors to measure a real estate company’s operating performance.

We believe that this measure provides an operating perspective not immediately apparent from operating income or net income prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

However, NOI should only be used as a supplemental measure of our financial performance. The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI, as computed in accordance with GAAP for the periods presented (amounts in thousands):

	Three Months Ended
	March 31,
	2023	2022
Net loss attributable to common stockholders	$(1,540)	$(157)
Add back: Net loss attributable to Operating Partnership Units	(2,985)	(302)
Net loss attributable to common stockholders and unit holders	(4,525)	(459)
Add common stockholders and Operating Partnership Units pro-rata share of:
Net loss attributable to partially owned noncontrolling interests	(753)	(757)
Real estate depreciation and amortization	3,918	4,435
Non-real estate depreciation and amortization	61	122
Non-cash interest expense	507	220
Unrealized loss on derivatives	1,133	—
Provision for (recovery of) credit losses	6	(362)
Property management and asset management fees	1,091	643
Management fees to related party	1,922	—
Acquisition and other transaction costs	1,455	—
Corporate operating expenses	1,973	1,551
Other income, net	(44)	(1)
Preferred returns on unconsolidated real estate joint ventures	(2,796)	(1,273)
Interest income from loan investments	—	(885)
Total property income	3,948	3,234
Add back: Interest expense	1,633	838
Net operating income	$5,581	$4,072

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Year ended December 31, 2022 as compared to the year ended December 31, 2021

Revenue

Rental and other property revenues increased $23.6 million, or 254%, to $32.9 million for the year ended December 31, 2022 as compared to $9.3 million for the same prior year period. This was due to a $23.1 million increase from the acquisition of 551 units in 2022 and the full period impact of 1,613 units acquired in 2021 and a $0.5 million increase from our same store property, Navigator Villas.

From an operational perspective, our average rent per occupied unit increased $59 or 4.3% to $1,447 as compared to $1,388 during the prior year period. Average occupancy decreased 340 basis points from 95.8% to 92.4% on a year over year basis due to the following (i) during the 2021 period, average occupancy of 95.8% included only 1,789 units which were fully operational and stabilized during the period, and (ii) we acquired an additional 551 units since January 1, 2022 of which 485 units were scattered homes that typically have an operational value-enhancement strategy which includes increasing individual home occupancy levels over time; when acquiring scattered homes, the initial occupancy may be slightly lower as homes are often purchased from owner occupants which can create modest frictional vacancy for a brief period of time after acquisition.

Interest income from loan investments decreased $4.1 million, or 76%, to $1.3 million for the year ended December 31, 2022 as compared to $5.4 million for the same prior year period due to the payoff of five loans totaling $72.0 million in 2022 and 2021.

Expenses

Property operating expenses increased $12.0 million, or 370%, to $15.2 million for the year ended December 31, 2022 as compared to $3.2 million for the same prior year period. This was due to a $11.9 million increase from the acquisition of investments in 2022 and 2021 and a $0.1 million increase from our same story property, Navigator Villas.

Property management and asset management fees expense were $3.8 million for the year ended December 31, 2022 as compared to $0.6 million in the same prior year period. This was primarily due to a $3.2 million increase from the acquisition of investments in 2022 and 2021. Property management fees are based on a stated percentage of property revenues and asset management fees are based on a stated percentage of capital contributions or assets under management, where applicable.

General and administrative expenses have been allocated to us from Bluerock Residential prior to October 6, 2022 based on relative unit count. These allocated expenses were for corporate office expenses and management including, but not limited to, executive oversight, asset management, treasury, finance, human resources, tax, accounting, financial reporting, information technology and investor relations. General and administrative expenses increased $2.5 million, or 55%, to $7.1 million for the year ended December 31, 2022 as compared to $4.6 million for the same prior year period. This was due to a $2.0 million increase in allocation from Bluerock Residential through October 5, 2022 primarily due to the increase in size of the carve out portfolio since the prior year period. The remaining $0.5 million increase represents an increase of actual expenses incurred from October 6, 2022 through December 31, 2022 compared to the allocated expenses in the prior year period.

Management fees to related party amounted to $1.8 million for the year ended December 31, 2022. Commencing on October 6, 2022, we are externally managed and advised by our Manager pursuant to the Management Agreement. Base management fees of $1.8 million were expensed in the year ended December 31, 2022. There was no management fee expense prior to October 6, 2022.

Acquisition and pursuit costs amounted to $0.2 million for the year ended December 31, 2022 as compared to none for the same prior year period. Abandoned pursuit costs can vary greatly, and the costs incurred in any given period may be significantly different in future periods.

Depreciation and amortization expenses were $16.0 million for the year ended December 31, 2022 as compared to $5.9 million for the same prior year period. This was due to a $9.7 million increase from the acquisition of investments in 2022 and 2021 and a $0.4 million increase from our same store property, Navigator Villas.

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Other Income and Expense

Other income and expense amounted to income of $3.7 million for the year ended December 31, 2022 compared to income of $0.6 million for the same prior year period. This was primarily due to an increase in preferred returns on unconsolidated real estate joint ventures of $5.4 million due to the acquisition of seven investments in 2021, partially offset by the sale of five underlying investments in 2021, and a recovery of credit losses of $0.4 million. This was partially offset by a net increase in interest expense of $2.8 million primarily due to an increase in the outstanding debt to $153.2 million at December 31, 2022 as compared to $62.1 million at December 31, 2021.

Discontinued Operations

Income from discontinued operations was $0.3 million for the year ended December 31, 2022 as compared to $110.9 million for the same prior year period. In 2021, the discontinued operations were due to the sale of six multifamily operating properties and included a $116.7 million gain from sale of multifamily assets and $0.3 million income on operations, partially offset by a $6.1 million loss on extinguishment of debt. In 2022, the $0.3 million of income is a result of the final liquidation of the sold properties.

Net Operating Income

We believe that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. NOI also is a computation made by analysts and investors to measure a real estate company’s operating performance.

We believe that this measure provides an operating perspective not immediately apparent from operating income or net income prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

However, NOI should only be used as a supplemental measure of our financial performance. The following table reflects net (loss) income attributable to common stockholders together with a reconciliation to NOI, as computed in accordance with GAAP for the years ended December 31, 2022 and 2021 (amounts in thousands):

	2022	2021
Net (loss) income attributable to common stockholders	$(1,000)	$34,325
Add back: Net (loss) income attributable to Operating Partnership Units	(1,927)	65,826
Net (loss) income attributable to common stockholders and unit holders	(2,927)	100,151
Net (loss) income attributable to partially owned noncontrolling interest	(2,998)	11,652
Income from discontinued operations	(311)	(110,858)
Real estate depreciation and amortization	15,825	5,705
Non-real estate depreciation and amortization	483	487
Non-cash interest expense	2,441	746
Unrealized gain on derivatives	(3,084)	—
Recovery of credit losses	(402)	(28)
Property management and asset management fees	3,834	550
Management fees to related party	1,787	—
Acquisition and pursuit costs	167	—
Corporate operating expenses	6,801	4,269
Transaction costs	24	—
Weather-related losses, net	25	—
Other income, net	(446)	(253)
Preferred returns on unconsolidated real estate joint ventures	(8,588)	(3,190)
Interest income from loan investments	(1,285)	(5,355)
Total property income	11,346	3,876
Add back: Interest expense	6,342	2,169
Net operating income	$17,688	$6,045

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Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, both short- and long-term. Our primary short-term liquidity requirements historically have related to (i) our operating expenses and other general business needs, (ii) acquisition of properties, (iii) committed investments and capital requirements to fund development and renovations at existing properties, (iv) ongoing commitments to repay borrowings, including our revolving credit facilities and our maturing debt, and (v) distributions to stockholders.

Our ability to access capital on favorable terms as well as to use cash from operations to continue to meet our short-term liquidity needs could be affected by various risks and uncertainties, including the effects of the COVID-19 pandemic and other risks detailed in Part I, Item 1A titled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 22, 2023. While consolidated occupancy remains strong at 94.5% as of March 31, 2023, in future periods we may experience reduced levels of tenant retention, and reduced foot traffic and lease applications from prospective tenants, whether as a result of the impact of COVID-19 or otherwise.

On January 25, 2023, we filed a registration statement on Form S-11 (File No. 333-269415) with the SEC, as amended by that certain amended registration statement on Form S-11 filed on April 3, 2023 (collectively, the “2023 Registration Statement”). The securities covered by the 2023 Registration Statement include a maximum of 20,000,000 shares of 6.0% Series A Redeemable Preferred Stock (the “Series A Redeemable Preferred Stock”) at $25.00 per share, for a maximum offering amount of $500,000,000 in Series A Redeemable Preferred Stock (the “Series A Redeemable Preferred Offering”). While the 2023 Registration Statement has been filed with the SEC, as of the date of this Current Report on Form 10-Q, the 2023 Registration Statement has not yet been declared effective by the SEC, and there are no shares of Series A Redeemable Preferred Stock issued or outstanding. In the event the 2023 Registration Statement is declared effective, we expect to commence the Series A Redeemable Preferred Offering. The Series A Redeemable Preferred Stock to be registered pursuant to the 2023 Registration Statement may not be sold nor may offers to buy be accepted prior to the time the 2023 Registration Statement becomes effective. Any disclosure concerning the Series A Redeemable Preferred Offering is neither an offer nor a solicitation to purchase our securities. There can be no assurance that we will be able to commence the Series A Redeemable Preferred Offering or successfully sell the full number of shares of Series A Redeemable Preferred Stock to be registered pursuant to the 2023 Registration Statement.

In general, we believe our available cash balances, cash flows from operations, proceeds from our revolving credit facilities, proceeds from future mortgage debt financings for acquisitions and/or development projects, and other financing arrangements will be sufficient to fund our liquidity requirements with respect to our existing portfolio for the next 12 months. In general, we expect that our results related to our existing portfolio will improve in future periods as a result of anticipated future investments in and acquisitions of single-family residential properties and build-to-rent development properties.

We believe we will be able to meet our primary liquidity requirements going forward through, among other sources:

●	$58.7 million in cash available at March 31, 2023;

●	proceeds from our revolving credit facilities, to which we expect to add additional collateral to increase our availability exceeding $50 million during 2023 (there was no availability at March 31, 2023);

●	proceeds from future mortgage debt financings for acquisition and/or development projects;

●	cash generated from operating activities; and

●	proceeds from potential offerings of common and preferred stock, as well as issuances of units of limited partnership interest in our Operating Partnership (“OP Units”).

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The following table summarizes our contractual obligations as of March 31, 2023 related to our mortgage notes secured by our properties and revolving credit facilities. At March 31, 2023, our estimated future required payments on these obligations were as follows (amounts in thousands):

		Less than
	Total	One year	2024-2025	2026-2027	Thereafter
Mortgages Payable (Principal)	$97,854	$1,142	$3,356	$38,337	$55,019
Revolving Credit Facilities	49,000	—	49,000	—	—
Estimated Interest Payments on Mortgages Payable and Revolving Credit Facilities	28,934	6,254	11,394	7,502	3,784
Total	$175,788	$7,396	$63,750	$45,839	$58,803

Estimated interest payments are based on the stated rates for mortgage notes payable assuming the interest rate in effect for the most recent quarter remains in effect through the respective maturity dates.

As of March 31, 2023, the aggregate amount of our contractual commitments to fund future cash obligations in certain of our preferred equity and joint venture investments was $4.1 million.

As equity capital market conditions permit, we may supplement our capital for short-term liquidity needs with proceeds of potential offerings of common and preferred stock, as well as issuance of OP Units. Given the significant volatility in the trading price of REIT equities and our otherwise stable financial condition and liquidity position, we cannot provide assurances that these offerings are a likely source of capital to meet short-term liquidity needs.

Our primary long-term liquidity requirements relate to (a) costs for additional single-family residential investments, including build-to-rent development properties, (b) repayment of long-term debt and our revolving credit facilities, and (c) capital expenditures.

We intend to finance our long-term liquidity requirements with net proceeds of additional issuances of common and preferred stock, our revolving credit facilities, as well as future acquisition or project-based borrowings. Our success in meeting these requirements will therefore depend upon our ability to access capital. Further, our ability to access equity capital is dependent upon, among other things, general market conditions for REITs and the capital markets generally, market perceptions about us and our asset class, and current trading prices of our securities.

We may also meet our long-term liquidity needs through borrowings from a number of sources, either at the corporate or project level. We believe our revolving credit facilities will serve as our primary debt source that will continue to enable us to deploy our capital more efficiently and provide capital structure flexibility as we grow our asset base. We will continue to monitor the debt markets, including Fannie Mae and Freddie Mac, and as market conditions permit, access borrowings that are advantageous to us.

If we are unable to obtain financing on favorable terms or at all, we would likely need to curtail our investment activities, including acquisitions and improvements to and developments of, real properties, which could limit our growth prospects. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more securities or borrowing more money. We also may be forced to dispose of assets at inopportune times to maintain REIT qualification and Investment Company Act exemption.

We also have preferred equity interests in properties that are in various stages of development, in lease-up and operating, and our preferred equity investments are structured to provide a current and/or accrued preferred return during all phases. Each joint venture in which we own a preferred equity interest is required to redeem our preferred equity interests, plus any accrued preferred return, based on a fixed maturity date, generally in relation to the property’s construction loan or mortgage loan maturity. Upon redemption of the preferred membership interests, our income, FFO, CFFO and cash flows could be reduced below the preferred returns currently being recognized. Alternatively, if the joint ventures do not redeem our preferred membership interest when required, our income, FFO, CFFO and cash flows could be reduced if the development project does not produce sufficient cash flow to pays its operating expenses, debt service and preferred return obligations. As we evaluate our capital position and capital allocation strategy, we may consider alternative means of financing our development loan and preferred equity investment activities at the subsidiary level.

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Off-Balance Sheet Arrangements

As of March 31, 2023, we have off-balance sheet arrangements that may have a material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures. As of March 31, 2023, we own interests in seven joint ventures that are accounted for as held to maturity debt securities.

Cash Flows from Operating Activities

As of March 31, 2023, we owned indirect equity interests in seventeen real estate investments, consisting of ten consolidated operating investments and seven investments held through preferred equity investments. During the three months ended March 31,2023, net cash used in operating activities was $2.2 million after net loss of $5.3 million was adjusted for the following:

●	a decrease in accounts payable and other accrued liabilities of $1.7 million; and

●	an increase in accounts receivable, prepaids and other assets of $1.6 million; offset by:

●	non-cash items of $5.7 million;

●	distributions and preferred returns from unconsolidated joint ventures of $0.5 million; and

●	a decrease in due from affiliates of $0.2 million.

Cash Flows from Investing Activities

During the three months ended March 31, 2023, net cash used in investing activities was $11.0 million, primarily due to the following:

●	$5.0 million used in the purchase of interests from noncontrolling interests;

●	$4.3 million used in acquiring consolidated real estate investments;

●	$3.7 million used in additional investments in unconsolidated real estate joint ventures; and

●	$2.1 million used on capital expenditures; offset by:

●	$4.1 million of proceeds from the redemption of unconsolidated real estate joint ventures.

Cash Flows from Financing Activities

During the three months ended March 31, 2023, net cash used in financing activities was $6.2 million, primarily due to the following:

●	$6.0 million of repayments on revolving credit facilities;

●	$0.4 million of repayments on our mortgages payable; and

●	$0.1 million in distributions paid to partially owned noncontrolling interests; offset by:

●	$0.3 million of contributions from partially owned noncontrolling interests.

Capital Expenditures

The following table summarizes our total capital expenditures for the three months ended March 31, 2023 and 2022 (amounts in thousands):

	Three Months Ended
	March 31,
	2023	2022
Redevelopment/renovations	$569	$1,956
Routine capital expenditures	646	907
Normally recurring capital expenditures	99	40
Total capital expenditures	$1,314	$2,903

Redevelopment and renovation costs are non-recurring capital expenditures for significant projects, such as preparing a unit for rental. The renovation work varies, but may include flooring, cabinetry, paint, plumbing, appliances and other items required to make the unit rent ready. Routine capital expenditures are necessary non-revenue generating improvements that extend the useful life of the property and that are less frequent in nature, such as roof repairs and concrete work/asphalt resurfacing. Normally recurring capital expenditures are necessary non-revenue generating improvements that occur on a regular ongoing basis, such as flooring and appliances.

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Funds from Operations and Core Funds from Operations Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for notes receivable, unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition and other transaction costs, non-cash interest, unrealized gains or losses on derivatives, provision for (recovery of) credit losses, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs and stock compensation expense. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and other transaction costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income (loss), including net income (loss) attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income (loss) attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We historically operated as part of Bluerock Residential and not as a standalone company. On October 6, 2022, Bluerock Residential completed a spin-off transaction that resulted in its single-family residential real estate business and certain other assets being contributed to us. Financial statements for the period ended and prior to October 6, 2022 have been derived from Bluerock Residential’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with our business activity are included in the financial statements. The financial statements for the period ended and prior to October 6, 2022 also include allocations of certain general, administrative, sales and marketing expenses that have been allocated to us from Bluerock Residential based on relative unit count. However, amounts recognized by us are not representative of the amounts that would have been reflected in these financial statements had we operated independently of Bluerock Residential. As such, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

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The table below presents our calculation of FFO and CFFO for the periods presented ($ in thousands):

	Three Months Ended
	March 31,
	2023	2022
Net loss attributable to Common Stockholders	$(1,540)	$(157)
Add back: Net loss attributable to Operating Partnership Units	(2,985)	(302)
Net loss attributable to Common Stockholders and Unit Holders	(4,525)	(459)
Real estate depreciation and amortization	3,918	4,435
Adjustment for partially owned noncontrolling interests	(520)	(842)
FFO attributable to Common Stockholders and Unit Holders	(1,127)	3,134
Acquisition and other transaction costs	1,455	—
Non-cash interest expense	507	220
Unrealized loss on derivatives	1,133	—
Provision for (recovery of) credit losses	6	(362)
Non-real estate depreciation and amortization	61	122
Other income, net	(44)	(1)
Non-cash equity compensation	3,005	768
Adjustment for partially owned noncontrolling interests	(427)	1
CFFO attributable to Common Stockholders and Unit Holders	$4,569	$3,882
Per Share and Unit Information:
FFO attributable to Common Stockholders and Unit Holders - diluted	$(0.10)	$0.28
CFFO attributable to Common Stockholders and Unit Holders - diluted	$0.40	$0.35
Weighted average common shares and units outstanding - diluted	11,295,431	11,214,229

Operating cash flow, FFO and CFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO and CFFO.

Presentation of this information is intended to assist the reader in comparing the sustainability of the operating performance of different REITs, although it should be noted that not all REITs calculate FFO or CFFO the same way, so comparisons with other REITs may not be meaningful. FFO or CFFO should not be considered as an alternative to net income (loss) attributable to common stockholders or as an indication of our liquidity, nor is either indicative of funds available to fund our cash needs, including our ability to make distributions. Both FFO and CFFO should be reviewed in connection with other GAAP measurements.

Our board of directors (“Board”) will determine the amount of dividends to be paid to our stockholders. The determination of our Board will be based on several factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to qualify and maintain our REIT status for federal income tax purposes. As a result, our distribution rate and payment frequency may vary from time to time. To qualify and maintain our REIT status, we will be required to distribute annually at least 90% of our “REIT taxable income”, as defined by the Code, determined without regard to the dividends paid deduction and excluding net capital gains, to our stockholders. While our policy is generally to pay distributions from cash flow from operations, we may declare distributions in excess of funds from operations. There were no distributions declared or paid during the three months ended March 31, 2023.

Significant Accounting Policies and Critical Accounting Estimates

Below is a discussion of our significant accounting policies and critical accounting estimates.

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Principles of Consolidation and Basis of Presentation

We conduct our operations through the Operating Partnership, of which we are the sole general partner. The combined consolidated financial statements include our accounts and those of the Operating Partnership and its subsidiaries. As of March 31, 2023, limited partners other than the Company owned approximately 67.32% of the common units of the Operating Partnership (62.67% is held by holders of limited partnership interest in the Operating Partnership (“OP Units”) and 4.65% is held by holders of the Operating Partnership’s long-term incentive plan units (“LTIP Units”), including 3.45% which are not vested at March 31, 2023).

The combined consolidated financial statements include certain prior period reclassifications made by the Company to reflect the Operating Partnership unitholders’ approximately 66% ownership in the Company following the spin-off transaction. Reclassifications to net loss on the combined consolidated statements of operations, along with reclassifications to stockholders’ equity and noncontrolling interest for Operating Partnership unitholders on the combined consolidated balances sheets and statements of stockholders’ equity, were made for the period ending and prior to October 6, 2022.

Summary of Significant Accounting Policies

Real Estate Investments, Preferred Equity Investments and Notes Receivable (Real Estate Loan Investment)

We first analyze an investment to determine if it is a variable interest entity (“VIE”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810: Consolidation and, if so, whether we are the primary beneficiary requiring consolidation of the entity. A VIE is an entity that has (i) insufficient equity to permit it to finance its activities without additional subordinated financial support or (ii) equity holders that lack the characteristics of a controlling financial interest. VIEs are consolidated by the primary beneficiary, which is the entity that has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that potentially could be significant to the entity. Variable interests in a VIE are contractual, ownership, or other financial interests in a VIE that change in value with changes in the fair value of the VIE’s net assets. We continuously re-assess at each level of the investment whether (i) the entity is a VIE, and (ii) we are the primary beneficiary of the VIE. If it was determined that an entity in which we hold an interest qualified as a VIE and we are the primary beneficiary, the entity would be consolidated.

If, after consideration of the VIE accounting literature, we have determined that an entity is not a VIE, we assess the need for consolidation under all other provisions of ASC 810. These provisions provide for consolidation of majority-owned entities through a majority voting interest held by the company providing control.

In assessing whether we are in control of and requiring consolidation of the limited liability company and partnership venture structures, we evaluate the respective rights and privileges afforded each member or partner (collectively referred to as “member”). Our member would not be deemed to control the entity if any of the other members has either (i) substantive kickout rights providing the ability to dissolve (liquidate) the entity or otherwise remove the managing member or general partner without cause or (ii) substantive participating rights in the entity. Substantive participating rights (whether granted by contract or law) provide for the ability to effectively participate in significant decisions of the entity that would be expected to be made in the ordinary course of business.

We analyze each investment that involves real estate acquisition, development, and construction to consider whether the investment qualifies as an investment in a real estate acquisition, development, and construction arrangement. We have evaluated our real estate investments as required by ASC 310-10 Receivables and concluded that no investments are considered an investment in a real estate acquisition, development, or construction arrangement. As such, we next evaluate if these investments are considered a security under ASC 320 Investments – Debt Securities.

For investments that meet the criteria of a security under ASC 320 Investments – Debt Securities, we classify each preferred equity investment as a held-to-maturity debt security as we have the intention and ability to hold the investment to maturity. We earn a fixed return on these investments which is included within preferred returns on unconsolidated real estate joint ventures in our combined consolidated statements of operations. We evaluate the collectability of each preferred equity investment and estimate a provision for credit loss, as applicable. We account for these investments as preferred equity investments in unconsolidated real estate joint ventures in our combined consolidated balance sheets.

For investments that do not meet the criteria of a security under ASC 320 Investments – Debt Securities, we have concluded that the characteristics and the facts and circumstances indicate that loan accounting treatment is appropriate. We recognize interest income on our notes receivable on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected. Costs incurred to originate our notes receivable are deferred and amortized using the effective interest method over the term of the related notes receivable. We evaluate the collectability of each loan investment and estimate a provision for credit loss, as applicable. The Company did not have any loan investments at March 31, 2023.

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Interim Financial Information

The accompanying unaudited combined consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”) for interim financial reporting, and the instructions to Form 10-Q and Article 10-1 of Regulation S-X. Accordingly, the financial statements for interim reporting do not include all the information and notes or disclosures required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for interim periods should not be considered indicative of the operating results for a full year.

The balance sheet at December 31, 2022 has been derived from the audited financial statements at that date but does not include all the information and disclosures required by GAAP for complete financial statements. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s audited combined consolidated financial statements for the year ended December 31, 2022 contained in the Annual Report on Form 10-K as filed with the SEC on March 22, 2023.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In January 2021, the FASB issued Accounting Standards Update (“ASU”) No. 2021-01 “Reference Rate Reform (Topic 848)” (“ASU 2021-01”). The amendments in ASU 2021-01 permit entities to elect certain optional expedients in connection with reference rate reform activities and their impact on debt, contract modifications and derivative instruments as it is expected the global market will transition from LIBOR and other interbank offered rates to alternative reference rates. The amendments in ASU 2021-01 are effective immediately, though as the sunset date of Topic 848 was deferred through the issuance of ASU No. 2022-06, such amendments  may be elected over time as reference rate reform activities occur.

Significant Risks and Uncertainties

The COVID-19 Pandemic and Uncertainty Due to Economic Volatility

The Company’s results of operations in the future may be directly or indirectly affected by uncertainties such as the effects of the novel coronavirus (“COVID-19”) pandemic or inflation and related volatility in the market. State, local and federal entities imposed various temporary restrictions on eviction, late fees, and rent prices as a result of the COVID-19 pandemic. While many of those temporary restrictions have ended, the Company continues to monitor policies related to these restrictions to reduce the consequences of such policies on the Company’s financial condition. If conditions similar to those experienced during the COVID-19 pandemic were to reoccur, such conditions and any resulting macro-economic changes could have material and adverse effects on the Company’s financial condition, results of operations and cash flows.

Additionally, inflation accelerated rapidly in 2022 and into the first quarter of 2023. The Company’s operating costs, including utilities and payroll, may increase as a result of increases in inflation. The Federal Reserve has continued to increase interest rates to curb the effects of rising inflation. Rising interest rates cause uncertainty in credit and capital markets which could have material and adverse effects on the Company’s financial condition, results of operations and cash flows. The Company continues to closely monitor the impact of COVID-19 and economic volatility on all aspects of its business.

Current Expected Credit Losses (CECL)

We estimate provision for credit losses on our loans (notes receivable) and preferred equity investments under CECL. This method is based on expected credit losses for the life of the investment as of each balance sheet date. The method for calculating the estimate of expected credit loss considers historical experience and current conditions for similar loans and reasonable and supportable forecasts about the future.

We estimate our provision for credit losses using a collective (pool) approach for investments with similar risk characteristics, such as collateral and duration of investment. In measuring the CECL provision for investments that share similar characteristics, we apply a default rate to the investments for the remaining loan or preferred equity investment hold period. As we do not have a significant historical population of loss data on our loan and preferred equity investments, our default rate utilized for CECL is based on an external historical loss rate for commercial real estate loans.

In addition to analyzing investments as a pool, we perform an individual investment assessment of expected credit losses. If it is determined that the borrower is experiencing financial difficulty, or a foreclosure is probable, or we expect repayment through the sale of the collateral, we calculate expected credit losses based on the value of the underlying collateral as of the reporting date. During this review process, if we determine that it is probable that we will not be able to collect all amounts due for both principal and interest according to the contractual terms of an investment, that loan or preferred equity investment is not considered fully recoverable and a provision for credit loss is recorded.

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In estimating the value of the underlying collateral when determining if a loan or preferred equity investment is fully recoverable, we evaluate estimated future cash flows to be generated from the collateral underlying the investment. The inputs and assumptions utilized to estimate the future cash flows of the underlying collateral are based upon our evaluation of the operating results, economy, market trends, and other factors, including judgments regarding costs to complete any construction activities, lease-up and occupancy rates, rental rates, and capitalization rates utilized to estimate the projected cash flows at the disposition. We may also obtain a third-party valuation which may value the collateral through an “as-is” or “stabilized value” methodology. If upon completion of the valuation the fair value of the underlying collateral securing the investment is less than the net carrying value, we record a provision for credit loss on that loan or preferred equity investment. As the investment no longer displays the characteristics that are similar to those of the pool of loans or preferred equity investments, the investment is removed from the CECL collective (pool) analysis described above.

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OUR INDUSTRY AND MARKET OPPORTUNITY

Market and Investment Opportunity

The single-family rental industry has historically been more resilient to economic downturns than the multi-family sector and is currently benefiting from significant industry tailwinds that have accelerated during the pandemic. Rental market fundamentals are strong and demographic trends support further strengthening, particularly from rental-biased and debt-burdened millennials now reaching peak single-family house consumption age. In fact, according to National Multifamily Housing Council, overall demographic growth is expected to generate demand for another 3.7 million new rental properties through 2035. We believe that a continued upswing in the propensity to rent, coupled with the limited and depleting supply for the middle-income range, signals significant opportunity. Specifically:

•

Renting currently represents a significant cost saving to homeownership, and the recent increases in both housing prices and mortgage rates has exacerbated the difference. The average monthly rental payment is approximately $1,000 cheaper than the average monthly cost of homeownership, and the annual median household income required to purchase a median priced home has increased to $120,000. (Source: Marcus & Millichap, 3Q 2022 Multifamily National Report)

•

Favorable demographic trends should drive demand for single-family rental (“SFR”) and build-to-rent (“BTR”) product. The aging of the millennial cohort into their prime household formation years and desire for more space combined with the financial constraints of this cohort should spur demand for moderately priced SFR and BTR product.

•

Low housing supply has contributed to extraordinary housing price increases. Low supply, combined with low mortgage rates and post pandemic growth, triggered record high year-over-year home price increases.

•

Robust rental market fundamentals provide an exceptionally strong backdrop for the entire rental sector. Low vacancy rates and strong long term historical rent increases signal a long term healthy sector with significant opportunity.

•	Single-family and multi-family housing production has been below trend for many years, creating both low rental vacancy rates and older dated product for much of the nation’s housing stock.
•	Limited institutional ownership of single-family rental stock, currently estimated to be approximately 2%, creates potential for outsized growth. The adoption of single-family rentals as an institutional sector is occurring with the emergence of multiple single-family REITs and other institutional capital targeting the sector. Like many other specialty sectors, the increasing inflows of capital should provide significant pricing and value support in the long term.

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Market Overview / Opportunity – 35% of Rentals are Single-Family

There are approximately 128 million total households in the U.S., of which approximately 49 million units, or 38%, are renters. Of these, approximately 13% of total households – or 35% of the rental cohort – rent a single-family residence, which represents approximately 16.5 million total single-family rental homes in the nation.

Source: Morgan Stanley Research

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Homeownership Unaffordability Driving Single-Family Rental Demand

Single-family rental homes have emerged as an attractive financial solution to the affordability constraints associated with home ownership. As the chart below illustrates, for most of the past 20 years, with the limited exception of the years immediately following the Great Recession, renting was significantly more cost-effective than owning. The monthly homeownership premium is now at historical highs since 2000.

In addition, according to a survey of 1,160 single-family renters by John Burns Real Estate Consulting conducted in 2021, for the large millennial cohort that is a prime consumer of single-family homes, ownership unaffordability is further exacerbated by high levels of student debt and, for many, an inability to save for a home down payment, all of which contribute to further demand for single-family rentals. In fact, according to reporting by Forbes in February 2021, the largest concentration of student loan borrowers, at roughly half, is in the 25- to 34-year-old millennial cohort, which comprises 14.8 million borrowers with an average of $33,800 in student loan indebtedness.

Source: John Burns Real Estate Consulting

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Furthermore, according to Marcus & Millichap, homeownership now costs approximately $1,000 per month more than apartment renting and only 26% of households are able to qualify for a median priced home, with households needing an annual income of $120,000 to be able to afford to purchase the median home. (Source: Marcus & Millichap, 3Q 2022 Multifamily National Report)

*projected

(Source: Marcus & Millichap, Special Report: Housing Affordability)

Source: Marcus & Millichap, 3Q 2022 Multifamily National Report

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The Middle Market Renter Is a Large and Attractive Market

In contrast to the majority of our public REIT peers, our rental strategy focuses on moderate home sizes and a more affordable middle-market target rent. According to GlobeSt, our target “workforce-housing” renter cohort makes up about 60% of the total single-family renter pool – larger than the market-rate and affordable housing segments combined – and represents a large, addressable market.

As of today, the workforce-housing renter comprises approximately 25 million households with a household income of $70,000 to $110,000 and solid, long-term rental home demand. This cohort includes more than seven million renters, at targeted monthly rents of $1,300 to $2,100. These rent levels typically represent approximately 20% to 25% of household income, providing each household with a meaningful cushion to continue paying rent in times of economic hardship. We expect to target an accessible and attractive price point for the middle-market renter. Our scattered-site and build-to-rent average rental price points are expected to range from $1,000 to $1,500 per month and $1,500 to $2,300 per month, respectively, both with solid rental upside potential over time. Because middle-market, single-family home renters are more likely to be families who are long-term residents, we also expect lower turnover costs and stable cash flows.

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Millennials Are Entering Peak Single-Family Housing Consumption Years, Driving Demand

The millennial cohort is continuing to enter the 35 and over age category, which is traditionally the peak for single-family housing demand. Over the 10-year period ending in 2030, the 35-50 age category is expected to grow by approximately 17 million households. However, instead of purchasing homes like their predecessor cohorts, and driven by factors including the increasing unaffordability of single-family homes, the presence of a sizable student loan debt burden, and an attraction to the financial and lifestyle flexibility that defines the rental market, millennials are increasingly choosing single-family rentals instead.

Source: US Census Bureau, AMH Research

New Home Production and Inventory at Historically Low Levels

Housing production relative to population growth has been on the decline since the 1970s. While the late 1970s/early 1980s saw 10 year average housing production at 0.8x population growth, by 2020 the 10-year average housing production had declined to less than 0.4x population growth. (Source: Federal Reserve Economic Data, August 2022.)

Source: Federal Reserve Economic Data, August 2022

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Fewer Moderately Priced Homes Being Built, Leading to Disproportionate Decline in Category

Increases in land prices and construction costs, including both labor and materials, have forced new rental construction to target higher-end residential units, which deliver higher margin potentials, which is leading to a disproportionate decline in supply of moderately priced homes. This trend, coupled with the overall low supply of housing, is pushing moderately priced housing out of reach, particularly in growth markets.

The mismatch in supply and demand of housing has deepened the affordability gap as home prices continue to increase. According to S&P Dow Jones Indices via FRED Economic Data, national home prices, as measured by the Case-Schiller Index, have increased by 11.3%-20.6% year-over-year every month from January 2021 to June 2022.

Source: Federal Reserve Economic Data, August 2022

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Vacancy Rates for Workforce and Affordable Housing Significantly Lower Than Luxury Units

While inventory and sales of moderately priced homes have fallen considerably over the past decade, vacancy rates among affordable and workforce rental units have declined to extremely low levels and remain significantly below luxury units. According to CoStar, such extremely low vacancy rates signal substantial demand and the undersupply of non-luxury rental product, represented by the 3-star vacancy rate below.

Source: CoStar

Single-Family Rents Have Been an Effective Historical Inflation Hedge

According to John Burns Real Estate Consulting, the mismatches in supply and demand have caused single-family rents to outpace inflation over most of the past 25 years, delivering an effective hedge against inflation. Additionally, home price appreciation is currently more than triple that of Core CPI.

Source: John Burns Real Estate Consulting

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Significant Near Obsolescence in Existing Single-Family Housing

As of 2022, only 15% of existing single-family housing product was newer than 20 years old, despite demand for modern amenities, flexible floor plans, and updated kitchens/bathrooms. We believe that the relatively mature age of existing single-family rental stock presents a significant market opportunity to generate attractive risk-adjusted returns by providing desirable homes with upgraded amenities through upgrades of existing homes, as well as developing new build-to-rent communities.

Source: National Multi-Housing Council, U.S. Apartment Demand through 2035

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Limited Institutional Quality Product

The single-family rental industry is highly fragmented, with the majority of single-family rental homes owned and operated by individual “mom and pop” investors, many of whom may lack the resources and/or infrastructure to deliver an institutional quality product. In the aggregate, institutional ownership of single-family rental homes today represents only 2% (approximately 300,000 units) of the roughly 16.5 million single-family rental homes in the nation. We see an outsized opportunity for consolidation by institutional investors, who can offer more attractive, more consistent products while leveraging the operational and management efficiencies as well as economies of scale associated with institutional control and ownership.

Source: Morgan Stanley Research

Forecasts Signal Healthy Rent Growth for Single-Family Rentals

We expect healthy effective rent growth for new single-family rental leases across our target markets and portfolio. John Burns Real Estate Consulting data show a projected increase of 13% in new single-family rental leases through 2025 on average across the United States with higher increases in many of our target markets.

Source: John Burns Real Estate Consulting

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OUR BUSINESS AND PROPERTIES

Our Company

We are an externally managed REIT formed to assemble a portfolio of infill first-ring suburban single-family rental homes in knowledge-economy and high quality of life growth markets across the United States, targeting middle-market single-family home renters. Our principal business objective is to generate attractive risk-adjusted investment returns by assembling a portfolio of pre-existing single-family rental homes and developing build-to-rent communities.

Our target renter pool includes the large cohort of rental-biased millennials, among others, who are reaching their peak household-formation age, have a bias for renting for lifestyle or flexibility reasons, and/or who do not want or cannot afford the upfront and ongoing financial commitments of home ownership.

Our target markets are generally the knowledge-economy and high quality of life regions of the Sunbelt and the West, which we expect should have healthy long-term demand fundamentals for single-family rentals. In addition, we believe that our moderate initial rent price points will deliver durable income streams with relatively low turnover, and with potential for upside growth over time.

We utilize two primary investment strategies to drive growth in FFO and NAV to maximize returns to our investors:

•	Scattered-Site Aggregation – Aggregation of single-asset and small portfolios of scattered-site homes at above market unlevered yields relative to private and public market valuations; and

•	Build-to-Rent Development – Development of Build-to-Rent communities at attractive, stabilized, unlevered yields.

In addition, we utilize a number of strategies to improve property performance, including performing value-add renovations, implementing institutional property management approaches and leveraging our technology-aided platform. See “—Growth Strategies.”

We invest primarily through control positions in joint ventures with a network of established private, regional owner-operators in proprietary, off-market transactions across a broad market footprint, enabling us to execute our strategies across multiple markets and strategies. Where appropriate, we may seek to increase our ownership of the venture to 100%, subsequent to the execution of the initial business plan for each property.

We were formed in 2021 as a Maryland corporation and intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2022 upon the filing of our U.S. federal income tax return for such taxable year.

Our Portfolio

Our portfolio consists of scattered-site single-family homes and build-to-rent communities. We generally target scattered-site single-family homes that are between 15 and 40 years old located in first-ring suburban markets (which are areas within close proximity to downtown amenities, including restaurants and retail shopping) with quality school systems and direct access to large metropolitan areas. Our scattered-site single-family homes, which are non-contiguous and often not always part of a single community or development, are typically a core part of our aggregation strategy and our value-add renovation strategy. We source potential investments in scattered-site single-family homes through a variety of channels, including our existing relationships and those developed by our network, real estate brokers, auctions and marketed portfolio sales. Our build-to-rent communities are typically developed by our partners with expertise in development utilizing capital which we provide in a variety of structures, including through common equity, preferred equity and mezzanine loans. Our build-to-rent communities are typically located in first-ring suburban markets as part of a larger community with other rental homes. These homes are specifically designed to be rented and are typically amenitized with larger floorplans ranging between two and four bedrooms and consist of both attached and detached homes.

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As of March 31, 2023, our portfolio consisted of interests in approximately 4,160 residential units, comprised of 2,358 consolidated operating units and 1,802 units held through preferred equity investments. As of March 31, 2023, our consolidated operating investments were approximately 94.5% occupied. Lease terms on our properties approximate twelve months. As of March 31, 2023, 42 units were down or undergoing renovations, and we currently estimate our planned value-add renovations to cost between $25,000 and $35,000 per unit.

Summary detail of our existing portfolio as of March 31, 2023 is as follows:

				At 3/31/2023
Name	Location	Average Year Built	Ownership Interest	% Occupied (1)	Units	Average Rent	Initial Purchase Date (2)	Purchase Price
Operating Properties
Ballast	AZ / CO / WA	1998	95%	98.8%	84	$2,095	4/4/2022	$32,332,500
Golden Pacific	IN / KS / MO	1976	97%	97.6%	171	1,687	11/23/2021	34,967,500
ILE	TX / SE US	1991	95%	96.9%	482	1,798	10/4/2021	108,665,300
Indy-Springfield, formerly Peak JV 1	IN / MO	1997	100%	97.0%	334	1,182	8/12/2021	52,785,000
Navigator Villas	Pasco, WA	2013	90%	96.0%	176	1,513	12/18/2019	28,500,000
Peak JV 2	Various / TX	1980	80%	89.3%	608	1,283	9/15/2021	87,995,443
Peak JV 3	Dallas-Fort Worth, TX	1962	56%	95.5%	189	1,033	12/29/2021	27,670,000
Savannah-84, formerly Peak JV 4	Savannah, GA	2022-2023	100%	89.6%	84	1,680	3/17/2022	20,006,400
Wayford at Concord	Concord, NC	2019	83%	94.7%	150	2,126	6/4/2021	44,437,500
Yauger Park Villas	Olympia, WA	2010	95%	96.3%	80	2,381	4/14/2021	24,500,000
Operating Properties Sub-Total					2,358			$461,859,643

Preferred Equity Investments (3)							Investment Date	Preferred Equity Investment	Total Commitment Amount
The Cottages at Myrtle Beach	Myrtle Beach, SC				294	$1,743	9/9/2021	$17,912,571	$17,912,571
The Cottages at Warner Robins	Warner Robbins, GA				251	1,346	12/8/2021	13,250,000	13,250,000
The Cottages of Port St. Lucie	Port St. Lucie, FL				286	2,133	8/26/2021	18,785,236	18,785,236
The Woods at Forest Hill (4)	Forest Hill, TX				76	1,625	12/20/2021	3,477,267	5,574,938
Wayford at Innovation Park	Charlotte, NC				210	1,994	6/17/2021	13,225,804	13,400,000
Willow Park (4)	Willow Park, TX				46	2,362	6/17/2021	3,007,313	4,640,000
Peak Housing (5)	IN / MO / TX				639	1,030	4/12/2021	16,260,000	20,319,000
Preferred Investments Sub-Total					1,802			$85,918,191	$93,881,745

Total Portfolio					4,160			$547,777,834	$93,881,745

(1) Percent occupied excludes an aggregate of 42 down/renovation units and 17 units of Savannah-84 that are in lease-up.

(2) Other than Navigator Villas, Wayford at Concord and Yauger Park Villas, the initial purchase date listed represents the date of our first unit acquisitions in the portfolio.

(3) Other than Peak Housing, our preferred equity investments are under development or in lease-up.

(4) During the three months ended March 31, 2023, we increased our preferred equity investment commitments in (a) The Woods at Forest Hill joint venture by $2.3 million, and (b) the Willow Park joint venture by $2.1 million.

(5) Peak Housing is a stabilized operating portfolio and the number of units shown represents those collateralizing our preferred equity investment in a private single-family home REIT as of March 31, 2023. Of the $20.3 million preferred equity investment that we committed and had fully funded, $4.0 million of our investment was partially redeemed during the first quarter 2023, leaving our remaining preferred equity investment in the private single-family home REIT at $16.3 million as of March 31, 2023.

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Our Target Markets

We focus on Knowledge/Quality markets with strong job growth, expanding populations and favorable quality of life characteristics. These Knowledge/Quality markets are typically non-gateway regions, with access to good healthcare, highly-rated school systems, lower crime rates, robust infrastructure, good affordability and a growing economic base. They are generally anchored by major universities, technology, healthcare, trade, next-generation high value-add manufacturing or government industries as well as right to work laws, growing populations, and strong household formations. Currently we have properties in and around Orlando, Dallas-Fort Worth, Seattle and Charlotte and are targeting acquisitions in and around a variety of markets, including Tampa, Salt Lake City, San Antonio, Colorado Springs, Raleigh, Atlanta, Nashville, Huntsville and Tucson. Within each metropolitan area, we typically focus on first-ring suburban markets, which are areas within close proximity to downtown amenities, including restaurants and retail shopping.

Because employment growth is highly correlated with rental demand, we generally select markets with job growth above the national average. In addition, because income growth is highly correlated with ability to deliver rent growth, we select markets with exposure to industries with attractive and growing compensation levels. Employment growth levels for certain of our markets where we are targeting growth as compared to the U.S. average are presented below.

Source: SNL, Green Street, BLS August 2021 – August 2022

We believe our approach of focusing on Knowledge/Quality markets with employment and income growth should not only contribute to achieving strong rental demand and occupancy but should also enable us to achieve revenue growth to deliver attractive risk-adjusted returns within our portfolio.

Geographically, the majority of our existing portfolio is positioned in the Sunbelt (see map below). According to a study by John Burns Real Estate Consulting conducted in 2021 and a study by the Cooper Center at the University of Virginia published in 2018, the Sunbelt is home to approximately 40% of all U.S. households and is expected to experience average population growth in excess of 10% between 2020 to 2030. Additional existing markets include high-growth areas of the West (excluding California) and other markets with similar attractive demographics as warranted. We believe that the diverse balance of larger and smaller markets within our core footprint, along with a strong current cash flow base and value-add upside, will enable us to deliver attractive investment returns across a full economic cycle.

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We select and continuously evaluate our target markets through an analysis of demographic data at both the market and submarket levels, which may include the following:

•	Strong Economic Drivers. Economy characterized by growth industries and jobs of the future such as healthcare and technology, signaling near- and long-term employment growth, relatively low housing affordability and low rent-to-income ratios that allow for future rent increases.

•	Favorable Business Climate. Regulatory conditions that attract, retain, and foster job growth and new business development including lower tax rates and right-to-work states.

•	Robust Infrastructure. Growing economic base driven by the presence of technology centers, major colleges and universities, healthcare, trade, next-generation high value-add manufacturing, government industries, and modern transportation facilities and networks.

•	Renter Demographics. The presence of a younger, more educated workforce with a high population of renters by choice.

•	High Quality of Life. Areas with abundant recreation, leisure, cultural, and entertainment options, highly rated school systems that appeal to young parents, and plentiful social opportunities including ample recreation and open space, all of which foster population growth and retention. Within our target markets, we focus on submarkets where members of our network have established relationships, transaction history, market knowledge and potential access to off-market investments, as well as an ability to direct property management and leasing operations efficiently.

Our Network Strategy

We believe the most important elements in successful investing in single-family real estate are the ability to access attractive, proprietary deal flow, deep local market knowledge to underwrite appropriately, as well as operational expertise and infrastructure to provide execution of the operating and value creation strategies.

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For this reason, we invest primarily through controlling positions in joint ventures with members of our network, representing experienced regional owner-operators across the nation. These relationships provide a wealth of seasoned market knowledge, along with access to a substantial, often proprietary, transaction pipeline, extensive operating infrastructure, and the ability to execute in our target markets without the cost and logistical burdens of maintaining our own local infrastructure across a broad footprint. Benefits of our network strategy include the following:

•	Force multiplier sourcing effect that provides access to a sizable pool of attractive, off-market investment opportunities;

•	Deep intellectual capital and track record of success, enabling us to deliver a knowledge-based underwriting of the transaction;

•	Extensive operational infrastructure enabling us to deliver execution across multiple investment strategies and markets, without the cost and logistical burdens of maintaining our own infrastructure for those markets and strategies;

•	Substantial capital to invest alongside us, ensuring our partners’ interests are aligned with ours, particularly in terms of delivering returns for our investors; and

•	Elimination of delays establishing a robust on-the-ground presence in each new market we enter.

The in-house asset management team of our Manager and its affiliate works in tandem with our network members to oversee the implementation of each asset’s business plan, including budgeting, capital expenditures, tenant improvements and financial performance. We believe that our network partners, given their significant co-investment in the projects, provide superior management execution versus third-party fee-only management companies. Notwithstanding the investments of each member of our network, we expect to maintain substantial control over these ventures, including with respect to strategic decision-making.

Our Competitive Strengths

We believe that our investment strategy and operating model distinguishes us from other owners, operators, and acquirors of single-family rental real estate in several important ways.

Our Key Principals. Our team offers significant breadth and depth in real estate operating and investment experience. Our team has successfully sourced, structured, acquired and managed more than 50 million square feet of residential real estate investments in our target markets, totaling approximately $15 billion in value, and bring an average of 30 years’ experience across multiple real estate and credit cycles. We believe this experience will provide a competitive advantage, enabling us to grow the company and generate attractive risk-adjusted returns for our stockholders. Our principals’ competitive strengths include:

•	Expertise Across Our Target Markets. Our principals have significant experience structuring and investing in properties successfully in our target markets, through multiple financial and real estate investment cycles, providing a breadth and depth of operating and investment experience to help steer our investment strategy wisely;

•	Expertise Creating Value Across Our Investment Strategies and Various Capital Structures. Our principals have substantial experience executing transactions and creating value across our value-add and development investment strategies, and across capital structures — equity, preferred equity, and mezzanine — providing substantial flexibility to create value in transactions, subject to qualifying and maintaining our qualification as a REIT;

•	Expertise in Corporate and Portfolio Transactions to Create Value. Our principals have executed large corporate and portfolio transactions, including the rollup of assets to create multiple public companies, the creation of multiple asset management platforms, and the purchase of distressed assets and/or companies out of bankruptcy, demonstrating a sophisticated structuring capability and an ability to execute complex capital markets transactions, which experience will assist us in growing the company and delivering attractive risk-adjusted returns to our stockholders; and

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•	Expertise in Financing and Structuring Transactions. Our investment team has substantial expertise structuring and financing transactions, enabling us to evaluate and access the most efficient capital structures for our acquisitions. In addition, our investment team has extensive experience structuring development transactions with network partners to capture significant value while minimizing inherent risks and/or guarantees associated with such transactions.

Our Network. We invest primarily through controlling positions in joint ventures with members of our network, which allows us to draw on the collective relationships and market knowledge and experience of significant private owner-operators in the nation who invest alongside us in transactions, in order to source, underwrite and execute attractive transactions. We believe our network provides us access to a substantial, often proprietary, transaction pipeline, along with extensive infrastructure and ability to execute across our target markets without the cost and logistical burdens associated with maintaining our own infrastructure and pipeline in these markets.

Disciplined “Broad and Deep” Underwriting. By leveraging our network, we are able to execute a rigorous underwriting process, which we believe improves our ability to evaluate risk and create value in our transactions. To begin, our network partners conduct underwriting and due diligence for our transactions, enabling us to leverage intellectual capital and local experience acquired through their years of experience in the market. At the same time, our team of investment professionals implements our disciplined underwriting and due diligence process, with a focus on value relative to other potential opportunities within our target markets. The ability to review investment opportunities broadly (across markets), as well as deeply (within the target market), greatly improves our ability to source and execute attractive transactions for our portfolio.

Scalable Operating Model. Our relationships enable us to tap into what we believe to be the substantial, often proprietary, transaction flow of our network, allowing for rapid deployment of available capital. Our extensive network provides us the ability to scale our operations quickly, enabling us to allocate and reallocate capital across multiple target markets and along multiple strategies, and to invest in or divest of properties rapidly without the time delay associated with building infrastructure across multiple markets, and without burdening us with excessive operating and overhead costs.

Growth Strategies

Our principal business objective is to generate attractive risk-adjusted investment returns by assembling a portfolio of pre-existing single-family rental homes and developing build-to-rent communities. These will be located across a diverse group of growth markets and will target a growing pool of middle-income renters seeking the single-family lifestyle without the upfront and ongoing investments associated with home ownership. By implementing our investment strategies and our institutional-quality management, we expect to be able to achieve sustainable long-term growth in both our FFO and NAV.

Value Creation Execution. We acquire single-family rental properties with potential for long-term value creation for our stockholders. We utilize the following internal and external growth strategies to drive growth in FFO and NAV for our investors:

•	Scattered-Site Aggregation. Currently, there is a high level of fragmentation in the single-family rental home market. We believe we can generate economies of scale and enable transaction efficiencies by targeting individual or small portfolios of quality, scattered, single-family rental homes with strong and stable cash flows and aggregate them into larger portfolios, which will allow us to reduce per unit costs, including leasing, marketing, insurance and maintenance related costs through increased purchasing power and sharing of resources. We look for middle-market rents that deliver attractive unlevered yields relative to private market portfolio and public market dividend yields. To date, we have acquired scattered-site homes at year one nominal cap rates exceeding 5% and gross rental yields exceeding 9%. We see an opportunity to replicate this strategy across our markets utilizing our network as a force multiplier on the sourcing and execution fronts.

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•	Build-to-Rent. We develop build-to-rent communities at attractive stabilized unlevered yields, investing selectively in target markets that we believe will enable us to capture development premiums on completion. We may use a convertible loan or convertible preferred equity structure to provide income during the development stage and/or the ability to capture development premiums at completion by exercising our conversion rights to take ownership.

•	Value-Add Renovation. We see significant potential for capital appreciation through renovation of existing assets. Our value-add strategy focuses on working with our local experts to reposition lower-quality, less current assets and drive rent growth and expand margins, increasing NOI and maximizing our return on investment.

•	Institutional Property Management / NOI Margin Expansion. We expect to improve margins at our operating properties by deploying institutional management approaches across the portfolio —including professional management, investment in technology platforms, and leveraging economies of scale — to best position the portfolio for optimal rental growth. Through the aggregation of multiple scattered homes, we seek to address operational inefficiencies, revenue management and deferred capital maintenance at scale and to grow underlying cashflow through substantial NOI margin expansion at stabilized properties. We will also provide an aggressive asset management presence, working alongside our network partners to ensure optimal execution of the asset management plan, enabling us to drive rent growth and values.

•	Technology-Aided Platform. We have implemented a data warehouse, which provides us with real-time visibility into leasing, inventory, maintenance and renovation metrics, allowing us to quickly react to changes in current operational performance and monitor trends across our portfolio. Further, we believe we will be able to utilize our data warehouse technology as a building block in the design and implementation of a portfolio-wide revenue management system to further drive NOI and margin expansion. In addition, we utilize various PropTech solutions to both acquire and maximize operational efficiency. Operational PropTech solutions include focus on streamlining value-add initiatives, integrating smart-home technology, automating the lease process and providing robust and coordinated maintenance services.

Harvest and Redeploy Capital Selectively. On an opportunistic basis and subject to compliance with REIT restrictions, we intend to sell properties when we have executed our value creation plans and when we believe the investment has limited additional upside relative to other opportunities. This allows us to harvest profits and reinvest proceeds to maximize stockholder value.

Financing Policy

We intend to use prudent amounts of leverage in connection with our operations. As of March 31, 2023, our total mortgage indebtedness was approximately $97.8 million, and we had $49.0 million outstanding under our revolving credit facilities. Once we reach sufficient scale, we generally expect our total indebtedness to be less than 75% of the fair market value of our real estate investments. However, we are not subject to any limitations on the amount of leverage we may use, and accordingly, the amount of leverage we use may be significantly less or greater than we currently anticipate. Further, during our ramp-up to scale, we expect that our leverage will fluctuate and for periods of time will exceed 75% of the fair market value of our real estate investments as appropriate. For purposes of calculating our leverage, we include our consolidated real estate investments, include our preferred equity and loan investments at cost, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness.

Our board of directors will have the authority to change our financing policies at any time and without stockholder approval. If our board of directors changes our policies regarding our use of leverage, we expect that it will consider many factors, including the lending standards of lenders in connection with the financing of single-family residential properties, the leverage ratios of publicly traded REITs with similar investment strategies, the cost of leverage as compared to expected operating net revenues, and general market conditions.

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By operating on a leveraged basis, we expect to have more funds available for real estate investments and other purposes than if we operated without leverage, which we believe will allow us to acquire more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. See “Risk Factors—Risks Related to Our Business, Properties and Industry—High levels of debt or increases in interest rates could increase the amount of any future loan payments, which could reduce the cash available for distribution to stockholders” for more information about the risks related to operating on a leveraged basis.

Approach to Evaluating Potential Investments

We have developed a disciplined approach to evaluating potential investments that combines our experience with an evaluation structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management.

•	National Market Research. Our investment team continuously and extensively conducts market research to proactively select our target markets. Our investment team is focused on identifying markets that exhibit outsized population and employment growth, among other salient characteristics, including a high quality of life, an intellectual capital base, and a commitment to investments in infrastructure. We utilize real-time market data, leading third-party research, and the deep transactional knowledge and collective experiences of our network.

•	Local Market Knowledge. Our breadth and depth of professional relationships, particularly within our network, provides us with access to substantial and often proprietary coveted off-market opportunities within our target markets. Further, we are able to leverage the local market knowledge of our network to fully evaluate not only a particular submarket’s supply and demand fundamentals, but a property’s competitive position from a neighborhood perspective.

•	Underwriting Discipline. We follow a disciplined double underwriting process to examine and evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation. Our approach begins with an extensive review of the following: (1) property fundamentals, such as location, expense structure, occupancy, construction quality and deferred maintenance; (2) capital markets fundamentals, including cap rates, debt markets and future capital flows; and (3) market fundamentals, such as rental rates, concession and occupancy levels at comparable properties, along with projected product delivery and absorption rates. We will then utilize our double underwriting approach to verify and refine all assumptions provided by leveraging the local market knowledge and expertise of members of our network. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.

•	Risk Management. Risk management is a fundamental principle in the construction of our portfolio and in the management of each investment. Prior to the purchase of any individual asset or portfolio, our investment team will develop a ‘360-degree’ asset-level business strategy. The business strategy consists of a detailed forecast of the action items to be taken and the capital needed to achieve the anticipated returns. We regularly review asset-level business strategies to anticipate changes or opportunities in the market during a given phase of a real estate cycle. In addition, we conduct extensive property level diligence leveraging our joint venture partners and third-party experts, including reviewing title and performing physical inspections.

When evaluating potential acquisitions and dispositions, we generally consider a variety of factors, including both market-level factors and property-level factors. Market-level factors include: income levels and employment growth trends in the relevant market; employment, household growth and net migration of the relevant market’s population; and barriers to entry that would limit competition (zoning laws, building permit availability, supply of undeveloped or developable real estate and local building costs and construction costs). Property-level factors include: the location, construction quality, condition and design of the property; the current and projected cash flow of the property and the ability to increase cash flow; the potential for capital appreciation of the property; purchase price relative to the replacement cost of the property; the potential for rent increases; the potential for economic growth and the tax and regulatory environment of the community in which the property is located; the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket); the prospects for liquidity through sale, financing or refinancing of the property; the benefits of integration into existing operations; purchase prices and yields of available existing stabilized properties, if any; competition from existing properties and properties under development and the potential for the construction of new properties in the area; and potential for opportunistic selling based on demand and price of high quality assets, including condominium conversions.

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While our pace of acquisition is dependent on a variety of factors, including availability of capital, we believe the infrastructure provided by our manager and our network provides us with the ability to achieve an average acquisition pace of 500 to 1,000 homes per month. Newly acquired homes are generally rent-ready within 75 days from acquisition, although the timing associated with this process will vary based on a number of factors, including location, acquisition channel, construction quality and design of the property, whether the property was vacant when acquired, and the condition of the property at acquisition. Such factors can also result in significant variance in the costs associated with the preparation of newly acquired homes for rental. The cost associated with the preparation of newly acquired homes, in the Company’s experience, has historically ranged from $0 to $20,000 per unit, with an average cost of $500 to $1,000 per unit, although such costs are subject to a variety of factors out of the Company’s control and which are subject to change, including the cost of labor and cost of materials. In addition, we believe our rigorous underwriting process for the evaluation of potential investments will enable us to utilize our value-add renovation strategy to cost-effectively maximize the income-producing capacity and potential for capital appreciation of our investments.

Property Management and Leasing

The day-to-day aspects of property management and leasing are generally conducted by our joint-venture partners or third-party managers with extensive local experience, with oversight to be performed by our Manager’s asset management team. We believe this approach maximizes efficiencies and allows us to leverage local expertise. With respect to potential tenants, our property managers perform a thorough underwriting process tailored to the specific property, in accordance with local market practice and local, state and federal regulations. The typical application and evaluation process includes obtaining appropriate identification, a thorough evaluation of credit history and household income, and a review of the applicant’s rental and other payment history, and may include a background check for criminal activity for all proposed occupants over the age of 18. We also generally require a minimum income-to-rent ratio, and seek tenants with household income that exceeds the median household income of the market in which the property is located. Many additional factors are also taken into consideration during the prospective tenant evaluation process, which may include household size and tenure at current job.

Our Environmental, Social and Governance Policies

Environmental: Improvements with the Environment in Mind. In keeping with our Environmental Sustainability Policy, we undertake a variety of environmental sustainability initiatives, including the installation of energy- and water-conserving fixtures at many of our upgraded properties. Our value-add investment model generates a continually-replenishing opportunity for us to improve the environmental impact of older, less sustainable properties throughout the U.S., while our ground-up, build-to-rent developments incorporate environmentally sound principles from inception. Our due diligence process incorporates evaluation of environmental impacts, which are factored into our projections for acquisition or investment, affording us the functional and financial flexibility to develop or retrofit homes to operate more responsibly in a changing environment.

Social: Social Responsibility. Consistent with our Human Rights Policy, we strive to respect and promote all human rights, consistent with the UN Guiding Principles on Business and Human Rights, the International Covenant on Civil and Political Rights, and the International Covenant on Economic, Social and Cultural Rights. We maintain a diverse board of directors, both by ethnicity and gender, and remain committed to ensuring the preservation of human rights in our relationships with our employees, partners and tenants. We are very pleased to report that our most recent engagement survey showed that 87% of the employees of Bluerock are proud to work for the Bluerock family of companies.

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In the creation of our portfolio, we are especially proud that we are able to address a critical and growing need for quality, well-managed and affordable homes in desirable communities, striving to demonstrate the possibility of embracing both people and profits. As we discuss below, according to a study by the Joint Center for Housing Studies of Harvard University conducted in 2020, rent-burdened households are on the rise across the U.S., with more than 10 million renters (one in four) paying more than half of their income on rent and nearly half spending more than the recommended 30% of income on rent and utilities. Through our focus on the middle-income renter with our scattered-site investment strategy, we are seeking to deliver a supply of affordable, well-maintained, single-family housing options, both for renters by choice as well as by necessity.

Governance: Corporate Governance. We have established a governance framework that fosters effective stewardship of investor and stockholder capital, promotes an ethical and transparent approach to doing business, and encourages board diversity. We are committed to operating our business under strong and accountable corporate governance practices and have structured our corporate governance in a manner that we believe aligns our interests with those of our stockholders. Key attributes of our corporate governance structure include the following:

•	Majority of Board Is Independent. Four of the five members of our board of directors are independent for purposes of the NYSE American corporate governance listing standards and Rule 10A-3 under the Exchange Act.

•	Board of Directors Will Not Be Staggered. Each of our directors will be subject to re-election annually.

•	Lead Independent Director. Our lead independent director structure promotes strong, independent oversight of our management and affairs.

•	Fully Independent Key Board Committees. We have fully independent Audit, Compensation and Nominating and Corporate Governance Committees.

•	Commitment to Board Diversity. Of the five expected members of our board of directors, one is female and four self-identify as an ethnic minority.

•	Code of Business Conduct and Ethics. Our directors, officers and employees are subject to our Code of Business Conduct and Ethics, fostering the highest standards of ethics and conduct in all aspects of our business.

•	Stock Ownership Guidelines. To better align the interests of the Company’s directors and executive officers with those of its stockholders, we have adopted Stock Ownership Guidelines to require executive officers to maintain specified minimum levels of ownership in our common stock, ranging (depending on position) from $750,000 to $2.5 million. Our Stock Ownership Guidelines further require our independent directors to own shares of our common stock valued at a minimum of three times their annual cash retainer for service on the board of directors.

•	Anti-Hedging Policy. Our insider trading policy expressly prohibits our directors, officers and employees from engaging in certain hedging transactions with respect to any of our securities at any time.

•	Pledging Policy. Our Pledging Policy prohibits our directors and executive officers from pledging, or otherwise using as collateral to secure any loan or other obligation, any of our securities that he or she is required to hold pursuant to our Stock Ownership Guidelines.

•	Clawback Policy. Our Clawback Policy provides for the possible recoupment from our Manager of Incentive Fees in the event of an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations).

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•	We Value Stockholder Input. We will conduct regular and active stockholder engagement.

Regulations

Our investments are subject to various federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our investments.

Environmental

As an owner of real estate, we are subject to various environmental laws of federal, state and local governments. Compliance with existing laws has not had a material adverse effect on our financial condition or results of operations, and management does not believe it will have such an impact in the future. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties in which we hold an interest, or on properties that may be acquired directly or indirectly in the future.

Human Capital

We will have no employees and we will rely on the employees of our Manager and its affiliates to conduct our operations. In order to attract and retain high performing individuals, our Manager and its affiliates will be committed to partnering with its employees to provide opportunities for their professional development and promote their well-being. To that end, our Manager or its affiliates will undertake various initiatives, including the following:

•	implementing an Environmental, Social, and Corporate Governance Initiative to codify and disclose its commitment to good corporate citizenship, including the appointment of an internal corporate responsibility committee in support of its ongoing commitment to sustainability, health and safety, corporate social responsibility, corporate governance, and other public policy matters;

•	providing department-specific training, access to online training seminars and opportunities to participate in industry conferences;

•	providing annual reviews and regular feedback to assist in employee development and providing opportunities for employees to provide suggestions to management and safely register complaints;

•	providing family leave, for example, for the birth or adoption of a child, as well as sick leave;

•	focusing on creating a workplace that values employee health and safety;

•	committing to the full inclusion of all qualified employees and applicants and providing equal employment opportunities to all persons, in accordance with the principles and requirements of the Equal Employment Opportunities Commission and the principles and requirements of the Americans with Disabilities Act; and

•	recognizing the importance and contributions of a diverse workforce, with an appreciation for the unique perspectives and insights offered by diverse backgrounds.

Legal Proceedings

We are not party to, and none of our properties are subject to, any material pending legal proceeding.

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Investment Company Act Limitations

We intend to conduct our operations so that neither the Company, nor the Operating Partnership, nor a subsidiary of the Operating Partnership will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company is organized as a holding company that conducts its businesses primarily through the Operating Partnership and our direct or indirect wholly-owned or majority-owned subsidiaries. The Company and the Operating Partnership do not and will not hold themselves out as investment companies. Both the Company and the Operating Partnership intend to conduct their operations so that they comply with the limits imposed by the 40% test. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. The securities issued to our Operating Partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities the Operating Partnership may itself own, will not have a value in excess of 40% of the value of the Operating Partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither the Company nor the Operating Partnership nor any direct or indirect majority-owned or wholly-owned subsidiary will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership’s wholly-owned or majority-owned subsidiaries, the Company and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

The determination of whether an entity is a majority-owned subsidiary of its immediate parent company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We may in the future organize special purpose subsidiaries of the Operating Partnership that will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the Operating Partnership satisfies the 40% test. However, we expect that most of our other majority-owned subsidiaries will not meet the definition of investment company or rely on exemptions under either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute more than 60% of our assets on an unconsolidated basis) will not constitute investment securities. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

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One or more of our current or to-be-formed subsidiaries may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption, as interpreted by the staff of the SEC, generally requires that at least 55% of a subsidiary’s portfolio must be comprised of “qualifying interests” and an additional 25% of the subsidiary’s portfolio be comprised of real estate-related interests, although this percentage may be reduced to the extent that more than 55% of the subsidiary’s assets are comprised of qualifying interests (as such terms have been interpreted by the staff of the SEC under the Investment Company Act), and no more than 20% may be comprised of assets that are neither qualifying interests nor real estate-related assets. Qualifying Interests for this purpose include mortgage loans and other assets such as certain “B” notes and tier one mezzanine loans, which the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets any securities of companies primarily engaged in real estate businesses that are not within the scope of SEC positions and/or interpretations regarding qualifying interests and that are not, themselves, indirect wholly-owned subsidiaries of the Operating Partnership. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of our subsidiaries.

In addition, we, the Operating Partnership and/or our subsidiaries may rely upon other exceptions and exemptions, including the exemptions provided by Section 3(c)(6) of the Investment Company Act (which exempts, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the exemption provided by Section 3(c)(5)(C), discussed above), from the definition of an investment company and the registration requirements under the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act could limit our ability to make certain investments. For example, these restrictions could limit the ability of a subsidiary seeking to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act to invest in securities that the SEC has not deemed qualifying interests.

However, there can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including actions by the SEC or the SEC staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon such exceptions, exemptions, or exclusions, or other exemptions from the definition of investment company under the Investment Company Act upon which we may rely, we may be required to change the way we conduct our business or adjust our strategy or the activities of our subsidiaries accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we fail to qualify for an exemption from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage and other business strategies would be substantially reduced, and our business will be materially and adversely affected if we fail to qualify for an exemption or exclusion from regulation under the Investment Company Act. If we did become an investment company, we might be required to revise some of our current policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see “Risk Factors— Investment Company Risks—We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.” Please also see “Risk Factors—Investment Company Risks—If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.”

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Additional Private Placements By the Operating Partnership

The Operating Partnership may also offer undivided beneficial or similar interests in certain real properties placed into one or more Delaware statutory trust(s) by the Operating Partnership or its affiliates to accredited investors in private placements exempt from registration under the Securities Act. Such interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. The interests underlying the real properties subject to such private placements would be leased back by an indirect wholly-owned subsidiary of the Operating Partnership on a long term basis of up to 29 years, which lease agreements would likely be fully guaranteed by the Operating Partnership. Such real properties would be subject to a fair market value purchase option whereby the Operating Partnership would have the right, but not the obligation, to acquire the interests from investors at a later time in exchange for OP Units.

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MANAGEMENT

Executive Officers

The individuals listed as our executive officers below also serve as officers of our Manager. As executive officers of our Manager, they manage the day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives.

The following table sets forth certain information concerning our executive officers:

Name	Age*	Position(s)
R. Ramin Kamfar	59	Chief Executive Officer
Jordan Ruddy	60	President
Ryan S. MacDonald	40	Chief Investment Officer
James G. Babb, III	58	Chief Strategy Officer
Christopher J. Vohs	47	Chief Financial Officer and Treasurer
Michael DiFranco	58	Executive Vice President, Operations
Jason Emala	44	Chief Legal Officer and Secretary

*	As of June 26, 2023.

R. Ramin Kamfar, Chief Executive Officer. Mr. Kamfar serves as Chief Executive Officer of our Manager, and as the Chairman of our board of directors and as our Chief Executive Officer. Mr. Kamfar served as Chairman of the board of directors and Chief Executive Officer of Bluerock Residential Growth REIT, Inc. from August 2008 to October 2022. In addition, Mr. Kamfar has served as Chairman of the board of trustees of Bluerock Total Income + Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012, and as Chairman of the board of trustees of Bluerock High Income Institutional Credit Fund, a closed-end interval fund organized by Bluerock, since 2022. Mr. Kamfar has also served as Chairman of the board of directors of Bluerock Industrial Growth REIT, Inc. and Chief Executive Officer of its external manager, Bluerock Industrial Manager, LLC, since 2021. Mr. Kamfar is the Founder and has also served as the Chairman and Chief Executive Officer of Bluerock since 2002. Mr. Kamfar has approximately 30 years of experience in various aspects of real estate, private equity, and investment banking. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. From 1993 to 2002, Mr. Kamfar built a startup into a leading public company in the “fast casual” market now known as Einstein Noah Restaurant Group, Inc. Mr. Kamfar received an M.B.A. degree with distinction in Finance from The Wharton School of the University of Pennsylvania, and a B.S. degree with distinction in Finance from the University of Maryland, College Park.

Jordan B. Ruddy, President. Mr. Ruddy serves as President of our Manager, and as our President. Mr. Ruddy served as Chief Operating Officer and President of Bluerock Residential Growth REIT, Inc. from August 2008 to October 2022. In addition, Mr. Ruddy has served as President of Bluerock Total Income+ Real Estate Fund, as well as co-portfolio manager of its adviser Bluerock Fund Advisor since October 2013, as President of Bluerock High Income Institutional Credit Fund, since 2022, and as President of Bluerock Industrial Growth REIT, Inc. and its external manager, Bluerock Industrial Manager, LLC since 2021. Mr. Ruddy joined Bluerock in 2002 and has continuously served in various senior management capacities for it and its affiliates.  Mr. Ruddy has approximately 30 years of experience in real estate acquisitions, financings, management and dispositions. Prior to joining Bluerock, Mr. Ruddy served as a real estate investment banker at Banc of America Securities LLC and Smith Barney Inc., as well as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1.5 million square feet of commercial and multifamily real estate.  Mr. Ruddy received an M.B.A. degree in Finance and Real Estate from The Wharton School of the University of Pennsylvania, and a B.S. degree with high honors in Economics from the London School of Economics.

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Ryan S. MacDonald, Chief Investment Officer.  Mr. MacDonald serves as Chief Investment Officer of our Manager, and as our Chief Investment Officer. Mr. MacDonald served as the Chief Investment Officer of Bluerock Residential Growth REIT, Inc. from January 2021 to October 2022, and as its Chief Acquisitions Officer from October 2017 until January 2021. In addition, Mr. MacDonald has served as Chief Investment Officer of the external manager of Bluerock Industrial Growth REIT, Inc., Bluerock Industrial Manager, LLC, since 2021. Mr. MacDonald joined Bluerock in 2008 and has continuously served in various senior investment capacities. To date with Bluerock, Mr. MacDonald has been involved with real estate transactions with an aggregate value of approximately $11 billion.  Prior to joining Bluerock, Mr. MacDonald was an Investment Analyst for PNC Realty Investors. Mr. MacDonald received a B.A. in Economics from the University of Maryland, College Park.

James G. Babb, III, Chief Strategy Officer. Mr. Babb serves as Chief Strategy Officer of our Manager, and as our Chief Strategy Officer. Mr. Babb served as Chief Strategy Officer of Bluerock Residential Growth REIT, Inc. from January 2021 to October 2022, and previously served as its Chief Investment Officer from July 2008 until November 2013 and from October 2017 until January 2021. In addition, Mr. Babb has served as Chief Strategy Officer of the external manager of Bluerock Industrial Growth REIT, Inc, Bluerock Industrial Manager, LLC, since 2021. Mr. Babb joined Bluerock in 2007 and served as a Trustee of Bluerock Total Income + Real Estate Fund from 2012 until 2019.  He has been involved exclusively in real estate acquisition, management, financing and dispositions for approximately 30 years.  From 1992 to August 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital.  Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, which in the aggregate ultimately invested approximately $8 billion in approximately 250 separate transactions and was also active in Starwood Capital’s efforts to expand its platform to invest in Europe.  From August 2003 to July 2007, Mr. Babb founded Bluepoint Capital, LLC, a private real estate investment company focused on the acquisition, development and/or redevelopment of residential and commercial properties.  Mr. Babb received a B.A. degree in Economics from the University of North Carolina at Chapel Hill.

Christopher J. Vohs, Chief Financial Officer and Treasurer.  Mr. Vohs serves as Chief Financial Officer of our Manager, and as our Chief Financial Officer. Mr. Vohs served as Chief Financial Officer of Bluerock Residential Growth REIT, Inc. from October 2017 to October 2022. In addition, Mr. Vohs has served as Chief Financial Officer and Treasurer of Bluerock Industrial Growth REIT, Inc. and its external manager, Bluerock Industrial Manager, LLC, since 2021. Mr. Vohs joined Bluerock in July 2010 and has continuously served in various senior accounting and financial capacities for it and its affiliates. Prior to joining Bluerock, Mr. Vohs served as Corporate Controller for Roberts Realty Investors, Inc., a public multifamily REIT based in Atlanta, Georgia, from March 2009 to July 2010. From October 2004 to March 2009, Mr. Vohs worked at Pulte Homes, a nationwide builder of single-family homes, in various financial roles, including as Internal Audit Manager & Asset Manager and later as Vice President of Finance for Pulte’s Orlando and Southeast Florida operations.  From January 1999 to October 2004, Mr. Vohs worked as an Audit Manager for Deloitte & Touche, an international professional services firm, where he earned his CPA certification.  Mr. Vohs received his B.A. degree in Accounting from Michigan State University.

Michael DiFranco, Executive Vice President, Operations. Mr. DiFranco serves as Executive Vice President, Operations of our Manager, and as our Executive Vice President, Operations. Mr. DiFranco served as Executive Vice President, Operations of Bluerock Residential Growth REIT, Inc. from November 2018 to October 2022, with responsibility for the operational and financial performance of its multi-family housing portfolio. Previously, from 2005 to 2016, Mr. DiFranco held several roles of increasing responsibilities with Apartment & Investment Management Company (NYSE: AIV), including serving four years as Senior Vice President of Financial Operations. From 2016 to 2018, Mr. DiFranco served as Senior Vice President of Financial Operations with The Irvine Company Apartment Communities, overseeing Revenue Management, Business Intelligence and Portfolio Management.  Mr. DiFranco received a B.A. in Business from Texas A&M University, College Station, an M.B.A. from The University of Texas at Austin, and an M.S. in Information Systems from The University of Colorado, Denver.

Jason Emala, Chief Legal Officer and Secretary. Mr. Emala serves as Chief Legal Officer and Secretary of our Manager, and as our Chief Legal Officer and Secretary. Mr. Emala has served as Secretary of Bluerock Total Income+ Real Estate Fund, as well as General Counsel of both Bluerock Capital Markets and Bluerock Asset Management since May 2018. In addition, Mr. Emala has served as Secretary of Bluerock High Income Institutional Credit Fund since 2022, and as Secretary of Bluerock Industrial Growth REIT, Inc. and its external manager, Bluerock Industrial Manager, LLC and as Chief Legal Officer of its external manager, Bluerock Industrial Manager, LLC, since 2021. Mr. Emala has served as General Counsel of Bluerock since October 2022. Prior to joining Bluerock in May 2018, Mr. Emala held senior legal positions at a number of sponsors/broker-dealers in the alternative investment space, including Cantor Fitzgerald from June 2016 to May 2018.  Prior to these roles, Mr. Emala was an associate at international law firms White & Case, LLP and Fried, Frank, Harris, Shriver & Jacobson LLP. Mr. Emala earned a B.S. in Finance from the University of Maryland, College Park, a J.D., with honors, from the George Washington University Law School and an LLM in Securities and Financial Regulation from the Georgetown University Law Center.

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Board of Directors

We operate under the direction of our board of directors. Our board of directors is responsible for the management and control of our affairs. Our board of directors retained our Manager to manage our day-to-day operations and our portfolio of real estate assets, subject to the supervision of our board of directors. We have five directors, four of whom have been determined to be independent directors as defined by the listing standards of the NYSE American. The members of our board of directors will each serve for a one-year term expiring at our first annual meeting of stockholders, and until their respective successors are duly elected and qualify.

The information presented below highlights each director’s specific experience, qualifications, attributes and skills. We believe that all of our directors have a reputation for integrity, honesty, and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service. In addition to meetings of the various committees of our board of directors, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.

We will continue to review the composition of our board of directors in an effort to assemble a group that can best perpetuate the success of our business and represent the interests of our stockholders through the exercise of sound judgment using its diversity of experience in various areas.

The following table sets forth certain information concerning the members of our board of directors:

Name	Age*	Position(s)
R. Ramin Kamfar	59	Chairman of the Board
I. Bobby Majumder	54	Lead Independent Director
Elizabeth Harrison	58	Director
Kamal Jafarnia	56	Director
Romano Tio	63	Director

*	As of June 26, 2023.

The background and experience of Mr. Kamfar is described above in “Management—Executive Officers.”

I. Bobby Majumder. Mr. Majumder has served as an independent member of our board of directors since October 2022. Mr. Majumder served as an independent member of the board of directors of Bluerock Residential from January 2009 to October 2022. Mr. Majumder is a partner at the law firm of Frost Brown Todd. Mr. Majumder specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. Prior to Frost Brown Todd, Mr. Majumder was a partner at the law firm of Reed Smith from May 2019 to September 2021, where he served as the Managing Partner of the firm’s Dallas office and firmwide Co-Chair of the firm’s India practice. Prior to Reed Smith, Mr. Majumder was a partner at the law firm of Perkins Coie from March 2013 to May 2019. Prior to Perkins Coie, Mr. Majumder was a partner in the law firm of K&L Gates LLP from May 2005 to March 2013. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. Mr. Majumder also has served as an independent trustee on the Board of Trustees of Bluerock Total Income + Real Estate Fund, since 2012 and as an independent trustee on the Board of Trustees of Bluerock High Income Institutional Credit Fund, since 2022. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus Entrepreneurs and an Associate Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law and a B.A. degree in 1990 from Trinity University.

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Elizabeth Harrison. Ms. Harrison has served as an independent member of our board of directors since October 2022. Ms. Harrison served as an independent member of the board of directors of Bluerock Residential from July 2018 to October 2022. Ms. Harrison has over 23 years of branding and marketing experience. Ms. Harrison serves as the CEO and Principal of H&S Communications (“H&S”), a full-service marketing, branding and public relations agency with offices in New York, Miami and Los Angeles, which she co-founded in 1995. Having organized the sale of H&S to Omnicom Group (NYSE: OMC), a leading global marketing and corporate communications company, in 2003, where she continued to serve as CEO, Ms. Harrison reacquired H&S from Omnicom Group in 2020. As CEO of H&S, Ms. Harrison is responsible for the company’s operations and strategic development, while overseeing communications, partnerships and marketing for clients that include real estate developers, luxury hotel properties and travel technology companies on a global level. In 2011, H&S became the complementary sister-agency of Ketchum, a leading global communications consultancy. Ms. Harrison is the co-author of several books and is frequently invited to share her luxury branding expertise at high-profile conferences and summits, most recently including Harvard’s 5th Annual CEO Roundtable: Building Leading Brands and Driving Growth. Ms. Harrison has also served as a panelist for Step Up Women’s Network’s “View from the Top” seminar. Ms. Harrison has served on the boards of Love Heals and the Alison Gertz Foundation for AIDS Education, and also works closely with the Ars Nova Theater Group. Ms. Harrison received a B.A. degree in 1986 from Sarah Lawrence College.

Kamal Jafarnia. Mr. Jafarnia has served as an independent member of our board of directors since October 2022. Mr. Jafarnia served as an independent member of the board of directors of Bluerock Residential from June 2019 to October 2022. Mr. Jafarnia currently serves as General Counsel, Executive Vice President and Secretary of Opto Investments, Inc. (formerly named Lonsdale Digital Management, Inc.). Previously, Mr. Jafarnia served as General Counsel and Chief Compliance Officer at Artivest Holdings, Inc., which position he held from October 2018 until February 2021, and as Chief Compliance Officer of Altegris Advisors LLC, which was the advisor to the Altegris KKR Commitments Fund. Prior to Artivest, Mr. Jafarnia served as Managing Director for Legal and Business Development at Provasi Capital Partners LP. Prior to that, from October 2014 to December 2017, he served as Senior Vice President of W.P. Carey Inc. (NYSE: WPC), as well as Senior Vice President and Chief Compliance Officer of Carey Credit Advisors, Inc. and as Chief Compliance Officer and General Counsel of Carey Financial, LLC. Prior to joining W. P. Carey Inc., Mr. Jafarnia served as Counsel to two American Lawyer Global 100 law firms in New York. From March 2014 to October 2014, Mr. Jafarnia served as Counsel in the REIT practice group at the law firm of Greenberg Traurig, LLP. From August 2012 to March 2014, Mr. Jafarnia served as Counsel in the Financial Services & Products Group and was a member of the REIT practice group of Alston & Bird, LLP. Between 2006 and 2012, Mr. Jafarnia served as a senior executive, in-house counsel, and Chief Compliance Officer for several alternative investment program sponsors, including, among others, American Realty Capital, a real estate investment program sponsor, and its affiliated broker-dealer, Realty Capital Securities, LLC. In addition, Mr. Jafarnia has served as a non-executive independent member of the board of directors of Ashford Hospitality Trust, Inc. (NYSE: AHT) since January 2013. Mr. Jafarnia also has served as an independent trustee on the Board of Trustees of Bluerock Total Income + Real Estate Fund since 2021 and as an independent trustee on the Board of Trustees of Bluerock High Income Institutional Credit Fund since 2022. Mr. Jafarnia received an LL.M. in Securities and Financial Regulation in 2011 from Georgetown University Law Center, a J.D. degree in 1992 from Temple University and a B.A. degree in economics and government in 1988 from the University of Texas at Austin.

Romano Tio. Mr. Tio has served as an independent member of our board of directors since October 2022. Mr. Tio served as an independent member of the board of directors of Bluerock Residential from January 2009 to October 2022. Mr. Tio serves as Senior Managing Director of Greystone, a commercial real estate finance and investment firm. From June 2017 to March 2021, Mr. Tio served as Senior Managing Director at Ackman-Ziff, an institutional real estate capital advisory firm. From May 2009 to June 2017, Mr. Tio served as Managing Director of RM Capital Management LLC, a boutique real estate investment and advisory firm. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio also has served as an independent trustee of the Board of Trustees of Bluerock Total Income + Real Estate Fund since 2012 and as an independent trustee on the Board of Trustees of Bluerock High Income Institutional Credit Fund since 2022. Mr. Tio received a B.S. degree in biochemistry in 1982 from Hofstra University.

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Committees of the Board of Directors

The board of directors has established three standing committees that perform certain delegated functions of the board: an audit committee, a compensation committee and a nominating and corporate governance committee. All of our committees consist solely of independent directors. The principal functions of these committees are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management. The committee charters are available on our website at www.bluerock.com/bluerock-homes-trust/governance-documents.

Audit Committee

Our board of directors established an audit committee, which is comprised of three of our independent directors: I. Bobby Majumder, Kamal Jafarnia and Romano Tio. Mr. Majumder is the chairman of our audit committee and is designated as the “audit committee financial expert” as defined by the applicable rules promulgated by the SEC and the NYSE American corporate governance listing standards.

The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:

•	to evaluate and approve the audit and non-audit services and fees of our independent registered public accounting firm;

•	to periodically review the auditors’ independence; and

•	to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and procedures, and the audit and financial reporting process.

The audit committee also reviews and approves certain related party transactions, as described under “Certain Relationships and Related Party Transactions.” The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter, as amended by the audit committee from time to time.

Compensation Committee

Our board of directors established a compensation committee, which is comprised of three of our independent directors: Romano Tio, Elizabeth Harrison and I. Bobby Majumder. Mr. Tio is the chairman of our compensation committee. Our compensation committee charter, as amended by the compensation committee from time to time, details the principal functions of the compensation committee. These functions include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any;

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•	evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration of our Chief Executive Officer, if any, based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	overseeing plans and programs related to the compensation of our Manager, including fees payable to our Manager pursuant to the Management Agreement;

•	implementing and administering our incentive compensation equity-based remuneration plans, if any;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of three of our independent directors. None of these individuals have at any time served as an officer or employee of the Company. None of our executive officers have served as a director or member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our board of directors established a nominating and corporate governance committee, which is comprised of three of our independent directors: I. Bobby Majumder, Kamal Jafarnia, and Romano Tio. Mr. Majumder is the chairman of our nominating and corporate governance committee. Our nominating and corporate governance committee charter, as amended by the nominating and corporate governance committee from time to time, details the principal functions of the nominating and corporate governance committee. These functions include:

•	identifying and recommending qualified candidates to our full board of directors for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending corporate governance guidelines to our board of directors, and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;

•	recommending nominees for each committee of our board of directors to our board of directors;

•	annually facilitating the assessment of the performance of our board of directors as a whole and of the individual directors, as required by applicable law, regulations and the NYSE American corporate governance listing standards; and

•	overseeing the evaluation by our board of directors of management.

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Corporate Governance

We are committed to operating our business under strong and accountable corporate governance practices and have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines to assist the board of directors in guiding our governance. The Corporate Governance Guidelines will be re-evaluated periodically and at least annually by the nominating and corporate governance committee in light of changing circumstances in order to ensure that the Corporate Governance Guidelines continue to serve our and our stockholders’ best interests.

Code of Business Conduct and Ethics

We will not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our Manager or Bluerock or their respective officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. However, our Code of Business Conduct and Ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as officers and employees of our Manager and its affiliates and of Bluerock who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our Code of Business Conduct and Ethics, after considering the relevant facts and circumstances of any actual conflict of interest, our board of directors may, on a case-by-case basis and in its sole discretion, waive such conflict of interest for executive officers or directors, which must be promptly disclosed to stockholders. Waivers for other personnel may be made by our Chief Executive Officer. Waivers of our Code of Business Conduct and Ethics will be required to be disclosed in accordance with the NYSE American and SEC requirements. A copy of our Code of Business Conduct and Ethics is available in the Investor Relations section of our website at www.bluerock.com/bluerock-homes-trust/governance-documents.

Board Leadership Structure

We expect our board composition and our corporate governance guidelines to ensure strong oversight by independent directors. The audit committee, compensation committee and nominating and corporate governance committee of the board of directors are each composed entirely of independent directors. The board of directors is led by Mr. Kamfar. As Chairman of our board of directors, Mr. Kamfar is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. As Chief Executive Officer, Mr. Kamfar manages our business under the direction of the board of directors and implements our policies as determined by the board of directors. Pursuant to our Corporate Governance Guidelines, the board of directors does not require the role of the Chairman of the board of directors and Chief Executive Officer to be separated. However, our Corporate Governance Guidelines requires the appointment of a lead independent director if the Chairman of the board of directors is not an independent director. Our lead independent director is I. Bobby Majumder. The role of our lead independent director includes the following duties:

•	call meetings of the independent directors, as needed;

•	develop the agendas for meetings of the independent directors;

•	preside at executive sessions of the independent directors;

•	confer regularly with the Chief Executive Officer; and

•	serve as a liaison between the Chief Executive Officer and the independent directors.

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Director Independence

Under our Corporate Governance Guidelines, a majority of the members of our board of directors, and all the members of our audit committee, compensation committee, and nominating and corporate governance committee, must be “independent.” Our Corporate Governance Guidelines define an “independent” director in accordance with the NYSE American Company Guide and under applicable law. In addition, audit and compensation committee members are subject to the additional independence requirements of applicable SEC rules and NYSE American listing standards. Our Corporate Governance Guidelines require our board of directors to review the independence of all directors at least annually. A director is not independent unless our board of directors affirmatively determines that he or she does not have a material relationship with us (either directly or as a partner, director, member, stockholder or officer of an organization that has a relationship with us).

Board Role in Risk Oversight

While our Manager will be responsible for the day-to-day management of risks faced by the Company, our board of directors, as a whole and through its committees, will have responsibility for the oversight of risk management. No less than quarterly, our entire board will review information regarding the Company’s liquidity, borrowings, operations, legal and regulatory compliance and actual and expected material developments in our business, as well as the risks associated with each. In addition, each year the board of directors will review our investment strategies and objectives and their continued viability, and each quarter the directors will review variances in major line items between our current results and our budget from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our property portfolio. The board of directors will also oversee risk management with respect to certain real estate investments proposed by our Manager and our investment policies and procedures. The audit committee will oversee risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee will review and approve, on an annual basis, the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, and evaluate our Chief Executive Officer’s performance in light of such goals. The compensation committee will further review and approve, on an annual basis, the compensation, if any, of all of our other officers, and also administer our incentive compensation equity-based plans, if any. The nominating and corporate governance committee will be responsible for identifying and recommending to our full board of directors qualified candidates for election as directors, developing and recommending to our board of directors our Corporate Governance Guidelines, and implementing and monitoring such guidelines. Although the audit committee, compensation committee and nominating and corporate governance committee will be responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors will be regularly informed through reporting by each such committee about such risks.

Nomination of Directors

Our nominating and corporate governance committee, which consists of three of our independent directors, has adopted a nominating and corporate governance committee charter that details the committee’s principal functions. These functions include identifying and recommending to our full board of directors qualified candidates for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders. Our bylaws provide that nominations of individuals for election to the board of directors at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors, or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

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Board Membership Criteria

Our business involves a wide range of real estate, financing, accounting, management and financial reporting issues. In light of our business and structure, the full board of directors will annually review the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors, and the nominating and corporate governance committee will consider the experience, mix of skills, and other qualities of the directors and nominees with respect to all director nominations to ensure appropriate board composition. This assessment will include, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries, accounting or financial management expertise, or marketing and branding experience. Our nominating and corporate governance committee and board of directors will seek to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. In particular, the nominating and corporate governance committee and board of directors believe that directors and nominees with the following qualities and experiences can assist in meeting this goal:

•	Senior Leadership Experience. Directors with experience in significant leadership positions provide the Company with perspective in analyzing, shaping and overseeing the execution of operational, organizational and strategic issues at a senior level. Further, such persons have a practical understanding of balancing operational and strategic goals and risk management.

•	Business Entrepreneurship and Transactional Experience. Directors who have a background in entrepreneurial businesses and growth transactions can provide insight into developing and implementing strategies for partnering in joint ventures and/or growing via mergers and acquisitions. Further, such directors have a practical understanding of the valuation of transactions and business opportunities and management’s plans for integration with existing operations.

•	Financial and Accounting Experience. An understanding of the financial markets, corporate finance, accounting requirements and regulations and accounting and financial reporting processes allows directors to understand, oversee and advise management with respect to the Company’s operating and strategic performance, capital structure, financing and investing activities, financial reporting and internal control of such activities. The Company seeks to have a number of directors who qualify as audit committee financial experts and expects all of its directors to be financially knowledgeable.

•	Real Estate Experience. An understanding of real estate issues, particularly with respect to real estate investment trusts, real estate development and single-family rental properties, brings critical industry-specific knowledge and experience to our board of directors. Education and experience in the real estate industry is useful in understanding the Company’s acquisition and development of single-family rental properties and the competitive landscape of our industry.

•	Marketing and Branding Experience. Directors with extensive marketing, branding and communications experience can offer advice and insights with regard to strategic, operational and financial aspects of the Company’s integrated and digital marketing. A background in brand management, customer engagement and e-commerce is valuable to the Company’s development and implementation of strategies to strengthen our branding and marketing initiatives and build our overall brand position.

The composition of our board of directors will also reflect our commitment to diversity. We believe that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom, and contribute to a more effective decision-making process. Of the five expected members of our board of directors, one is female, and four self-identify as ethnic minorities:

	Gender Diversity
Women:	1	20%
Men:	4	80%

	Ethnic Diversity
Minority:	4	80%
Non-minority:	1	20%

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Other considerations in director nominations include the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that those nominated to serve as independent directors will be individuals who possess a reputation and hold positions or affiliations befitting a director of a publicly held company and who are actively engaged in their occupations or professions.

A vacancy in our board of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies or until his or her earlier death, resignation or removal. Any director may resign at any time. Our charter provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Under our bylaws, in order to be elected as a director, a director nominee must receive the affirmative vote of a plurality of all votes cast at a meeting at which a quorum is present. However, because holders of our common stock will have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast on the matter will be able to elect all of the directors.

Director Attendance at Annual Meetings

Although we will have no policy with regard to attendance by the members of the board of directors at our annual meetings, we will invite and encourage all members of the board of directors to attend our annual meetings to foster communication between stockholders and the board of directors.

Contacting the Board of Directors

Any stockholder who desires to contact members of the board of directors may do so by writing to: Bluerock Homes Trust, Inc., Board of Directors, 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the board of directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the audit committee for review.

Stock Ownership Guidelines

To further align the interests of our executive officers and directors with the interests of our stockholders, and to promote our commitment to sound corporate governance, our board of directors has implemented stock ownership guidelines for our executive officers and our independent directors.

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The Stock Ownership Guidelines provide that, within five years of the later date of adoption of the guidelines or the date an individual first becomes subject to the guidelines upon becoming a director or executive officer:

•	our Chief Executive Officer will be required to own shares of our common stock, including restricted stock, valued at a minimum of $2.5 million;

•	all other executive officers will be required to own shares of our common stock, including restricted stock, valued at a minimum of $750,000; and

•	independent directors will be required to own shares of our common stock valued at a minimum of three times their annual cash retainer for service on the board of directors.

Any shares owned directly or indirectly (including shares owned in trust and including restricted stock) by the executive officer or director, or his or her spouse or minor children, will constitute qualifying shares that count toward satisfaction of the Stock Ownership Guidelines, and that any deferred or restricted stock units, OP units and LTIP units (with each such OP unit and LTIP unit counting as, and having a value equivalent to, one share of our common stock) owned by the executive officer or director will also constitute qualifying shares that count toward satisfaction of the Stock Ownership Guidelines. Any shares underlying stock options will not count toward satisfaction of the Stock Ownership Guidelines.

As of the date of this prospectus, we expect that all of our directors and executive officers will be in compliance with our Stock Ownership Guidelines or on track to be compliant within the five-year period specified by the guidelines.

Pledging Policy

Our board of directors has adopted a Pledging Policy Regarding Company Securities (the “Pledging Policy”). The Pledging Policy is designed to achieve the following goals:

•	prohibit any pledging by executive officers or directors for the purpose of hedging the pledgor’s exposure to fluctuations in the Company’s stock price;

•	strictly limit the amount of leverage allowed on executive officer or director loans from third parties for which a portion of their holdings of Company equity securities have been pledged as collateral, to protect the Company and its stockholders from potential risks associated with a forced sale by the lender;

•	require audit committee pre-certification and pre-approval prior to the entry by any executive officer or director into any proposed loan or other arrangement requiring the pledging of Company securities; and

•	foster and encourage our executive officers and directors to maintain and increase their equity ownership levels well above the levels mandated by the Company’s Stock Ownership Guidelines, thereby strengthening the alignment of their economic interests in the Company with those of stockholders, in part by permitting them, subject to the strict leverage restrictions, pre-approval and ongoing audit committee monitoring and oversight addressed above, to pledge a limited amount of their Company equity to secure loans. Such limited pledging will offer them access to liquidity, for purposes other than to serve as a hedge, and provide them with an alternative to the sale of such Company equity and the resulting, undesirable reduction in equity ownership and dilution of alignment of interests with stockholders.

Our board of directors will foster and encourage high levels of equity ownership of the Company’s equity securities by our executive officers and directors in the interest of providing the strongest-possible incentive to align the interests of our executive officers and directors with those of our stockholders. Our board of directors believes that an absolute prohibition on pledging would run counter to these objectives, with the unintended and undesirable consequence of leaving our executive officers and directors with no means of accessing legitimate liquidity needs, other than by the sale of their Company securities holdings.

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The Pledging Policy entirely prohibits the Company’s executive officers and directors from pledging, or otherwise using as collateral to secure any loan or other obligation, any Company securities that such executive officer or director is required to hold pursuant to the Company’s Stock Ownership Guidelines.

The Pledging Policy prohibits any pledging by executive officers or directors for the purpose of hedging the pledgor’s exposure to fluctuations in the Company’s stock price.

The Pledging Policy strictly limits pledges by our executive officers and directors, subject to audit committee oversight, to only those Company securities they hold in excess of the Stock Ownership Guidelines applicable to them (such excess, to the extent pledged, the “Pledged Shares”). The Pledging Policy requires executive officers and directors to pre-certify and obtain pre-approval from the audit committee for any such new pledging arrangement, and require re-certification to the audit committee of compliance with the Pledging Policy with respect to existing pledging arrangements. In addition, the Pledging Policy requires all pledgors to annually certify to the audit committee his or her ongoing compliance therewith.

The Pledging Policy further limits the number of permitted Pledged Shares by setting a maximum leverage rate of thirty percent (30%), such that the number of Pledged Shares cannot exceed, on an annual basis, thirty percent (30%) of the time-weighted value of the lender’s entire collateral package, inclusive of the Pledged Shares.

The audit committee monitors compliance with the Pledging Policy by requiring certain certifications from each executive officer or director with a new or existing loan secured in part by Pledged Shares. Prior to entering into any such new pledge, an executive officer or director must certify to the audit committee that the pledge is limited to only such Company securities held in excess of the applicable Stock Ownership Guidelines, and that its sole purpose is not to serve as a hedging arrangement. With respect to previously existing pledge arrangements, promptly following adoption of the Pledging Policy, each executive officer or director must certify to the audit committee that its existing pledge arrangement is not for the sole purpose of serving as a hedging arrangement. In addition, within ten (10) days following each annual meeting of the Company’s stockholders, each pledgor must certify to the audit committee that its Pledged Shares comprised thirty percent (30%) or less of the time-weighted value of the creditor’s collateral package, inclusive of the Pledged Shares.

The Pledging Policy’s restrictions, structuring and certification obligations are intended to mitigate the risks from a forced sale due to a default under the subject loan or as a result of a decline in the market price of our Class A common stock, should such market price be the valuation parameter applicable to the lender’s collateral package. First, even if an event occurred that would enable a lender to exercise forced sale rights, the fact that the Pledged Shares will be limited to thirty percent (30%) of the time-weighted collateral package means that the lender should have other sources of collateral with which to cover its loan, and thus may not pursue a forced sale, even if authorized to do so. Further, to the extent that the subject loan will have covenants tied to the value of its overall collateral package, valuing the Pledged Shares according to the market price of our Class A common stock mitigates the risk related to even a precipitous drop in such market price, as such a drop might not result in a significant reduction in the value of the lender’s overall collateral package to the point of causing a default, in which case, all else being equal, the lender would not have a forced sale right at all.

The Pledging Policy simultaneously fulfills the objectives and strategy of the board of directors to further the alignment of stockholder interests by heavily weighting the compensation of our executive officers and directors in Company equity, while recognizing their legitimate need to access liquidity from their earned equity if desired, providing them with a method to do so without having to sell their equity to access that liquidity, thereby reducing their ownership and diluting their alignment with stockholder interests.

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Anti-Hedging Policy

Our insider trading policy expressly prohibits the Company’s directors, officers and employees from engaging in any of the following hedging transactions with respect to any Company securities at any time: short sales (including short sales “against the box”); buying or selling puts or calls; buying financial instruments designed to hedge or offset any decrease in the market value of Company securities owned by the individual directly or indirectly, including prepaid variable forward contracts, equity swaps, collars and exchange funds; and frequent trading to take advantage of fluctuations in share price.

Clawback Policy

Our compensation committee has adopted a policy on the possible recoupment, or “clawback,” of Incentive Fees from our Manager. The policy will be invoked in the event that (a) the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under U.S. federal securities laws (whether or not based on fraud or misconduct) and the board of directors or the compensation committee has not determined that such restatement (i) is required or permitted under GAAP in connection with the adoption or implementation of a new accounting standard, or (ii) was caused by the Company’s decision to change its accounting practice, as permitted by applicable law, and (b) the performance measurement period with respect to such Incentive Fees includes one or more fiscal periods affected by such restatement.

In such event, under the terms of the policy, our board of directors or the compensation committee will determine whether, within three (3) completed fiscal years preceding the restatement date and any interim period, our Manager received Incentive Fees in excess of the amount to which it would otherwise have been entitled based on the restated financial statements (such excess amount, “Excess Compensation”). If the board of directors or the compensation committee determines that our Manager received Excess Compensation, the Company will be entitled to recover such Excess Compensation from the Manager, and our board of directors or the compensation committee, in its sole discretion and subject to applicable law, will take such action as it deems necessary to recover such Excess Compensation. Such actions may include requiring repayment or return of prior Incentive Fees paid to our Manager, including Incentive Fees not affected by the accounting restatement, or adjusting the amounts of future fees payable to our Manager.

Compensation of Directors and Officers

Director Compensation

Based on discussions with and assistance from Ferguson Partners Consulting L.P. (“FPC”), a nationally-known independent executive compensation and benefits consulting firm specializing in the real estate industry, the compensation committee has established a compensation program for our independent directors consisting of annual cash and equity retainers equal to $50,000 and $75,000, respectively. In addition, the lead independent director and audit committee chairman will each receive annual retainers of $15,000, and the compensation committee chairman and nominating and corporate governance chairman will each receive annual retainers of $10,000. Further, each member of the audit committee will receive annual retainers of $7,500, and that each member of the compensation committee and the nominating and corporate governance committee will receive annual retainers of  $5,000, respectively. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Executive Officer Compensation

We do not currently have any employees. We are externally managed by our Manager pursuant to the Management Agreement, and all of our executive officers are employed by our Manager or its affiliates. We will not reimburse our Manager for compensation paid to our executive officers. We have not paid, and do not expect to pay in 2023, any cash or other compensation to our executive officers. Officers are eligible for awards under our BHM Equity Incentive Plan for Individuals, as described below.

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Incentive Plans

Our board of directors has adopted and our sole initial stockholder has approved the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals (the “BHM Individuals Plan”) and the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities (the “BHM Entities Plan”) to attract and retain independent directors, executive officers and other key employees, including officers and employees of our Manager and Operating Partnership and their affiliates and other service providers, including our Manager and its affiliates. Together, we refer to the BHM Individuals Plan and the BHM Entities Plan as the “BHM Incentive Plans.” The BHM Incentive Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards, and will generally be administered by the compensation committee of our board of directors.

The following discussion summarizes the material provisions of the BHM Incentive Plans. The forms of the BHM Incentive Plans are filed as exhibits to our Current Report on Form 8-K filed with the SEC on October 6, 2022.

Eligibility

Employees and officers of our Company and our affiliates (including employees of our Operating Partnership and Manager), and members of our board of directors, will be eligible to receive grants under the BHM Individuals Plan. In addition, individuals who provide significant services to us or an affiliate, including individuals who provide services to us or an affiliate by virtue of employment with, or providing services to, our Operating Partnership or Manager, will be eligible to receive grants under the BHM Individuals Plan. An entity that provides significant services to us or an affiliate will be eligible to receive grants under the BHM Entities Plan.

Limitation of Awards to Non-Employee Directors

Under the BHM Incentive Plans, no non-employee director may be granted during any calendar year awards with respect to more than 40,000 shares of our common stock.

Share Authorization

The aggregate number of shares of our common stock authorized for issuance under the BHM Incentive Plans is 3,597,109, with (i) 1,200,000 shares available for issuance under the BHM Incentive Plans, and (ii) 2,397,109 shares subject to awards granted under the Bluerock Residential Growth REIT, Inc. Amended and Restated 2014 Equity Incentive Plan for Individuals and the Bluerock Residential Growth REIT, Inc. Amended and Restated 2014 Equity Incentive Plan for Entities (together, the “Prior Plans”) that may become available for issuance or reissuance, as applicable, under the BHM Incentive Plans if such awards are forfeited, canceled or otherwise terminated (other than by exercise).

In connection with stock splits, dividends, recapitalizations and certain other events, our board of directors will make equitable adjustments that it deems appropriate in the aggregate number of shares of our common stock that may be issued under the BHM Incentive Plans, the individual grant limit for Nonemployee Directors described below, and the terms of outstanding awards.

If any options or stock appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or are paid in cash without delivery of common stock or if any stock awards, performance units or other equity-based awards are forfeited, the shares of our common stock subject to such awards will again be available for purposes of the BHM Incentive Plans. Shares of our common stock tendered or withheld to satisfy the exercise price of an award or for tax withholding are not available for future grants under the BHM Incentive Plans. If shares of common stock are issued upon the exercise of a stock appreciation right, the number of shares available for future awards under the BHM Incentive Plans shall be reduced by the number of shares for which the stock appreciation right was exercised rather than the number of shares issued to the participant.

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Awards Under the BHM Incentive Plans

Options

The BHM Individuals Plan authorizes the grant of incentive stock options (under Section 422 of the Code) and both the BHM Individuals Plan and the BHM Entities Plan authorize the grant of options that do not qualify as incentive stock options. The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of the shares of our common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding option may not be reduced and no payment may be made to cancel an “underwater” option without the approval of our stockholders. The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an individual who is a “ten percent stockholder”). The administrator will prescribe when an option will become exercisable, but options generally will not become exercisable before the first anniversary of its grant, except in the event of the death or disability of the holder or a change in control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of common stock authorized for issuance under the BHM Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. A participant cannot sell or dispose of more than fifty percent of the shares acquired under an option before the earlier of the first anniversary of the date of the option exercise or the date the participant is no longer employed by or providing services to us, or the Operating Partnership or our Manager. Incentive stock options may only be granted under the BHM Individuals Plan to our employees and employees of our subsidiaries.

Stock Awards

The BHM Incentive Plans also provide for the grant of stock awards. A stock award is an award of shares of our common stock that is subject to vesting requirements, restrictions on transfer and other restrictions as the administrator determines in its sole discretion on the date of grant, including the attainment of performance objectives. The restriction period generally will be at least one year, except in the event of the death or disability of the holder or a change in control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of common stock authorized for issuance under the BHM Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. A participant may not sell or dispose of more than fifty percent of the shares acquired under a stock award before the earlier of the first anniversary of the date the stock award vests or the date the participant is no longer employed by or providing services to us, or the Operating Partnership or our Manager. A participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, voting rights and the right to receive distributions; provided that if a stock award does not vest solely on the basis of continued employment or service, dividends will be accumulated and paid only when, and to the extent that, the stock award vests. During the period when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the participant’s stock award shares, (ii) the Company will retain custody of any certificates and (iii) a participant must deliver a stock power to the Company for each stock award.

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Stock Appreciation Rights

The BHM Incentive Plans authorize the grant of stock appreciation rights. A stock appreciation right provides the participant with the right to receive, upon exercise of the stock appreciation right, a payment in cash, shares of our common stock or a combination of the two. The amount that the participant will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the administrator but generally will not become exercisable before the first anniversary of the grant, except in the event of the death or disability of the holder or a change in control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of our common stock authorized for issuance under the BHM Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. A participant cannot sell or dispose of more than fifty percent of the shares acquired under a stock appreciation right before the earlier of the first anniversary of the date the stock appreciation right is exercised or the date the participant is no longer employed by or providing services to us, or the Operating Partnership or our Manager. Stock appreciation rights may be granted in tandem with an option grant or as independent grants. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted under the BHM Individuals Plan in tandem with an incentive stock option awarded to an individual who is a “ten percent stockholder.”

Performance Units

The BHM Incentive Plans also authorize the grant of performance units. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of our common stock, if performance goals or other requirements established by the administrator are met. The administrator will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. If the performance goals are met, payment will be made with respect to the performance units. Performance units will become earned or vested in accordance with terms determined by the administrator, but generally will not become earned or vested before the first anniversary of their grant, except in the event of the death or disability of the holder or a change in control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of our common stock authorized for issuance under the BHM Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. Performance units will be paid in cash, shares of our common stock, other equity-based awards (including LTIP Units), other securities or property or a combination thereof. No more than fifty percent of the shares issued in settlement of performance units may be sold or disposed of before the first anniversary of the date that the shares were issued or the date that the participant is no longer employed by or providing services to us, or the Operating Partnership or our Manager.

Incentive Awards

The BHM Incentive Plans also authorize us to make incentive awards. An incentive award entitles the participant to receive a payment if certain requirements are met. The administrator will establish the requirements that must be met before an incentive award is earned and the requirements may be stated with reference to one or more performance measures or criteria prescribed by the administrator. A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index and may be adjusted for unusual or non-recurring events, changes in applicable tax laws or accounting principles. The period in which the performance will be measured will be at least one year, and the administrator will determine the applicable performance goals and such other conditions that apply to the incentive award. If the performance goals are met, the incentive award will be paid. Incentive awards will become earned or vested in accordance with terms determined by the administrator, but generally will not become earned or vested before the first anniversary of their grant, except in the event of the death or disability of the holder or a change in control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of our common stock authorized for issuance under the BHM Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. An incentive award that is earned will be settled in a single payment which may be in cash, our common stock, other equity-based awards (including LTIP Units), or a combination thereof. No more than fifty percent of the shares issued in settlement of an incentive award may be sold or disposed of before the first anniversary of the date that the shares are issued or the date that the participant is no longer employed by or providing services to us, or the Operating Partnership or our Manager.

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Other Equity-Based Awards

The administrator may grant other types of stock-based awards as other equity-based awards, including LTIP Units, under the BHM Incentive Plans. Other equity-based awards are payable in cash, shares of our common stock or shares or units of such other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator, and will include a requirement that performance objectives or other criteria be satisfied. Other equity-based awards generally will not become earned or vested before the first anniversary of their grant, except in the event of the death or disability of the holder or a change in control of the Company, and further provided that awards for up to five percent (5%) of the aggregate number of shares of our common stock authorized for issuance under the BHM Incentive Plans may be granted or awarded without regard to the one-year minimum vesting requirement, in the discretion of the administrator. In addition, a participant may not sell or dispose of more than fifty percent of the shares of our common stock or other equity interests (including LTIP Units) covered by other equity-based awards before the earlier of the first anniversary of the date that the shares or interests become vested or the date that the participant is no longer employed by or providing services to us, or the Operating Partnership or our Manager.

LTIP Units are a special class of partnership interest in our Operating Partnership. Each LTIP Unit awarded will be deemed equivalent to an award of one share of the applicable common stock under the BHM Incentive Plans, reducing their aggregate share authorization for other awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP Units granted to participants. The vesting period for any LTIP Units, if any, will be determined at the time of issuance. LTIP Units, whether vested or not, will receive the same per-unit distributions as OP Units, which distributions will generally equal the per share distributions on shares of our common stock. This treatment with respect to distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP Units will not have full parity with OP Units with respect to liquidating distributions. Under the terms of the LTIP Units, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the Operating Partnership’s valuation from the time of the last revaluation until such event will be allocated first to the holders of LTIP Units to equalize the capital accounts of such holders with the capital accounts of holders of OP Units. Upon equalization of the capital accounts of the holders of LTIP Units with the other holders of OP Units, the LTIP Units will achieve full parity with OP Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of OP Units at any time, and thereafter enjoy all the rights of OP Units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP Units will realize for a given number of vested LTIP Units will be less than the value of an equal number of shares of our common stock.

Dividend Equivalent Rights

The administrator may grant dividend equivalent rights in connection with the grant of performance units, other equity-based awards and incentive awards granted under the BHM Incentive Plans. Dividend equivalent rights may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in shares of our common stock or otherwise reinvested) except that if the underlying award will not vest solely on account of continued employment or service, any dividend equivalents will be accumulated and paid only when and to the extent that the underlying award vests.

Change in Control

If we experience a change in control, the administrator may, at its discretion, provide that outstanding awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity.

Any time-based awards so assumed or replaced with substitute awards in connection with the Change in Control will vest in accordance with their original terms, except that any such time-based awards or substitute awards granted under the BHM Individuals Plan automatically become vested in full if  (A) the holder’s employment or service with the Company, the successor entity, or an affiliate thereof is terminated (i) involuntarily without cause or following non-renewal of the holder’s employment agreement or services agreement, (ii) voluntarily by the holder with good reason, or (iii) on account of the holder’s death or disability, and (B) the holder remained in the continuous employ or service of the Company, the successor entity, or the applicable affiliate thereof from the date of such change in control until the date of such termination of employment or service.

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Any performance-based awards so assumed or replaced with substitute awards in connection with the change in control will be of the same type of award as the original performance-based awards, and will have a value, as of the date of such change in control, that is substantially equal to the value of the original performance-based awards. In addition, such assumed or substituted performance-based awards will continue to vest in accordance with the terms and conditions of the original performance-based awards being assumed or replaced; provided, that the performance objectives and measures of the original performance-based awards being assumed or replaced shall be adjusted as the administrator determines is equitably required. Notwithstanding the preceding sentence (and solely with respect to assumed or substitute awards for performance-based awards originally granted under the BHM Individuals Plan), if  (A) the holder’s employment with the Company, the successor entity, or an affiliate thereof is terminated (i) involuntarily without cause, (ii) following non-renewal of the employment agreement, if any, between the holder and the Company, the successor entity or the applicable affiliate thereof  (if the holder has an employment agreement requiring accelerated vesting in such case), (iii) voluntarily by the holder with good reason, or (iv) on account of the holder’s death or disability, and (B) the holder remained in the continuous employ of the Company, the successor entity or the applicable affiliate thereof from the date of such change in control until the date of such termination of employment, then the assumed or substituted performance-based awards will automatically become vested with respect to a pro rata number of the shares or other securities subject to such assumed or substituted performance-based awards based on the extent to which the performance or other objectives are achieved as of the date of such termination of employment or service. Any portion of any such performance-based awards that does not become so vested will be forfeited.

On the date of such change in control, all outstanding awards under the BHM Incentive Plans that are not assumed or replaced with substitute awards in connection with the change in control will become fully vested, provided that any performance-based awards will vest at the greater of (A) the applicable target level and (B) the level of achievement of the performance objectives for the award as determined by the administrator taking into account performance through the latest date preceding the change in control (but not later than the end of the applicable performance period).

The administrator may also provide that any awards (or any portion thereof) that become vested in connection with the change in control as set forth above may be cancelled, in the sole discretion of the administrator, in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, in an amount substantially equal to (i) the price per share of common stock received by stockholders (in the case of vested shares of common stock), (ii) the amount by which the price per share of our common stock received by stockholders exceeds the option price or Initial Value (in the case of Options and SARs), and (iii) if applicable, the value of the other securities or property in which a Performance Unit or Other Equity-Based Award is denominated. However, in the case of Options and SARs, if the option price or Initial Value exceeds the price per share of our common stock received by stockholders in the change in control transaction, the Option or SAR may be cancelled without any payment to the holder.

In summary, a change in control under the BHM Incentive Plans occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 30% of the total combined voting power of our outstanding securities;

•	there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;

•	we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or

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•	during any period of twelve consecutive months, individuals who, at the beginning of such period, constitute our board of directors together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our board of directors.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a U.S. federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a change in control, benefits provided under the BHM Incentive Plans could be treated as parachute payments. In that event, the BHM Incentive Plans provide that the benefits under the BHM Incentive Plans, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the participant to receive greater after-tax benefits. The benefits under the BHM Incentive Plans and other plans and agreements will not be reduced, however, if the participant will receive greater after-tax benefits (taking into account the 20% excise tax payable by the participant) by receiving the total benefits. The BHM Incentive Plans also provide that these provisions do not apply to a participant who has an agreement with us providing that the participant cannot receive payments in excess of the safe harbor amount.

Clawback Policy

Any award granted under the BHM Incentive Plans, and any payment made with respect to any such award, are subject to the condition that we may require such award to be returned, and any payment made with respect to such award to be repaid, if such action is required under the terms of any Company recoupment or “clawback” (forfeiture or repayment) policy as in effect on the date the award was granted or if recoupment is required by any law, rule, requirement or regulation.

Amendment; Termination

Our board of directors may amend or terminate the BHM Incentive Plans at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve, among other things, any amendment that materially increases the benefits accruing to participants under the BHM Incentive Plans, materially increases the aggregate number of shares of our common stock that may be issued under the BHM Incentive Plans (other than on account of stock dividends, stock splits, or other changes in capitalization as described above) or materially modifies the requirements as to eligibility for participation in the BHM Incentive Plans. For the avoidance of doubt, without the approval of stockholders, our board of directors may not (except on account of stock dividends, stock splits, or other changes in capitalization) (a) reduce the option price per share of an outstanding option or the exercise price of a stock appreciation right, (b) cancel an outstanding option or stock appreciation right when the option price or exercise prices applicable exceeds the fair market value of our common stock or (c) take any other action that may be treated as a repricing of an option or stock appreciation right under the rules and regulations of the principal exchange on which the common stock is listed for trading. Unless terminated sooner by our board of directors or extended with stockholder approval, the BHM Incentive Plans will terminate on the tenth anniversary of the Distribution Date.

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OUR MANAGER AND RELATED AGREEMENTS

Our Manager

We are externally managed and advised by our Manager, pursuant to a Management Agreement. See “—The Management Agreement.” Our Manager is primarily responsible for managing our day-to-day business affairs and assets and implementing our investment strategy, subject to the directives and supervision of our board of directors. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Our Manager conducts our operations and manages our portfolio of real estate investments. We have no paid employees.

The following table and biographical descriptions set forth certain information with respect to the individuals who serve as the senior officers of our Manager:

Name	Age*	Position(s)
R. Ramin Kamfar	59	Chief Executive Officer
Jordan Ruddy	60	President
Ryan S. MacDonald	40	Chief Investment Officer
James G. Babb, III	58	Chief Strategy Officer
Christopher J. Vohs	47	Chief Financial Officer and Treasurer
Michael DiFranco	58	Executive Vice President, Operations
Jason Emala	44	Chief Legal Officer and Secretary

*As of June 26, 2023.

The background and experience of Messrs. Kamfar, Ruddy, MacDonald, Babb, Vohs, DiFranco and Emala are described above in “Management —Executive Officers.”

Bluerock Real Estate

Our Manager is an affiliate of Bluerock Real Estate, L.L.C. (together with its affiliates, “Bluerock”), a leading institutional alternative asset manager based in New York with regional offices across the United States. Bluerock principals have a collective 100+ years of investing experience with more than $120 billion in real estate and capital markets experience and manage multiple well-recognized real estate private and public company platforms, including the successful seeding, public listing and operation of Bluerock Residential. Bluerock has over $15 billion in acquired and managed assets.

Management Agreement

We, the Operating Partnership and our Manager are parties to a Management Agreement (the “Management Agreement”). In connection with the execution of the Merger Agreement, the Bluerock Residential board of directors received an opinion from Robert A. Stanger & Company, Inc. that the terms of the Management Agreement are fair, from a financial point of view, to the company, and after consideration of this opinion and other documents and presentations, the non-management directors authorized the company to enter into the Management Agreement. The Management Agreement requires our Manager to manage our business affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager is under the supervision and direction of our board of directors. Our Manager will not manage or advise any other entities and will not actively seek new management or advisory clients, although it will not be prohibited from doing so by the Management Agreement.

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Management Services

Our Manager is responsible for, among other things, (i) the selection, purchase and sale of our portfolio investments, (ii) our financing activities, and (iii) providing us with advisory services. Our Manager is responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our investments and operations as may be appropriate, which may include, without limitation, the following:

•	serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by the board of directors (including a majority of the independent directors);

•	investigating, analyzing, and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring, exchanging or disposing of investments consistent with our investment guidelines;

•	with respect to prospective investment transactions and financing transactions, conducting negotiations (including negotiation of definitive agreements) on our behalf with sellers, purchasers, and brokers and, if applicable, their respective agents and representatives;

•	effecting any private placement of interest in the Operating Partnership, tenancy-in-common or other interests in investments as may be approved by the board of directors;

•	engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, real estate brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations and actual or potential investments, investment transactions or financing transactions;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with our joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and the board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•	communicating on our behalf with the holders of any of our or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling the board of directors and us in connection with policy decisions to be made by the board of directors;

•	evaluating and recommending to the board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, our qualification as a REIT and with our investment guidelines;

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•	counseling the board of directors and us regarding the qualification and maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify and continue to qualify for taxation as a REIT;

•	counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the Investment Company Act, monitoring our compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

•	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager, including reports to the board of directors with respect to potential conflicts of interest involving our Manager or any of its affiliates;

•	monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	investing and reinvesting any of our moneys and securities (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and the Operating Partnership’s partners), consistent with our qualification as a REIT, and advising us regarding our company’s capital structure and capital raising;

•	causing us to retain qualified accountants and legal counsel, as applicable, to assist us in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

•	assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by the applicable Securities Exchange;

•	assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Code applicable to REITs;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

•	using commercially reasonable efforts to cause expenses incurred by us or on our company’s behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

•	serving as our consultant with respect to decisions regarding any of its financings, hedging activities, borrowings or joint venture arrangements undertaken by us, including (i) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (ii) advising us with respect to obtaining appropriate financing for our investments;

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•	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and Indemnification

Pursuant to the Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us (however, to the extent that officers of our Manager also serve as our officers, such officers will owe us duties under Maryland law in their capacity as our officers, which may include the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure). Under the terms of the Management Agreement, our Manager, its officers, members, managers, directors, personnel, affiliates and any person providing sub-advisory services to our Manager will not be liable to us, our stockholders, partners, members or other holders of equity interests of us for acts or omissions performed in accordance with and pursuant to the Management Agreement, except because of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement as determined by a final non-appealable order of a court of competent jurisdiction, or those incurred in connection with our Manager’s proper release of our money or other property.

We agree to indemnify and hold harmless our Manager, its officers, members, managers, directors, personnel, affiliates and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement as determined by a final, non-appealable order of a court of competent jurisdiction, or those incurred in connection with our Manager’s proper release of our money or other property, as set forth in the Management Agreement. Additionally, we agree to advance funds to any of the indemnified parties for legal fees and other costs and expenses incurred as a result of any claim, suit, action or proceeding for which indemnification is sought, provided that such indemnified party undertakes to repay the advanced funds to us in the event it is ultimately determined that indemnification is not appropriate. Our Manager agrees to indemnify and hold harmless us, our directors and officers, personnel, agents and affiliates with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager carries errors and omissions and other customary insurance naming us and our Operating Partnership as additional insureds.

Management Team

Pursuant to the terms of the Management Agreement, our Manager will be required to provide us with our management team, including a president, treasurer and secretary, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager or its affiliates will be dedicated exclusively to us.

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Our Manager will be required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with the investment guidelines, (2) would adversely and materially affect our qualification as a REIT or the Operating Partnership as a partnership under the Code or our status as an entity exempted or excluded from investment company status under the Investment Company Act or (3) would conflict with or violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any securities exchange on which our securities are listed or our charter or bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or conflict with or violate any such law, rule or regulation or our charter or bylaws.

Term

The initial term of the Management Agreement will expire on October 6, 2023 (the first anniversary of the Distribution Date) and will be automatically renewed for a one-year term on each anniversary date thereafter unless earlier terminated or not renewed as described below. We may decline to renew the Management Agreement upon the affirmative vote of at least two-thirds of our independent directors that (1) there has been unsatisfactory performance by our Manager that is materially detrimental to us or (2) the Base Management Fee and Incentive Fee (each as defined below) payable to our Manager are not, taken as a whole, in accordance with then-current market rates charged by asset management companies rendering services similar to those rendered by our Manager, subject to our Manager’s right to prevent such non-renewal by accepting a reduction of the fees agreed to by at least two-thirds of our independent directors. We must provide 180 days’ notice prior to the end of the term, as renewed, of any such non-renewal. In the event of such non-renewal, the Termination Fee set forth below would be payable.

Our Manager may decline to renew the Management Agreement upon 180 days’ notice prior to the end of the term, as renewed, in which case no Termination Fee would be payable.

Termination for Cause

We may also terminate the Management Agreement at any time, including during the initial term, without the payment of the Termination Fee, upon 30 days’ prior written notice for cause, which is defined as:

•	our Manager, its agents or assignees breaches any material provision of the Management Agreement and such breach continues for a period of 30 days after written notice thereof, subject to a cure period;

•	there is the commencement of any proceeding relating to our Manager’s bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	there is a change of control of our Manager which a majority of our independent directors determines is materially detrimental to us;

•	our Manager is unable to perform its obligations under the Management Agreement;

•	our Manager is dissolved; or

•	our Manager commits fraud against us, misappropriates or embezzles funds of ours, or acts, or fails to act, in a manner constituting gross negligence, or acts in a manner constituting bad faith or willful misconduct, in the performance of its duties under the Management Agreement, subject to a cure period.

Our Manager may terminate the Management Agreement upon 60 days’ prior written notice in the event that we default in the performance of any material term, condition or covenant contained in the Management Agreement and such default continues for a period of 30 days after written notice thereof. In an event of termination by our Manager for cause, the Termination Fee set forth below would be payable.

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Our Manager may terminate the Management Agreement if we become required to register as an investment company under the Investment Company Act, but no Termination Fee would be payable in such event.

Termination Fee

In the event a Termination Fee is payable, we will pay our Manager a termination fee equal to 3.00 times the sum of the Base Management Fee and Incentive Fee earned, in each case, by our Manager during the 12-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of non-renewal/termination.

Internalization

Upon the determination by at least two-thirds of our independent directors that, upon an internalization of our management, AFFO (as defined below) per share would be greater than AFFO per share immediately prior to such internalization, we may internalize, with consideration upon such internalization being paid by us to our Manager (the “Internalization Consideration”) equal to 2.75 times the sum of the Base Management Fee and Incentive Fee, in each case, earned by our Manager during the 12-month period immediately preceding such internalization, calculated as of the end of the most recently completed fiscal quarter before the date of the internalization. For the avoidance of doubt, the internalization may be structured as a contribution of our Manager or our Manager’s assets to our Operating Partnership in exchange for OP units and/or cash, provided that at least 50% of the value of the Internalization Consideration will be satisfied in OP units, or other tax-efficient transaction as agreed by our Manager and us.

Assignment

Our Manager may not assign the Management Agreement, except to an affiliate, without the consent of a majority of our independent directors.

We may not assign our rights or responsibilities under the Management Agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the Management Agreement and by the terms of such assignment in the same manner as we are bound under the Management Agreement.

Base Management Fee

We will pay our Manager a base management fee (the “Base Management Fee”) in an amount equal to 1.50% of our new stockholders’ equity, per year.

For purposes of calculating the Base Management Fee, our new stockholders’ equity means: (1) the sum of (i) the net asset value of the Operating Partnership (“Net Asset Value”) plus (ii) the net proceeds from the issuance of (or equity value assigned to) equity and equity equivalent securities in any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance) plus (iii) retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (2) any amount that the Company has paid to repurchase our common stock issued in any subsequent offering. New stockholders’ equity also excludes (a) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, and (b) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. We determined Net Asset Value, for purposes of the foregoing, based on the midpoint of the range of net asset values utilized by Duff & Phelps in its analysis underlying the opinion it delivered to the Bluerock Residential board of directors in connection with the execution of the Merger Agreement. One half of each quarterly installment of the Base Management Fee will be payable in C-LTIP units, calculated pursuant to the formula above.  The remainder of the Base Management Fee will be payable in cash or in C-LTIP units, at the election of our board of directors, in each case calculated pursuant to the formula above.

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Incentive Fee

We will pay our Manager an incentive fee (the “Incentive Fee”) with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears.

The Incentive Fee will be an amount, not less than zero, equal to the difference between (1) the product of (i) 20% and (ii) the difference between (a) the Company’s adjusted funds from operations (“AFFO”) for the previous 12-month period and (b) the product of (A) the product of (x) the weighted average of the price per share of equity securities as derived from the Net Asset Value and the issue price of equity securities issued in future offerings and transactions, multiplied by (y) the weighted average number of all shares of our common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of our common stock, LTIP units, and other shares of our common stock underlying awards granted under incentive plans and units in the Operating Partnership) in the previous 12-month period multiplied by (B) 8%, and (2) the sum of any Incentive Fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no Incentive Fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters, or the number of completed calendar quarters since the Distribution Date, whichever is less. For purposes of calculating the Incentive Fee during the first 12 months after completion of the Distribution, AFFO will be determined by annualizing the applicable period following completion of the Distribution. One half of each quarterly installment of the Incentive Fee will be payable in C-LTIP units, calculated pursuant to the formula above.  The remainder of the Incentive Fee will be payable in cash or in C-LTIP units, at the election of our board of directors, in each case calculated pursuant to the formula above.

The following example illustrates how we would calculate our quarterly Incentive Fee in accordance with the Management Agreement. Our actual results may differ materially from the following example.

Assume the following:

•	AFFO for the 12-month period equals $41,000,000;

•	weighted average price per share of equity securities is $10.00;

•	the weighted average number of shares of common stock outstanding on a fully diluted basis during the 12-month period is 50,000,000; and

•	Incentive Fees paid during the first three calendar quarters of such 12-month period are $0.

Under these assumptions, the quarterly Incentive Fee payable to our Manager would be $200,000, as calculated below:

1.	AFFO	$41,000,000
2.	Weighted average price per share of equity securities of $10.00 multiplied by the weighted average number of shares of common stock outstanding on a fully diluted basis of 50,000,000 multiplied by 8%	$40,000,000
3.	Excess of AFFO over amount calculated in 2 above	$1,000,000
4.	20% of the amount calculated in 3 above	$200,000
5.	Incentive Fee equals the amount calculated in 4 above less the Incentive Fees paid during the first three calendar quarters of such previous 12-month period	$—
6.	Quarterly incentive fee payable to our Manager	$200,000

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Pursuant to the calculation formula, if AFFO increases and the weighted average share price and weighted average number of shares of common stock outstanding on a fully diluted basis remain constant, the Incentive Fee will increase.

Reimbursement of Expenses

We will be required to reimburse our Manager for the following expenses:

•	acquisition expenses incurred in connection with the selection and acquisition of investments;

•	general and administrative expenses of us, our Operating Partnership, and our subsidiaries;

•	expenses incurred in connection with the issuance of our securities, any financing transaction and other costs incident to the acquisition, development, redevelopment, construction, repositioning, leasing, disposition and financing of investments;

•	costs of legal, tax, accounting, consulting, auditing and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify us and our directors and officers;

•	costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders or our Operating Partnership’s partners, as applicable, and proxy materials with respect to any meeting of our stockholders or our Operating Partnership’s partners, as applicable;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•	expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the acquisition, development, redevelopment, construction, repositioning, leasing, financing, refinancing, sale or other disposition of an investment or establishment of any of our securities offerings, or in connection with any financing transaction;

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

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•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel costs and expenses incurred in contracting with third parties;

•	all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•	expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

•	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any future distribution reinvestment plan;

•	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer pursuant to the applicable governing document or other instrument or agreement, or by any court or governmental agency; and

•	all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the Management Agreement.

In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations, provided that such expenses are in amounts no greater than those that would be payable to third-party professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis, and excepting only those expenses that are specifically the responsibility of our Manager.

Except with respect to the costs of legal, tax, accounting, consulting, auditing and other similar services rendered for us, which costs will be our expense, our Manager will be responsible for the expenses related to any and all personnel of our Manager and its affiliates who provide services to us pursuant to the Management Agreement, including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided, however, that our Manager will not be responsible for any such expenses payable subsequent to the Distribution Date to the extent (and only to such extent) that such expenses were incurred or otherwise attributable to a time period preceding the Distribution Date. For the avoidance of doubt, any incentive plan of Bluerock Homes or the Operating Partnership in which any person referred to above participates will not be an expense of our Manager.

Grants of Equity Compensation to Our Manager

We have implemented the BHM Incentive Plans (as defined below), pursuant to which our compensation committee is authorized to approve grants of equity-based awards to our officers, directors and affiliates (including officers and employees of our Manager and its affiliates).

Liquidity of Prior Programs

Our sponsor previously sponsored one REIT, Bluerock Residential, which disclosed in its prospectus the time at which it was anticipated that Bluerock Residential would provide a liquidity event to its stockholders.   Bluerock Residential’s prospectus for its original offering of common stock indicated that Bluerock Residential intended to enter into a transaction providing liquidity for its stockholders within four to six years from the completion of its offering stage, where the offering stage was the period during which Bluerock Residential offered equity that was not listed on a national securities exchange. If Bluerock Residential did not begin the process of listing its shares of common stock on a national securities exchange by the end of that period, or did not otherwise complete a liquidity event by such date, its charter required that it seek stockholder approval of the liquidation of Bluerock Residential, unless a majority of its board of directors, including a majority of independent directors, determines that liquidation was not then in the best interests of its stockholders.   Bluerock Residential completed its offering stage in September 2013.  Bluerock Residential listed its Class A common stock on March 28, 2014.  In connection with the listing transaction, Bluerock Residential converted the shares its original common stock issued in its unlisted offering into 1/3 share each of Class B-1 common stock, Class B-2 common stock and Class B-3 common stock.  Bluerock Residential further effectuated two reverse stock splits: the first, a 2.264881 to 1 reverse stock split of its outstanding shares of Class B-1 common stock, Class B-2 common stock and Class B-3 common stock; and the second, a 1.0045878 to 1 reverse stock split of its outstanding shares of Class B-1 common stock, Class B-2 common stock and Class B-3 common stock.  The Class B common stock was not listed as part of the listing of the Class A common stock; however, the Class B common stock converted, automatically, to Class A common stock on a schedule of 360 days following the Class A common stock listing for the Class B-1 common stock, 540 days following the Class A common stock listing for the Class B-2 common stock, and 720 days following the Class A common stock listing for the Class B-3 common stock.  This resulted in the completion of a liquidity event for all purchasers of common stock in Bluerock Residential’s original common stock offering approximately 2.5 years following completion of the offering stage thereof.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements with Bluerock Residential

To govern certain ongoing relationships between us and Bluerock Residential after the Distribution, and to provide mechanisms for an orderly transition, we and Bluerock Residential entered into agreements pursuant to which certain services and rights will be provided for following the Distribution, and we and Bluerock Residential will indemnify each other against certain liabilities arising from our respective businesses. The following is a summary of the terms of the material agreements we entered into with Bluerock Residential.

Separation and Distribution Agreement

We and Bluerock Residential entered into the Separation and Distribution Agreement, which sets forth, among other things, our agreements with Bluerock Residential regarding the principal transactions necessary to separate us from Bluerock Residential.

Tax Matters Agreement

We and Bluerock Residential entered into a Tax Matters Agreement that governs the respective rights, responsibilities and obligations of Bluerock Residential and us after the Distribution with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings, the intended U.S. federal income tax characterization of the Separation and the Distribution and the agreed upon reporting thereof, and certain other tax matters. Our obligations under the Tax Matters Agreement will not be limited in amount or subject to any cap. If we are required to pay any liabilities under the circumstances set forth in the Tax Matters Agreement or pursuant to applicable tax law, the amounts may be significant.

Sublease with Bluerock Residential

The interests of Bluerock Residential under that certain Sublease, dated as of February 15, 2019, between AllianceBernstein L.P., as Sublandlord, and Bluerock and Bluerock Residential, collectively, as Subtenant, for a portion of the 32nd Floor, 1345 Avenue of the Americas, New York, New York (the “Sublease”), were assigned to us, including all of Bluerock Residential’s liabilities associated therewith, and we have caused the release of Bluerock Residential from any obligations under the Sublease as of and after the consummation of the Distribution, except that we and Bluerock have indemnified Bluerock Residential from obligations accruing under the Sublease from and after the consummation of the Distribution. This office space at 1345 Avenue of the Americas, 32nd Floor, New York, New York serves as our corporate offices.

Management Agreement

We, the Operating Partnership and our Manager are parties to the Management Agreement. The Management Agreement requires our Manager to manage our business affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager will be under the supervision and direction of our board of directors. For more information regarding the Management Agreement, please refer to the discussion under “Our Manager and Related Agreements—Management Agreement.”

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Related Person Transaction Policy

Our board of directors has adopted a written related person transaction policy, for which the audit committee oversees compliance. The purpose of this policy is to describe the procedures used to identify, review and approve any existing or proposed transaction, arrangement, relationship (or series of similar transactions, arrangements or relationships) in which (a) we, our Operating Partnership or any of our subsidiaries were, are or will be a participant, (b) the aggregate amount involved exceeds $120,000, and (c) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person will be (i) any person who is, or at any time since the beginning of the current fiscal year was, a director, director nominee, or executive officer of Bluerock Homes, (ii) any beneficial owner of more than 5% of our stock, or (iii) any immediate family member of any of the foregoing persons.

Under this policy, our audit committee is responsible for reviewing and approving or ratifying each related person transaction or proposed related person transaction. In determining whether to approve or ratify a related person transaction, the audit committee will be required to consider all relevant facts and circumstances of the related person transaction available to the audit committee and to approve only those related person transactions that are in the best interests of Bluerock Homes, as the audit committee determines in good faith. No member of the audit committee will be permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person. A copy of our related person transaction policy will be available in the Investor Relations section of our website at www.bluerockhomes.com.

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POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and may be amended or revised from time to time by our board of directors without a vote of our stockholders, except as set forth below. Any change to any of these policies, however, would be made by our board of directors only after a review and analysis of that change, in light of then-existing business and other circumstances, and then only if our directors believe, in the exercise of their business judgment, that it is advisable to do so and in our and our stockholders’ best interests.

Our Investment Policies

Investment in Real Estate or Interests in Real Estate

We conduct all of our investment activities through our operating partnership and its affiliates. Our objective is to maximize long-term stockholder value by acquiring, recapitalizing, and developing a diversified portfolio of infill first-ring suburban single-family rental homes in knowledge-economy and high quality of life growth markets across the United States, targeting middle-market single-family home renters in the Sunbelt and the West, which we expect should have healthy long-term demand fundamentals for single-family rentals. For a discussion of our properties and other strategic objectives, see “Our Business and Properties.”

We seek to acquire, recapitalize, and develop properties in our target markets in accordance with our investment guidelines. Although we intend to focus on the property types and markets discussed above under “Our Business and Properties,” our future investment activities will not be limited to any geographic area, product type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with our status as a REIT for U.S. federal income tax purposes. In addition, we intend to purchase or lease income-producing properties for long-term investment. We may also expand and improve the properties we will own upon completion of this offering or that we may subsequently acquire, and we may sell such properties, in whole or in part, when circumstances warrant.

We may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. While we have no current intention of changing our investment policies, we might not forego an attractive investment merely because it does not fit within our targeted asset class or portfolio composition. We may purchase or invest in any type of real estate that we determine is in the best interest of our stockholders, subject to the provisions of our charter which limit certain types of investments.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of assets. When considering an investment, we will generally evaluate the following:

•	the performance and risk characteristics of that investment;

•	how that investment will fit within our target portfolio objectives; and

•	the expected returns of that investment on a risk-adjusted basis, relative to other investment alternatives.

As such, our actual portfolio composition may vary substantially from the target portfolio described in this prospectus.

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Equity investments in contributed or acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness we incur when we acquire or refinance these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to our common stock. We do not place any limitations on (i) the number or amount of mortgages which may be placed on any one piece of property or (ii) the amount or percentage of assets that will be invested in any specific property, subject to our policy not to be treated as an investment company under the Investment Company Act.

At times, we may invest in unimproved properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition, and no development or construction is planned to commence within one year of the acquisition.

Purchase and Sale of Investments

Our policy is to acquire assets primarily for generation of current income and long-term value appreciation. We intend to hold our properties for an extended period, and in consideration of the optimal period to enable us to, as appropriate, capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors.

Our Manager will develop a well-defined exit strategy for each investment. Our Manager will continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives, to determine the optimal time to sell the asset in order to maximize stockholder value and returns. Periodic reviews of each asset will focus on the remaining available value creation opportunities for the asset and the demand for the asset in the marketplace.

Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. Due to restrictions placed on dealer sales by REITs, we may, depending on the facts and circumstances, need to make such sales through a TRS.

Joint Ventures

We also may participate with third parties in property ownership and development, through joint ventures, partnerships or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly decreasing our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

We may enter into joint ventures, partnerships, tenant-in-common investments, other co-ownership arrangements with real estate developers, owners and other third parties, including affiliates of our Manager, for the acquisition, development, improvement and operation of properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve one or more of the following four primary objectives:

•	increase the return on our invested capital;

•	diversify our access to equity capital;

•	broaden our invested capital into additional projects in order to promote our brand and increase market share; and

•	obtain the participation of sophisticated partners in our real estate decisions.

In determining whether to invest in a particular joint venture, our Manager will evaluate the investment that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

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In the event that any joint venture with an entity affiliated with our Manager holds interests in more than one property or other investment, the interest in each may be specially allocated based upon the respective proportion of funds invested by each co-venturer. Entering into joint ventures with other programs sponsored by affiliates of our Manager will result in conflicts of interest. See “Risk Factors — Risks Related to our Management and Relationships with our Manager.”

We will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture investment, we expect to consider the following:

•	Our ability to manage and control the joint venture. We will seek to obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. We will consider requiring buy/sell rights, redemption rights or forced liquidation rights to allow us to control the timing of our exit.

•	Our ability to control transfers of interests held by other partners to the venture. We will consider requiring consent provisions, rights of first refusal, and or forced redemption rights in connection with transfers.

Investments in Real Estate Mortgages

Although we have no current intention of doing so, we may, at the discretion of our board of directors, invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. If we choose to invest in mortgages, we would expect to invest in mortgages secured by single family residential properties. However, there is no restriction on the proportion of our assets that may be invested in a type of mortgage or any single mortgage.

Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable us to recoup our full investment. We do not presently intend to invest in real estate mortgages. We will limit any investments in securities so that we do not fall within the definition of an investment company under the Investment Company Act.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Although we have no current intention of doing so, subject to the percentage of ownership limitations, asset tests and gross income tests necessary for REIT qualification, we may invest, without stockholder approval, in securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities. We may invest in the debt or equity securities of such entities, including for the purpose of exercising control over such entities. We have no current plans to invest in entities that are not engaged in real estate activities. While we may attempt to diversify our investments, in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in one entity, property or geographic area. In any event, we do not intend that any such investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to divest of securities before any registration would be required.

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Investments in Other Securities

Other than as described above, we do not intend to invest in any additional securities such as bonds, preferred stocks or common stock.

Investments in and Originating Real Estate-Related Investments

We generally do not intend to invest in or originate first or second mortgages, subordinated, bridge and other real estate-related loans, debt securities related to or secured by real estate assets, or common and preferred equity securities, including equity securities of other REITs or real estate companies. Excluded from this category are joint venture investments in which we exercise some control and generally, with respect to development projects, preferred equity and subordinated loans with equity participation. Although we do not intend to make such investments, our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on the percentage of our assets that may be invested in any type of loan or in any single loan, or the types of properties subject to mortgages or other loans in which we could invest.

Financing Policy

We intend to use prudent amounts of leverage in connection with our operations. As of March 31, 2023, our total mortgage indebtedness was approximately $97.8 million, and we had $49.0 million outstanding under our revolving credit facilities. Once we reach sufficient scale, we generally expect our total indebtedness to be less than 75% of the fair market value of our real estate investments. However, we are not subject to any limitations on the amount of leverage we may use, and accordingly, the amount of leverage we use may be significantly less or greater than we currently anticipate. Further, during our ramp-up to scale, we expect that our leverage will fluctuate and for periods of time will exceed 75% of the fair market value of our real estate investments as appropriate. For purposes of calculating our leverage, we include our consolidated real estate investments, include our preferred equity and loan investments at cost, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness.

Our board of directors will have the authority to change our financing policies at any time and without stockholder approval. If our board of directors changes our policies regarding our use of leverage, we expect that it will consider many factors, including the lending standards of lenders in connection with the financing of single-family residential properties, the leverage ratios of publicly traded REITs with similar investment strategies, the cost of leverage as compared to expected operating net revenues, and general market conditions.

By operating on a leveraged basis, we expect to have more funds available for real estate investments and other purposes than if we operated without leverage, which we believe will allow us to acquire more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. See “Risk Factors—Risks Related to Our Business, Properties and Industry—High levels of debt or increases in interest rates could increase the amount of any future loan payments, which could reduce the cash available for distribution to stockholders” for more information about the risks related to operating on a leveraged basis.

Policies Relating to the Investment Company Act

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.

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Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% Test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property through our wholly or majority owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its business primarily through the operating partnership, which in turn is a holding company conducting its business through its subsidiaries, both we and our operating partnership intend to conduct our operations so that they comply with the 40% Test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because neither we nor our operating partnership will engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly-owned or majority-owned subsidiaries, we and the operating partnership will be engaged primarily in the non-investment company businesses of these subsidiaries.

Even if the value of investment securities held by our subsidiaries were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based on no-action letters issued by the SEC staff and other SEC interpretive guidance.

Consistent with guidance issued by the SEC, we will treat our subsidiaries’ joint venture investments as qualifying assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly-owned or majority owned subsidiaries of our operating partnership.

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Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our Manager will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our Manager will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Conflict of Interest Policies

Our management will be subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. See “Risk Factors—Risks Related to our Management and Relationships with our Manager.” We are entirely dependent upon our Manager for our day-to-day management and do not have any independent employees. Our executive officers and our directors serve as officers of Bluerock and its affiliates. As a result, conflicts of interest may arise between our Manager and its affiliates, on the one hand, and us on the other.

We do not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our Manager and its officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees and officers of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the audit committee of our board of directors or another committee of our board of directors comprised solely of independent directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest. Waivers of our code of business conduct and ethics will be required to be disclosed in accordance with NYSE American and SEC requirements.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof will not render the transaction void or voidable if:

•	the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board of directors, and our board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

We have adopted a policy that requires that all contracts and transactions between us, our operating partnership or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a direct or indirect material financial interest, on the other hand, must be considered by our audit committee and approved by the affirmative vote of a majority of our independent directors.

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Lending Policies

We may not make loans to our directors, officers or other employees except in accordance with our code of business conduct and ethics and applicable law. We do not have a policy limiting our ability to make loans to other persons. Subject to REIT qualification rules, we may consider offering purchase money financing in connection with the sale of properties when providing that financing will increase the value to be received by us for the property sold. We may make loans to joint-development projects in which we may participate in the future. We have not engaged in any lending activities in the past, and we do not intend to do so in the future.

Policies with Respect to Issuance and Underwriting of Securities

We have authority to offer common stock, preferred stock or options to purchase stock in exchange for property, and we may engage in such activities in the future. Our board of directors has the power, without further stockholder approval, to amend our charter from time to time to increase or decrease the number of authorized shares of common stock or preferred stock, or otherwise raise capital, including through the issuance of senior securities, in any manner and on such terms and for such consideration, it deems appropriate, including in exchange for property. See “Description of Capital Stock.” We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so.

Reporting Policies

We are subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we file periodic reports, proxy statements and other information, including audited financial statements, with the SEC. See “Additional Information.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of June 20, 2023, certain information regarding the beneficial ownership of shares of our Class A common stock, shares of our Class C common stock, and shares of common stock issuable upon redemption of OP Units and LTIP Units, for (1) each person known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (2) each of our directors and named executive officers, and (3) all of our directors and named executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of common stock subject to options, vesting, or other rights (as set forth above) held by that person that are exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

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Name of Beneficial Owner	Title of Class of Securities Owned	Amount and Nature of Beneficial Ownership	Percent of Class(2)	Amount of Beneficial Ownership	Percent of Common Stock(3)
Directors and Named Executive Officers(1)
Named Executive Officers
R. Ramin Kamfar	Class A Common Stock(4)	726	*	396,750	3.45%
	Class C Common Stock	5,247	61.81%
	OP Units(5)	156,214	2.12%
	LTIP Units(6)	234,563	85.06%

Jordan Ruddy	Class A Common Stock	1,820	*	133,142	1.16%
	Class C Common Stock	1,083	12.76%
	OP Units(7)	126,667	1.72%
	LTIP Units	3,572	1.30%

Ryan S. MacDonald	Class C Common Stock	341	4.02%	481,426	4.19%
	OP Units	481,085	6.53%

James G. Babb, III	Class C Common Stock	1,364	16.07%	769,352	6.70%
	OP Units	767,988	10.42%

Christopher J. Vohs	Class A Common Stock	321	*	84,733	*
	OP Units	84,412	1.15%

Michael DiFranco	Class A Common Stock	419	*	56,300	*
	OP Units	55,881	*

Jason Emala	Class A Common Stock	596	*	596	*

Independent Directors
I. Bobby Majumder	Class A Common Stock	1,778	*	34,540	*
	OP Units	23,356	*
	LTIP Units	9,406	3.41%

Elizabeth Harrison	OP Units	19,470	*	28,876	*
	LTIP Units	9,406	3.41%

Kamal Jafarnia	OP Units	14,562	*	23,968	*
	LTIP Units	9,406	3.41%

Romano Tio	Class A Common Stock	3,211	*	35,973	*
	OP Units	23,356	*
	LTIP Units	9,406	3.41%

All directors and named executive officers as a group (11 persons)		2,045,656	17.80%	2,045,656	17.80%
5% Stockholders:
Par Sanda 501 N. Birch Rd, Unit 3 Fort Lauderdale, FL 33304 (8)	Class A Common Stock	571,042	14.88%	571,042	4.97%
The Radoff Family Foundation 2727 Kirby Drive, Unit 29L Houston, TX 77098 (9)	Class A Common Stock	283,500	7.39%	283,500	2.47%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (10)	Class A Common Stock	259,341	6.76%	259,341	2.26%
Hedgehog Capital LLC 1117 E. Putnam Ave #320 Riverside, CT 06878 (11)	Class A Common Stock	203,617	5.31%	203,617	1.77%
Quinn Opportunity Partners LLC 2 Boars Head Place, Suite 250 Charlottesville, VA 22903 (12)	Class A Common Stock	202,950	5.29%	202,950	1.77%

*          Less than 1%.

(1)       The address of each beneficial owner listed is 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105.

(2)       Numbers and percentages in the table are based on 3,837,437 shares of Class A common stock outstanding, 8,489 shares of Class C common stock outstanding, 7,368,303 OP Units outstanding and 275,758 LTIP Units outstanding, in each case as of June 20, 2023, for a total of 11,489,987 shares outstanding. However, numbers and percentages do not include 31,260 unvested shares of Class A common stock issued to the Manager on May 25, 2023 as addressed in footnote (4) below, 405,796 unvested LTIP Units issued to the Manager on November 3, 2022 and 141,665 unvested LTIP Units issued to the Manager on May 25, 2023 as addressed in footnote (6) below. Percentages for all named executive officers and directors as a group is based on the combined total of all 11,489,987 shares outstanding, as each is an equivalent unit of ownership.

(3)       Percent of common stock for each executive officer, director, and 5% stockholder is calculated using the combined total of all shares of Class A common stock, Class C common stock, LTIP Units and OP Units owned by each such individual, as each is an equivalent unit of ownership, relative to the combined total of 11,489,987 shares of Class A common stock, Class C common stock, LTIP Units and OP Units outstanding as of June 20, 2023. However, numbers and percentages do not include 31,260 unvested shares of Class A common stock issued to the Manager on May 25, 2023 as addressed in footnote (4) below, 405,796 unvested LTIP Units issued to the Manager on November 3, 2022 and 141,665 unvested LTIP Units issued to the Manager on May 25, 2023 as addressed in footnote (6) below.

(4)       Total does not include 31,260 unvested shares of Class A common stock issued to the Manager on May 25, 2023, which will vest ratably on an annual basis over a three-year period from April 1, 2023. As the indirect controlling person of the Manager, Mr. Kamfar possesses voting and investment power over the Class A common stock that is currently held by the Manager.

(5)       In addition, for estate planning purposes, certain irrevocable trusts associated with Mr. Kamfar, of which members of Mr. Kamfar’s immediate family are the beneficiaries and of which Mr. Kamfar is neither a trustee nor a beneficiary, hold an aggregate of 4,753,551 OP Units.

(6)       Total does not include 405,796 unvested LTIP Units issued to the Manager on November 3, 2022, which will vest ratably on an annual basis over a five-year period from the date of issuance and 141,665 unvested LTIP Units issued to the Manager on May 25, 2023, which will vest ratably on an annual basis over a three-year period from April 1, 2023. As the indirect controlling person of the Manager, Mr. Kamfar possesses voting and investment power over LTIP Units that are currently held by the Manager.

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(7)       In addition, for estate planning purposes, an irrevocable trust associated with Mr. Ruddy, of which members of Mr. Ruddy’s immediate family are the beneficiaries and of which Mr. Ruddy is neither a trustee nor a beneficiary, holds an aggregate of 646,936 OP Units.

(8)       Based on the Schedule 13G filed with the SEC on November 2, 2022 and the Form 4 filed with the SEC on March 14, 2023. Includes holdings of a limited liability company of which Par Sanda is Managing Member and through which Par Sanda may be deemed beneficial owner of 571,042 shares of our Class A common stock. Par Sanda has sole voting power with respect to 571,042 shares and sole dispositive power with respect to 571,042 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on June 20, 2023.

(9)       Based on the Schedule 13G filed with the SEC on February 14, 2023. The Radoff Family Foundation has sole voting power with respect to 283,500 shares, sole dispositive power with respect to 283,500 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on June 20, 2023.

(10)      Based on the Schedule 13G filed with the SEC on February 14, 2023. BlackRock, Inc. has sole voting power with respect to 254,612 shares, sole dispositive power with respect to 259,341 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on June 20, 2023.

(11)      Based on the Schedule 13G filed with the SEC on January 3, 2023. Hedgehog Capital LLC has sole voting power with respect to 203,617 shares, sole dispositive power with respect to 203,617 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on June 20, 2023.

(12)     Based on the Schedule 13G filed with the SEC on October 19, 2022. Quinn Opportunity Partners LLC has shared voting power with respect to 202,950 shares, shared dispositive power with respect to 202,950 shares, and sole voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on June 20, 2023.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, including the MGCL, and our charter and bylaws. The form of our bylaws and charter are filed as exhibits to the registration statement of which this prospectus is a part. See the section entitled “Additional Information.”

General

Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, of which 562,500,000 shares are classified as Class A common stock, $0.01 par value per share, and 187,500,000 shares are classified as Class C common stock, $0.01 par value per share, and 250,000,000 shares of preferred stock, par value $0.01 par value per share, of which 30,000,000 shares have been classified as shares of Series A Redeemable Preferred Stock, $0.01 par value per share.

As of the date of this prospectus, 3,868,697 shares of our Class A common stock are issued and outstanding, 8,489 shares of our Class C common stock are issued and outstanding, and no shares of our Series A Redeemable Preferred Stock are issued and outstanding.

Subject to the preferential rights of any class or series of preferred stock then outstanding, our charter authorizes our board of directors, with the approval of a majority of the directors and without any action by stockholders, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Distributions

Subject to the preferential rights, if any, of holders of any class or series of our stock other than our common stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of our common stock are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of any series of preferred stock then outstanding, and, upon our liquidation or dissolution, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of any preferred stock and the satisfaction of all of our debts and liabilities.

Voting Rights

Subject to the restrictions on ownership and transfer of stock to be contained in our charter and except as may otherwise be specified in our charter, each share of our Class A common stock will have one vote per share and each share of our Class C common stock will have up to 50 votes per share on all matters voted on by common stockholders, including the election of directors. Because stockholders will not have cumulative voting rights, holders of the outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast on the matter will be able to elect our entire board of directors. Generally, the affirmative vote of a majority of all votes cast will be necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present will be sufficient to elect a director, except as set forth in the next paragraph.

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Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets, engage in a statutory share exchange unless declared advisable by the corporation’s board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office at any time, but only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” will mean, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Other Rights

Holders of our common stock will not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities, and generally will have no appraisal rights.

Power to Increase or Decrease Authorized Shares of Common Stock, Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock

Subject to the preferential rights of any class or series of preferred stock, our charter authorizes our board of directors, with the approval of a majority of the directors and without any action by stockholders, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our common stock.

Our charter also contains a provision permitting our board of directors, by resolution and without approval of the stockholders, to classify or reclassify any unissued common stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any such stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class C common stock will be Computershare Trust Company, N.A. (“CTC”).

Listing

Our Class A common stock is listed on the NYSE American under the symbol “BHM.”

Restrictions on Ownership and Transfer

In order for us to qualify and maintain our qualification as a REIT under the U.S. federal income tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the U.S. federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts) during the last half of any taxable year, other than our first REIT taxable year. Moreover, our outstanding shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

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Because we expect our board of directors to believe it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the U.S. federal income tax laws, more than 9.8% of:

•	the total value of the aggregate of the outstanding shares of our capital stock; or

•	the total value or number (whichever is more restrictive) of the aggregate of the outstanding shares of our common stock.

Further, our charter provides that no person may own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Series A Redeemable Preferred Stock. We refer to these limitations regarding the ownership of our stock collectively as the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in qualifying and preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of capital stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the U.S. federal income tax laws; and

•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the U.S. federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock, which, if effective, would result in our stock being beneficially owned by fewer than 100 persons, will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations, rounded up to the nearest whole share, will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the close of business on the business day before the purported transfer of such shares. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series, but the intended transferee will acquire no rights in those shares. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trustee will vote all shares-in-trust and, subject to Maryland law, effective as of the date that the shares-in-trust were transferred to the trustee, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

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As soon as reasonably practicable after receiving notice from us that shares of our stock have been transferred to the trust (and no later than 20 days after receiving notice in the case of shares of Series A Redeemable Preferred Stock that are listed or admitted to trading on a national securities exchange), the trustee will sell the shares to a person designated by the trustee whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the record holder of the shares that are designated as shares-in-trust (the “Prohibited Owner”), and to the beneficiary as follows. The Prohibited Owner generally will receive from the trust the lesser of:

•	the price paid by the Prohibited Owner paid for the shares of capital stock that were designated as shares-in-trust or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in trust, the market price per share on the date of the event causing the shares to be held in trust; or

•	the price per share received by the trustee from the sale or other disposition of such shares-in-trust, net of any commissions and other expenses of sale.

The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the Prohibited Owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the Prohibited Owner received an amount for the shares that exceeds the amount the Prohibited Owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or

•	the market price per share on the date that we, or our designee, accepts such offer.

We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or admitted to trading, the “closing price” will mean the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the principal automated quotation system that may then be in use or, if such shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the board of directors or, in the event that no trading price is available for such shares, the fair market value of shares, as determined by our board of directors.

If you acquire or attempt or intend to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days prior written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

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If you own, directly or indirectly, 5% or more, or such lower percentages as required under the U.S. federal income tax laws or the regulations promulgated thereunder, of the outstanding shares of our stock, then you must, upon request following the end of each taxable year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder must provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the 9.8% Ownership Limitation.

The 9.8% Ownership Limitation generally will not apply to the acquisition of shares of capital stock by an underwriter, placement agent or initial purchaser in a Rule144A transaction that participates in a public offering, private placement or other private offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. The 9.8% Ownership Limitation will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above or a legend that we will furnish a full statement about these restrictions on request and without charge.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder. The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Class C Common Stock

Our Class C common stock will be equivalent in all material respects to, and rank on parity with, our common stock, except that each share of Class C common stock will entitle the holder thereof to up to 50 votes. A holder of Class C common stock will not be entitled to a number of votes in excess of the number of its direct and indirect economic interests in the Operating Partnership. Therefore, no holder of Class C common stock will have a number of votes in respect of its shares of Class C common stock that exceeds the number of shares of Class C common stock, C-LTIP units, LTIP units, C-OP units and OP units beneficially owned by such holder. In order to implement this limitation, the number of votes (“Class C Votes”) per share of Class C common stock beneficially owned by a holder will equal the lesser of: (x) 50 and (y) the quotient of (A) the sum of (1) the number of shares of Class C common stock beneficially owned by such holder plus (2) the number of C-LTIP units beneficially owned by such holder plus (3) the number of LTIP units beneficially owned by such holder plus (4) the number of C-OP units beneficially owned by such holder plus (5) the number of OP units beneficially owned by such holder (each of a share of Class C common stock, a C-LTIP unit, a LTIP unit, a C-OP unit and an OP Unit, a “Class C Interest”) divided by (B) the number of shares of Class C common stock beneficially owned by such holder. If any Class C Interest is beneficially owned by more than one holder of Class C common stock and would, in the absence of this sentence, increase the number of Class C Votes of more than one such holder of Class C common stock by virtue of clause (y) of the immediately preceding sentence, then such Class C Interest will only increase the number of Class C Votes of the ultimate beneficial owner of such Class C Interest that is also such a holder of Class C common stock, and not any other holder of Class C common stock.

Shares of our Class C common stock may be converted, or automatically convert, in certain circumstances to shares of our Class A common stock on a one-for-one basis. Subject to the preferential rights, if any, of holders of any class or series of our stock other than our common stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of our Class C common stock will be entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of any series of preferred stock then outstanding.

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Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors may approve, subject to certain restrictions.

If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus relating to the issuance of such preferred stock, if such preferred stock is registered. Because our board of directors will have the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock, subject to certain restrictions. If we ever authorize, create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders and junior preferred stockholders, if any, would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, subject to certain restrictions, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

6.0% Series A Redeemable Preferred Stock

The following is a brief description of the terms of our Series A Redeemable Preferred Stock. The description of our Series A Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary classifying shares of our preferred stock as shares of Series A Redeemable Preferred Stock (the “Series A Articles Supplementary”), which have been filed with the SEC.

Rank.  Our Series A Redeemable Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series A Redeemable Preferred Stock;

•	on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series A Redeemable Preferred Stock; and

•	junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series A Redeemable Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

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Investors in the Series A Redeemable Preferred Stock should note that holders of our Series A Redeemable Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property.

Stated Value.  Each share of Series A Redeemable Preferred Stock has an initial “Stated Value” of $25.00, subject to appropriate adjustment in relation to certain events as set forth in the Series A Articles Supplementary.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series A Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series A Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of 6.0% of the Stated Value (each, a “Series A Cash Dividend”). We expect Series A Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of the month to holders of record as of the close of business on the 25th day of the prior month (or if such payment date or record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The initial Series A Cash Dividend payable on each share of Series A Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance of such share of Series A Redeemable Preferred Stock. Each subsequent Series A Cash Dividend will begin accruing on, and will be cumulative from, the end of the most recent Series A Cash Dividend Period for which a Series A Cash Dividend has been paid on each such share of Series A Redeemable Preferred Stock. A “Series A Cash Dividend Period” will be the respective period commencing on and including the first day of each month and ending on and including the day preceding the first day of the next succeeding Series A Cash Dividend Period (other than the initial Series A Cash Dividend Period and the Series A Cash Dividend Period during which any shares of Series A Redeemable Preferred Stock shall be redeemed or otherwise acquired by us). For the avoidance of doubt, any Series A Cash Dividend may vary among holders of Series A Redeemable Preferred Stock and may be prorated with respect to any shares of Series A Redeemable Preferred Stock that were outstanding less than the total number of days in the Series A Cash Dividend Period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series A Redeemable Preferred Stock were outstanding.

The timing and amount of dividends on the Series A Redeemable Preferred Stock will be determined by our board of directors, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series A Redeemable Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series A Redeemable Preferred Stock will not bear interest.

Holders of shares of our Series A Redeemable Preferred Stock are not entitled to any dividend in excess of full dividends on shares of our Series A Redeemable Preferred Stock. Unless full dividends on shares of our Series A Redeemable Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series A Redeemable Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

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•	except by conversion into or exchange for shares of stock ranking junior to the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or any class or series of our stock ranking junior to or on parity with the Series A Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period.

Holders of shares of our Series A Redeemable Preferred Stock are not eligible to participate in any future distribution reinvestment plan for the company’s common stock.

Redemption at Option of Holders.    Holders will have the right to require the Company to redeem shares of Series A Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $25.00 per share, less a redemption fee, plus an amount equal to any accrued but unpaid cash dividends.

The redemption fee will be equal to:

•	Beginning on the date of original issuance of the shares to be redeemed: 12%

•	Beginning one year from the date of original issuance of the shares to be redeemed: 9%

•	Beginning two years from the date of original issuance of the shares to be redeemed: 6%

•	Beginning three years from the date of original issuance of the shares to be redeemed: 3%

•	Beginning four years from the date of original issuance of the shares to be redeemed: 0%.

If a holder of shares of Series A Redeemable Preferred Stock causes the Company to redeem such shares of Series A Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series A Redeemable Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series A Redeemable Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series A Redeemable Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder. The Company further reserves the right to suspend such optional redemptions once it has issued a redemption notice.

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Optional Redemption Following Death or Qualifying Disability of a Holder.   Subject to restrictions, we will redeem shares of Series A Redeemable Preferred Stock held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, at the written request of (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who will have the sole ability to request redemption on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. Only shares of Series A Redeemable Preferred Stock that have been outstanding for at least one (1) year prior to redemption are eligible for redemption by the Company. If spouses are joint registered holders of shares of Series A Redeemable Preferred Stock, the written request to redeem such shares may be made upon the death or qualifying disability of either spouse. We must receive such written request within one year after the death or qualifying disability of the holder, but no sooner than one (1) year after the date of original issuance of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will also be subject to the approval of company management in its sole discretion. Beginning one (1) year from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 95% of the Stated Value, initially $25.00 per share, and beginning two (2) years from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 100% of the Stated Value, in each case, plus an amount equal to any accrued but unpaid cash dividends thereon, if any, to and including the date of redemption. Upon any such redemption request, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Our ability to redeem shares of Series A Redeemable Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series A Redeemable Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series A Redeemable Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder. The Company further reserves the right to suspend such optional redemptions once it has issued a redemption notice.

Optional Redemption by the Company.   Beginning two years from the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed, we will have the right to redeem any or all shares of our Series A Redeemable Preferred Stock. We will redeem such shares of Series A Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Series A Redeemable Preferred Stock, plus an amount equal to any accrued but unpaid cash dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of the redemption, in exchange for the Series A Redeemable Preferred Stock.

We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of record of the shares of Series A Redeemable Preferred Stock to be redeemed. Each such notice will state, among other things, the date on which the redemption by us will occur, which date will be no less than seven (7) days following the notice date.

Any such redemption may be made conditional on such factors as may be determined by our board of directors and as set forth in the notice of redemption. The Company reserves the right to suspend voluntary redemptions once it has issued a redemption notice.

Change of Control Redemption by the Company.   Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding shares of the Series A Redeemable Preferred Stock in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date; provided, however, that if the Maryland law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in shares of our Class A common stock to holders of the Series A Redeemable Preferred Stock on a pro rata basis, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the shares of Series A Redeemable Preferred Stock in cash may be restricted by Maryland law. No redemptions of shares of Series A Redeemable Preferred Stock will be made in cash at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

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We will mail to you, if you are a record holder of the Series A Redeemable Preferred Stock, a notice of redemption no fewer than seven days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Redeemable Preferred Stock except as to the holder to whom notice was defective or not given; provided, that notice given to the last address of record will be deemed to be valid notice. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series A Redeemable Preferred Stock to be redeemed;

•	DTC’s procedures for book entry transfer of Series A Redeemable Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series A Redeemable Preferred Stock to be redeemed will cease to accrue on such redemption date;

•	that payment of the redemption price and an amount equal to any accrued but unpaid dividends will be made upon book entry transfer of such Series A Redeemable Preferred Stock in compliance with DTC’s procedures; and

•	that the Series A Redeemable Preferred Stock is being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we (i) have given a notice of redemption, (ii) have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series A Redeemable Preferred Stock called for redemption and (iii) have given irrevocable instructions to pay the redemption price, then from and after the redemption date, those shares of Series A Redeemable Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Redeemable Preferred Stock will terminate. The holders of those shares of Series A Redeemable Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date, without interest.

The holders of Series A Redeemable Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Redeemable Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Redeemable Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid cash dividends, whether or not in arrears, on Series A Redeemable Preferred Stock for which redemption notice has been given.

For purposes of the Series A Redeemable Preferred Stock, “Change of Control” is when, after the original issuance of the Series A Redeemable Preferred Stock, any of the following has occurred and is continuing:

•	a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors (“Voting Stock”); provided, that notwithstanding the foregoing, such a transaction will not be deemed to involve a Change of Control if (A) (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction, or (B) immediately prior to such transaction, such person or group, together with its or their related entities, including, without limitation, any trust established for the benefit of such person or any member of such group or any family member thereof (collectively, an “Ownership Group”), owned sufficient interests in the Operating Partnership such that the exercise by all or any members of such Ownership Group of the Common Unit Redemption Right (as defined in Section 8.04(a) of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended) with respect to such interests would result in all or any members of such Ownership Group (individually or collectively) becoming the direct or indirect beneficial owner of our common equity representing more than 50% of the total voting power of all outstanding shares of Voting Stock;

•	consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or

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•	Continuing Directors cease to constitute at least a majority of our board of directors.

For purposes of the Series A Redeemable Preferred Stock, “Continuing Director” means a director who either was a member of our board of directors on October 6, 2022 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the Continuing Directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our company on behalf of our board of directors in which such individual is named as nominee for director.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment is made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A Redeemable Preferred Stock, the holders of shares of Series A Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued but unpaid cash dividends (whether or not authorized or declared) to and including the date of payment, pari passu with the holders of shares of any other class or series of our capital stock ranking on parity with the Series A Redeemable Preferred Stock as to the liquidation preference and accrued but unpaid dividends they are entitled to receive.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of our Series A Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into another entity, the consolidation or merger of another entity with or into us, a statutory share exchange by us or a sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Redeemable Preferred Stock will not be added to our total liabilities.

Voting Rights.   Our Series A Redeemable Preferred Stock generally has no voting rights, except as set forth below.

So long as any shares of Series A Redeemable Preferred Stock remain outstanding, the holders of shares of Series A Redeemable Preferred Stock will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series A Redeemable Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series A Redeemable Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series A Redeemable Preferred Stock issued and outstanding at the time.

In addition, holders of shares of Series A Redeemable Preferred Stock and of any Parity Voting Preferred Stock, voting together as a single class, will also have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series A Redeemable Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series A Redeemable Preferred Stock and such Parity Voting Preferred Stock, with any such action requiring the affirmative vote or consent of holders of shares of Series A Redeemable Preferred Stock and such Parity Voting Preferred Stock entitled to cast two-thirds of all votes entitled to be cast on the matter, with each holder of Series A Redeemable Preferred Stock and such Parity Voting Preferred Stock entitled to one vote for each $25.00 in liquidation preference. As of the date of this prospectus, no Parity Voting Preferred Stock is outstanding. The holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

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Further, so long as any shares of Series A Redeemable Preferred Stock remain outstanding, the holders of shares of Series A Redeemable Preferred Stock will also have the right to vote on (a) the authorization, creation or issuance, or increase in the number of authorized or issued shares, of any class or series of our capital stock ranking senior to the Series A Redeemable Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up (any such senior stock, the “Senior Stock”), (b) the reclassification of any authorized shares of our capital stock into Senior Stock, or (c) the creation, authorization or issuance of any obligation or security convertible into, or evidencing the right to purchase, Senior Stock. Any such action will require the affirmative vote or consent of holders of (i) Series A Redeemable Preferred Stock, and (ii) any Parity Voting Preferred Stock, entitled to cast a majority of all votes entitled to be cast collectively by such holders, voting together as a single class, with each holder thereof entitled to one vote for each $25.00 in liquidation preference.

Holders of shares of Series A Redeemable Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series A Redeemable Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series A Redeemable Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Except as described above, holders of shares of Series A Redeemable Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series A Redeemable Preferred Stock is not required for, the taking of any corporate action, regardless of the effect that such corporate action may have upon the powers, preferences, voting power or other rights or privileges of the Series A Redeemable Preferred Stock.

Liquidity Events. The purchase of shares of our Series A Redeemable Preferred Stock is intended to be a long term investment. There is currently no public trading market for shares of our Series A Redeemable Preferred Stock, and one may never exist. As a result, our shares of Series A Redeemable Preferred Stock should be considered as having only limited liquidity and may be illiquid. If you sell your stock, any such sales may be made at a loss. Further, except as necessary for us to qualify and maintain our qualification as a REIT as described in “--Restrictions on Ownership and Transfer” above, we may not redeem the Series A Redeemable Preferred Stock prior to the date that is two years following the date of original issuance of the shares of Series A Redeemable Preferred Stock to be redeemed. On and after such date, we will have the right, but not the obligation, to redeem any or all outstanding shares of Series A Redeemable Preferred Stock, at any time or from time to time, at a redemption price calculated and payable as described under “—6.0% Series A Redeemable Preferred Stock -- Optional Redemption by the Company,” above, plus an amount equal to all accrued and unpaid dividends on such Series A Redeemable Preferred Stock to and including the Redemption Date. There can be no assurance that we will ever exercise our option to redeem any shares of Series A Redeemable Preferred Stock.

Exchange Listing.   We do not plan on making an application to list the shares of our Series A Redeemable Preferred Stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of our stockholders will be held each year on the date and at the time and place set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. Special meetings of stockholders may be called in the manner provided in the bylaws, including by the president, the chief executive officer, the chairman of the board, or our board of directors, and, subject to certain procedural requirements set forth in our bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, at any meeting of the stockholders, each outstanding share of common stock entitles the owner of record thereof on the applicable record date to one vote on all matters submitted to a vote of stockholders. Our charter provides that each share of our Class C common stock will have up to 50 votes per share on all matters voted on by common stockholders, including the election of directors. In general, the presence in person or by proxy of the holders of outstanding shares of our common stock entitled to cast a majority of all the votes entitled to be cast on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast on a matter is necessary to take stockholder action, except that a plurality of all votes cast at a meeting at which a quorum is present is required to elect a director and except for the matters described in the next paragraph, which must be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

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Under the MGCL and our charter, stockholders are generally entitled to vote on (i) the amendment of our charter, (ii) our dissolution, (iii) our merger into another entity, our consolidation, our conversion, a statutory share exchange or the sale or other disposition of all or substantially all of our assets, and (iv) the removal of any of our directors.

While the stockholders do not have the ability to vote to replace the Manager or to select a new manager, stockholders do have the ability, only for cause and only by the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Under Maryland law, stockholders are entitled to inspect and copy our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of the amount of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Statements of stock and securities will only include the number of shares issued during the period, the consideration received per share, and the value of any consideration other than money as set in a resolution of the board of directors, in conformity with Maryland law, and will not include any personal identifying information concerning the holders of the shares. In addition, one or more persons that together have held at least 5% of the outstanding stock of any class for at least six months have the right to inspect our books of account and our stock ledger and may request a list of stockholders. Requests to inspect and/or copy our corporate records must be made in writing to our address at 1345 Avenue of the Americas, 32nd Floor, New York, New York 10105.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. Our board of directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to qualify and maintain our REIT qualification under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for U.S. federal income tax purposes, we must make distributions equal to at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) each year. Especially during the early stages of our operations, some or all of our cash distributions are expected to be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include borrowings, net proceeds from shares sold in this offering or our common stock offering, proceeds from the issuance of additional shares pursuant to any future distribution reinvestment plan for our common stock, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Manager or its affiliates, cash resulting from the Manager or its affiliates paying certain of our expenses, proceeds from the sales of assets, and from our cash balances. There is no limit on distributions that may be paid from any of these sources, however, our Manager and its affiliates are under no obligation to defer or waive fees in order to support our distributions. Our charter does not prohibit our use of such sources to fund distributions.

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We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute with respect to each year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for such year, and any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. See “Material U.S. Federal Income Tax Considerations—Distribution Requirements.” Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, and because our board may take various factors into consideration in setting distributions, distributions may not reflect our income earned in any particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us. The use of sources other than cash flows from operating activities to fund distributions and the ultimate repayment of any liabilities incurred, as well as the payment of distributions in excess of our funds from operations, or “FFO,” could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our Series A Redeemable Preferred Stock, which would be reflected when we establish an estimated per share value of each class of our Series A Redeemable Preferred Stock. For a discussion of various risks relating to the payment and source of distributions, see “Risk Factors—Risks Related to This Offering— Dividend payments on the Series A Redeemable Preferred Stock are not guaranteed” and “—We may have difficulty completely funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from shares sold in this offering or our common stock offering, proceeds from the issuance of additional shares under any future common stock distribution reinvestment plan, cash resulting from a waiver or deferral of fees by the Manager, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.”

Amounts available for distributions will be affected by our expenses, including any fees paid and distributions made to the Manager and any of its affiliates. The amounts available for distributions will also be affected by any distributions made to the holders of OP Units.

There can be no assurances that the current distribution rate or amount per share will be maintained. In the near-term, we expect that we may need to continue to rely on sources other than cash flows from operations, as determined on a GAAP basis, to pay cash distributions, which if insufficient could negatively impact our ability to pay cash distributions.

Business Combinations

Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board.

After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

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These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by our board of directors. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person that are first approved by our board of directors. As a result, any such person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute or fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

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The control share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as “Subtitle 8,” permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	A classified board;

•	A two-thirds vote requirement for removing a director;

•	A requirement that the number of directors be fixed only by vote of the directors;

•	A requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	A majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the president, the chief executive officer, the chairman of the board or our board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Forum for Certain Litigation

Our bylaws provide that the Circuit Court for Baltimore City, Maryland (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division), will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any director or officer or employee of the Company to us or to our stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee thereof arising pursuant to any provision of the MGCL or our charter or bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine. This choice of forum provision will not apply to claims arising under the Securities Act or the Exchange Act.

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IMPORTANT PROVISIONS OF MARYLAND LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which are filed as an exhibit to the registration statement to which this prospectus relates.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the MGCL and our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Our Board of Directors

Our board of directors consists of five directors. Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased only by a majority vote of our board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL (which is one).

Subject to the terms of any class or series of preferred stock then outstanding, any vacancy on our board of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time and may be removed only for cause (as defined in our charter), and then only by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock will have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors. Because stockholders will not have cumulative voting rights, the holders of the outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast on the matter will be able to elect our entire board of directors. Directors will be elected by a majority of the votes cast in an uncontested election and by a plurality of the votes cast in a contested election.

Removal of Directors

Any director may be removed only for cause, and then only by an affirmative vote of our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” will mean, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

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Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single group, unless an exemption under the MGCL applies. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has exempted any business combination involving us and any person, provided that the business combination is first approved by our board of directors, in which case, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved at a special meeting by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;

•	an officer of the corporation; or

•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

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If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 that require that vacancies on our board of directors may be filled only by the remaining directors and that any director elected by the board of directors shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we have vested in our board of directors the exclusive power to fix the number of directorships and require, unless called by the president, the chief executive officer, the chairman of the board or our board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

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Stockholders’ Meetings

An annual meeting of our stockholders will be held each year on the date and at the time and place, if any, set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner to be provided in the bylaws, including by the president, the chief executive officer, the chairman of the board, or our board of directors, and, subject to certain procedural requirements to be set forth in our bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. Subject to the restrictions on ownership and transfer of stock contained in our charter and the terms of any class or series of any series of preferred stock then outstanding and except as may otherwise be specified in our charter, at any meeting of the stockholders, each outstanding share of common stock will entitle the owner of record thereof on the applicable record date to cast one vote on all matters voted on by common stockholders, including the election of directors and each outstanding share of Class C common stock will entitle the owner of record thereof on the applicable record date to cast up to fifty votes per share on each matter on which holders of common stock are entitled to vote. In general, the presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote will constitute a quorum, and any matter approved by our stockholders by the vote required under the MGCL, our charter or our bylaws, as applicable, will be binding on all of our stockholders.

Amendments to Our Charter and Bylaws

Except for those amendments permitted to be made without stockholder approval under Maryland law or our charter, our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. As a result, the foregoing exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, and the Company does not intend for the exclusive forum provision to apply to such Exchange Act claims. The foregoing exclusive forum provision could apply, however, to a suit that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any liability or duty created by the Securities Act. That said, there is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to such claims under the Securities Act.

Transactions Outside the Ordinary Course of Business

Under the MGCL, a Maryland corporation generally is not entitled to dissolve, amend its charter, merge or consolidate with, or convert into another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a greater or lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides for a majority vote in these situations. Our Operating Partnership has a perpetual existence.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) by a stockholder who is a stockholder of record at the record date for the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws.

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With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors, or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date for the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits us to include in our charter a provision eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision eliminating such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter requires us to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors and our officers (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) and to any external manager acting as an agent of the Company. In addition, our charter permits us, with the approval of our board of directors, to provide such indemnification and advancement of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us or a predecessor of us.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We have entered into indemnification agreements with our current directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

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THE OPERATING PARTNERSHIP AGREEMENT

A summary of the material terms and provisions of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, which we refer to as the “partnership agreement,” is set forth below. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the partnership agreement. For more detail, please refer to the partnership agreement itself, a copy of which will be filed as an exhibit to the registration statement on Form S-11 of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us,” “our company” and the “general partner” refer to Bluerock Homes, in our capacity as the general partner of our Operating Partnership. See the section entitled “Additional Information.”

General

Our Operating Partnership was formed as a Delaware limited partnership on August 8, 2008 and prior to the Separation was the Operating Partnership of Bluerock Residential. Substantially all of our assets are held by, and substantially all of our operations are conducted through, our Operating Partnership. We, as general partner, and the limited partners entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “partnership agreement”). Pursuant to the partnership agreement, we are the sole general partner of the Operating Partnership.

As the sole general partner of our Operating Partnership, we have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions, including acquisitions, dispositions, and refinancings, select tenants for our properties, enter into leases for our properties, make distributions to partners, and cause changes in our Operating Partnership’s business activities.

Limited partners other than us own approximately 66% of our Operating Partnership. The limited partners of our Operating Partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our Operating Partnership except as required by applicable law. Consequently, we, by virtue of our position as the sole general partner, control the assets and business of our Operating Partnership.

In the partnership agreement, the limited partners of our Operating Partnership expressly acknowledge that we, as general partner, are acting for the benefit of our Operating Partnership, the limited partners and our stockholders, collectively. Except as further described below, neither we nor our board of directors are under any obligation to give priority to the separate interests of the limited partners in deciding whether to cause our Operating Partnership to take or decline to take any actions. In particular, we are under no obligation to consider any tax consequences to limited partners when making decisions for the benefit of our Operating Partnership. If there is a conflict between the interests of our stockholders, on the one hand, and the interests of the limited partners, on the other, we endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our Operating Partnership, we agree to resolve any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners in favor of our stockholders. We are not liable under the partnership agreement to our Operating Partnership or to any limited partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions so long as we have acted in good faith.

Organization and Capital Contributions

We are considered an umbrella partnership real estate investment trust (an “UPREIT”). An UPREIT is a structure that allows REITs the ability to acquire real property from sellers on a tax-deferred basis (to the sellers), as sellers can generally defer taxable gain that otherwise would be required to be recognized by them upon the disposition of their property when such property is exchanged for interests in an operating partnership. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. We believe that our Operating Partnership has been, and will continue to be, treated as a partnership for U.S. federal income tax purposes. As a result, our proportionate share of the assets and income of our Operating Partnership are be deemed to be our own assets and income for purposes of satisfying the asset and gross income tests for qualification as a REIT.

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We are obligated to contribute the net proceeds of any future offering of shares as additional capital to our Operating Partnership and will be deemed to have made additional capital contributions in the amount of the gross offering proceeds we receive. If we contribute additional capital to our Operating Partnership, we will receive additional OP units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our Operating Partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. The partnership agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from cash flow, borrowings by our Operating Partnership or capital contributions, we may borrow such funds from a financial institution or other lenders and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, if we contribute additional capital to our Operating Partnership, we will revalue the property of our Operating Partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement, if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation.

Classes of Partnership Units

Subject to our discretion as general partner to create additional classes of limited partnership interests, our Operating Partnership has two classes of limited partnership interests. These classes will be the OP units and the LTIP units. See “—LTIP Units” below. Certain OP units will be designated as “C-OP Units” and certain LTIP units will be designated as “C-LTIP Units”. In calculating the percentage interests of our Operating Partnership’s limited partners, holders of LTIP units will be treated as holders of OP units and LTIP units will be treated as OP units.

We expect that our Operating Partnership will issue OP units to limited partners, including us, in exchange for capital contributions of cash or property, including in connection with the contribution of the net proceeds of this offering and any future offering of our shares, as described above, and that our Operating Partnership will issue LTIP units, pursuant to the BHM Incentive Plans, to persons (including our Manager, directors and employees) or entities who provide services to us. In addition, our Operating Partnership will issue C-LTIP Units to our Manager pursuant to the Management Agreement. One half of each quarterly installment of each of the base management fee and the incentive fee under the Management Agreement will be payable in C-LTIP Units, and the remainder of each of the management fee and the incentive fee will be payable in cash or in C-LTIP Units, at the election of our board of directors. Additional C-LTIP Units will also be issuable to our executive officers or other service providers at the discretion of our board of directors.

As general partner, we may cause our Operating Partnership to issue additional OP units or LTIP units for any consideration, or we may cause the creation of a new class of limited partnership interests, at our sole and absolute discretion. As general partner, we may elect to issue LTIP units subject to vesting agreements, which may provide that a recipient’s rights in such LTIP units vest over time, vest based upon our company’s performance or vest based upon any other conditions that we determine. The only difference between vested and unvested LTIP units is that unvested LTIP units may not be converted into OP units. Taking these differences into account, when we refer to “Partnership Units,” we are referring to OP units and vested and unvested LTIP units collectively.

Amendments to the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners holding 66 2/3% or more of all of the outstanding OP units and LTIP units held by limited partners other than us.

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Generally, the partnership agreement will not be able to be amended, modified, or terminated without our approval and the written consent of limited partners holding more than 66 2/3% of all of the outstanding Partnership Units held by limited partners other than us if such actions would adversely affect the rights, privileges and protections afforded to the limited partners under the partnership agreement. As general partner, we will have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners, as may be necessary to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•	reflect the issuance of additional Partnership Units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•	set forth or amend the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Units issued by our Operating Partnership;

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•	reflect changes that are reasonably necessary for us to qualify and maintain our qualification as a REIT;

•	modify the manner in which capital accounts are computed;

•	include provisions referenced in future U.S. federal income tax guidance relating to compensatory partnership interests that we determine are reasonably necessary in respect of such guidance; or

•	satisfy any requirements, conditions or guidelines of federal or state law.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses or adversely alter or modify the redemption rights, or alter the protections of the limited partners in connection with the transactions described in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions” must be approved by each limited partner that would be adversely affected by such amendment.

In addition, we, as general partner, will not be permitted to do any of the following except as expressly authorized in the partnership agreement:

•	without the written consent of limited partners holding more than 66 2/3% of all of the outstanding Partnership Units held by limited partners other than us, take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

•	enter into or conduct any business other than in connection with our role as general partner of our Operating Partnership and our operation as a REIT;

•	acquire an interest in real or personal property other than through our Operating Partnership; or

•	except as described in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions,” withdraw from our Operating Partnership or transfer any portion of our general partnership interest.

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Restrictions on Mergers, Sales, Transfers and Other Significant Transactions

We will not be able to voluntarily withdraw from our Operating Partnership or transfer or assign our general partnership interest in our Operating Partnership or engage in any merger, consolidation or other combination, or sale of all, or substantially all, of our assets in a transaction which results in a change of control of the company (as general partner) unless:

•	we receive the consent of limited partners holding more than 50% of the Partnership Units held by the limited partners (other than those held by us or our subsidiaries);

•	as a result of such a transaction, all limited partners (other than us or our subsidiaries) holding Partnership Units will receive for each Partnership Unit an amount of cash, securities or other property equal in value to the amount of cash, securities or other property they would have received if their Partnership Units had been converted into shares of our common stock immediately prior to such transaction, provided that, if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to, and accepted by, the holders of more than 50% of the outstanding shares of our common stock, each holder of OP units (other than us or our subsidiaries) shall be given the option to exchange such OP units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•	we are the surviving entity in the transaction and either (A) our stockholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than us or our subsidiaries) receive for each Partnership Unit an amount of cash, securities or other property having a value that is no less than the greatest amount of cash, securities or other property received in the transaction by our stockholders.

We will be able to merge or consolidate with another entity, if immediately after such merger or consolidation, (i) substantially all of the assets of the successor or surviving entity, other than OP units held by us, are contributed, directly or indirectly, to our Operating Partnership as a capital contribution in exchange for OP units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor in such merger or consolidation expressly agrees to assume all of our obligations under our partnership agreement and such partnership agreement is amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of conversion or redemption rights that approximates the existing method for such calculation as closely as reasonably possible.

We also will be able to (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company, and following such transfer may withdraw as the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which shares of our common stock are listed.

Limited partners may not transfer their Partnership Units without our consent, as our Operating Partnership’s general partner.

Issuance of Additional Limited Partnership Interests

As the sole general partner of our Operating Partnership, we will be authorized, without the consent of the limited partners, to cause our Operating Partnership to issue additional limited partnership interests to us, to other limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. If additional limited partnership interests are issued to us, then, unless the additional limited partnership interests are issued in connection with a contribution of property to our Operating Partnership, we will be required to (1) issue additional shares of our common stock and contribute to our Operating Partnership the entire proceeds received by us from such issuance or (2) issue additional limited partnership interests to all limited partners in proportion to their respective interests in our Operating Partnership. In addition, we will be able to cause our Operating Partnership to issue to us additional limited partnership interests in different series or classes, which may be senior to the existing Partnership Units, in connection with an offering of our securities having substantially similar rights, in which the proceeds thereof are contributed to our Operating Partnership. Consideration for additional limited partnership interests may be cash or other property or assets. No person, including any partner or assignee, will have any preemptive, preferential or similar rights with respect to additional capital contributions to our Operating Partnership or the issuance or sale of any partnership interests therein.

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Our Operating Partnership may issue limited partnership interests that are OP units, limited partnership interests that are preferred as to distributions and upon liquidation to our OP units, LTIP units, and other types of units with such rights and obligations as may be established by us, as the sole general partner of our Operating Partnership, from time to time.

Redemption Rights

Pursuant to the partnership agreement, any holders of OP units, other than us or our subsidiaries, will receive redemption rights, which will enable them to cause our Operating Partnership to redeem their OP units in exchange for cash or, at our option, shares of our common stock. The cash redemption amount per share of common stock will be based on the market price of our common stock at the time of redemption, multiplied by the conversion ratio set forth in our partnership agreement. Alternatively, we may elect to purchase the OP units by issuing shares of our common stock for OP units, based on the conversion ratio set forth in our partnership agreement.

The conversion ratio will initially be one to one (1:1), but will be adjusted based on certain events including: (i) any distribution in shares of our common stock to holders of our outstanding common stock, (ii) any subdivision of our outstanding common stock, or (iii) any reverse split of the outstanding shares of our common stock into a smaller number of shares. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of shares of our common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limits in our charter;

•	result in our common stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, our Operating Partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to fail to qualify as a REIT under the Code; or

•	cause the acquisition of our common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive certain of these restrictions.

Subject to the foregoing, limited partners of our Operating Partnership holding OP units will be able to exercise their redemption rights (x) at any time, with respect to OP units held by such limited partners at the time of the Separation and Distribution, and (y) after one year following the date of issuance of their OP units, with respect to OP units acquired by limited partners after the Separation and Distribution. However, a limited partner will not be permitted to deliver more than two notices of redemption during each calendar year (subject to the terms of any agreement between us, as general partner, and a limited partner) and will not be permitted to exercise its redemption right for less than 1,000 OP units (unless such limited partner holds less than 1,000 OP units, in which case, it must exercise its redemption right for all of its OP units). In the event a limited partner of our Operating Partnership exercises its redemption rights, and we elect to redeem the OP units by the issuance of shares of our common stock, we expect to issue unregistered shares, or shares that will be registered after completion of our first underwritten public offering, if any, in connection with any such redemption transaction.

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Exculpation and Indemnification of the General Partner

The partnership agreement provides for the indemnification of us as the general partner, and of our officers, directors and employees and any other persons we may designate from and against any and all claims that relate to the operations of our Operating Partnership as set forth in the partnership agreement in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, the partnership agreement provides that we are not liable to our Operating Partnership or any partner for monetary damages for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if any such party acted in good faith.

In addition, the partnership agreement provides that any such indemnification of any such indemnitee shall be made only out of the assets of our Operating Partnership. Our Operating Partnership must also pay or reimburse the reasonable expenses of any such indemnitee in advance of a final disposition of the proceeding upon its receipt of a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking by or on behalf of the indemnitee to repay any amounts paid or advanced if it is ultimately determined that the indemnitee did not meet the standard of conduct for indemnification.

Pursuant to the partnership agreement, the limited partners of our Operating Partnership expressly acknowledge that as the general partner of our Operating Partnership, we are acting for the benefit of our Operating Partnership, the limited partners and our stockholders collectively, and that in such capacity we are under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to some or all of the limited partners) in deciding whether to cause our Operating Partnership to take, or decline to take, any actions. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand, and the limited partners of our Operating Partnership on the other hand, we as the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that so long as we own a controlling interest in our Operating Partnership, any such conflict that we, in our capacity as the general partner, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners of our Operating Partnership will be resolved in favor of our stockholders, and that we will not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

No Removal of the General Partner

We may not be removed as general partner by the limited partners with or without cause.

Registration Rights

Pursuant to the terms of our partnership agreement, one year after the Distribution and subject to certain further conditions as set forth in the partnership agreement, we will be obligated to file a registration statement covering the issuance or resale of shares of common stock received by limited partners who held their Partnership Units as of the date of the partnership agreement (including their transferees and assigns) upon such limited partners’ redemption of their OP units, under which we will agree:

•	to use our commercially reasonable efforts to have the registration statement declared effective;

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•	to register or qualify such shares under the securities or blue sky laws of such jurisdictions within the United States as required by law;

•	to list our shares of common stock issued pursuant to the exercise of redemption rights on any securities exchange or national market system upon which our shares of common stock are then listed; and

•	to indemnify limited partners exercising redemption rights against all losses caused by any untrue statement of a material fact contained in the registration statement, preliminary prospectus or prospectus or caused by any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses are caused by any untrue statement or omission based upon information furnished to us by such limited partners.

As a condition to our obligations with respect to such registration, each limited partner will agree:

•	that it will not offer or sell shares of common stock that are issued upon redemption of its OP units until such shares have been included in an effective registration statement;

•	that, if we determine in good faith that registration of shares for resale would require the disclosure of important information that we have a business purpose for preserving as confidential, the registration rights of each limited partner will be suspended until we notify such limited partners that suspension of their registration rights is no longer necessary (so long as we do not suspend their rights for more than 180 days in any 12-month period); and

•	that if we propose an underwritten public offering, it will agree not to effect any offer, sale or distribution of our shares of common stock during the period commencing on the tenth day prior to the expected effective date of a registration statement filed with respect to the public offering or commencement date of a proposed offering and ending on the date specified by the managing underwriter for such offering; and to indemnify us and each of our officers, directors and controlling persons against all losses caused by any untrue statement or omission contained in (or omitted from) any registration statement based upon information furnished to us by such limited partner.

Subject to certain exceptions, our Operating Partnership will pay all expenses in connection with the exercise of registration rights under our partnership agreement.

LTIP Units

In general, LTIP units will receive the same per-unit distributions as the OP units. When issued, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with OP units with respect to liquidating distributions. However, our partnership agreement provides that our Operating Partnership’s assets will be revalued upon the occurrence of certain events and any resulting increase in valuation will be allocated first to the LTIP unitholders to equalize the capital accounts of such holders with the capital account of the general partner’s OP units.

Upon equalization of the capital accounts of the LTIP unitholders with the average per-unit capital account of the general partner’s OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units. If a sale or revaluation of assets occurs at a time when our Operating Partnership’s assets have appreciated sufficiently since the last revaluation, the LTIP units would achieve full parity with the OP units upon such sale or revaluation. In the absence of sufficient appreciation in the value of our Operating Partnership’s assets at the time of a sale or revaluation, full parity would not be reached.

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Consequently, an LTIP unit may never become convertible because the value of our Operating Partnership’s assets may not appreciate sufficiently between revaluations to equalize capital accounts. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Operations

Our partnership agreement will require that our Operating Partnership be operated in a manner that will (1) enable us to satisfy the requirements for qualification as a REIT for tax purposes and avoid any U.S. federal income or excise tax liability imposed by the Code (other than any U.S. federal income tax liability associated with our retained capital gains), and (2) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a partnership, for U.S. federal income tax purposes.

Rights, Obligations and Powers of the General Partner

As our Operating Partnership’s general partner, generally we will have complete and exclusive discretion to manage and control our Operating Partnership’s business and to make all decisions affecting its assets. This authority generally will include, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any OP units or any securities of the Operating Partnership;

•	borrow or lend money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our Operating Partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

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•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties or interests in subsidiaries that are owned by us directly rather than by our Operating Partnership or its subsidiaries, if any.

Fiduciary Responsibilities of the General Partner

Our directors and officers will have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our Operating Partnership, will have fiduciary duties to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties, as general partner to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. In the event that a conflict of interest exists between the interests of our stockholders, on the one hand, and our Operating Partnership’s limited partners, on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or such limited partners. However, any such conflict that we determine cannot be resolved in a manner not adverse to either our stockholders or such limited partners shall be resolved in favor of our stockholders. The limited partners of our Operating Partnership will acknowledge expressly that in the event of such a determination by us, as the general partner of our Operating Partnership, we will not be liable to such limited partners for losses sustained or benefits not realized in connection with, or as a result of, such a determination.

Distributions; Allocations of Profits and Losses

Our partnership agreement provides that our Operating Partnership will distribute cash from operations at times and in amounts determined by us, as the sole general partner of our Operating Partnership, in our sole discretion, to the partners, in accordance with their respective percentage interests in our Operating Partnership. We will cause our Operating Partnership to distribute annually to us amounts sufficient to allow us to satisfy the annual distribution requirements necessary for us to qualify and maintain our qualification as a REIT, currently 90%, of our REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gains). We generally intend to cause our Operating Partnership to distribute annually to us an amount equal to at least 100% of our taxable income, which we will then distribute to our stockholders. To the extent that we distribute at least 90% our REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gains), but less than 100% of our taxable income, we will be subject to U.S. federal income tax on such undistributed amount.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of our Operating Partnership, including any partner loans, any remaining assets of our Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such partner shall have no obligation to make any contribution to the capital of our Operating Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to our Operating Partnership or to any other person for any purpose whatsoever.

Income, expenses, gains and losses of our Operating Partnership will generally be allocated among the partners in a manner consistent with the distribution of cash described in “—Distributions; Allocations of Profits and Losses” above. Upon the occurrence of certain specified events, as described in “—LTIP Units” above, our Operating Partnership will revalue its assets and any net increase in valuation will be allocated first to the LTIP units to equalize the capital accounts of such holders with the capital accounts of OP units. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder. To the extent that Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, will have the authority to elect the method to be used by our Operating Partnership for allocating items with respect to contributed property acquired in connection with any future offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election will be binding on all partners.

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Term and Termination

Our Operating Partnership will continue indefinitely, or until sooner dissolved upon:

•	our bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all, or substantially all, of the assets of the partnership;

•	the redemption of all limited partnership interests (other than those held by us or our subsidiaries) unless we decide to continue the partnership by the admission of one or more limited partners; or

•	an election by us in our capacity as the general partner.

Tax Matters

Our partnership agreement provides that we, as the sole general partner of our Operating Partnership, will be the “partnership representative” of our Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of our Operating Partnership.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a holder of our Series A Redeemable Preferred Stock, may consider relevant in connection with the purchase, ownership and disposition of our Series A Redeemable Preferred Stock. Vinson & Elkins L.L.P. has acted as our special tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	persons acting as nominees or otherwise not as beneficial owners;

•	dealers, brokers, or traders in securities or currencies;

•	insurance companies;

•	tax-exempt entities and organizations (except to the limited extent discussed in “—Taxation of Holders of Our Series A Redeemable Preferred Stock—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Holders of Our Series A Redeemable Preferred Stock—Taxation of Non-U.S. Stockholders” below);

•	former citizens or former long-term residents of the United States;

•	persons who mark-to-market our Series A Redeemable Preferred Stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our Series A Redeemable Preferred Stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our Series A Redeemable Preferred Stock as part of a “straddle,” “appreciated financial position,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment or risk reduction transaction;

•	persons subject to the alternative minimum tax provisions of the Code;

•	pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code); and

•	persons holding our Series A Redeemable Preferred Stock through a partnership or similar pass-through entity.

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This summary assumes that stockholders hold our Series A Redeemable Preferred Stock as a capital asset for U.S. federal income tax purposes, which generally means property held for investment.

If a partnership, including any entity that is treated as a partnership for U.S. federal income tax purposes, holds our Series A Redeemable Preferred Stock, the U.S. federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our Series A Redeemable Preferred Stock, you should consult your tax advisor regarding the U.S. federal income tax consequences of acquiring, holding and disposing of our Series A Redeemable Preferred Stock by the partnership.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SERIES A REDEEMABLE PREFERRED STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

REIT Qualification

We were organized on December 16, 2021 as a Maryland corporation. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2022 upon the filing of our U.S. federal income tax return for such taxable year. We believe that, commencing with such taxable year, we have been organized and have operated in a manner so as to qualify for taxation as a REIT under the U.S. federal income tax laws and we intend to continue to operate in such a manner, but no assurance can be given that we will be operate in such a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, we are receiving an opinion from Vinson & Elkins L.L.P. to the effect that, we qualified to be taxed as a REIT pursuant to Sections 856 through 860 of the Code for our short taxable year ended December 31, 2022, and our organization and current and proposed method of operation will enable us to qualify as a REIT under the Code for our taxable years ending December 31, 2023, and thereafter. Vinson & Elkins L.L.P.’s opinion is based upon customary assumptions, representations and undertakings made by us and Bluerock Residential (in the case of Bluerock Residential, as of the date of the Distribution) as to factual matters, and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our and Bluerock Residential’s assets and the conduct of our and Bluerock Residential’s business. Vinson & Elkins L.L.P’s opinion is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

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Our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our stock and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will qualify and maintain our qualification as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Vinson & Elkins L.L.P.’s opinion will not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

Taxation of REITs in General

If we qualify and maintain our qualification as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation to its stockholders. However, even if we qualify and maintain our qualification as a REIT, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay income tax at the highest U.S. federal corporate income tax rate on:

○	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

○	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on some payments we receive (or on certain expenses deducted by our TRSs or on income imputed to our TRSs for services rendered to or on behalf of us), if arrangements among us, our tenants, and our TRSs do not reflect arm’s-length terms.

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•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate then applicable to U.S. corporations (currently 21%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

○	the amount of gain that we recognize at the time of the sale or disposition, and

○	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of any lower-tier entities that are subchapter C corporations, including our TRSs will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, our TRSs will be subject to U.S. federal, state and local corporate income tax on their taxable income.

Requirements for Qualification as a REIT

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

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7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.	It has not been a party to a spin-off transaction that is tax-deferred under section 355 of the Code during the applicable period.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2023 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our outstanding capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, we may fail to remain qualified as a REIT.

Effect of Subsidiary Entities

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner for U.S. federal income tax purposes, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

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We have control of our Operating Partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which could require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities indirectly, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of U.S. federal income taxation. For example, deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses (“NOLs”) or the pass-through income deduction. Such limitations may also impact the amount of U.S. federal income tax paid by a TRS. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT, such as intercompany loans, or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any healthcare facilities or lodging facilities or provide rights to any brand name under which any healthcare facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified healthcare property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests. We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

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•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of a real estate asset (excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT required to file periodic and annual reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held for sale to customers;

•	income and gain derived from foreclosure property;

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income (“COD income”) and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business are excluded from both the numerator and the denominator in both gross income tests, but are subject to a special tax at a rate of 100%. In addition, income and gain from certain “hedging transactions” that we enter into to hedge indebtedness incurred, or to be incurred, to acquire or carry real estate assets, and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

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If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs, or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

We intend to lease, through our Operating Partnership and its subsidiaries, substantially all our properties to tenants that are individuals. Our leases will typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS. Accordingly, we believe that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” To the extent that such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends, in whole or in part, on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may originate or invest in mortgage debt and/or mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if there has been a “significant modification” to the loan since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining the interest on such loan is qualifying income for purposes of the 75% gross income test.

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Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying income for both the 75% and 95% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that any mezzanine loans we may originate or acquire may not meet all of the requirements for reliance on this safe harbor. To the extent that any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in any mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Fee Income. Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests, but will be subject to U.S. federal corporate income tax, as described above. In addition, we will be subject to a 100% excise tax on any fees earned by a TRS for services provided to us if such fees were pursuant to an agreement determined by the IRS to be not on an arm’s-length basis.

Foreclosure Property. We will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Gain from the sale of foreclosure property is not subject to the 100% tax on prohibited transactions, as described below.

Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS.

Hedging Transactions. From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), and (3) any transaction entered into to “offset” transactions described in clauses (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property is disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income. From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify and maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds, options to acquire real property and leaseholds and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property;

•	stock in other REITs and debt instruments issued by “publicly offered REITs”; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (respectively, the “10% vote test” and the “10% value test”).

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

Sixth, no more than 25% of the value of our total assets may be represented by debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.

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For purposes of the 5% asset test, the 10% vote test, the 10% value test and the 25% securities test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs”, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

○	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

○	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test, the 10% vote test and the 10% value test). See “— Gross Income Tests.” Although we anticipate that our mezzanine loans typically will not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote test and the 10% value test. We intend to make mezzanine loans only to the extent that such loans will not cause us to fail the asset tests described above.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

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If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Currently, we believe that our assets satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, in order to maintain our qualification as a REIT, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income computed without regard to the dividends paid deduction and our net capital gain.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either we (1) declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Further, to the extent we are not a “publicly offered REIT,” in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, the preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”

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We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain net income for such year, and

•	any undistributed taxable income (ordinary and capital gain) from all prior periods,

then, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. In making this calculation, the amount that a REIT is treated as having “actually distributed” during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, one looks back to the year before and so forth).

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements, and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Additionally, we may not deduct recognized capital losses from our “REIT taxable income.” Further, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. We generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements.

In addition, a taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income. and NOLs. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing or brokerage trade or business. We believe this definition encompasses our business and thus will allow us the option of electing out of the limits on interest deductibility should we determine it is prudent to do so.

Taxpayers that do not use the real property trade or business exception to the business interest deduction limits may use 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and a general 15-year recovery period for tenant improvements. Also, taxpayers may expense 100% of certain new or used tangible property through 2022, phasing out at 20% for each following year.

In addition, the NOL deduction is generally limited to 80% of taxable income (before the deduction). REITs may indefinitely carryforward (but not carryback) NOLs.

As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends in the form of common stock or debt securities.

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Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties will be held primarily for sale to customers and that any sales of any of our properties have not been and will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property that is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the adjusted basis of the property do not exceed 30% of the net selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted basis of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%;

•	in the case of property consisting of land or improvements (except for property acquired through foreclosure or lease termination), the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular U.S. federal corporate income tax rates.

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Recordkeeping Requirements

We must maintain certain records in order to qualify and maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax, and any applicable alternative minimum tax on our taxable income at regular U.S. federal corporate income tax rates, plus potential penalties and/or interest. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In such a case, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and non-corporate U.S. stockholders may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Holders of Our Series A Redeemable Preferred Stock

Taxation of Taxable U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of U.S. stockholders and is for general information only. We urge you to consult your tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our Series A Redeemable Preferred Stock.

As used herein, the term “U.S. stockholder” means a beneficial owner of our Series A Redeemable Preferred Stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Series A Redeemable Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our Series A Redeemable Preferred Stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our Series A Redeemable Preferred Stock by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our Series A Redeemable Preferred Stock generally will be taxed as described below.

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Distributions on Our Series A Redeemable Preferred Stock. As long as we qualify and maintain our qualification as a REIT, a taxable U.S. stockholder must generally take into account, as ordinary income, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, if any, and then to our common stock dividends. Individuals, trusts and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as “qualified dividend income,” which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below. Without further legislation, this deduction will sunset after 2025.

A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. Additionally, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “---Taxation of Our Company” above), our dividends generally will not be eligible for the 20% U.S. federal income tax rate on “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates). As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. The maximum income tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%, plus the 3.8% Medicare tax on net investment income, if applicable. By contrast, the maximum U.S. federal income tax rates on ordinary income and REIT dividend income are currently 37% and 29.6%, respectively, plus the 3.8% Medicare tax on net investment income, if applicable.

However, the 20% U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as any TRS we may form and (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our capital stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our capital stock becomes ex-dividend.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our capital stock.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to how long the U.S. stockholder has held our Series A Redeemable Preferred Stock. We generally will designate our capital gain dividends as either 20% or 25% U.S. federal income tax rate distributions. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

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A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s capital stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such stock. If a U.S. stockholder receives a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock, the U.S. stockholder will recognize the distribution as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, to the extent of our earnings and profits, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our Series A Redeemable Preferred Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our Series A Redeemable Preferred Stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain and “qualified REIT dividends.”

Dispositions of Series A Redeemable Preferred Stock. A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our Series A Redeemable Preferred Stock as long-term capital gain or loss if the U.S. stockholder has held our Series A Redeemable Preferred Stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition, and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains, and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of Series A Redeemable Preferred Stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our Series A Redeemable Preferred Stock may be disallowed if the U.S. stockholder purchases substantially identical stock within 30 days before or after the disposition.

Redemptions. As described in “Description of Capital Stock—6.0% Series A Redeemable Preferred Stock— Optional Redemption by the Company” and “— Optional Redemption Following Death or Qualifying Disability of a Holder,” we have the option to pay the redemption price, in whole or in part, in cash or shares of our Class A common stock.

If we elect to pay the entire redemption price in our Class A common stock, U.S. stockholders will not recognize gain or loss, except to the extent they receive cash in lieu of fractional shares. A U.S. stockholder’s tax basis in our Class A common stock received will be equal to its adjusted tax basis in the Series A Redeemable Preferred Stock being redeemed less any portion allocable to cash received in lieu of a fractional share. Cash received in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our Series A Redeemable Preferred Stock for more than one year at the time of conversion.

If we elect to pay the redemption price partly in our Class A common stock and partly in cash, U.S. stockholders will recognize no loss on the redemption. If a U.S. stockholder realizes gain on the redemption, the stockholder will be required to recognize that gain in an amount equal to the lesser of (1) the gain realized and (2) the amount of cash received, excluding cash attributable to a fractional share. Cash received in lieu of fractional shares will be treated as described in the paragraph above. U.S. stockholders will realize gain to the extent the sum of the cash and the fair market value of our Class A common stock received exceeds their adjusted tax basis in the Series A Redeemable Preferred Stock. A U.S. stockholder’s aggregate basis in our Class A common stock received (including any fractional share interest) will be equal to the stockholder’s adjusted tax basis in the Series A Redeemable Preferred Stock, decreased by the amount of cash received (excluding cash attributable to a fractional share) and increased by the amount of gain recognized on the redemption.

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If we elect to pay the entire redemption price in cash, such redemption of our Series A Redeemable Preferred Stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our Series A Redeemable Preferred Stock (in which case the redemption will be treated in the same manner as a sale described above in “— Dispositions of Series A Redeemable Preferred Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our Series A Redeemable Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment. If a cash redemption of our Series A Redeemable Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “—Distributions on Our Series A Redeemable Preferred Stock.”

Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our Series A Redeemable Preferred Stock.

Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal U.S. federal individual income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to U.S. taxpayers taxed at individual rates is 20%. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property.”

With respect to distributions that we designate as capital gain dividends, and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable at the 20% rate or the 25% rate to our U.S. stockholders taxed at individual rates. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our Series A Redeemable Preferred Stock, subject to certain exceptions. Our dividends and any gain from the disposition of our Series A Redeemable Preferred Stock generally are the type of gain that is subject to the Medicare tax.

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FATCA Withholding. Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. stockholders who own our shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of Tax-Exempt Stockholders

This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our Series A Redeemable Preferred Stock, including any reporting requirements.

Tax-exempt entities, including qualified employee pension and profit sharing trusts, and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our Series A Redeemable Preferred Stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

o	one pension trust owns more than 25% of the value of our capital stock; or

o	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. As used herein, the term “non-U.S. stockholder” means a beneficial owner of our Series A Redeemable Preferred Stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex, and this summary is for general information only. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our Series A Redeemable Preferred Stock, including any reporting requirements.

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Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.

However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its Series A Redeemable Preferred Stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its Series A Redeemable Preferred Stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its Series A Redeemable Preferred Stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property, and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below for (1) distributions on a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such stock and (2) distributions to “qualified shareholders” and “qualified foreign pension funds,” a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal U.S. federal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

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However, if our Series A Redeemable Preferred Stock is regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of on such class of our capital stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of the applicable class of our capital stock at any time during the one-year period preceding the distribution or the non-U.S. stockholder was treated as a “qualified shareholder” and “qualified foreign pension fund.” In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our Series A Redeemable Preferred Stock will not be regularly traded on an established securities market in the United States following this offering. If our Series A Redeemable Preferred Stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of our Series A Redeemable Preferred Stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. stockholder disposes of our Series A Redeemable Preferred Stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our Series A Redeemable Preferred Stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on our distributions, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our capital stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified shareholder” is a foreign person that (1) is either eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all of the partnership’s units and is regularly traded on the NYSE or NASDAQ markets, (2) is a “qualified collective investment vehicle” (as defined below) and (3) maintains records of the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more the class of interests or units (as applicable) described in (1), above.

A “qualified collective investment vehicle” is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity owns more than 10% of the stock of the REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership and would be treated as “United States real property holding corporation,” or a USRPHC, under FIRPTA if it were a domestic corporation or (3) is designated as such by the Secretary of the U.S. Treasury and is either (a) “fiscally transparent” within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

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Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by one or more “qualified foreign pension funds” who holds our capital stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income tax as income effectively connected with the conduct of a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified foreign pension fund” is any trust, corporation or other organization or arrangement (1) which is created or organized under the laws of a country other than the United States or a political subdivision thereof, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, taking in account certain attribution rules, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax or other governmental authorities in the country in which it is established or operates and (5) with respect to which, under the laws of the country in which it is established or operates, and subject to a de minimis exception, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed a reduced rate.

FATCA. Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions. Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our Series A Redeemable Preferred Stock if we are a United States real property holding corporation, or USRPHC, during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We anticipate that we will be a USRPHC based on our investment strategy. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our Series A Redeemable Preferred Stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test has been or will be met.

If our Series A Redeemable Preferred Stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our capital stock is treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of that class of our Series A Redeemable Preferred Stock at all times during a specified testing period. Following this offering, our Series A Redeemable Preferred Stock will not be regularly traded on an established securities market.

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In addition, a sale of our capital stock by a “qualified shareholder” or a “qualified foreign pension fund” who holds our capital stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our capital stock, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our capital stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of our Series A Redeemable Preferred Stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our capital stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our capital stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our capital stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Redemptions. As described in “Description of Capital Stock—6.0% Series A Redeemable Preferred Stock— Optional Redemption by the Company” and “— Optional Redemption Following Death or Qualifying Disability of a Holder,” we have the option to pay the redemption price, in whole or in part, in cash or shares of our Class A common stock.

If we elect to pay the entire redemption price in our Class A common stock, so long our Series A Redeemable Preferred Stock does not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. stockholder will generally be the same as those described above for a U.S. stockholder. If our Series A Redeemable Preferred Stock does constitute a USRPI, the redemption of our Series A Redeemable Preferred Stock for our common stock may be a taxable exchange for a non-U.S. stockholder. However, even if our Series A Redeemable Preferred Stock does constitute a USRPI, provided our Class A common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon the redemption of our Series A Redeemable Preferred Stock for our Class A common stock so long as certain FIRPTA-related reporting requirements are satisfied, except with respect to any cash attributable to a fractional share. If our Series A Redeemable Preferred Stock does constitute a USRPI and such requirements are not satisfied, however, the redemption will be treated as a taxable exchange of our Series A Redeemable Preferred Stock for our common stock. Such a deemed taxable exchange would be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s Class A common stock received over s11,238uch non-U.S. stockholder’s adjusted basis in its Series A Redeemable Preferred Stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.

If we elect to pay the redemption price partly in our Class A common stock and partly in cash, so long our Series A Redeemable Preferred Stock does not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. stockholder will generally be the same as those described above for a U.S. stockholder. If our Series A Redeemable Preferred Stock does constitute a USRPI, our Class A common stock also constitutes a USRPI, and non-U.S. stockholder realizes gain on the redemption our Series A Redeemable Preferred Stock, such non-U.S. stockholder will be required to recognize gain in an amount equal to the lesser of  (1) the gain realized and (2) the amount of cash received, except with respect to any cash attributable to a fractional share and so long as certain FIRPTA-related reporting requirements are satisfied. However, such non-U.S. stockholders will recognize no loss on the redemption. If our Class A common stock does not constitute a USRPI, the redemption will be treated as a taxable exchange of our Series A Redeemable Preferred Stock for our Class A common stock, as described above.

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If we elect to pay the entire redemption price in cash, such redemption of our Series A Redeemable Preferred Stock by a non-U.S. stockholder whose income derived from the investment in shares of our Series A Redeemable Preferred Stock is not effectively connected with the conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our Series A Redeemable Preferred Stock (in which case the redemption will be treated in the same manner as a sale described above in “Dispositions”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our Series A Redeemable Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment. If a redemption of our Series A Redeemable Preferred Stock for cash does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “—Distributions.”

Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our Series A Redeemable Preferred Stock.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of Series A Redeemable Preferred Stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Statements of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our Series A Redeemable Preferred Stock disclosing the actual owners of the shares of Series A Redeemable Preferred Stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of Series A Redeemable Preferred Stock is required to include specified information relating to his shares of Series A Redeemable Preferred Stock in his U.S. federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our U.S. federal income tax return, permanent records showing the information we have received about the actual ownership of our Series A Redeemable Preferred Stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

We believe that our Operating Partnership currently is, and at the conclusion of this offering, will be, properly classified as a partnership for U.S. federal income tax purposes and not as an association or as a publicly traded partnership taxable as a corporation. The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership as a partnership for U.S. federal income tax purposes and any subsidiary partnerships or limited liability companies that we form or acquire, or each individually a Partnership and, collectively, the Partnerships. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the check-the-box regulations; and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes following the admission of additional partners and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

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A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest and dividends, or the 90% passive income exception. Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We believe that our Operating Partnership and any other Partnership in which we own an interest will qualify for the private placement exception.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay tax at U.S. federal corporate income tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is generally not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, as discussed below, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary (if available).

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) Allocations. The amount of the unrealized gain or unrealized loss, or built-in gain or built-in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the future, our Operating Partnership may acquire property that may have a built-in gain or a built-in loss in exchange for OP Units. Our Operating Partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our Operating Partnership’s assets attributable to such contributions.

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The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method our Operating Partnership will use to account for book-tax differences.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT qualification. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Rules

Under the Bipartisan Budget Act of 2015, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) are now determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is not entirely clear how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

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Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our securities. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our securities.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our Series A Redeemable Preferred Stock.

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ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of our Series A Redeemable Preferred Stock by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in, and subject to, Section 4975 of the Code, including an individual retirement account, or IRA, or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws.

In considering the acquisition, holding and, to the extent relevant, disposition of our Series A Redeemable Preferred Stock by an ERISA Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan, whether the investment is consistent with the Plan’s needs for liquidity to satisfy minimum and other distribution requirements and whether the investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code (which also applies to IRAs that are subject to ERISA) prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and may cause the disqualification of an IRA and the immediate taxation of the IRA’s assets. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not our underlying assets are deemed to include “plan assets,” as described below, the acquisition and/or holding of shares of our Series A Redeemable Preferred Stock by an ERISA Plan with respect to which we or the initial purchaser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our Series A Redeemable Preferred Stock. These class exemptions include, without limitation, PTCE 84-14 relating to transactions determined by independent qualified professional asset managers, PTCE 90-1 relating to insurance company pooled separate accounts, PTCE 91-38 relating to bank collective investment funds, PTCE 95-60 relating to life insurance company general accounts and PTCE 96-23 relating to transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of ERISA and the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control, or render any investment advice, with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

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Plan Asset Issues

The DOL Plan Asset Regulations, promulgated under ERISA by the DOL, generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that either: (1) less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “insignificant participation test”), or (2) the entity is an “operating company,” as defined in the DOL Plan Asset Regulations.

For purposes of the DOL Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (x) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (y) is part of a class of securities that is registered under Section 12 of the Exchange Act. Our Series A Redeemable Preferred Stock will not qualify as a “publicly-offered security” unless and until such time as we register our Series A Redeemable Preferred Stock under Section 12 of the Exchange Act.

For purposes of the “insignificant participation test,” the DOL Plan Asset Regulations provide that equity participation in an entity by benefit plan investors is not significant if their aggregate interest is less than 25% of the value of each class of equity securities in the entity, disregarding, for purposes of such determination, any interests held by persons and their affiliates (other than Controlling Persons), who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee with respect to such assets. We do not intend to limit or monitor benefit plan investors’ investments in our Series A Redeemable Preferred Stock and so there can be no assurance that our Series A Redeemable Preferred Stock will satisfy the “insignificant participation test.”

As noted above, the assets of a benefit plan investor do not include the underlying assets of the entity when the benefit plan investor acquires an equity interest in an “operating company.” Under the DOL Plan Asset Regulations, an entity is an “operating company” if it is primarily engaged, either directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or services other than the investment of capital. The term “operating company” includes, among other things, a “real estate operating company” or a REOC. In general, an entity may qualify as a REOC if: (1) at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities, and (2) such entity is engaged directly in real estate management or development activities in the ordinary course of its business. It is unclear whether we qualify as a REOC for purposes of the DOL Plan Asset Regulations and at this time we do not intend to rely on that exception.

Plan Asset Consequences

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

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Representation

Accordingly, by acceptance of the shares of our Series A Redeemable Preferred Stock each purchaser or subsequent transferee of such shares of Series A Redeemable Preferred Stock will be deemed to have represented and warranted either that (i) no portion of such purchaser’s or transferee’s assets used to acquire such shares constitutes assets of any benefit plan investor or (ii) the purchase of our Series A Redeemable Preferred Stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws. Each purchaser or subsequent transferee of our shares of Series A Redeemable Preferred Stock also will be deemed to have represented or warranted that the shares will not be transferred to any benefit plan investor or Controlling Person until each outstanding series and class of our capital stock qualifies as a “publicly-offered security” or we qualify for another exception to the DOL Plan Asset Regulations (other than the exception for satisfying the insignificant participation test).

The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws in effect on the date of this prospectus. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our Series A Redeemable Preferred Stock on behalf of, or with the assets of, any Plan consult with counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Laws to such investment and whether an exemption would be applicable to the purchase of shares of our Series A Redeemable Preferred Stock.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Series A Redeemable Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Series A Redeemable Preferred Stock. The acquisition, holding and, to the extent relevant, disposition of our Series A Redeemable Preferred Stock by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Purchasers of our Series A Redeemable Preferred Stock have the exclusive responsibility for ensuring that their purchase and holding of our Series A Redeemable Preferred Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

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PLAN OF DISTRIBUTION

General

We are offering a maximum of 20,000,000 shares of our Series A Redeemable Preferred Stock in the offering through an affiliate of Bluerock, Bluerock Capital Markets, LLC, our dealer manager, on a “best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Series A Redeemable Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series A Redeemable Preferred Stock. Each share of Series A Redeemable Preferred Stock will be sold at a public offering price of $25.00 per share. To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the net proceeds to us will not be affected by such reduction of the commissions payable in connection with such sales. Further, to the extent a participating broker-dealer reduces its selling commissions below 7.0%, the public offering price per share will be decreased by an amount equal to such reduction as exemplified in the table below:

Selling Commission	Public Offering Price per Share of Series A Redeemable Preferred Stock
7.0%	$25.00
6.0%	$24.75
5.0%	$24.50
4.0%	$24.25
3.0%	$24.00
2.0%	$23.75
1.0%	$23.50
0.0%	$23.25

The number of shares of Series A Redeemable Preferred Stock we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares of Series A Redeemable Preferred Stock that we have registered. Although we have registered a fixed dollar amount of our shares of Series A Redeemable Preferred Stock, we intend effectively to conduct a continuous offering of an unlimited number of shares of our Series A Redeemable Preferred Stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Securities Act Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We will sell shares of Series A Redeemable Preferred Stock using two closing services provided by the DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing shares of Series A Redeemable Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank, N.A. In addition, such investors will pay the full purchase price for their shares to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “— Settlement Procedures” for a description of the closing procedures with respect to each of the closing methods.

Bluerock Capital Markets, a member firm of FINRA, is indirectly controlled by R. Ramin Kamfar, a principal of Bluerock. Bluerock Capital Markets is a Massachusetts limited liability company with a principal business address of 4100 Newport Place, Suite 650, Newport Beach, California 92660 and its telephone number is (877) 826-BLUE (2583).

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Compensation of Dealer Manager and Participating Broker-Dealers

We will pay to Bluerock Capital Markets selling commissions of up to 7.0% of the gross offering proceeds from the offering. We will also pay to Bluerock Capital Markets a placement fee of up to 3.0% of the gross offering proceeds from the offering as compensation for acting as dealer manager. As dealer manager, Bluerock Capital Markets will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission and placement fee under this offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Series A Redeemable Preferred Stock.

We expect Bluerock Capital Markets to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares of Series A Redeemable Preferred Stock. Bluerock Capital Markets may reallow all or any portion of its selling commissions to participating broker-dealers. Bluerock Capital Markets may also reallow a portion of the placement fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

In addition to reallowing a portion of the placement fee to participating broker-dealers as a non-accountable marketing or due diligence allowance, the placement fee will also be used for certain costs that FINRA includes in the 10% underwriting compensation limit, such as the cost of the following activities:

•	travel and entertainment expenses;

•	compensation of employees of Bluerock Capital Markets in connection with wholesaling activities;

•	expenses incurred in coordinating broker-dealer seminars and meetings;

•	wholesaling expense reimbursements paid by Bluerock Capital Markets or its affiliates to other entities;

•	the national and regional sales conferences of our selected dealers;

•	training and education meetings for registered representatives of our participating broker-dealers; and

•	permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

We will not pay any selling commissions in connection with the sale of shares of Series A Redeemable Preferred Stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or sales of shares of Series A Redeemable Preferred Stock otherwise made to a client of an investment advisor through such advisor. Investors may agree with their participating broker-dealers to reduce the amount of selling commissions payable with respect to the sale of their shares of Series A Redeemable Preferred Stock down to zero (i) if the investor has engaged the services of a registered investment advisor, or RIA, or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. Placement fees will still be charged in these fixed or “wrap” fee arrangements; however, the dealer manager reserves the right, in its sole discretion, to reduce such fees in connection with these sales. In the event that an investor purchases shares of Series A Redeemable Preferred Stock net of selling commissions and/or with reduced placement fees, the net proceeds to us will not be affected, and each share of Series A Redeemable Preferred Stock sold pursuant to this arrangement will have an initial stated value of  $25.00. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in shares of Series A Redeemable Preferred Stock.

Dealer Manager and Participating Broker-Dealer Compensation

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all the shares of Series A Redeemable Preferred Stock offered in our offering hereby.

Selling commissions (maximum)	$35,000,000
Placement fee (maximum)	$15,000,000
Total	$50,000,000

We also will reimburse Bluerock Capital Markets for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of  $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering. The combined selling commissions, placement fee and such non-cash compensation under this offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. The dealer manager’s legal expenses will be paid by the dealer manager from the placement fee.

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To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and Bluerock Capital Markets against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

We do not expect the actual amount of expenses incurred in connection with this offering to exceed 1.25% of gross offering proceeds, though the amount of such expenses may exceed the expected amount, as long as said expenses would not cause the cumulative selling commissions, placement fee and issuer organization and offering expenses paid by us to exceed 15.0% of gross offering proceeds. This includes all expenses (other than selling commissions and the placement fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the shares of Series A Redeemable Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including actual costs incurred for travel, meals and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Series A Redeemable Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. All organization and offering expenses, including selling commissions and the placement fee, are not expected to exceed 11.25% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.

We will be responsible for the expenses of issuance and distribution of the shares of Series A Redeemable Preferred Stock in this offering, including registration fees, printing expenses and the company’s legal and accounting fees, which we estimate will total approximately $6.25 million (excluding selling commissions and placement fees).

The obligations of the dealer manager may be terminated in the event of a material adverse change in economic, political or financial conditions or upon the occurrence of certain other conditions specified in the dealer manager agreement.

In the event our dealer manager enters into a participating broker-dealer agreement that provides for less than a 7.0% selling commission to be paid to the participating broker-dealer, we will reduce the public offering price per share of Series A Redeemable Preferred Stock on sales made by such participating broker-dealer by an amount equal to the reduction in commissions paid to such participating broker-dealer. The net proceeds to us will not be affected by the reduction in commissions and corresponding reduction in the offering price per share of Series A Redeemable Preferred Stock on such sales.

Settlement Procedures

If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of shares of Series A Redeemable Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated monthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the shares by the settlement date, which depends on when you place the order during the monthly settlement cycle and can be anywhere from one to 20 days after the date of your order. This purchase price will not be held in escrow.

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Under special circumstances, you have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the shares of Series A Redeemable Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Irrespective of whether you purchase shares of Series A Redeemable Preferred Stock using DTC Settlement or DRS Settlement, by accepting such shares you will be deemed to have accepted the terms of our charter.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank, N.A. by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 10 business days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account on our next closing date. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit stockholders on a semimonthly basis.

Investors purchasing shares of Series A Redeemable Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow.

Each participating dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. Bluerock Capital Markets and each participating broker-dealer shall maintain records of the information used to determine that an investment in shares of Series A Redeemable Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

For your initial investment in shares of Series A Redeemable Preferred Stock, you must invest at least $5,000, but purchases of less than $5,000 may be made in the sole discretion of Bluerock Capital Markets, our dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in shares of Series A Redeemable Preferred Stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

226

LEGAL MATTERS

The statements under the caption “Material U.S. Federal Income Tax Considerations” as they relate to U.S. federal income tax matters are based on the opinion of our special tax counsel, Vinson & Elkins, LLP. Certain legal matters regarding the validity of the shares of Series A Redeemable Preferred Stock offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP.

227

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

228

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act of 1933 with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Bluerock Homes Trust, Inc.
1345 Avenue of the Americas
32nd Floor
New York, New York 10105
(877) 826-BLUE (2583)

Our website at www.bluerockhomes.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

229

F-1

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

BLUEROCK HOMES TRUST, INC.

COMBINED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	(Unaudited)
	March 31,	December 31,
	2023	2022
ASSETS
Net Real Estate Investments
Land	$69,874	$69,369
Buildings and improvements	416,742	412,463
Furniture, fixtures and equipment	9,020	8,159
Total Gross Real Estate Investments	495,636	489,991
Accumulated depreciation	(21,822)	(17,865)
Total Net Real Estate Investments	473,814	472,126
Cash and cash equivalents	58,691	78,426
Restricted cash	4,411	4,136
Accounts receivable, prepaids and other assets, net	20,147	17,916
Preferred equity investments in unconsolidated real estate joint ventures, net	85,891	86,289
TOTAL ASSETS	$642,954	$658,893

LIABILITIES AND EQUITY
Mortgages payable	$97,820	$98,191
Revolving credit facilities	49,000	55,000
Accounts payable	1,145	1,751
Other accrued liabilities	7,927	9,752
Due to affiliates	2,361	2,211
Total Liabilities	158,253	166,905
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 250,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock - Class A, $0.01 par value, 562,500,000 shares authorized; 3,835,013 shares issued and outstanding as of March 31, 2023 and December 31, 2022	38	38
Common stock - Class C, $0.01 par value, 187,500,000 shares authorized; 8,489 shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Additional paid-in-capital	126,482	126,623
Retained earnings	31,785	33,325
Total Stockholders’ Equity	158,305	159,986
Noncontrolling Interests
Operating partnership units	309,385	307,825
Partially owned properties	17,011	24,177
Total Noncontrolling Interests	326,396	332,002
Total Equity	484,701	491,988
TOTAL LIABILITIES AND EQUITY	$642,954	$658,893

See Notes to Combined Consolidated Financial Statements

F-2

BLUEROCK HOMES TRUST, INC.

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2023 (1)	2022 (1)
Revenues
Rental and other property revenues	$10,138	$6,852
Interest income from loan investments	—	885
Total revenues	10,138	7,737

Expenses
Property operating	4,557	2,780
Property management and asset management fees	1,091	643
General and administrative	1,994	1,626
Management fees to related party	1,922	—
Acquisition and other transaction costs	1,455	—
Depreciation and amortization	3,958	4,482
Total expenses	14,977	9,531
Operating loss	(4,839)	(1,794)

Other income (expense)
Other income	44	1
Preferred returns on unconsolidated real estate joint ventures	2,796	1,273
(Provision for) recovery of credit losses, net	(6)	362
Interest expense, net	(3,273)	(1,058)
Total other (loss) income	(439)	578
Net loss	(5,278)	(1,216)
Net loss attributable to noncontrolling interests
Operating partnership units	(2,985)	(302)
Partially owned properties	(753)	(757)
Net loss attributable to noncontrolling interests	(3,738)	(1,059)
Net loss attributable to common stockholders	$(1,540)	$(157)

Net loss per common share – Basic (2)	$(0.40)	$(0.04)
Net loss per common share – Diluted (2)	$(0.40)	$(0.04)

Weighted average basic common shares outstanding (2)	3,843,502	3,843,502
Weighted average diluted common shares outstanding (2)	3,843,502	3,843,502

(1)	The consolidated financial statements for the three months ended March 31, 2023 represent the Company’s results of operations as an independent, publicly traded company. The combined consolidated financial statements for the three months ended March 31, 2022 present the Company’s results of operations prior to the spin-off transaction on October 6, 2022, which represents a carve-out of operations attributable to the Company related to Bluerock Residential’s single-family residential home business. As a result, results of operations for the three months ended March 31, 2023 may not be comparable to the Company’s results of operations for the prior period presented.

(2)	Basic and diluted net loss per common share for the three months ended March 31, 2022 were calculated using the number of common stock shares distributed on October 6, 2022 in connection with the spin-off transaction.

See Notes to Combined Consolidated Financial Statements

F-3

BLUEROCK HOMES TRUST, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2023

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands, except share and per share amounts)

	Class A		Class C
	Common Stock		Common Stock		Additional
	Number		Number		Paid-in	Retained	Noncontrolling
	of Shares	Par Value	of Shares	Par Value	Capital	Earnings	Interests	Total Equity
Balance, January 1, 2023	3,835,013	$38	8,489	$—	$126,623	$33,325	$332,002	$491,988

Issuance of LTIP Units for director compensation	—	—	—	—	—	—	279	279
Issuance of LTIP Units to Manager	—	—	—	—	—	—	2,610	2,610
Acquisition of noncontrolling interests	—	—	—	—	1,515	—	(6,564)	(5,049)
Distributions to partially owned noncontrolling interests	—	—	—	—	—	—	(99)	(99)
Contributions from noncontrolling interests	—	—	—	—	—	—	250	250
Adjustment for noncontrolling interest ownership in the Operating Partnership	—	—	—	—	(1,656)	—	1,656	—
Net loss	—	—	—	—	—	(1,540)	(3,738)	(5,278)
Balance, March 31, 2023	3,835,013	$38	8,489	$—	$126,482	$31,785	$326,396	$484,701

See Notes to Combined Consolidated Financial Statements

F-4

BLUEROCK HOMES TRUST, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2022

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands)

	Predecessor
	Bluerock	Retained	Noncontrolling
	Homes Equity	Earnings	Interests	Total Equity
Balance, January 1, 2022	$116,510	$34,325	$311,136	$461,971

Contributions, net	30,694	—	60,307	91,001
Distributions to partially owned noncontrolling interests	—	—	(58)	(58)
Net loss	—	(157)	(1,059)	(1,216)
Balance, March 31, 2022	$147,204	$34,168	$370,326	$551,698

See Notes to Combined Consolidated Financial Statements

F-5

BLUEROCK HOMES TRUST, INC.

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(5,278)	$(1,216)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,544	4,781
Amortization of fair value adjustments	(80)	(80)
Preferred returns on unconsolidated real estate joint ventures	(2,796)	(1,273)
Fair value adjustment of interest rate caps and swaps	1,133	—
Provision for (recovery of) credit losses, net	6	(362)
Distributions of income and preferred returns from preferred equity investments in unconsolidated real estate joint ventures	563	754
Share-based compensation attributable to equity incentive plan	279	—
Share-based compensation to Manager – LTIP/C-LTIP Units	2,610	—
Changes in operating assets and liabilities:
Due to affiliates, net	150	445
Accounts receivable, prepaids and other assets	(1,632)	(1,157)
Notes and accrued interest receivable	—	2,757
Accounts payable and other accrued liabilities	(1,695)	(208)
Net cash (used in) provided by operating activities	(2,196)	4,441

Cash flows from investing activities:
Acquisitions of real estate investments	(4,330)	(31,917)
Capital expenditures	(2,051)	(3,665)
Investment in notes receivable	—	(9,645)
Repayments on notes receivable	—	31,000
Purchase of interests from noncontrolling interests	(5,049)	—
Proceeds from redemption of unconsolidated real estate joint ventures	4,058	—
Investment in unconsolidated real estate joint venture interests	(3,666)	(10,712)
Net cash used in investing activities	(11,038)	(24,939)

Cash flows from financing activities:
Distributions to partially owned noncontrolling interests	(99)	(58)
Contributions from Bluerock Residential	—	30,694
Contributions from noncontrolling interests	250	60,307
Borrowings on mortgages payable	—	9,974
Repayments on mortgages payable	(377)	(508)
Repayments on revolving credit facilities	(6,000)	—
Payments of deferred financing fees	—	(428)
Net cash (used in) provided by financing activities	(6,226)	99,981

Net (decrease) increase in cash, cash equivalents and restricted cash	$(19,460)	$79,483
Cash, cash equivalents and restricted cash, beginning of year	82,562	136,929
Cash, cash equivalents and restricted cash, end of period	$63,102	$216,412

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$58,691	$210,666
Restricted cash	4,411	5,746
Total cash, cash equivalents and restricted cash, end of period	$63,102	$216,412

Supplemental disclosure of cash flow information
Cash paid for interest (net of interest capitalized)	$1,717	$734

Supplemental disclosure of non-cash investing and financing activities
Distributions payable – declared and unpaid	$—	$3,269
Capital expenditures held in accounts payable and other accrued liabilities	$849	$140

See Notes to Combined Consolidated Financial Statements

F-6

BLUEROCK HOMES TRUST, INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Business

Bluerock Homes Trust, Inc. (the “Company” or “Bluerock Homes”) was formed in Maryland as a wholly owned subsidiary of Bluerock Residential Growth REIT, Inc (“Bluerock Residential”) on December 16, 2021, and historically operated as part of Bluerock Residential and not as a standalone company. On October 6, 2022, Bluerock Residential completed a spin-off transaction that resulted in its single-family residential real estate business and certain other assets being contributed to Bluerock Homes, and Bluerock Homes becoming an independent, publicly traded company. Financial statements for the period ended and prior to October 6, 2022 have been derived from Bluerock Residential's historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements for the period ended and prior to October 6, 2022 also include general and administrative expenses that have been allocated to the Company from Bluerock Residential based on relative unit count. These allocated expenses are for corporate office expenses and management including, but not limited to, executive oversight, asset management, treasury, finance, human resources, tax, accounting, financial reporting, information technology and investor relations. However, amounts recognized by the Company are not representative of the amounts that would have been reflected in these financial statements had the Company operated independently of Bluerock Residential. Any references to “the Company” for all periods ended October 6, 2022 and prior refer to Bluerock Homes as owned by Bluerock Residential.

The Company owns and operates high-quality single-family properties located in attractive markets with a focus on the knowledge-economy and high-quality of life growth markets of the Sunbelt and Western United States. The Company’s principal objective is to generate attractive risk-adjusted returns on investments where it believes it can drive growth in funds from operations and net asset value by acquiring pre-existing single-family residential homes, developing build-to-rent communities, and through Value-Add renovations. The Company’s Value-Add strategy focuses on repositioning lower-quality, less current assets to drive rent growth and expand margins to increase net operating income and maximize the Company’s return on investment.

As of March 31, 2023, the Company held an aggregate of 4,160 residential units held through seventeen real estate investments, consisting of ten consolidated operating investments and seven investments held through preferred equity investments. As of March 31, 2023, the Company’s consolidated operating investments were approximately 94.5% occupied.

The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a real estate investment trust (“REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2022 upon the filing of its U.S. federal income tax return for such taxable year. As a REIT, the Company generally will not be subject to corporate-level income taxes. To qualify and maintain its REIT status, the Company will be required, among other requirements, to distribute annually at least 90% of its “REIT taxable income,” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to the Company’s stockholders. If the Company fails to qualify and maintain its qualification as a REIT in any taxable year, it would be subject to federal income tax on its taxable income at regular corporate tax rates and it would not be permitted to qualify as a REIT for four years following the year in which its qualification was denied. The Company intends to organize and operate in such a manner that it would qualify and remain qualified as a REIT.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company conducts its operations through Bluerock Residential Holdings, L.P., its operating partnership (the “Operating Partnership”), of which it is the sole general partner. The combined consolidated financial statements include the Company’s accounts and those of the Operating Partnership and its subsidiaries. As of March 31, 2023, limited partners other than the Company owned approximately 67.32% of the common units of the Operating Partnership (62.67% is held by holders of limited partnership interest in the Operating Partnership (“OP Units”) and 4.65% is held by holders of the Operating Partnership’s long-term incentive plan units (“LTIP Units”), including 3.45% which are not vested at March 31, 2023).

F-7

The combined consolidated financial statements include certain prior period reclassifications made by the Company to reflect the Operating Partnership unitholders’ approximately 66% ownership in the Company following the spin-off transaction. Reclassifications to net loss on the combined consolidated statements of operations, along with reclassifications to stockholders’ equity and noncontrolling interest for Operating Partnership unitholders on the combined consolidated balances sheets and statements of stockholders’ equity, were made for the period ending and prior to October 6, 2022.

Real Estate Investments and Preferred Equity Investments

The Company first analyzes an investment to determine if it is a variable interest entity (“VIE”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810: Consolidation and, if so, whether the Company is the primary beneficiary requiring consolidation of the entity. A VIE is an entity that has (i) insufficient equity to permit it to finance its activities without additional subordinated financial support or (ii) equity holders that lack the characteristics of a controlling financial interest. VIEs are consolidated by the primary beneficiary, which is the entity that has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that potentially could be significant to the entity. Variable interests in a VIE are contractual, ownership, or other financial interests in a VIE that change in value with changes in the fair value of the VIE’s net assets. The Company continuously re-assesses at each level of the investment whether (i) the entity is a VIE, and (ii) the Company is the primary beneficiary of the VIE. If it was determined that an entity in which the Company holds an interest qualified as a VIE and the Company was the primary beneficiary, the entity would be consolidated.

If, after consideration of the VIE accounting literature, the Company has determined that an entity is not a VIE, the Company assesses the need for consolidation under all other provisions of ASC 810. These provisions provide for consolidation of majority-owned entities through a majority voting interest held by the Company providing control.

In assessing whether the Company is in control of and requiring consolidation of the limited liability company and partnership venture structures, the Company evaluates the respective rights and privileges afforded each member or partner (collectively referred to as “member”). The Company’s member would not be deemed to control the entity if any of the other members has either (i) substantive kickout rights providing the ability to dissolve (liquidate) the entity or otherwise remove the managing member or general partner without cause or (ii) substantive participating rights in the entity. Substantive participating rights (whether granted by contract or law) provide for the ability to effectively participate in significant decisions of the entity that would be expected to be made in the ordinary course of business.

The Company analyzes each investment that involves real estate acquisition, development, and construction to consider whether the investment qualifies as an investment in a real estate acquisition, development, and construction arrangement. The Company has evaluated its real estate investments as required by ASC 310-10 Receivables and concluded that no investments are considered an investment in a real estate acquisition, development, or construction arrangement. As such, the Company next evaluates if these investments are considered a security under ASC 320 Investments – Debt Securities.

For investments that meet the criteria of a security under ASC 320 Investments – Debt Securities, the Company classifies each preferred equity investment as a held-to-maturity debt security as the Company has the intention and ability to hold the investment to maturity. The Company earns a fixed return on these investments which is included within preferred returns on unconsolidated real estate joint ventures in its combined consolidated statements of operations. The Company evaluates the collectability of each preferred equity investment and estimates a provision for credit loss, as applicable. Refer to the Current Expected Credit Losses (“CECL”) section of this Note for further information regarding CECL and the Company’s provision for credit losses. The Company accounts for these investments as preferred equity investments in unconsolidated real estate joint ventures in its combined consolidated balance sheets.

For investments that do not meet the criteria of a security under ASC 320 Investments – Debt Securities, the Company has concluded that the characteristics and the facts and circumstances indicate that loan accounting treatment is appropriate. The Company recognizes interest income on its notes receivable on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected. Costs incurred to originate its notes receivable are deferred and amortized using the effective interest method over the term of the related notes receivable. The Company evaluates the collectability of each loan investment and estimates a provision for credit loss, as applicable. Refer to the CECL section of this Note for further information regarding CECL and the Company’s provision for credit losses. The Company did not have any loan investments at March 31, 2023.

F-8

Significant Risks and Uncertainties

The COVID-19 Pandemic and Uncertainty Due to Economic Volatility

The Company’s results of operations in the future may be directly or indirectly affected by uncertainties such as the effects of the novel coronavirus (“COVID-19”) pandemic or inflation and related volatility in the market. State, local and federal entities imposed various temporary restrictions on eviction, late fees, and rent prices as a result of the COVID-19 pandemic. While many of those temporary restrictions have ended, the Company continues to monitor policies related to these restrictions to reduce the consequences of such policies on the Company’s financial condition. If conditions similar to those experienced during the COVID-19 pandemic were to reoccur, such conditions and any resulting macro-economic changes could have material and adverse effects on the Company’s financial condition, results of operations and cash flows.

Additionally, inflation accelerated rapidly in 2022 and into the first quarter of 2023. The Company’s operating costs, including utilities and payroll, may increase as a result of increases in inflation. The Federal Reserve has continued to increase interest rates to curb the effects of rising inflation. Rising interest rates cause uncertainty in credit and capital markets which could have material and adverse effects on the Company’s financial condition, results of operations and cash flows. The Company continues to closely monitor the impact of COVID-19 and economic volatility on all aspects of its business.

Summary of Significant Accounting Policies

Refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (“SEC”) on March 22, 2023 for discussion of the Company’s significant accounting policies. During the three months ended March 31, 2023, there were no material changes to these policies.

Interim Financial Information

The accompanying unaudited combined consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”) for interim financial reporting, and the instructions to Form 10-Q and Article 10-1 of Regulation S-X. Accordingly, the financial statements for interim reporting do not include all the information and notes or disclosures required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for interim periods should not be considered indicative of the operating results for a full year.

The balance sheet at December 31, 2022 has been derived from the audited financial statements at that date but does not include all the information and disclosures required by GAAP for complete financial statements. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s audited combined consolidated financial statements for the year ended December 31, 2022 contained in the Annual Report on Form 10-K as filed with the SEC on March 22, 2023.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In January 2021, the FASB issued Accounting Standards Update (“ASU”) No. 2021-01 “Reference Rate Reform (Topic 848)” (“ASU 2021-01”). The amendments in ASU 2021-01 permit entities to elect certain optional expedients in connection with reference rate reform activities and their impact on debt, contract modifications and derivative instruments as it is expected the global market will transition from LIBOR and other interbank offered rates to alternative reference rates. The amendments in ASU 2021-01 are effective immediately, though as the sunset date of Topic 848 was deferred through the issuance of ASU No. 2022-06, such amendments may be elected over time as reference rate reform activities occur through December 31, 2024. The Company has not elected the optional expedients, though it continues to evaluate the impact of the guidance and may apply elections as applicable as changes in the market occur.

F-9

Current Expected Credit Losses

The Company estimates provision for credit losses on its loans (notes receivable) and preferred equity investments under CECL. This method is based on expected credit losses for the life of the investment as of each balance sheet date. The method for calculating the estimate of expected credit loss considers historical experience and current conditions for similar loans and reasonable and supportable forecasts about the future.

The Company estimates its provision for credit losses using a collective (pool) approach for investments with similar risk characteristics, such as collateral and duration of investment. In measuring the CECL provision for investments that share similar characteristics, the Company applies a default rate to the investments for the remaining loan or preferred equity investment hold period. As the Company does not have a significant historical population of loss data on its loan and preferred equity investments, the Company’s default rate utilized for CECL is based on an external historical loss rate for commercial real estate loans.

In addition to analyzing investments as a pool, the Company performs an individual investment assessment of expected credit losses. If it is determined that the borrower is experiencing financial difficulty, or a foreclosure is probable, or the Company expects repayment through the sale of the collateral, the Company calculates expected credit losses based on the value of the underlying collateral as of the reporting date. During this review process, if the Company determines that it is probable that it will not be able to collect all amounts due for both principal and interest according to the contractual terms of an investment, that loan or preferred equity investment is not considered fully recoverable and a provision for credit loss is recorded.

In estimating the value of the underlying collateral when determining if a loan or preferred equity investment is fully recoverable, the Company evaluates estimated future cash flows to be generated from the collateral underlying the investment. The inputs and assumptions utilized to estimate the future cash flows of the underlying collateral are based upon the Company’s evaluation of the operating results, economy, market trends, and other factors, including judgments regarding costs to complete any construction activities, lease-up and occupancy rates, rental rates, and capitalization rates utilized to estimate the projected cash flows at the disposition. The Company may also obtain a third-party valuation which may value the collateral through an “as-is” or “stabilized value” methodology. If upon completion of the valuation the fair value of the underlying collateral securing the investment is less than the net carrying value, the Company records a provision for credit loss on that loan or preferred equity investment. As the investment no longer displays the characteristics that are similar to those of the pool of loans or preferred equity investments, the investment is removed from the CECL collective (pool) analysis described above.

Note 3 – Investments in Real Estate

As of March 31, 2023, the Company held seventeen real estate investments, consisting of ten consolidated operating investments and seven investments held through preferred equity investments. The following tables provide summary information regarding the Company’s consolidated operating investments and preferred equity investments.

Consolidated Operating Investments

		Number of	Average Year	Ownership
Name	Market	Units	Built	Interest
Ballast	AZ / CO / WA	84	1998	95%
Golden Pacific	IN / KS / MO	171	1976	97%
ILE	TX / SE US	482	1991	95%
Indy-Springfield, formerly Peak JV 1	IN / MO	334	1997	100%
Navigator Villas	Pasco, WA	176	2013	90%
Peak JV 2	Various / TX	608	1980	80%
Peak JV 3	Dallas-Fort Worth, TX	189	1962	56%
Savannah-84, formerly Peak JV 4	Savannah, GA	84	2022-2023	100%
Wayford at Concord	Concord, NC	150	2019	83%
Yauger Park Villas	Olympia, WA	80	2010	95%
Total Units		2,358

Depreciation expense was $4.0 million and $2.5 million for the three months ended March 31, 2023 and 2022, respectively.

Intangibles related to the Company’s consolidated investments in real estate consist of the value of in-place leases. Amortization expense related to the in-place leases was zero and $1.7 million for the three months ended March 31, 2023 and 2022, respectively.

F-10

Preferred Equity Investments

		Actual /	Actual /	Actual /
		Planned	Estimated	Estimated
		Number of	Initial	Construction
Lease-up Investment Name	Location / Market	Units	Occupancy	Completion
The Woods at Forest Hill	Forest Hill, TX	76	4Q 2022	3Q 2023
Willow Park	Willow Park, TX	46	2Q 2022	3Q 2023
The Cottages at Warner Robins	Warner Robins, GA	251	1Q 2023	4Q 2023
Total Lease-up Units		373

Development Investment Name
The Cottages at Myrtle Beach	Myrtle Beach, SC	294	2Q 2023	4Q 2023
The Cottages of Port St. Lucie	Port St. Lucie, FL	286	2Q 2023	1Q 2024
Wayford at Innovation Park	Charlotte, NC	210	3Q 2023	3Q 2024
Total Development Units		790

		Number of
Operating Investment Name		Units
Peak Housing (1)	IN / MO / TX	639
Total Operating Units		639
Total Units		1,802

(1)	Peak Housing is a stabilized operating portfolio and the number of units shown represents those collateralizing the Company’s preferred equity investment in the Peak REIT OP as of March 31, 2023 (refer to Note 6 for further information). Unit counts excludes units presented in the consolidated operating investments table above.

Note 4 – Acquisition of Real Estate and Additional Interests

Acquisition of Additional Savannah-84 units, formerly Peak JV 4

On February 23, 2023, the Company acquired 18 single-family residential units located in Savannah, Georgia that were added to the existing Savannah-84 portfolio. The Company has a 100% interest in the units and the purchase price of approximately $4.2 million was fully funded in cash upon acquisition.

Purchase Price Allocation

The real estate acquisition above has been accounted for as an asset acquisition. The purchase price was allocated to the acquired assets based on their estimated fair values at the date of acquisition.

The following table summarizes the assets acquired at the acquisition date for the additional Savannah-84 units (amounts in thousands):

Purchase Price
Allocation
Land	$499
Building	3,831
Total assets acquired (1)	$4,330

(1)	The $4.3 million of total assets acquired includes $0.1 million of acquisition expenses that have been capitalized as the acquisition of additional real estate units has been accounted for as an asset acquisition.

F-11

Acquisition of Additional Interests in Properties

During the three months ended March 31, 2023, the Company acquired the noncontrolling partner’s interest in the following properties ($ in thousands):

			Previous	New
			Ownership	Ownership
Property	Date	Amount	Interest	Interest
Savannah-84	January 6, 2023	$939	80%	100%
Indy-Springfield, formerly Peak JV 1	March 8, 2023	4,111	60%	100%

Note 5 – Notes and Interest Receivable

At March 31, 2023 and December 31, 2022, the Company held no loan investments and there were no outstanding interest receivable amounts due to the Company.

Allowance for Credit Losses

The provision for and recovery of credit losses of the Company’s loan investments at December 31, 2022 is summarized in the table below (amounts in thousands). The Company had no provision for or recovery of credit losses at March 31, 2023.

December 31,
2022
Beginning balance, net as of January 1, 2022	$59
Recovery of credit losses on pool of assets, net (1)	(59)
Provision for credit losses, end of period	$—

(1)	Under CECL, a provision for credit losses for similar assets is calculated based on a historical default rate applied to the remaining life of the assets. The recovery of credit losses during the year ended December 31, 2022 was a result of the sale of The Hartley at Blue Hill.

The following table is a summary of the interest income from loan investments for the three months ended March 31, 2022 (amounts in thousands). The Company did not record any interest income from loan investments during the three months ended March 31, 2023 as it held no loan investments during this period.

Three Months Ended
Property	March 31, 2022
The Hartley at Blue Hill (1)	$744
Weatherford 185 (2)	141
Total	$885

(1)	In the first quarter 2022, The Hartley at Blue Hill property was sold and the mezzanine loan provided by the Company was paid off in full. The Hartley at Blue Hill senior loan provided by the Company was paid off in full in the second quarter 2022.

(2)	On July 22, 2022, the Weatherford 185 mezzanine loan provided by the Company was paid off in full.

Note 6 – Preferred Equity Investments in Unconsolidated Real Estate Joint Ventures

The carrying amount of the Company’s preferred equity investments in unconsolidated real estate joint ventures as of March 31, 2023 and December 31, 2022 is summarized in the table below (amounts in thousands):

	March 31,	December 31,
Property	2023	2022
Peak Housing	$16,261	$20,318
The Cottages at Myrtle Beach	17,913	17,913
The Cottages at Warner Robins	13,250	13,250
The Cottages of Port St. Lucie	18,785	18,785
The Woods at Forest Hill	3,477	3,300
Wayford at Innovation Park	13,226	10,205
Willow Park	3,007	2,540
Total	$85,919	$86,311
Provision for credit losses	(28)	(22)
Total, net	$85,891	$86,289

F-12

Allowance for Credit Losses

The provision for and recovery of credit losses of the Company’s preferred equity investments at March 31, 2023 and December 31, 2022 are summarized in the table below (amounts in thousands):

	March 31,	December 31,
	2023	2022
Beginning balances, net as of January 1, 2023 and 2022, respectively	$22	$73
Provision for (recovery of) credit losses on pool of assets, net (1)	6	(51)
Provision for credit losses, net, end of period	$28	$22

Recovery of credit loss – Alexan Southside Place (2)	$—	$(292)

(1)	Under CECL, a provision for credit losses for similar assets is calculated based on a historical default rate applied to the remaining life of the assets. The provision for credit losses during the three months ended March 31, 2023 was primarily attributable to an increase in the trailing twelve-month historical default rate.

(2)	In 2021, Alexan Southside Place, the property underlying the Company’s preferred equity investment, was sold. In 2022, the Company recognized a partial recovery of a previously recorded credit loss on Alexan Southside Place.

As of March 31, 2023, the Company, through wholly-owned subsidiaries of the Operating Partnership, had outstanding preferred equity investments in seven joint ventures which are classified as held to maturity debt securities as the Company has the intention and ability to hold the investments to maturity. The Company earns a fixed return on these investments, which is included within preferred returns on unconsolidated real estate joint ventures in its combined consolidated statements of operations. Each joint venture’s purpose is to develop or operate a portfolio of residential units.

The preferred returns on the Company’s unconsolidated real estate joint ventures for the three months ended March 31, 2023 and 2022 are summarized below (amounts in thousands):

	Three Months Ended
	March 31,
Property	2023	2022
Peak Housing	$443	$466
The Cottages at Myrtle Beach	649	371
The Cottages at Warner Robins	480	26
The Cottages of Port St. Lucie	681	313
The Woods at Forest Hill	110	14
Wayford at Innovation Park	341	—
Willow Park	92	83
Total preferred returns on unconsolidated joint ventures	$2,796	$1,273

The occupancy percentages of the Company’s unconsolidated real estate joint ventures at March 31, 2023 and December 31, 2022 are as follows:

Property	March 31, 2023	December 31, 2022
Peak Housing	92.0%	95.4%
The Cottages at Myrtle Beach	(1)	(2)
The Cottages at Warner Robins (3)	16.7%	(2)
The Cottages of Port St. Lucie	(1)	(2)
The Woods at Forest Hill (4)	10.5%	1.3%
Wayford at Innovation Park	(1)	(2)
Willow Park (5)	32.6%	30.4%

(1)	The development had not commenced lease-up as of March 31, 2023.

(2)	The development had not commenced lease-up as of December 31, 2022.

(3)	The Cottages at Warner Robins commenced lease-up in February 2023.

(4)	The Woods at Forest Hill commenced lease-up in October 2022.

(5)	Willow Park commenced lease-up in late June 2022.

F-13

Peak Housing Interests

On March 3, 2023, the Company’s agreement with the operating partnership of Peak REIT OP regarding its total preferred equity investment was amended. Previously, the Company earned a 7.0% current return and a 3.0% accrued return, for a total preferred return of 10.0% per annum, on $16.0 million of its investment. On the Company’s remaining $4.3 million investment, it earned a 4.0% current return and a 4.0% accrued return, for a total preferred return of 8.0% per annum. On the Company’s total $20.3 million investment, it earned a total weighted average preferred return of 9.6% per annum. As part of the amendment, the Company’s two tranches of preferred equity investments were combined into one $20.3 million preferred equity investment earning a 6.4% current return and a 3.2% accrued return, for a total preferred return of 9.6% per annum. In addition, the amendment increased the collateral underlying the Company’s preferred equity investment from 474 units to 648 units. Peak REIT OP may sell the units collateralizing the Company’s preferred equity investment, though Peak REIT OP is required to distribute any net sale proceeds to the Company, after consideration for partnership operating expenses and reserve requirements, until the Company’s full preferred equity investment has been repaid in full, subject to certain rate of return requirements and including any accrued but unpaid preferred returns.

On March 9, 2023, the Company’s preferred equity investment in the Peak REIT OP was partially redeemed for $4.1 million, which included principal investment of $4.0 million and accrued preferred return of $0.1 million, leaving the Company’s remaining preferred equity investment in the Peak REIT OP at $16.3 million.

The Woods at Forest Hill Interests

The Company is party to a joint venture agreement with the Peak REIT OP (the “Woods JV”) to develop approximately 76-build for rent, single-family residential homes in Forest Hill, Texas. The Company made an original commitment to invest $3.3 million of preferred equity interests in the Woods JV. On March 17, 2023, the Company increased its commitment in the Woods JV by $2.3 million, for a total preferred equity investment commitment of $5.6 million, of which $3.5 million had been funded as of March 31, 2023. The Company earns a 13.0% per annum accrued return on its original preferred equity investment of $3.3 million. On its additional preferred equity investment commitment of $2.3 million, the Company will earn an accrued return on its outstanding capital contributions at a rate of 15.0% per annum compounded monthly, subject to a minimum multiple.

Willow Park Interests

The Company is party to a joint venture agreement with the Peak REIT OP (the “Willow Park JV”) to develop approximately 46-build for rent, single-family residential homes in Willow Park, Texas. The Company made an original commitment to invest $2.5 million of preferred equity interests in the Willow Park JV. On February 28, 2023, the Company increased its commitment in the Willow Park JV by $2.1 million, for a total preferred equity investment commitment of $4.6 million, of which $3.0 million had been funded as of March 31, 2023. The Company earns a 13.0% per annum accrued return on its original preferred equity investment of $2.5 million. On its additional preferred equity investment commitment of $2.1 million, the Company will earn an accrued return on its outstanding capital contributions at a rate of 15.0% per annum compounded monthly, subject to a minimum multiple.

Note 7 — Revolving Credit Facilities

The outstanding balances on the revolving credit facilities as of March 31, 2023 and December 31, 2022 are as follows (amounts in thousands):

Revolving Credit Facilities	March 31, 2023	December 31, 2022
DB Credit Facility	$29,000	$35,000
ILE Sunflower Credit Facility	20,000	20,000
Total	$49,000	$55,000

Deutsche Bank Credit Facility (“DB Credit Facility”)

On April 6, 2022, the Company entered into a credit facility with Deutsche Bank Securities Inc. (“Deutsche Bank”), as sole lead arranger, Deutsche Bank AG, New York Branch, as administrative agent, the financial institutions party thereto as lenders and Computershare Trust Company, N.A., as paying agent and calculation agent (the “DB Credit Facility”). The DB Credit Facility provides for a revolving loan with a maximum commitment amount of $150 million. Borrowings under the DB Credit Facility are limited to financings related to the acquisition, renovation, rehabilitation, maintenance and leasing of single-family residential units in the Peak JV 2 portfolio. During the initial term of the DB Credit Facility, borrowings bear interest on the amount drawn at Term SOFR plus 2.80%, and borrowings can be prepaid without premium or penalty. The interest rate on outstanding borrowings was 7.47% at March 31, 2023. The DB Credit Facility matures on April 6, 2024 and contains two (2) one-year extension options, subject to certain conditions. The DB Credit Facility contains certain financial and operating covenants, including maximum leverage ratio, minimum debt yield and minimum debt service coverage ratio. During the period ended March 31, 2023, Deutsche Bank waived the minimum debt service coverage ratio covenant in lieu of the Company reducing the outstanding balance under the DB Credit Facility to remain in compliance with such covenant. At March 31, 2023, the DB Credit Facility was drawn at $29 million, the maximum available amount as of such date. The Company has guaranteed the obligations under the DB Credit Facility.

F-14

ILE Sunflower Credit Facility

On December 27, 2021, the Company’s unaffiliated joint venture partner, ILE, entered into a credit facility with Sunflower Bank, N.A. (the “ILE Sunflower Credit Facility”). The ILE Sunflower Credit Facility provides for a revolving loan with an initial commitment amount of $20 million, which commitment contains an accordion feature to a maximum total commitment of up to $50 million. The ILE Sunflower Credit Facility, along with four other separate non-revolving credit facilities (refer to Note 8 for further information), is used in the financing of acquisitions of single-family residential units. Borrowings under the ILE Sunflower Credit Facility bear interest at LIBOR plus 3.0%, subject to a rate floor, and can be prepaid without penalty or premium. The interest rate on outstanding borrowings was 7.83% at March 31, 2023. The ILE Sunflower Credit Facility matures on December 27, 2024 and contains certain financial and operating covenants, including a minimum fixed charge coverage ratio. At March 31, 2023, ILE was in compliance with all covenants under the ILE Sunflower Credit Facility and the initial commitment was fully drawn at $20 million. A principal of ILE has guaranteed the obligations under the ILE Sunflower Credit Facility and the Company and ILE have pledged certain assets as collateral.

Note 8 – Mortgages Payable

The following table summarizes certain information as of March 31, 2023 and December 31, 2022, with respect to the Company’s senior mortgage indebtedness (amounts in thousands):

	Outstanding Principal		As of March 31, 2023
	March 31,	December 31,		Interest-only
Property	2023	2022	Interest Rate	through date	Maturity Date

Fixed Rate:
ILE (1)	$25,759	$25,976	3.69%	(2)	(1)
Navigator Villas (3)	19,953	20,039	4.57%	(2)	June 1, 2028
Yauger Park Villas (4)	14,569	14,643	4.86%	(2)	April 1, 2026
Total Fixed Rate	$60,281	$60,658

Floating Rate:
ILE (5)	$4,600	$4,600	7.66%	August 2023	August 9, 2028
Wayford at Concord (6)	32,973	32,973	4.73%	May 2027	May 1, 2029
Total Floating Rate	$37,573	$37,573
Total	$97,854	$98,231
Fair value adjustments	1,155	1,235
Deferred financing costs, net	(1,189)	(1,275)
Total mortgages payable	$97,820	$98,191

(1)	ILE’s fixed rate debt represents the aggregate debt outstanding across two separate credit agreements. Of the $25.8 million balance, $6.6 million held through one credit agreement has a fixed rate of 3.50%, while the remaining $19.2 million held through the second credit agreement has a fixed rate of 3.75%. Both credit agreements mature in 2026.

(2)	The loan requires monthly payments of principal and interest.

(3)	The principal balance includes a $14.4 million senior loan at a fixed rate of 4.31% and a $5.6 million supplemental loan at a fixed rate of 5.23%.

(4)	The principal balance includes a $10.1 million senior loan at a fixed rate of 4.81% and a $4.5 million supplemental loan at a fixed rate of 4.96%.

(5)	ILE’s floating rate debt represents the debt outstanding from one credit agreement and bears interest at one-month Term SOFR plus 3.00%, subject to a 4.00% rate floor. In March 2023, the one-month Term SOFR in effect was 4.66%.

(6)	The Wayford at Concord loan bears interest at the 30-day average SOFR plus 2.23%. In March 2023, the 30-day average SOFR in effect was 4.53%. SOFR rate is subject to a 2.50% rate cap through April 2025. Please refer to Note 10 for further information.

F-15

Deferred financing costs

Costs incurred in obtaining long-term financing are amortized on a straight-line basis to interest expense over the terms of the related financing agreements, as applicable, which approximates the effective interest method.

Fair value adjustments of debt

The Company records a fair value adjustment based upon the fair value of the loans on the date they were assumed in conjunction with acquisitions. The fair value adjustments are being amortized to interest expense over the remaining life of the loans.

Loss on Extinguishment of Debt and Debt Modification Costs

Upon repayment of or in conjunction with a material change (i.e. a 10% or greater difference in the cash flows between instruments) in the terms of an underlying debt agreement, the Company writes-off any unamortized deferred financing costs and fair market value adjustments related to the original debt that was extinguished. Prepayment penalties incurred on the early repayment of debt and costs incurred in a debt modification that are not capitalized are also included within loss on extinguishment of debt and debt modification costs on the combined consolidated statements of operations. Loss on extinguishment of debt and debt modification costs were zero for the three months ended March 31, 2023 and 2022.

Debt maturities

As of March 31, 2023, contractual principal payments for the five subsequent years and thereafter are as follows (amounts in thousands):

Year	Total
2023 (April 1–December 31)	$1,142
2024	1,639
2025	1,717
2026	37,471
2027	866
Thereafter	55,019
$97,854
Add: Unamortized fair value debt adjustment	1,155
Subtract: Deferred financing costs, net	(1,189)
Total	$97,820

The net book value of real estate assets providing collateral for these above borrowings, including the revolving credit facilities (refer to Note 7 for further information), was $300.0 million as of March 31, 2023.

The mortgage loans encumbering the Company’s properties are nonrecourse, subject to certain exceptions for which the Company would be liable for any resulting losses incurred by the lender. These exceptions generally include fraud or a material misrepresentation, misstatement or omission by the borrower, intentional or grossly negligent conduct by the borrower that harms the property or results in a loss to the lender, filing of a bankruptcy petition by the borrower, either directly or indirectly, and certain environmental liabilities. In addition, upon the occurrence of certain events, such as fraud or filing of a bankruptcy petition by the borrower, the Company or our joint ventures would be liable for the entire outstanding balance of the loan, all interest accrued thereon and certain other costs, including penalties and expenses. The mortgage loans have a period where a prepayment fee or yield maintenance would be required.

Note 9 – Fair Value of Financial Instruments

Fair Value Measurements

For financial assets and liabilities recorded at fair value on a recurring or non-recurring basis, fair value is the price the Company would expect to receive to sell an asset, or pay to transfer a liability, in an orderly transaction with a market participant at the measurement date under current market conditions. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

F-16

In determining fair value, observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions; preference is given to observable inputs. In accordance with GAAP and as defined in ASC Topic 820: Fair Value Measurement, these two types of inputs create the following fair value hierarchy:

•	Level 1:	Quoted prices for identical instruments in active markets
•	Level 2:	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable
•	Level 3:	Significant inputs to the valuation model are unobservable

If the inputs used to measure the fair value fall within different levels of the hierarchy, the fair value is determined based upon the lowest level input that is significant to the fair value measurement. Whenever possible, the Company uses quoted market prices to determine fair value. In the absence of quoted market prices, the Company uses independent sources and data to determine fair value.

Fair Value of Financial Instruments

As of March 31, 2023 and December 31, 2022, the carrying values of cash and cash equivalents, restricted cash, accounts receivable, due to affiliates, accounts payable, and other accrued liabilities approximate their fair value based on their highly-liquid nature and/or short-term maturities.

Derivative Financial Instruments

The estimated fair values of derivative financial instruments are valued using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and volatility. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The fair value of interest rate caps is determined using the market-standard methodology of discounting the future expected cash receipts which would occur if floating interest rates rise above the strike rate of the caps. The floating interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The inputs used in the valuation of interest rate caps and swaps fall within Level 2 of the fair value hierarchy.

Fair Value of Debt

As of March 31, 2023 and December 31, 2022, based on the discounted amount of future cash flows using rates currently available to the Company for similar liabilities, the fair value of the Company’s mortgages payable is estimated at $94.1 million and $93.7 million, respectively, compared to the carrying amounts, before adjustments for deferred financing costs, net, of $99.0 million and $99.5 million, respectively. The fair value of mortgages payable is estimated based on the Company’s current interest rates (Level 3 inputs of the fair value hierarchy) for similar types of borrowing arrangements.

Note 10 – Derivative Financial Instruments

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk, primarily by managing the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash payments principally related to the Company’s borrowings.

The Company’s objectives in using interest rate derivative financial instruments are to add stability to interest expense and to manage the Company’s exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate caps and swaps as part of its interest rate risk management strategy. Interest rate caps involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium. Interest rate swaps involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

F-17

The Company has not designated any of the interest rate derivatives as hedges. Although these derivative financial instruments were not designated or did not qualify for hedge accounting, the Company believes the derivative financial instruments are effective economic hedges against increases in interest rates. The Company does not use derivative financial instruments for trading or speculative purposes.

As of March 31, 2023, the Company had interest rate caps and swaps which effectively limit the Company’s exposure to interest rate risk by providing a ceiling on the underlying interest rate for $68.6 million of the Company’s debt.

The table below presents the classification and fair value of the Company’s derivative financial instruments on the combined consolidated balance sheets as of March 31, 2023 and December 31, 2022 (amounts in thousands):

Derivatives not designated as hedging		Fair Values of Derivative Instruments
instruments under ASC 815-20	Balance Sheet Location	March 31, 2023	December 31, 2022
Interest rate caps	Accounts receivable, prepaids and other assets	$3,730	$4,702
Interest rate swaps	Accounts receivable, prepaids and other assets	486	647

The table below presents the classification and effect of the Company’s derivative financial instruments on the combined consolidated statements of operations for the three months ended March 31, 2023 and 2022 (amounts in thousands):

		The Effect of Derivative Instruments on the
		Statements of Operations
Derivatives not designated as hedging	Location of Gain (Loss)	Three Months Ended March 31,
instruments under ASC 815-20	Recognized in Income	2023	2022
Interest rate caps	Interest Expense	$(972)	$—
Interest rate swaps	Interest Expense	(161)	—

Note 11 – Related Party Transactions

Management Agreement

On October 5, 2022, the Company entered into a Management Agreement (the “Management Agreement”) with the Operating Partnership and Bluerock Homes Manager, LLC (the “Manager”), which is an affiliate of Bluerock Real Estate, LLC (“BRE”), pursuant to which the Manager will provide for the day-to-day management of the Company’s operations. Pursuant to the terms of the Management Agreement, the Manager will provide the Company with a management team and appropriate support personnel to provide such management services to the Company. The Management Agreement requires the Manager to manage the Company’s business affairs under the supervision and direction of the Company’s board of directions (the “Board”). Specifically, the Manager will be responsible for (i) the selection, purchase and sale of the Company’s portfolio investments, (ii) the Company’s financing activities, and (iii) providing the Company with advisory services, in each case in conformity with the investment guidelines and other policies approved and monitored by its Board. The initial term of the Management Agreement expires on October 6, 2023 and will be automatically renewed for a one-year term on each anniversary date thereafter unless earlier terminated or not renewed in accordance with the terms thereof.

The Company will pay the Manager a base management fee (the “base management fee”) in an amount equal to 1.50% of the Company’s New Stockholders’ Equity (as defined in the Management Agreement) per year, as well as an incentive fee (the “incentive fee”) with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears. The Company will also be required to reimburse the Manager for certain expenses and pay all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement. The Management Agreement provides that (i) the base management fee and the incentive fee shall be allocated and payable as one half (50%) in C-LTIP Units and the remainder payable in cash or C-LTIP Units, at the discretion of the Board, and (ii) expense reimbursements shall be payable either in cash or C-LTIP Units, at the discretion of the Board. The number of C-LTIP Units payable and issued to the Manager for the base management fee, the incentive fee and expense reimbursements will be equal to the dollar amount (of the portion deemed payable in C-LTIP Units) of the fees earned or reimbursement amount divided by the average of the closing prices of the Class A common stock for the five business days prior to issuance.

For the three months ended March 31, 2023, the Company recorded a base management fee of $1.9 million and expense reimbursements of $0.4 million. The expense reimbursements were recorded as part of general and administrative expenses in the Company’s consolidated statement of operations. There was no incentive fee expense for the first quarter 2023.

F-18

The table below presents the related party amounts payable to the Manager as of March 31, 2023 and December 31, 2022 pursuant to the terms of the Management Agreement (amounts in thousands). The Company records these payables in due to affiliates in its combined consolidated balance sheets.

	March 31,	December 31,
Amounts payable to the Manager under the Management Agreement	2023	2022
Base management fee	$1,922	$1,787
Operating and direct expense reimbursements	439	424
Total amounts payable to the Manager	$2,361	$2,211

As of March 31, 2023 and December 31, 2022, the Company had no receivables due from any related parties.

Administrative Services Agreement

Prior to the completion of the spin-off transaction on October 6, 2022, Bluerock Residential was party to an Administrative Services Agreement (the “ASA”) and a Leasehold Cost-Sharing Agreement (the “CSA”) with BRE and its affiliate, Bluerock Real Estate Holdings, LLC (together “BREH”). Pursuant to the ASA, BREH provided Bluerock Residential with certain human resources, investor relations, marketing, legal and other administrative services (the “Services”). In addition, the ASA permitted certain Bluerock Residential employees to provide services to BREH, on an at-cost basis, generally allocated based on the use of such services for the benefit of the business of BREH, and otherwise subject to the terms of the Services provided by BREH to Bluerock Residential under the ASA. Pursuant to the CSA, Bluerock Residential and BREH were allocated costs, including those costs associated with tenant improvements, with respect to the lease for their New York headquarters (the “NY Lease”). Payments by Bluerock Residential of any amounts payable to BREH under the ASA and CSA were made in cash or, at the discretion of its board of directors, in the form of Bluerock Residential’s long-term incentive plan units.

Pursuant to the terms of the ASA, operating expenses were (i) paid by BREH on behalf of Bluerock Residential, and (ii) paid by Bluerock Residential on behalf of BREH. Pursuant to the terms of the CSA, costs with respect to the NY Lease were paid by BREH on behalf of Bluerock Residential. Recorded as part of general and administrative expenses in the Company’s combined consolidated statements of operations, operating expenses paid by BREH on behalf of Bluerock Residential of $0.2 million were expensed during the three months ended March 31, 2022. Additionally, Bluerock Residential paid operating expenses on behalf of BREH of $0.2 million during the three months ended March 31, 2022. These prior period amounts were allocated to the Company by applying an allocation percentage, which was determined by taking the number of units carved out of the Bluerock Residential portfolio divided by Bluerock Residential’s total portfolio unit count, to the total operating expenses paid on behalf of or by Bluerock Residential. Prior period operating expense amounts recognized by the Company are not representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Bluerock Residential.

Both the ASA and CSA were terminated in connection with the completion of the spin-off transaction on October 6, 2022.

Note 12 – Stockholders’ Equity

On October 6, 2022 (the “Distribution Date”), each of the Company’s stockholders received one share of the Company’s common stock for every eight shares of Bluerock Residential common stock held as of the close of business on September 29, 2022. An aggregate of 3,843,502 shares of the Company’s common stock was distributed to its stockholders, comprised of 3,835,013 shares of the Company’s Class A common stock and 8,489 shares of the Company’s Class C common stock. As the Company had no common stock outstanding prior to the Distribution Date, basic and diluted earnings per share for all prior periods have been calculated based on the aggregate of 3,843,502 shares of the Company’s common stock distributed to its stockholders on the Distribution Date.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders, less dividends on LTIP Units expected to vest, by the weighted average number of common shares outstanding for the period. Diluted net loss per common share is computed by dividing net loss attributable to common stockholders by the sum of the weighted average number of common shares outstanding and any potential dilutive shares for the period. Net loss attributable to common stockholders is computed by adjusting net loss for the non-forfeitable dividends paid on non-vested LTIP Units and C-LTIP Units.

The Company considers the requirements of the two-class method when preparing earnings per share. The Company has two classes of common stock outstanding: Class A common stock, $0.01 par value per share, and Class C common stock, $0.01 par value per share. Earnings per share is not affected by the two-class method because the Company’s Class A and C common stock participate in dividends on a one-for-one basis.

F-19

The following table reconciles the components of basic and diluted net loss per common share for the three months ended March 31, 2023 and 2022 (amounts in thousands, except share and per share amounts):

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(5,278)	$(1,216)
Net loss attributable to noncontrolling interests	(3,738)	(1,059)
Net loss attributable to common stockholders	$(1,540)	$(157)

Weighted average common shares outstanding (1)	3,843,502	3,843,502
Potential dilutive shares	—	—
Weighted average common shares outstanding and potential dilutive shares (1)	3,843,502	3,843,502

Net loss per common share, basic	$(0.40)	$(0.04)
Net loss per common share, diluted	$(0.40)	$(0.04)

(1)	Amounts relate to shares of the Company’s Class A and Class C common stock outstanding.

The effect of the conversion of OP Units is not reflected in the computation of basic and diluted earnings per share, as they are exchangeable for Class A common stock on a one-for-one basis. The income allocable to such OP Units is allocated on this same basis and reflected as noncontrolling interests in the accompanying combined consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

Operating Partnership and Long-Term Incentive Plan Units

As of March 31, 2023, limited partners other than the Company owned approximately 67.32% of the common units of the Operating Partnership (7,370,727 OP Units, or 62.67%, is held by OP Unit holders, and 546,632 LTIP Units, or 4.65%, is held by LTIP Unit holders, including 3.45% which are not vested at March 31, 2023). Subject to certain restrictions set forth in the Operating Partnership’s Partnership Agreement, OP Units are exchangeable for Class A common stock on a one-for-one basis, or, at the Company’s election, redeemable for cash. LTIP Units may be convertible into OP Units under certain conditions and then may be settled in shares of the Company’s Class A common stock, or, at the Company’s election, cash.

On February 22, 2023, the Company granted 85,750 and 17,462 C-LTIP Units pursuant to the Management Agreement to the Manager in payment of the base management fee and operating expense reimbursement, respectively, for the fourth quarter 2022. Such C-LTIP Units were fully vested upon issuance.

In the future, the Operating Partnership may issue OP Units or preferred OP Units from time to time in connection with acquisitions of properties or for financing, compensation or other reasons.

Equity Incentive Plans

The Board has adopted, and the Company’s sole initial stockholder has approved, the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals (the “BHM Individuals Plan”) and the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities (the “BHM Entities Plan”). Together, the Company refers to the BHM Individuals Plan and the BHM Entities Plan as the “BHM Incentive Plans.” The BHM Incentive Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards, and are administered by the compensation committee of the Board.

LTIP Unit Grants

On January 1, 2023, the Company granted 3,303 LTIP Units pursuant to the BHM Incentive Plans to each independent member of the Board in payment of the equity portion of their respective annual retainers. Such LTIP Units were fully vested upon issuance and the Company recognized expense of $0.3 million based on the fair value at the date of grant.

F-20

During the three months ended March 31, 2023, the Company recognized compensation expense of approximately $0.5 million. As of March 31, 2023, there was $8.4 million of total unrecognized compensation expense related to unvested LTIP Units granted under the Incentive Plans. The remaining expense is expected to be recognized over a period of 4.6 years.

The Company currently uses authorized and unissued shares to satisfy share award grants.

Distributions

There is no assurance that the Company will declare dividends. Holders of OP Units and LTIP Units are entitled to receive "distribution equivalents" at the same time as dividends are paid to holders of the Company's Class A common stock.

Note 13 – Commitments and Contingencies

The aggregate amount of the Company’s contractual commitments to fund future cash obligations in certain of its preferred equity and joint venture investments was $4.1 million and $3.4 million as of March 31, 2023 and December 31, 2022, respectively.

The Company is subject to various legal actions and claims arising in the ordinary course of business. Although the outcome of any legal matter cannot be predicted with certainty, management does not believe that any of these legal proceedings or matters will have a material adverse effect on the consolidated financial position or results of operations or liquidity of the Company.

F-21

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Bluerock Homes Trust, Inc.

Opinion on the Financial Statements

We have audited the accompanying combined consolidated balance sheets of Bluerock Homes Trust, Inc. (a Maryland corporation) and subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related combined consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes and financial statement schedules included under Item 15(a) (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2021.

Southfield, Michigan

March 22, 2023

F-22

BLUEROCK HOMES TRUST, INC.

COMBINED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2022	2021
ASSETS
Net Real Estate Investments
Land	$69,369	$41,997
Buildings and improvements	412,463	278,592
Furniture, fixtures and equipment	8,159	2,459
Total Gross Real Estate Investments	489,991	323,048
Accumulated depreciation	(17,865)	(4,964)
Total Net Real Estate Investments	472,126	318,084
Cash and cash equivalents	78,426	129,389
Restricted cash	4,136	7,540
Notes and accrued interest receivable, net	—	38,883
Due from affiliates	—	428
Accounts receivable, prepaids and other assets, net	17,916	5,094
Preferred equity investments in unconsolidated real estate joint ventures, net	86,289	39,521
In-place lease intangible assets, net	—	2,525
TOTAL ASSETS	$658,893	$541,464

LIABILITIES AND EQUITY
Mortgages payable	$98,191	$63,007
Revolving credit facilities	55,000	—
Accounts payable	1,751	2,087
Other accrued liabilities	9,752	10,778
Due to affiliates	2,211	506
Distributions payable	—	3,115
Total Liabilities	166,905	79,493
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 250,000,000 and no shares authorized at December 31, 2022 and 2021, respectively; no shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock - Class A, $0.01 par value, 562,500,000 and no shares authorized at December 31, 2022 and 2021, respectively; 3,835,013 and no shares issued and outstanding at December 31, 2022 and 2021, respectively	38	—
Common stock - Class C, $0.01 par value, 187,500,000 and no shares authorized at December 31, 2022 and 2021, respectively; 8,489 and no shares issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Predecessor Bluerock Homes equity	—	116,510
Additional paid-in-capital	126,623	—
Retained earnings	33,325	34,325
Total Stockholders’ Equity	159,986	150,835
Noncontrolling Interests
Operating partnership units	307,825	289,258
Partially owned properties	24,177	21,878
Total Noncontrolling Interests	332,002	311,136
Total Equity	491,988	461,971
TOTAL LIABILITIES AND EQUITY	$658,893	$541,464

See Notes to Combined Consolidated Financial Statements

F-23

BLUEROCK HOMES TRUST, INC.

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2022 (1)	2021
Revenues
Rental and other property revenues	$32,859	$9,275
Interest income from loan investments	1,285	5,355
Total revenues	34,144	14,630

Expenses
Property operating	15,171	3,230
Property management and asset management fees	3,834	550
General and administrative	7,102	4,570
Management fees to related party	1,787	—
Acquisition and pursuit costs	167	—
Weather-related losses, net	25	—
Depreciation and amortization	16,007	5,891
Total expenses	44,093	14,241
Operating (loss) income	(9,949)	389

Other income (expense)
Other income	446	253
Preferred returns on unconsolidated real estate joint ventures	8,588	3,190
Recovery of credit losses	402	28
Transaction costs	(24)	—
Interest expense, net	(5,699)	(2,915)
Total other income	3,713	556
Net (loss) income from continuing operations	(6,236)	945

Discontinued operations
Income on operations of rental property	53	340
Loss on extinguishment of debt	—	(6,172)
Gain on sale of assets from discontinued operations	258	116,690
Income from discontinued operations	311	110,858

Net (loss) income	(5,925)	111,803
Net (loss) income attributable to noncontrolling interests
Operating partnership units	(1,927)	65,826
Partially-owned properties	(2,998)	11,652
Net (loss) income attributable to noncontrolling interests	(4,925)	77,478
Net (loss) income attributable to common stockholders	$(1,000)	$34,325

Net (loss) income per common share – Basic
Continuing operations	$(0.29)	$0.14
Discontinued operations	0.03	8.79
	$(0.26)	$8.93
Net (loss) income per common share - Diluted
Continuing operations	$(0.29)	$0.14
Discontinued operations	0.03	8.79
	$(0.26)	$8.93

Weighted average basic common shares outstanding	3,843,502	3,843,502
Weighted average diluted common shares outstanding	3,843,502	3,843,502

(1)	The combined consolidated statement of operations for the year ended December 31, 2022 includes (i) the Company’s results of operations for the period of October 6 – December 31, 2022, which represents the Company’s results of operations following its spin-off from Bluerock Residential, and (ii) the Company’s results of operations for the period ending and prior to October 6, 2022, which represents a carve-out of revenues and expenses attributable to the Company related to Bluerock Residential’s single-family residential home business. The Company’s historical financial information for the year ended December 31, 2021 was prepared on the same basis as the carve-out period of 2022. As a result, results of operations for the year ended December 31, 2022 may not be comparative to the Company’s results of operations reported for the prior year presented.

See Notes to Combined Consolidated Financial Statements

F-24

BLUEROCK HOMES TRUST, INC.

COMBINED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except share and per share amounts)

	Class A Common Stock		Class C Common Stock
					Predecessor
	Number of	Par	Number of	Par	Bluerock Homes	Additional	Retained	Noncontrolling
	Shares	Value	Shares	Value	Equity	Paid-in Capital	Earnings	Interests	Total Equity
Balance, January 1, 2021	—	$—	—	$—	$(43,854)	$—	$—	$227,825	$183,971

Contributions, net	—	—	—	—	160,364	—	—	22,353	182,717
Distributions to partially owned noncontrolling interests	—	—	—	—	—	—	—	(16,520)	(16,520)
Net income	—	—	—	—	—	—	34,325	77,478	111,803
Balance, December 31, 2021	—	$—	—	$—	$116,510	$—	$34,325	$311,136	$461,971

Contributions, net	—	—	—	—	98,204	—	—	7,223	105,427
Cash distribution to Parent at spin-off	—	—	—	—	(68,470)	—	—	—	(68,470)
Predecessor Bluerock Homes Equity reclassified at spin-off	—	—	—	—	(146,244)	128,714	—	17,530	—
Issuance of Class A common stock at spin-off	3,835,013	38	—	—	—	—	—	—	38
Issuance of Class C common stock at spin-off	—	—	8,489	—	—	—	—	—	—
Issuance of LTIP Units for director compensation	—	—	—	—	—	—	—	566	566
Issuance of LTIP Units to Manager	—	—	—	—	—	—	—	306	306
Distributions to partially owned noncontrolling interests	—	—	—	—	—	—	—	(1,925)	(1,925)
Adjustment for noncontrolling interest ownership in the Operating Partnership	—	—	—	—	—	(2,091)	—	2,091	—
Net loss	—	—	—	—	—	—	(1,000)	(4,925)	(5,925)
Balance, December 31, 2022	3,835,013	$38	8,489	$—	$—	$126,623	$33,325	$332,002	$491,988

See Notes to Combined Consolidated Financial Statements

F-25

BLUEROCK HOMES TRUST, INC.

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(5,925)	$111,803
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,768	9,827
Amortization of fair value adjustments	(319)	(261)
Preferred returns on unconsolidated real estate joint ventures	(8,588)	(3,190)
Gain on sale of assets from discontinued operations	(258)	(116,690)
Fair value adjustment of interest rate caps and swaps	(3,084)	—
Loss on extinguishment of debt	—	6,172
Recovery of credit losses	(402)	(28)
Distributions of income and preferred returns from preferred equity investments in unconsolidated real estate joint ventures	2,125	4,437
Share-based compensation attributable to equity incentive plan	566	—
Share-based compensation to Manager – LTIP Units	306	—
Changes in operating assets and liabilities:
Due to affiliates, net	2,134	151
Accounts receivable, prepaids and other assets	127	(1,264)
Notes and accrued interest receivable	2,942	(1,867)
Accounts payable and other accrued liabilities	(4,894)	719
Net cash provided by operating activities	3,498	9,809

Cash flows from investing activities
Acquisitions of real estate investments	(147,813)	(255,400)
Capital expenditures	(18,648)	(1,702)
Investment in notes receivable	(9,645)	(10,419)
Repayments on notes receivable	45,645	22,319
Proceeds from sale of real estate investments	—	401,780
Proceeds from sale and redemption of unconsolidated real estate joint ventures	—	41,262
Investments in unconsolidated real estate joint venture interests	(46,716)	(39,792)
Net cash (used in) provided by investing activities	(177,177)	158,048

Cash flows from financing activities
Distributions to noncontrolling interests	(1,925)	(16,520)
Contributions from noncontrolling interests	7,223	22,353
Contribution from Parent	98,204	160,364
Cash distribution to Parent at spin-off	(68,470)	—
Other financing activities	38	—
Borrowings on mortgages payable	41,942	2,573
Repayments on mortgages payable including prepayment penalties	(5,819)	(219,021)
Proceeds from revolving credit facilities	55,000	30,000
Repayments on revolving credit facilities	—	(63,000)
Payments of deferred financing fees	(4,616)	(1,209)
Purchase of interest rate caps	(2,265)	—
Net cash provided by (used in) financing activities	119,312	(84,460)

Net (decrease) increase in cash, cash equivalents and restricted cash	(54,367)	83,397
Cash, cash equivalents and restricted cash, beginning of year	136,929	53,532
Cash, cash equivalents and restricted cash, end of year	$82,562	$136,929

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$78,426	$129,389
Restricted cash	4,136	7,540
Total cash, cash equivalents and restricted cash, end of year	$82,562	$136,929

Supplemental disclosure of cash flow information
Cash paid for interest (net of interest capitalized)	$5,926	$4,599

Supplemental disclosure of non-cash investing and financing activities
Mortgages assumed upon property acquisitions	$—	$40,501
Capital expenditures held in accounts payable and other accrued liabilities	$1,585	$909

See Notes to Combined Consolidated Financial Statements

F-26

BLUEROCK HOMES TRUST, INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Business

Bluerock Homes Trust, Inc. (the “Company” or “Bluerock Homes”) was incorporated as a Maryland corporation on December 16, 2021. The Company had historically operated as part of Bluerock Residential Growth REIT, Inc (“Bluerock Residential” or “Parent”) and not as a standalone company. On October 6, 2022, Bluerock Residential completed a spin-off transaction (see “Separation and Distribution Agreement” below) that resulted in its single-family residential real estate business and certain other assets being contributed to the Company. The accompanying combined consolidated financial statements have been derived from (i) Bluerock Residential’s historical accounting records and are presented on a carve-out basis for the period ended and prior to October 6, 2022, and (ii) the Company’s accounting records as a standalone company subsequent to the spin-off transaction. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and operations from Bluerock Residential for the period ended and prior to October 6, 2022. However, amounts recognized by the Company are not representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Bluerock Residential. Related-party allocations are discussed further in Note 13. All significant intercompany balances and transactions have been eliminated. Any references to “the Company,” “we,” “us,” or “our” for all periods ended October 6, 2022 and prior refer to Bluerock Homes as owned by Bluerock Residential, and for all periods subsequent to October 6, 2022 refer to Bluerock Homes as an independent, publicly traded company.

The Company owns and operates high-quality single-family properties located in attractive markets with a focus on the knowledge-economy and high-quality of life growth markets of the Sunbelt and Western United States. The Company’s principal objective is to generate attractive risk-adjusted returns on investments where it believes it can drive growth in funds from operations and net asset value by acquiring pre-existing single-family residential homes, developing build-to-rent communities, and through Value-Add renovations. The Company’s Value-Add strategy focuses on repositioning lower-quality, less current assets to drive rent growth and expand margins to increase net operating income and maximize the Company’s return on investment.

As of December 31, 2022, the Company held an aggregate of 3,977 residential units held through seventeen real estate investments, consisting of ten consolidated operating investments and seven investments held through preferred equity investments. As of December 31, 2022, the Company’s consolidated operating investments were approximately 94.8% occupied.

The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a real estate investment trust (“REIT”) for federal income tax purposes beginning with its taxable year ended December 31, 2022 upon the filing of our U.S. federal income tax return for such taxable year. As a REIT, the Company generally will not be subject to corporate-level income taxes. To qualify and maintain our REIT status, the Company will be required, among other requirements, to distribute annually at least 90% of its “REIT taxable income,” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to the Company’s stockholders. If the Company fails to qualify and maintain its qualification as a REIT in any taxable year, it would be subject to federal income tax on its taxable income at regular corporate tax rates.

Separation and Distribution Agreement

On October 5, 2022, the Company entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Bluerock Residential, Badger Parent, Badger Holdco LLC and Bluerock Residential Holdings, L.P., the Company’s operating partnership (the “Operating Partnership”) in connection with the Company’s separation and spin-off from Bluerock Residential (see “Spin-Off” below). The Separation Agreement contains the key provisions relating to the separation from Bluerock Residential of its single-family residential real estate business and certain other assets (the “Separation”). It also sets forth certain other covenants and agreements between the Company and Bluerock Residential related to the Separation, including, among other things, provisions concerning the allocation of cash to the Company prior to the Separation and the treatment of shared contracts following the Separation, as well as certain covenants and agreements that govern aspects of the ongoing relationship between the Company and Bluerock Residential following the Distribution, including, among other things, provisions with respect to the release of claims, insurance, employee liabilities, expenses and indemnification. On October 6, 2022, pursuant to the Separation and Distribution Agreement, Bluerock Residential contributed to the Company the SpinCo Cash Amount (as that term is defined the Separation and Distribution Agreement) of approximately $74 million in cash; in addition, the Company held $22 million at its properties for a total cash and restricted cash balance of approximately $96 million on October 6, 2022. The foregoing description of the Separation Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2022.

F-27

Spin-Off

On October 6, 2022, following the Separation and pursuant to the Separation Agreement, Bluerock Residential completed the spin-off of the Company by distributing all of the Company’s outstanding shares of Class A common stock and Class C common stock to the holders of Bluerock Residential common stock (the “Distribution”) as of the record date, September 29, 2022 (the “Spin-Off”). As a result of the Separation, the Distribution and the Spin-Off, the Company became an independent publicly-traded company and our Class A common stock is listed under the symbol “BHM” on the NYSE American. Following the Separation, the Distribution and the Spin-Off, the former holders of Bluerock Residential common stock who received shares of the Company’s common stock in the Distribution indirectly owned approximately 34% of the Company’s single-family residential business, and holders of units in the Operating Partnership (other than the holders of the Company’s common stock) indirectly owned approximately 66% of the Company’s single-family residential business.

Articles of Amendment and Restatement and Bylaws

In connection with the Separation and the Distribution, the Company filed Articles of Amendment and Restatement (the “Second Articles of Amendment and Restatement”) with the Maryland State Department of Assessments and Taxations on October 5, 2022, which became effective as of 12:00 a.m. on October 6, 2022, amending and restating its charter. The Second Articles of Amendment and Restatement provide for, among other things, (i) an increase in our authorized number of shares of capital stock to 1,000,000,000 shares, consisting of 750,000,000 shares of common stock, $0.01 par value per share and 250,000,000 shares of preferred stock, $0.01 par value per share, and (ii) restrictions on transfer and ownership intended to enable the Company to qualify and maintain its qualification as a real estate investment trust. On October 6, 2022, the Company also amended and restated its bylaws (the “Amended and Restated Bylaws”) to provide terms appropriate as an ongoing publicly traded company. The foregoing description of the Second Articles of Amendment and Restatement and the Amended and Restated Bylaws is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Second Articles of Amendment and Restatement and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2022.

Tax Matters Agreement

In connection with the Separation and the Distribution, on October 5, 2022, the Company entered into a Tax Matters Agreement with Bluerock Residential, Badger Parent, Badger Holdco LLC, Bluerock REIT Holdings, LLC (“REIT Holdings”) and the Operating Partnership that governs the respective rights, responsibilities and obligations of Bluerock Residential and the Company after the Distribution with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings, the intended federal income tax characterization of the Separation and the Distribution and the agreed-upon reporting thereof, and certain other tax matters. The Company’s obligations under the Tax Matters Agreement are not limited in amount or subject to any cap. The foregoing description of the Tax Matters Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2022.

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Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The Company conducts its operations through the Operating Partnership, of which it is the sole general partner. The combined consolidated financial statements include the Company’s accounts and those of the Operating Partnership and its subsidiaries. As of December 31, 2022, limited partners other than the Company owned approximately 67.0% of the common units of the Operating Partnership (35.03% is held by holders of limited partnership interest in the Operating Partnership (“OP Units”) and 31.97% is held by holders of the Operating Partnership’s long-term incentive plan units (“LTIP Units”), including 3.48% which are not vested at December 31, 2022).

Bluerock Homes consists of the combined consolidated financial statements of the Operating Partnership and Bluerock REIT Operator, LLC, as well as the following investments and certain related entities: Alexan Southside Place, ARIUM Grandewood, Ballast, Golden Pacific, ILE, James at South First, Marquis at The Cascades, Mira Vista, Navigator Villas, Peak Housing, Peak JV 1 (formerly Indy and Springfield), Peak JV 2 (formerly Axelrod, Granbury, Granbury 2.0, Lubbock, Lubbock 2.0, Lubbock 3.0, Lynnwood, Lynnwood 2.0, Springtown, Springtown 2.0, Texarkana and Texas Portfolio 183), Peak JV 3 (formerly DFW 189), Peak JV 4 (formerly Savannah 319), Park & Kingston, Plantation Park, The Conley, The Cottages at Myrtle Beach, The Cottages at Warner Robins, The Cottages of Port St. Lucie, The District at Scottsdale, The Hartley at Blue Hill, The Woods at Forest Hill, Thornton Flats, Vickers Historic Roswell, Wayford at Concord, Wayford at Innovation Park, Weatherford 185, Willow Park and Yauger Park Villas. The financial statements include allocations of certain general, administrative, sales and marketing expenses and operations from Bluerock Residential for the period ended and prior to October 6, 2022.

The combined consolidated financial statements include certain prior period reclassifications made by the Company to reflect the Operating Partnership unitholders’ approximately 66% ownership in the Company following the Separation and Distribution. Reclassifications to net (loss) income on the combined consolidated statements of operations, along with reclassifications to stockholders’ equity and noncontrolling interest for Operating Partnership unitholders on the combined consolidated balances sheets and statements of stockholders’ equity, were made for the period ending and prior to October 6, 2022 and for the year ended December 31, 2021.

Significant Risks and Uncertainties

The COVID-19 Pandemic

For much of 2020, the ongoing pandemic of the novel coronavirus and variants thereof (“COVID-19”) created significant uncertainty and economic disruption that adversely affected the Company and its tenants. The adverse impact of the pandemic moderated during 2021 and has significantly diminished during 2022. However, the continuing impact of the COVID-19 pandemic and its duration are unclear, and various factors could erode the progress that has been made against the virus to date. If conditions similar to those experienced in 2020, at the height of the pandemic, were to reoccur, such conditions and any resulting macro-economic changes could have material and adverse effects on the Company’s financial condition, results of operations and cash flows. The Company continues to closely monitor the impact of COVID-19 on all aspects of its business. For further information regarding the impact of COVID-19 on the Company, see the section titled “Risk Factors---Risks Related to Our Business, Properties and Industry” set forth in Item 1A of this Annual Report on Form 10-K.

Summary of Significant Accounting Policies

Real Estate Investments, Preferred Equity Investments and Notes Receivable (Real Estate Loan Investment)

The Company first analyzes an investment to determine if it is a variable interest entity (“VIE”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810: Consolidation and, if so, whether the Company is the primary beneficiary requiring consolidation of the entity. A VIE is an entity that has (i) insufficient equity to permit it to finance its activities without additional subordinated financial support or (ii) equity holders that lack the characteristics of a controlling financial interest. VIEs are consolidated by the primary beneficiary, which is the entity that has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that potentially could be significant to the entity. Variable interests in a VIE are contractual, ownership, or other financial interests in a VIE that change in value with changes in the fair value of the VIE’s net assets. The Company continuously re-assesses at each level of the investment whether (i) the entity is a VIE, and (ii) the Company is the primary beneficiary of the VIE. If it was determined that an entity in which the Company holds an interest qualified as a VIE and the Company was the primary beneficiary, the entity would be consolidated.

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If, after consideration of the VIE accounting literature, the Company has determined that an entity is not a VIE, the Company assesses the need for consolidation under all other provisions of ASC 810. These provisions provide for consolidation of majority-owned entities through a majority voting interest held by the Company providing control.

In assessing whether the Company is in control of and requiring consolidation of the limited liability company and partnership venture structures, the Company evaluates the respective rights and privileges afforded each member or partner (collectively referred to as “member”). The Company’s member would not be deemed to control the entity if any of the other members has either (i) substantive kickout rights providing the ability to dissolve (liquidate) the entity or otherwise remove the managing member or general partner without cause or (ii) substantive participating rights in the entity. Substantive participating rights (whether granted by contract or law) provide for the ability to effectively participate in significant decisions of the entity that would be expected to be made in the ordinary course of business.

The Company analyzes each investment that involves real estate acquisition, development, and construction to consider whether the investment qualifies as an investment in a real estate acquisition, development, and construction arrangement. The Company has evaluated its real estate investments as required by ASC 310-10 Receivables and concluded that no investments are considered an investment in a real estate acquisition, development, or construction arrangement. As such, the Company next evaluates if these investments are considered a security under ASC 320 Investments – Debt Securities.

For investments that meet the criteria of a security under ASC 320 Investments – Debt Securities, the Company classifies each preferred equity investment as a held-to-maturity debt security as the Company has the intention and ability to hold the investment to maturity. The Company earns a fixed return on these investments which is included within preferred returns on unconsolidated real estate joint ventures in its combined consolidated statements of operations. The Company evaluates the collectability of each preferred equity investment and estimates a provision for credit loss, as applicable. Refer to the Current Expected Credit Losses (“CECL”) section of this Note for further information regarding CECL and the Company’s provision for credit losses. The Company accounts for these investments as preferred equity investments in unconsolidated real estate joint ventures in its combined consolidated balance sheets.

For investments that do not meet the criteria of a security under ASC 320 Investments – Debt Securities, the Company has concluded that the characteristics and the facts and circumstances indicate that loan accounting treatment is appropriate. The Company recognizes interest income on its notes receivable on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected. Costs incurred to originate its notes receivable are deferred and amortized using the effective interest method over the term of the related notes receivable. The Company evaluates the collectability of each loan investment and estimates a provision for credit loss, as applicable. Refer to the CECL section of this Note for further information regarding CECL and the Company’s provision for credit losses.

Fair Value of Financial Instruments

As of December 31, 2022 and December 31, 2021, the carrying values of cash and cash equivalents, restricted cash, accounts receivable, due to and due from affiliates, accounts payable, other accrued liabilities, and distributions payable approximate their fair value based on their highly-liquid nature and/or short-term maturities. The carrying values of notes receivable approximate fair value because stated interest rate terms are consistent with interest rate terms on new deals with similar leverage and risk profiles. The fair values of notes receivable are classified in Level 3 of the fair value hierarchy due to the significant unobservable inputs that are utilized in their respective valuations. Refer to Note 11 for further information regarding fair value measurements.

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Real Estate Assets

Real Estate Purchase Price Allocations

Upon acquisition, the Company evaluates its acquired residential properties for purposes of determining whether a transaction should be accounted for as an asset acquisition or business combination. Purchases of residential properties are treated as asset acquisitions and, as such, are recorded at their purchase price, including acquisition costs, which is allocated to land and building based upon their relative fair values at the date of acquisition. Acquisition costs typically include legal fees, broker commissions and title fees, as well as other closing costs. In making estimates of fair values for purposes of allocating the purchase price of acquired properties, the Company utilizes various sources including its own market knowledge obtained from historical transactions, published market data, and independent appraisers. In this regard, the Company also utilizes information obtained from county tax assessment records to assist in the determination of the fair value of the land and building.

Intangible assets include the value of in-place leases which represents the estimated fair value of the net cash flows of leases in place at the time of acquisition, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases, which is on average six months.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, prevailing interest rates and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of the Company’s net income (loss). Differences in the amount attributed to the fair value estimate of the various assets acquired can be significant based upon the assumptions made in calculating these estimates.

Capital Additions, Depreciation and Amortization

The Company capitalizes costs incurred in connection with its capital additions activities, including redevelopment, development and construction projects, other tangible improvements, and replacements of existing components. Repair and maintenance and tenant turnover costs are expensed as incurred. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. Accordingly, many factors are considered as part of our evaluation processes with no one factor necessarily determinative. Depreciation and amortization expense are computed on the straight-line method over the asset’s estimated useful life. The Company considers the period of future benefit of an asset to determine its appropriate useful life and anticipates the estimated useful lives of assets by class to be generally as follows:

Buildings	30 – 40 years
Building improvements	5 – 15 years
Land improvements	5 – 15 years
Furniture, fixtures and equipment	3 – 8 years
In-place leases	6 months

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets. No impairment charges were recorded in 2022 or 2021.

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Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value.

Restricted Cash

Restricted cash is composed of lender-imposed escrow accounts for replacement reserves, tenant deposits, real estate taxes and insurance.

Concentration of Credit Risk

The Company maintains cash balances with high-quality financial institutions and periodically evaluates the creditworthiness of such institutions and believes that the Company is not exposed to significant credit risk. Cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Rents and Other Receivables

The Company will periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of tenants in developing these estimates.

Deferred Financing Fees

Deferred financing fees represent commitment fees, legal fees and other third-party costs associated with obtaining financing. Fees associated with the Company’s revolving lines of credit are recorded within accounts receivable, prepaids and other assets on the combined consolidated balance sheet. Deferred fees associated with its lines of credit are amortized to interest expense over the terms of the financing agreements using the straight-line method, which approximates the effective interest method.

Partially Owned Noncontrolling Interests

Partially owned noncontrolling interests are comprised of the Company’s joint venture partners’ interests in consolidated joint ventures. The Company reports its joint venture partners’ interest in its consolidated real estate joint ventures and other subsidiary interests held by third parties as noncontrolling interests. The Company records these noncontrolling interests at their initial fair value, adjusting the basis prospectively for their share of the respective consolidated investments’ net income or loss and equity contributions and distributions. These noncontrolling interests are not redeemable by the equity holders and are presented as part of permanent equity. Income and losses are allocated to the noncontrolling interest holder pursuant to each joint venture’s operating agreement.

Revenue Recognition

The Company recognizes rental revenue on a straight-line basis over the terms of the rental agreements and in accordance with ASC Topic 842 Leases. Rental revenue is recognized on an accrual basis and when the collectability of the amounts due from tenants is deemed probable. Rental revenue is included within rental and other property revenues on the Company’s combined consolidated statement of operations. Amounts received in advance are recorded as a liability within other accrued liabilities on the Company’s combined consolidated balance sheet.

Other property revenues are recognized in the period earned.

The Company recognizes a gain or loss on the sale of real estate assets when the criteria for an asset to be derecognized are met, which include when (i) a contract exists and (ii) the buyer obtains control.

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Stock-Based Compensation

The Company expenses the fair value of share awards in accordance with the fair value recognition requirements of ASC Topic 718 Compensation-Stock Compensation. ASC Topic 718 requires companies to measure the cost of the recipient services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. The cost of the share award is expensed over the requisite service period (usually the vesting period).

Distribution Policy

The Company expects to authorize and declare regular cash distributions to its stockholders to qualify and maintain its REIT status. Distributions to stockholders will be determined by the Company’s board of directors (the “Board”) and will be dependent upon a number of factors, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT, and other considerations as the Board may deem relevant. Distributions are recorded as a reduction of stockholders’ equity in the period in which they are declared.

Dividends may be funded from a variety of sources. In particular, the Company expects that, initially, dividends may exceed net income under GAAP because of non-cash expenses, mainly depreciation and amortization expense, which are included in net income. To the extent that funds available for distribution are less than the amount required to be distributed to stockholders to satisfy the requirements to qualify as a REIT, the Company may consider various means to cover any such shortfall, including borrowing under loans, selling certain assets or using a portion of the net proceeds from future offerings of equity, equity-related securities or debt securities or declaring taxable share dividends. In addition, the Company’s charter allows the issuance of preferred equity shares that could have a preference on dividends, and if the Company does, the dividend preference on the preferred equity could limit the ability to pay dividends to the holders of our common stock.

Reportable Segment

The Company owns and operates residential investments that generate rental and other property-related income through the leasing of units to a diverse base of tenants. The Company evaluates operating performance on an individual property investment level and based on the investments’ similar economic characteristics. The Company’s primary financial measure for operating performance is net operating income (“NOI”) as it measures the core operations of property performance by excluding corporate level expenses and those other items not related to property operating performance. The Company views its residential real estate assets as one reportable segment, and, accordingly, aggregates its properties into one reportable segment.

Lessor Accounting

The Company’s current portfolio generates rental revenue by leasing residential units. As lease revenues for residential units fall under the scope of ASC Topic 842, such lease revenues are classified as operating leases with straight-line recognition over the terms of the relevant lease agreement and inclusion within rental revenue. Resident leases are generally for one-year or month-to-month terms and are renewable by mutual agreement between the Company and the resident. Non-lease components of the Company’s leases are combined with the related lease component and accounted for as a single lease component under ASC Topic 842. The balances of net real estate investments and related depreciation on the Company’s combined consolidated financial statements relate to assets for which the Company is the lessor.

Lessee Accounting

The Company determines whether an arrangement is a lease at inception. The Company determined that its lessee operating lease commitments have no material impact on its combined consolidated financial statements with the adoption of ASC Topic 842. The Company will continue to assess any modification of existing lease agreements and execution of any new lease agreements for the potential requirement of recording a right-of-use asset or liability in the future.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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New Accounting Pronouncements

In January 2021, the FASB issued Accounting Standards Update (“ASU”) No. 2021-01 “Reference Rate Reform (Topic 848)” (“ASU 2021-01”). The amendments in ASU 2021-01 were effective immediately and permit entities to elect certain optional expedients in connection with reference rate reform activities and their impact on debt, contract modifications and derivative instruments as it is expected the global market will transition from LIBOR and other interbank offered rates to alternative reference rates. The initial sunset date for election of the amendments in ASU 2021-01 was December 31, 2022, though with the issuance by FASB of ASU 2022-06 “Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848”, the amendments in ASU 2021-01 can be elected over time as reference rate reform activities occur through December 31, 2024. The Company has not elected the optional expedients, though it continues to evaluate the impact of the guidance and may apply elections as applicable as changes in the market occur.

Current Expected Credit Losses

The Company estimates provision for credit losses on its loans (notes receivable) and preferred equity investments under CECL. This method is based on expected credit losses for the life of the investment as of each balance sheet date. The method for calculating the estimate of expected credit loss considers historical experience and current conditions for similar loans and reasonable and supportable forecasts about the future.

The Company estimates its provision for credit losses using a collective (pool) approach for investments with similar risk characteristics, such as collateral and duration of investment. In measuring the CECL provision for investments that share similar characteristics, the Company applies a default rate to the investments for the remaining loan or preferred equity investment hold period. As the Company does not have a significant historical population of loss data on its loan and preferred equity investments, the Company’s default rate utilized for CECL is based on an external historical loss rate for commercial real estate loans.

In addition to analyzing investments as a pool, the Company performs an individual investment assessment of expected credit losses. If it is determined that the borrower is experiencing financial difficulty, or a foreclosure is probable, or the Company expects repayment through the sale of the collateral, the Company calculates expected credit losses based on the value of the underlying collateral as of the reporting date. During this review process, if the Company determines that it is probable that it will not be able to collect all amounts due for both principal and interest according to the contractual terms of an investment, that loan or preferred equity investment is not considered fully recoverable and a provision for credit loss is recorded.

In estimating the value of the underlying collateral when determining if a loan or preferred equity investment is fully recoverable, the Company evaluates estimated future cash flows to be generated from the collateral underlying the investment. The inputs and assumptions utilized to estimate the future cash flows of the underlying collateral are based upon the Company’s evaluation of the operating results, economy, market trends, and other factors, including judgments regarding costs to complete any construction activities, lease-up and occupancy rates, rental rates, and capitalization rates utilized to estimate the projected cash flows at the disposition. The Company may also obtain a third-party valuation which may value the collateral through an “as-is” or “stabilized value” methodology. If upon completion of the valuation the fair value of the underlying collateral securing the investment is less than the net carrying value, the Company records a provision for credit loss on that loan or preferred equity investment. As the investment no longer displays the characteristics that are similar to those of the pool of loans or preferred equity investments, the investment is removed from the CECL collective (pool) analysis described above.

Note 3 – Discontinued Operations

During 2021, the Company sold six multifamily consolidated operating investments as follows: ARIUM Grandewood, James at South First, Marquis at The Cascades, Plantation Park, Park & Kingston and The District at Scottsdale. The Company did not sell any consolidated operating investments in 2022.

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We have concluded that these multifamily apartment community sales are discontinued operations as the asset group represents a component of an entity, the component met the criteria of held for sale in 2021, and the disposals represented a strategic shift in our business from multifamily apartment communities to single-family residential units. As a result, certain items were reclassified as part of discontinued operations for comparative purposes. The amounts in the statement of operations that are included in discontinued operations at December 31, 2022 and 2021 are summarized in the following table (amounts in thousands):

	2022	2021
Total Revenues	$—	$8,875

Expenses
Property operating	(53)	3,423
Property management and asset management fees	—	213
Weather-related losses, net	—	87
Depreciation and amortization	—	2,692
Interest expense, net	—	2,120
Total expenses	(53)	8,535
Income on operations of rental property	53	340
Loss on extinguishment of debt	—	(6,172)
Gain on sale of real estate assets	258	116,690
Income from discontinued operations	$311	$110,858

The amounts in the statement of cash flows that are included in discontinued operations at December 31, 2021 are summarized in the following table (amounts in thousands). No amounts are included in the statement of cash flows at December 31, 2022.

2021
Depreciation and amortization	$2,929
Capital expenditures	714

Note 4 – Sale of Real Estate Assets

Sale of ARIUM Grandewood

On January 28, 2021, the Company closed on the sale of ARIUM Grandewood located in Orlando, Florida. The property was sold for approximately $65.3 million, subject to certain prorations and adjustments typical in such real estate transactions. After consideration of the $39.1 million senior mortgage and payment of closing costs and fees of $1.1 million, the sale of ARIUM Grandewood generated net proceeds of approximately $25.1 million and a gain on sale of approximately $27.7 million. The Company recorded debt modification costs of $0.1 million related to the collateral substitution transaction.

Sale of James at South First

On February 24, 2021, the Company closed on the sale of James at South First located in Austin, Texas. The property was sold for $50.0 million, subject to certain prorations and adjustments typical in such real estate transactions. After deduction for the payoff of existing mortgage indebtedness encumbering the property in the amount of $25.6 million, the payment of early extinguishment of debt costs of $2.5 million and payment of closing costs and fees of $0.5 million, the sale of the property generated net proceeds of approximately $21.1 million and a gain on sale of approximately $17.4 million. The Company’s pro rata share of the proceeds was approximately $18.1 million. The Company recorded a loss on extinguishment of debt of $2.6 million related to the sale.

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Sale of Marquis at The Cascades

On March 1, 2021, the Company closed on the sale of the Marquis at The Cascades properties, located in Tyler, Texas, pursuant to the terms and conditions of two separate purchase and sales agreements. The properties were sold for approximately $90.9 million, subject to certain prorations and adjustments typical in such real estate transactions. After deduction for the payoff of the existing mortgage indebtedness encumbering the properties in the amount of $53.6 million and payment of closing costs and fees of $0.3 million, the sale of the properties generated net proceeds of approximately $37.3 million and a gain on sale of approximately $23.7 million. The Company’s pro rata share of the proceeds was approximately $32.6 million. The Company recorded a loss on extinguishment of debt of $0.3 million related to the sale.

Sale of The Conley Interests

On March 18, 2021, The Conley, the underlying asset of an unconsolidated joint venture located in Leander, Texas, was sold. Upon the sale, the Company’s preferred equity investment was redeemed by the joint venture for $16.5 million, which included its original preferred investment of $15.2 million and accrued preferred return of $1.3 million.

Sale of Alexan Southside Place Interests

On March 25, 2021, Alexan Southside Place, the underlying asset of an unconsolidated joint venture located in Houston, Texas, was sold. The Company received $10.1 million of its preferred equity investment, which was net of the $15.9 million provision for credit loss recorded in the fourth quarter 2020.

Sale of Plantation Park

On April 26, 2021, the Company closed on the sale of Plantation Park located in Lake Jackson, Texas. The property was sold for $32.0 million, subject to certain prorations and adjustments typical in such real estate transactions. After deduction for assumption of the existing mortgage indebtedness encumbering the property in the amount of $26.6 million and payment of closing costs and fees of $0.4 million, a loss on the sale of $1.1 million was incurred. The sale of the property generated net proceeds of approximately $4.9 million, of which the Company’s pro rata share of the proceeds was approximately $2.7 million. The Company recorded a loss on extinguishment of debt of $0.2 million related to the sale.

Sale of Vickers Historic Roswell

On June 29, 2021, Vickers Historic Roswell, a property located in Roswell, Georgia, was sold. Upon the sale, the mezzanine loan provided by the Company was paid off in the amount of $12.9 million, which included principal repayment of $12.4 million and accrued interest of $0.5 million.

Sale of Park & Kingston

On July 7, 2021, the Company closed on the sale of Park & Kingston located in Charlotte, North Carolina. The property was sold for $44.9 million, subject to certain prorations and adjustments typical in such real estate transactions. After deduction for the payoff of the existing mortgage indebtedness encumbering the property in the amount of $19.6 million, the payment of early extinguishment of debt costs of $2.4 million and payment of closing costs and fees of $0.5 million, the sale of the property generated net proceeds of approximately $24.7 million and a gain on sale of approximately $19.4 million. The Company recorded a loss on extinguishment of debt of $2.6 million related to the sale.

Sale of The District at Scottsdale

On July 7, 2021, the Company closed on the sale of The District at Scottsdale located in Scottsdale, Arizona. The property was sold for $150.5 million, subject to certain prorations and adjustments typical in such real estate transactions. After deduction for the payoff of the existing mortgage indebtedness encumbering the property in the amount of $73.8 million, the payment of early extinguishment of debt costs of $0.4 million and payment of closing costs and fees of $0.4 million, the sale of the property generated net proceeds of approximately $74.8 million and a gain on sale of approximately $29.6 million. The Company’s pro rata share of the proceeds was approximately $69.5 million. The Company recorded a loss on extinguishment of debt of $0.4 million related to the sale.

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Sale of Mira Vista Interests

On September 23, 2021, Mira Vista, the underlying asset of an unconsolidated joint venture located in Austin, Texas, was sold. Upon the sale, the Company’s preferred equity investment was redeemed by the joint venture for $5.6 million, which included its original preferred investment of $5.3 million and accrued preferred return of $0.3 million.

Sale of Thornton Flats Interests

On December 14, 2021, Thornton Flats, the underlying asset of an unconsolidated joint venture located in Austin, Texas, was sold. Upon the sale, the Company’s preferred equity investment was redeemed by the joint venture for $5.5 million, which included its original preferred investment of $5.3 million and accrued preferred return of $0.2 million.

Sale of The Hartley at Blue Hill

On February 28, 2022, The Hartley at Blue Hill, a property located in Chapel Hill, North Carolina, was sold. The mezzanine loan provided by the Company was paid off for $34.4 million, which included principal repayment of $31.0 million and accrued interest of $3.4 million. On April 29, 2022, the senior loan provided by the Company, which was secured by a parcel of land adjacent to The Hartley at Blue Hill property, was paid off for $5.0 million.

Weatherford 185 Mezzanine Loan Repayment

On July 22, 2022, the outstanding balance of the Weatherford 185 mezzanine loan provided by the Company was paid off for $9.4 million, which included principal repayment of $9.3 million and accrued interest of $0.1 million.

Note 5 – Investments in Real Estate

As of December 31, 2022, the Company held seventeen real estate investments, consisting of ten consolidated operating investments and seven investments held through preferred equity investments. The following tables provide summary information regarding the Company’s consolidated operating investments and preferred equity investments.

Consolidated Operating Investments

		Number of	Average Year	Ownership
Name	Market	Units	Built	Interest
Ballast	AZ / CO / WA	84	1998	95%
Golden Pacific	IN / KS / MO	171	1976	97%
ILE	TX / SE US	482	1991	95%
Navigator Villas	Pasco, WA	176	2013	90%
Peak
JV 1 (1)	IN / MO	334	1997	60%
JV 2 (2)	Various / TX	608	1980	80%
JV 3, formerly DFW 189	Dallas-Fort Worth, TX	189	1962	56%
JV 4, formerly Savannah 319	Savannah, GA	66	2022	80%
Wayford at Concord	Concord, NC	150	2019	83%
Yauger Park Villas	Olympia, WA	80	2010	95%
Total Units		2,340

(1)	Peak JV 1 includes the portfolios formerly presented as Indy and Springfield.

(2)	Peak JV 2 includes the portfolios formerly presented as Axelrod, Granbury, Granbury 2.0, Lubbock, Lubbock 2.0, Lubbock 3.0, Lynnwood, Lynnwood 2.0, Springtown, Springtown 2.0, Texarkana and Texas Portfolio 183, of which all are in Texas.

Depreciation expense was $12.9 million and $3.6 million for the years ended December 31, 2022 and 2021, respectively.

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Intangibles related to the Company’s consolidated investments in real estate consist of the value of in-place leases. In-place leases are amortized over the remaining term of the in-place leases, which is approximately six months. Amortization expense related to the in-place leases was $2.7 million and $2.1 million for the years ended December 31, 2022 and 2021, respectively.

The Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases may have provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all the risks and benefits of ownership of the consolidated real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit. Amounts required as a security deposit vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not individually significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of their security deposit. Security deposits received in cash related to tenant leases are included within other accrued liabilities in the accompanying combined consolidated balance sheets and totaled $2.1 million and $1.5 million as of December 31, 2022 and 2021, respectively, for the Company’s consolidated real estate investments. No individual tenant represents over 10% of the Company’s annualized base rent for the consolidated real estate investments.

Preferred Equity Investments

			Actual /
		Actual /	Estimated	Actual / Estimated
		Planned	Initial	Construction
Lease-up Investment Name	Location / Market	Number of Units	Occupancy	Completion
The Woods at Forest Hill	Forest Hill, TX	76	4Q 2022	3Q 2023
Willow Park	Willow Park, TX	46	2Q 2022	3Q 2023
Total Lease-up Units		122

Development Investment Name
The Cottages at Myrtle Beach	Myrtle Beach, SC	294	2Q 2023	4Q 2023
The Cottages at Warner Robins	Warner Robins, GA	251	3Q 2023	4Q 2023
The Cottages of Port St. Lucie	Port St. Lucie, FL	286	2Q 2023	1Q 2024
Wayford at Innovation Park	Charlotte, NC	210	3Q 2023	3Q 2024
Total Development Units		1,041

Operating Investment Name		Number of Units
Peak Housing (1)	IN / MO / TX	474
Total Operating Units		474
Total Units		1,637

(1)	Peak Housing is a stabilized operating portfolio and consists of the Company’s preferred equity investments in a private single-family home REIT (refer to Note 8 for further information). Unit count excludes units presented in the consolidated operating investments table above.

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Note 6 – Acquisition of Real Estate

The following describes the Company’s significant acquisition activity and related new financing during the years ended December 31, 2022 and 2021 ($ in thousands):

			Number of	Ownership	Purchase
Name	Market	Month (1)	Units	Interest	Price	Debt
2021
Second Quarter
Yauger Park Villas	Olympia, WA	April	80	95%	$24,500	$15,077	(2)
Wayford at Concord	Concord, NC	June	150	83%	44,438	—	(3)
Third Quarter
Peak JV 1 (4)	IN / MO	August	334	60%	52,785	38,175	(5)
Peak JV 2 (6)	Various / TX	September	195	80%	26,150	18,305	(5)
Fourth Quarter
ILE	TX / SE US	October	279	95%	57,139	26,839	(7)
Peak JV 2 (6)	Various / TX	October	111	80%	16,393	11,493	(5)
Golden Pacific	KS / MO	November	7	97%	1,213	—	(3)
Peak JV 2 (6)	Various / TX	November	20	80%	2,448	1,714	(5)
Peak JV 2 (6)	Various / TX	December	248	80%	35,354	24,748	(5)
Peak JV 3, formerly DFW 189	Dallas-Fort Worth, TX	December	189	56%	27,670	19,950	(8)

2022
First Quarter
Peak JV 2 (6)	Various / TX	March	34	80%	7,650	5,355	(5)
Peak JV 4, formerly Savannah 319	Savannah, GA	March	19	80%	4,465	—	(3)
Golden Pacific	IN / KS / MO	Various	62	97%	11,774	—	(3)
ILE	TX / SE US	Various	31	95%	7,011	9,974	(7)
Second Quarter
Ballast	AZ / CO / WA	Various	65	95%	26,100	—	(3)
Golden Pacific	IN / KS / MO	Various	66	97%	13,966	—	(3)
ILE	TX / SE US	Various	108	95%	27,804	8,802	(7)
Peak JV 4	Savannah, GA	Various	20	80%	4,767	—	(3)
Third Quarter
Ballast	AZ / CO / WA	Various	19	95%	6,233	—	(3)
Golden Pacific	IN / KS / MO	Various	35	97%	7,859	—	(3)
ILE	TX / SE US	Various	64	95%	16,711	10,193	(7)
Peak JV 4	Savannah, GA	Various	14	80%	3,394	—	(3)
Fourth Quarter
Golden Pacific	IN / KS / MO	October	1	97%	155	—	(3)
Peak JV 4	Savannah, GA	Various	13	80%	3,151	—	(3)

(1)	For those months where “Various”is listed, the Company, on various dates throughout that specified quarter, acquired additional units that were added to the respective existing portfolios. For Ballast, the units acquired in the second quarter 2022 were the first acquisitions by the Company for the portfolio.

(2)	Mortgage balance includes a $10.5 million senior loan assumption and a $4.6 million supplemental loan assumption secured by the Yauger Park Villas property.

(3)	Purchase price was funded in full by the Company and its unaffiliated joint venture partner upon acquisition.

(4)	Peak JV 1 includes the portfolios formerly presented as Indy and Springfield.

(5)	As part of the acquisition, the Company provided a mortgage or mezzanine loan to the consolidated portfolio owner in the full amount shown. During 2022, these loans were converted into common equity interests. Refer to the Peak Housing disclosure in Note 7 for further information.

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(6)	Peak JV 2 includes the portfolios formerly presented as Axelrod, Granbury, Granbury 2.0, Lubbock, Lubbock 2.0, Lubbock 3.0, Lynnwood, Lynnwood 2.0, Springtown, Springtown 2.0, Texarkana and Texas Portfolio 183, of which all are in Texas. The amounts presented reflect the aggregate of the portfolios acquired during the period specified.

(7)	As there are four separate credit agreements under which the ILE portfolio acquisitions are financed, the debt amount represents the aggregate debt held through one or more of these credit agreements. Refer to Note 9 and Note 10 for further information.

(8)	As part of the acquisition, the Company provided a mezzanine loan to the consolidated portfolio owner in the full amount shown. The loan is eliminated in the Company’s combined consolidated financial statements. Refer to the Peak Housing disclosure in Note 7 for further information.

Purchase Price Allocation

The real estate acquisitions above have been accounted for as asset acquisitions. The purchase prices were allocated to the acquired assets based on their estimated fair values at the dates of acquisition.

The following table summarizes the assets acquired at the acquisition date for acquisitions made during the year ended December 31, 2022 (amounts in thousands):

Purchase Price
Allocation
Land	$27,366
Building	119,408
Building improvements	680
Furniture and fixtures	166
In-place leases	193
Total assets acquired	$147,813

Note 7 – Notes and Interest Receivable

At December 31, 2022 and December 31, 2021, the Company had zero and $38.9 million, respectively, in notes and accrued interest receivable due from its loan investments. The $38.9 million receivable due at December 31, 2021 represents the Company’s loan investments in The Hartley at Blue Hill and is net of a provision for credit loss of $0.06 million.

Credit Losses

The provision for and recovery of credit losses of the Company’s loan investments at December 31, 2022 and December 31, 2021 are summarized in the table below (amounts in thousands):

	2022	2021
Beginning balances, net as of January 1, 2022 and 2021, respectively	$59	$82
Recovery of credit losses on pool of assets, net (1)	(59)	(23)
Provision for credit losses, end of period	$—	$59

(1)	Under CECL, a provision for, or recovery of, credit losses for similar assets is calculated based on a historical default rate applied to the remaining life of the assets. The recovery of credit losses during the year ended December 31, 2022 was a result of the sale of The Hartley at Blue Hill.

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Following is a summary of the interest income from loan investments for the years ended December 31, 2022 and 2021 (amounts in thousands):

Property	2022	2021
Corpus (1)	$—	$219
Jolin (1)	—	84
The Hartley at Blue Hill (2)	784	4,149
Vickers Historic Roswell (3)	—	903
Weatherford 185 (4)	501	—
Total	$1,285	$5,355

(1)	In the third quarter 2021, the Company provided bridge loans to both Corpus and Jolin. In December 2021, the Company recapitalized both Corpus and Jolin and received a full payoff of each loan. As part of the recapitalization, both Corpus and Jolin, along with two portfolios of units previously owned by the Company’s joint venture partner, were combined into Peak JV 2.

(2)	In the first quarter 2022, The Hartley at Blue Hill property was sold and the mezzanine loan provided by the Company was paid off in full. The Hartley at Blue Hill senior loan provided by the Company was paid off in full in the second quarter 2022.

(3)	In the second quarter 2021, the Vickers Historic Roswell property was sold. The mezzanine loan provided by the Company was paid off in full upon the sale.

(4)	On July 22, 2022, the Weatherford 185 mezzanine loan provided by the Company was paid off in full. Refer to the disclosure below for further information.

Corpus and Jolin Bridge Loan Financing

On July 9, 2021, the Company provided a $6.8 million bridge loan to the operating partnership of Peak Housing REIT (the “Peak REIT OP”), an unaffiliated private single-family home REIT, for Corpus, an 81-unit, stabilized portfolio of single-family residential units located in the Corpus Christi, Texas market. On August 6, 2021, the Company provided a $3.1 million bridge loan to the Peak REIT OP for Jolin, a 24-unit, stabilized portfolio of single-family residential units located in the Weatherford, Texas market. Both the Corpus and Jolin bridge loans bore interest at a fixed rate of 7.0% with regular monthly payments that were interest-only. At the time each bridge loan was provided, the Company also made a preferred equity investment in the Peak REIT OP for Corpus and Jolin on which the Company earned a 10.0% per annum return on its investments.

On December 22, 2021, the Company and Peak REIT OP entered into an agreement to recapitalize the Corpus and Jolin portfolios. As part of the recapitalization, both Corpus and Jolin, along with two portfolios of units previously owned solely by Peak REIT OP, were combined into one portfolio which was contributed to Peak JV 2, an existing joint venture between the Company and the Peak REIT OP. In addition, the Company, through a contribution to Peak JV 2, made a common equity investment in this portfolio and provided a mezzanine loan of $19.8 million to the portfolio owner. The Company received full payoffs, including any accrued but unpaid interest, of both the Corpus and Jolin bridge loans from the Peak REIT OP. Additionally, the Company’s original preferred equity investments in the Peak REIT OP for Corpus and Jolin were amended to reduce the preferred return rate from 10.0% to 8.0% per annum. Refer to the Peak Housing Financing disclosure below for further information regarding the mezzanine loan. Refer to the Peak Housing Interests disclosure in Note 8 for further information about the Company’s preferred equity investments in the Peak REIT OP.

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Peak Housing Financing

During 2021, the Company made a preferred equity investment in the operating partnership of Peak REIT OP, and in addition, made common equity investments, through joint ventures with Peak REIT OP, in fourteen portfolios of single-family residential units as follows: two portfolios through Peak JV 1, eleven portfolios through Peak JV 2, and one portfolio through Peak JV 3. These fourteen portfolios are part of Peak Housing (refer to Note 8 for further information about the Company’s preferred equity investment therein). During 2022, the Company made common equity investments, through joint ventures with Peak REIT OP, in two portfolios of single-family residential units as follows: one portfolio through Peak JV 2 and one portfolio through Peak JV 4. In addition to its common and/or preferred equity investments, the Company, through wholly-owned lender-entities, provided the full mortgage or mezzanine loan to each of the fifteen respective portfolio owners within Peak JV 1, JV 2 and JV 3. These portfolio owners are owned by joint ventures in which the Company has its common equity investments along with Peak REIT OP. To determine if consolidation of the joint ventures was appropriate, the Company evaluated the basis of consolidation under ASC 810: Consolidation using the voting interest equity method as it had determined that the joint ventures were not variable interest entities. As the Company has controlling voting interests and substantive participating rights of the joint ventures under the operating agreements, the Company determined that consolidation of the joint ventures was appropriate. As the entities through which the Company provided the loans (the lender-entities) and the entities to which the loans were provided (the property owners) consolidate into the Company’s financial statements, the loan receivable balances and the loan payable balances are eliminated through consolidation and therefore are not reflected in the Company’s combined consolidated balance sheets. In addition, the Company’s pro rata share of each loan’s interest expense incurred through the portfolio owner partially offsets, through consolidation, the Company’s interest income for each loan recognized at the wholly-owned lender-entity. The remaining interest income, which is attributable to interest incurred by Peak REIT OP as the noncontrolling interest in each portfolio, is reflected in net income (loss) attributable to common stockholders in the Company’s combined consolidated statements of operations. Through its impact on the net operations of the portfolio, Peak REIT OP’s pro rata share of each loan’s interest expense is reflected in net income (loss) attributable to partially owned noncontrolling interests in the Company’s combined consolidated statements of operations.

On April 1, 2022, the mortgage or mezzanine loans provided by the Company to the twelve respective portfolio owners in Peak JV 2 were converted into a total of $66.2 million of common equity interests, which included the full principal loan balances in the aggregate amount of $61.6 million and an aggregate amount of $4.6 million representing the minimum interest associated with the respective loans.

On May 10, 2022, the mortgage loans provided by the Company to the two respective portfolio owners in Peak JV 1 were converted into a total of $39.2 million of common equity interests, which included the full principal loan balances in the aggregate amount of $38.2 million and an aggregate amount of $1.0 million representing the minimum interest associated with the respective loans. As of December 31, 2022, one mezzanine loan remains outstanding that has been provided by the Company to the portfolio owner in Peak JV 3.

The Hartley at Blue Hill Loan Financing

The Company provided a $31.0 million mezzanine loan (the “Hartley Mezz Loan”) to BR Chapel Hill JV, LLC (“BR Chapel Hill JV”), which owns a 100% interest in BR Chapel Hill, LLC (“BR Chapel Hill”) and is a joint venture with common interests held by Bluerock Special Opportunity + Income Fund, LLC, Bluerock Special Opportunity + Income Fund II, LLC (“Fund II”), and BR Chapel Hill Investment, LLC, all managed by affiliates of BRG Manager, LLC (the “former Manager”). The Hartley Mezz Loan was to mature on March 31, 2024 or earlier upon the occurrence of certain events, including the date of sale or transfer or property, and could be prepaid without penalty. The Hartley Mezz Loan bore interest at a current rate of 5.25% and an accrued rate of 6.5% for a total interest rate of 11.75% per annum.

In conjunction with the Hartley Mezz Loan, the Company provided a $5.0 million senior loan to BR Chapel Hill. The senior loan was secured by BR Chapel Hill’s fee simple interest in The Hartley at Blue Hill property. The senior loan was to mature on March 31, 2024 and could be prepaid without penalty. The senior loan bore interest at a fixed rate of 10.0% per annum with regular monthly payments that were interest-only during the initial term.

On February 28, 2022, The Hartley at Blue Hill property was sold and the Hartley Mezz Loan was paid off for $34.4 million, which included principal repayment of $31.0 million and accrued interest of $3.4 million. In April 2022, the senior loan of $5.0 million was paid off in full.

Vickers Historic Roswell Mezzanine Loan Financing

The Company provided a $12.4 million mezzanine loan (the “Vickers Mezz Loan”) to BR Vickers Roswell JV Member, LLC (the “Vickers JV Member”), an affiliate of the former Manager. The Vickers Mezz Loan was secured by Vickers JV Member’s approximate 80% interest in a joint venture along with Bluerock Special Opportunity + Income Fund III, LLC (“Fund III”), an affiliate of the former Manager, and an unaffiliated third party, which developed a 79-unit Class A apartment community located in Roswell, Georgia known as Vickers Historic Roswell. The Vickers Mezz Loan was to mature on February 26, 2022 or earlier upon the occurrence of certain events, including the date of sale or transfer of the property. The Vickers Mezz Loan bore interest at a fixed rate of 15.0% with regular monthly payments that were interest-only and could be prepaid without penalty.

On June 29, 2021, the Vickers Historic Roswell property was sold and the Vickers Mezz Loan was paid off for $12.9 million, which included principal repayment of $12.4 million and accrued interest of $0.5 million.

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Weatherford 185 Mezzanine Loan Financing

On February 15, 2022, the Company provided a $9.6 million mezzanine loan to an unaffiliated third party to purchase land in Weatherford, Texas for the development of approximately 185-build for rent, single-family residential units. The loan bore interest at a fixed rate of 12% per annum with interest-only payments during the term of the loan. The loan was to initially mature on May 16, 2022 and contained three (3) thirty-day extension options, of which the borrower exercised all three options, extending the maturity date to August 14, 2022. At the time of each such extension, the borrower was required to make a payment to the Company of $0.1 million toward the unpaid principal amount of the loan. The loan could be prepaid without penalty.

On July 22, 2022, the outstanding balance of the Weatherford 185 mezzanine loan provided by the Company was paid off for $9.4 million, which included principal repayment of $9.3 million and accrued interest of $0.1 million.

Note 8 – Preferred Equity Investments in Unconsolidated Real Estate Joint Ventures

The carrying amount of the Company’s preferred equity investments in unconsolidated real estate joint ventures as of December 31, 2022 and 2021 is summarized in the table below (amounts in thousands):

Property	2022	2021
Peak Housing	$20,318	$20,318
The Cottages at Myrtle Beach	17,913	9,034
The Cottages at Warner Robins	13,250	—
The Cottages of Port St. Lucie	18,785	7,260
The Woods at Forest Hill	3,300	442
Wayford at Innovation Park	10,205	—
Willow Park	2,540	2,540
Total	$86,311	$39,594
Provision for credit losses	(22)	(73)
Total, net	$86,289	$39,521

Credit Losses

The provision for and recovery of credit losses of the Company’s preferred equity investments at December 31, 2022 and December 31, 2021 are summarized in the table below (amounts in thousands):

	2022	2021
Beginning balances, net as of January 1, 2022 and 2021, respectively	$73	$16,009
Recovery of credit losses on pool of assets, net (1)	(51)	(6)
Recovery of credit loss – Alexan Southside Place (2)	—	(15,930)
Provision for credit losses, net, end of period	$22	$73

Recovery of credit loss – Alexan Southside Place	$(292)	$—

(1)	Under CECL, a provision for, or recovery of, credit losses for similar assets is calculated based on a historical default rate applied to the remaining life of the assets. The recovery of credit losses during the year ended December 31, 2022 was primarily attributable to a decrease in the trailing twelve-month historical default rate.

(2)	In the first quarter 2021, Alexan Southside Place, the property underlying the Company’s preferred equity investment, was sold. Refer to the disclosure below for further information.

As of December 31, 2022, the Company, through wholly-owned subsidiaries of the Operating Partnership, had outstanding equity investments in seven joint ventures. These seven equity investments are preferred equity investments that are classified as held to maturity debt securities as the Company has the intention and ability to hold the investments to maturity. The Company earns a fixed return on these investments, which is included within preferred returns on unconsolidated real estate joint ventures in its combined consolidated statements of operations. Each joint venture’s purpose is to develop or operate a portfolio of residential units.

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The preferred returns on the Company’s unconsolidated real estate joint ventures for the years ended December 31, 2022 and 2021 is summarized below (amounts in thousands):

Property	2022	2021
Mira Vista (1)	$—	$391
Peak Housing	1,887	1,030
The Conley (1)	—	405
The Cottages at Myrtle Beach	2,288	300
The Cottages at Warner Robins	1,151	—
The Cottages of Port St. Lucie	2,186	227
The Woods at Forest Hill	274	2
Thornton Flats (1)	—	420
Wayford at Concord (2)	—	364
Wayford at Innovation Park	469	—
Willow Park	333	51
Total preferred returns on unconsolidated joint ventures	$8,588	$3,190

(1)	The Company’s preferred equity investment was redeemed in 2021.

(2)	On June 4, 2021, the Company purchased the Wayford at Concord property from its unaffiliated joint venture partner, and as part of the transaction, its preferred equity investment was redeemed.

The occupancy percentages of the Company’s unconsolidated real estate joint ventures at December 31, 2022 and 2021 are as follows:

Property	2022	2021
Peak Housing	95.4%	92.8%
The Cottages at Myrtle Beach	(1)	(2)
The Cottages at Warner Robins	(1)	(2)
The Cottages of Port St. Lucie	(1)	(2)
The Woods at Forest Hill (3)	1.3%	(2)
Wayford at Innovation Park	(1)	(2)
Willow Park (4)	30.4%	(2)

(1)	The development had not commenced lease-up as of December 31, 2022.

(2)	The development had not commenced lease-up as of December 31, 2021.

(3)	The Woods at Forest Hill commenced lease-up in October 2022.

(4)	Willow Park commenced lease-up in late June 2022.

Alexan Southside Place Interests

The Company made a $24.9 million preferred equity investment in a joint venture along with Fund II and Fund III (together, the “Funds”), affiliates of the former Manager, and an unaffiliated third party (the “Alexan Southside JV”), which developed a 270-unit Class A apartment community upon a tract of land under an 85-year ground lease located in Houston, Texas, known as Alexan Southside Place. In 2021, the Company earned a preferred return of 3.5% per annum. The Alexan Southside JV was required to redeem the Company’s preferred membership interest plus any accrued but unpaid return on November 9, 2022 or earlier upon the occurrence of certain events.

On March 25, 2021, the Company’s preferred equity investment in Alexan Southside Place was redeemed by the Alexan Southside JV for $10.1 million, which was net of the $15.9 million provision for credit loss (refer to below) the Company recorded in the fourth quarter 2020.

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Alexan Southside Place Provision for Credit Loss

Consistent with the overall Houston – Medical Center submarket, Alexan Southside Place lost significant value because of the onset of the COVID-19 pandemic given the pandemic’s impact on demand within the submarket. At the time in the fourth quarter 2020, it was expected that the overall submarket would rebound over the next twenty-four to thirty-six months, though it was more likely than not that the joint venture would sell before recovery. As a result of this change in the submarket and the impact on the underlying operations of the Alexan Southside Place preferred equity investment, and the likelihood that the joint venture would sell before recovery (which it did sell in March 2021 as disclosed above), the risk characteristics of the investment, such as investment duration, had changed; the investment was removed from the pool analysis for credit losses under CECL and the investment was evaluated separately through an individual investment recoverability analysis. This separate analysis deemed the investment was not fully recoverable, and as a result, a $15.9 million provision for credit loss was recorded in the fourth quarter 2020. The credit loss on this asset was a result of writing down the Company’s investment to equal its estimated value. The estimated value was based on a letter of intent to purchase the property from an unrelated third party which was received by the joint venture. Refer to Note 2 for further information regarding CECL.

Mira Vista Interests

In September 2019, the Company made a $5.3 million preferred equity investment in a joint venture (the “Mira Vista JV”) with an unaffiliated third party for a stabilized property in Austin, Texas known as Mira Vista. The Company earned a 7.0% current return and a 3.1 % accrued return, for a total preferred return of 10.1% per annum. The Mira Vista JV was required to redeem the Company’s preferred membership interest plus any accrued but unpaid preferred return on January 1, 2030 or earlier upon the occurrence of certain events.

On September 23, 2021, the Company’s preferred equity investment in Mira Vista was redeemed by the Mira Vista JV for $5.6 million, which included its original preferred investment of $5.3 million and accrued preferred return of $0.3 million.

Peak Housing Interests

On April 12, 2021, the Company made a $10.7 million preferred equity investment in the Peak REIT OP for a portfolio of 474 single-family residential units located throughout Texas. During the third and fourth quarters 2021, the Company made additional preferred equity investments totaling $9.6 million in the Peak REIT OP which is cross-collateralized by an additional fourteen portfolios representing an aggregate of 1,097 single-family residential units.

Of the Company’s total $20.3 million preferred equity investment in the Peak REIT OP, the Company earns a 7.0% current return and a 3.0% accrued return on $16.0 million of its investment, for a total preferred return of 10.0% per annum. On its remaining $4.3 million investment, the Company earns a 4.0% current return and a 4.0% accrued return, for a total preferred return of 8.0% per annum. The current returns shall be paid monthly to the extent the property generates cash flow in excess of operating costs, and any amount of the current returns not paid monthly shall be accrued at a rate of 15% per annum. The units in Peak Housing are subject to individual mortgage debt in the aggregate amount of $86.9 million. The Peak REIT OP is required to redeem the Company’s preferred equity interest plus any accrued preferred return in each property, on a pro rata basis, on the earlier date of: (i) the third anniversary on which the Company made its preferred equity investment, with the option for two (2) one-year extensions, subject to certain conditions, (ii) the sale of a property, (iii) the refinancing of the loan related to a property, or (iv) the maturity date of a property loan.

The Conley Interests

In October 2018, the Company made a $15.2 million preferred equity investment in a joint venture (the “The Conley JV”) with an unaffiliated third party which developed a 259-unit Class A apartment community located in Leander, Texas known as The Conley. The Company earned an 8.5% current return and a 4.0% accrued return for a total preferred return of 12.5% per annum. The Conley JV was required to redeem the Company’s preferred membership interest plus any accrued but unpaid preferred return on October 29, 2023 or earlier upon the occurrence of certain events.

On March 18, 2021, the Company’s preferred equity investment in The Conley was redeemed by The Conley JV for $16.5 million, which included its original preferred investment of $15.2 million and accrued preferred return of $1.3 million.

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The Cottages at Myrtle Beach Interests

On September 9, 2021, the Company entered into a joint venture agreement with an unaffiliated third party (the “Cottages MB JV”) to develop approximately 294-build for rent, single-family residential units in Myrtle Beach, South Carolina. The Company made a commitment to invest $17.9 million of preferred equity interests in the Cottages MB JV, all of which had been funded as of December 31, 2022. The Company will earn a 14.5% per annum accrued return on outstanding capital contributions with payments to be remitted when the properties generate cash flow in excess of operating costs and/or there are available net proceeds from financing, refinancing or sale of properties. The Cottages MB JV is required to redeem the Company’s preferred equity interests plus any accrued preferred return on the date the construction loan (refer to below) is due and payable or earlier upon the occurrence of certain events.

In conjunction with The Cottages at Myrtle Beach investment, The Cottages at Myrtle Beach property owner, which is owned by an entity in which the Company has a preferred equity interest, entered into a $40.2 million construction loan, of which $19.9 million was outstanding as of December 31, 2022. The loan matures on March 9, 2025 and is secured by the fee simple interest in The Cottages at Myrtle Beach property. The loan contains two (2) one-year extension options, subject to certain conditions, and can be prepaid without penalty. The loan bears interest on the amount drawn at the greater of 3.10% or one-month LIBOR plus 2.60% with interest-only monthly payments through the initial term of the loan.

The Cottages at Warner Robins Interests

On December 8, 2021, the Company entered into a joint venture agreement with an unaffiliated third party (the “Cottages WR JV”) to develop approximately 251-build for rent, single-family residential units in Warner Robins, Georgia. The Company made a commitment to invest $13.3 million of preferred equity interests in the Cottages WR JV, all of which had been funded as of December 31, 2022. The Company will earn a 14.5% per annum accrued return on outstanding capital contributions with payments to be remitted when the properties generate cash flow in excess of operating costs and/or there are available net proceeds from financing, refinancing or sale of properties. The Cottages WR JV is required to redeem the Company’s preferred equity interests plus any accrued preferred return on the date the construction loan (refer to below) is due and payable or earlier upon the occurrence of certain events.

In conjunction with The Cottages at Warner Robins investment, The Cottages at Warner Robins property owner, which is owned by an entity in which the Company has a preferred equity interest, entered into a $34.5 million construction loan, of which $18.1 million was outstanding as of December 31, 2022. The loan matures on April 5, 2025 and is secured by the fee simple interest in The Cottages at Warner Robins property. The loan contains an extension option to December 5, 2026, subject to certain conditions, and can be prepaid without penalty. The loan bears interest on the amount drawn at one-month Term SOFR plus 3.10% with interest-only monthly payments through the initial term of the loan.

The Cottages of Port St. Lucie Interests

On August 26, 2021, the Company entered into a joint venture agreement with an unaffiliated third party (the “Cottages St. Lucie JV”) to develop approximately 286-build for rent, single-family residential units in Port St. Lucie, Florida. The Company made a commitment to invest $18.8 million of preferred equity interests in the Cottages St. Lucie JV, all of which had been funded as of December 31, 2022. The Company will earn a 14.5% per annum accrued return on outstanding capital contributions with payments to be remitted when the properties generate cash flow in excess of operating costs and/or there are available net proceeds from financing, refinancing or sale of properties. The Cottages St. Lucie JV is required to redeem the Company’s preferred equity interests plus any accrued preferred return on the date the construction loan (refer to below) is due and payable or earlier upon the occurrence of certain events.

In conjunction with The Cottages of Port St. Lucie investment, The Cottages of Port St. Lucie property owner, which is owned by an entity in which the Company has a preferred equity interest, entered into a $45.2 million construction loan, of which $14.4 million was outstanding as of December 31, 2022. The loan matures on August 26, 2024 and is secured by the fee simple interest in The Cottages of Port St. Lucie property. The loan contains two (2) one-year extension options, subject to certain conditions, and can be prepaid without penalty. The loan bears interest on the amount drawn at the greater of 3.50% or one-month LIBOR plus 2.75% with interest-only monthly payments through the initial term of the loan.

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The Woods at Forest Hill Interests

On December 20, 2021, the Company entered into a joint venture agreement with Peak REIT OP (the “Woods JV”) to develop approximately 76-build for rent, single-family residential units in Forest Hill, Texas. The Company made a commitment to invest $3.3 million of preferred equity interests in the Woods JV, all of which had been funded as of December 31, 2022. The Company will earn a 13% per annum accrued return on outstanding capital contributions with payments to be remitted when the properties generate cash flow in excess of operating costs and/or there are available net proceeds from financing, refinancing or sale of properties. The Woods JV is required to redeem the Company’s preferred equity interests plus any accrued preferred return on the date the construction loan (refer to below) is due and payable or earlier upon the occurrence of certain events.

In conjunction with The Woods at Forest Hill development, The Woods at Forest Hill property owner, which is owned by an entity in which the Company has a preferred equity interest, entered into an $8.3 million construction loan, of which $7.9 million was outstanding as of December 31, 2022. The loan matures on December 20, 2024 and is secured by the fee simple interest in The Woods at Forest Hill property. The loan contains two (2) one-year extension options, subject to certain conditions, and can be prepaid subject to a make whole premium. The loan bears interest on the amount drawn at the greater of 4.75% or the prime rate plus 1.50% with interest-only monthly payments through July 2024 and future monthly payments based on twenty-five-year amortization.

Thornton Flats Interests

In September 2019, the Company made a $4.6 million preferred equity investment in a joint venture (the “Thornton JV”) with an unaffiliated third party for a stabilized property in Austin, Texas known as Thornton Flats. The Company earned an 8.0% current return and a 1.0% accrued return for a total preferred return of 9.0% per annum. On August 26, 2021, the Company, in accordance with terms as set forth in the Thornton Flats operating agreement, funded an additional $0.8 million of preferred equity interests in the Thornton JV, increasing the Company’s total preferred equity investment in the Thornton JV to $5.3 million. The Thornton JV was required to redeem the Company’s preferred membership interest plus any accrued but unpaid preferred return on September 25, 2024 or earlier upon the occurrence of certain events.

On December 14, 2021, the Company’s preferred equity investment in Thornton Flats was redeemed by the Thornton JV for $5.5 million, which included its original preferred investment of $5.3 million and accrued preferred return of $0.2 million.

Wayford at Concord Interests

The Company made a $6.5 million preferred equity investment in a joint venture (the “Wayford JV”) with an unaffiliated third party which developed 150-build for rent, single-family residential units in Concord, North Carolina known as Wayford at Concord. The Company earned a 9.0% current return and a 4.0% accrued return for a total preferred return of 13.0% per annum. The Wayford JV was required to redeem the Company’s preferred membership interest plus any accrued but unpaid preferred return on November 9, 2023 or earlier upon the occurrence of certain events.

On June 4, 2021, the Company, along with an unaffiliated third party, purchased the interests in the Wayford at Concord property, the underlying asset of the Wayford JV, from the Company’s Wayford JV partner for $44.4 million. The Company acquired an 83% interest in Wayford at Concord. In conjunction with the sale, the Company’s preferred equity investment was redeemed by the Wayford JV for $7.0 million, which included its original preferred investment of $6.5 million and accrued preferred return of $0.5 million. Upon the redemption of its preferred investment and the purchase of Wayford at Concord, the Company began consolidating the property’s statement of operations and balance sheet.

Wayford at Innovation Park Interests

On June 17, 2021, the Company entered into a joint venture agreement with an unaffiliated third party (the “Wayford IP JV”) to develop approximately 210-build for rent, single-family residential units in Charlotte, North Carolina to be known as Wayford at Innovation Park. The Company made a commitment to invest $13.4 million of preferred equity interests in the Wayford IP JV, of which $10.2 million had been funded as of December 31, 2022. The Company will earn a 12.5% per annum accrued return on outstanding capital contributions with payments to be remitted when the property generates cash flow in excess of operating costs and/or there are available net proceeds from financing, refinancing or sale of the property. The Wayford IP JV is required to redeem the Company’s preferred equity interest plus any accrued preferred return on June 17, 2026 or earlier upon the occurrence of certain events.

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In conjunction with the Wayford at Innovation Park development, the Wayford at Innovation Park property owner, which is owned by an entity in which the Company has a preferred equity interest, entered into a $39.6 million construction loan, of which none was outstanding as of December 31, 2022. The loan matures on October 15, 2026, can be prepaid without penalty, and is secured by the fee simple interest in the Wayford at Innovation Park property. The loan bears interest on the amount drawn at the greater of 3.50% or one-month LIBOR plus 2.25% with interest-only monthly payments through October 2024 and future monthly payments based on thirty-year amortization.

Willow Park Interests

On June 17, 2021, the Company entered into a joint venture agreement with Peak REIT OP (the “Willow Park JV”) to develop approximately 46-build for rent, single-family residential units in Willow Park, Texas. The Company made a commitment to invest $2.5 million of preferred equity interests in the Willow Park JV, all of which had been funded as of December 31, 2022. The Company will earn a 13.0% per annum accrued return on outstanding capital contributions with payments to be remitted when the properties generate cash flow in excess of operating costs and/or there are available net proceeds from financing, refinancing or sale of properties. The Willow Park JV is required to redeem the Company’s preferred equity interests plus any accrued preferred return on the date the construction loan (refer to below) is due and payable or earlier upon the occurrence of certain events.

In conjunction with the Willow Park development, the Willow Park property owner, which is owned by an entity in which the Company has a preferred equity interest, entered into an $8.8 million construction loan, of which $7.9 million was outstanding as of December 31, 2022. The loan matures on August 5, 2024 and is secured by the fee simple interest in the Willow Park property. The loan contains two (2) one-year extension options, subject to certain conditions, and can be prepaid subject to a make whole premium. The loan bears interest on the amount drawn at the greater of 4.50% or the prime rate plus 1.25% with interest-only monthly payments through February 2024 and future monthly payments based on twenty-five-year amortization.

Note 9 — Revolving Credit Facilities

The outstanding balances on the revolving credit facilities as of December 31, 2022 are summarized in the table below (amounts in thousands). No amounts were outstanding on the revolving credit facilities as of December 31, 2021.

Revolving Credit Facilities	2022
DB Credit Facility	$35,000
ILE Sunflower Credit Facility	20,000
Total	$55,000

Amended Senior Credit Facility

On March 6, 2020, Bluerock Residential entered into the Amended Senior Credit Facility. The Amended Senior Credit Facility provided for a revolving loan with an initial commitment amount of $100 million, which commitment contained an accordion feature to a maximum total commitment of up to $350 million. Borrowings under the Amended Senior Credit Facility bore interest, at Bluerock Residential’s option, at LIBOR plus 1.30% to 1.65% or the base rate plus 0.30% to 0.65%, depending on its leverage ratio. Bluerock Residential paid an unused fee at an annual rate of 0.15% to 0.20% of the unused portion of the Amended Senior Credit Facility, depending on the borrowings outstanding. The Amended Senior Credit Facility contained certain financial and operating covenants and was to mature on March 6, 2023. Bluerock Residential had guaranteed the obligations under the Amended Senior Credit Facility and had pledged certain assets as collateral. The Amended Senior Credit Facility provided Bluerock Residential with the ability to issue up to $50 million in letters of credit. While the issuance of letters of credit did not increase its borrowings outstanding under the Amended Senior Credit Facility, it did reduce the availability of borrowings.

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Amended Junior Credit Facility

On September 21, 2021, Bluerock Residential entered into the Amended Junior Credit Facility. The Amended Junior Credit Facility provided for a revolving loan with a maximum commitment amount of $72.5 million. Borrowings under the Amended Junior Credit Facility bore interest, at Bluerock Residential’s option, at LIBOR plus 2.75% to 3.25% or the base rate plus 1.75% to 2.25%, depending on its leverage ratio. Bluerock Residential paid an unused fee at an annual rate of 0.35% to 0.40% of the unused portion of the Amended Junior Credit Facility, depending on the borrowings outstanding. The Amended Junior Credit Facility contained certain financial and operating covenants and was to mature on December 21, 2023. Bluerock Residential had guaranteed the obligations under the Amended Junior Credit Facility and had pledged certain assets as collateral.

Termination of Credit Facilities with KeyBank

On October 6, 2022, in connection with transactions related to the Separation, the Distribution and the Spin-Off, Bluerock Residential caused the termination of all commitments, liabilities and other obligations under the Amended Senior Credit Facility and the Amended Junior Credit Facility. The Company was not a party to the Amended Senior Credit Facility or the Amended Junior Credit Facility.

Deutsche Bank Credit Facility (“DB Credit Facility”)

On April 6, 2022, the Company entered into a credit facility with Deutsche Bank Securities Inc., as sole lead arranger, Deutsche Bank AG, New York Branch, as administrative agent, the financial institutions party thereto as lenders and Computershare Trust Company, N.A., as paying agent and calculation agent (the “DB Credit Facility”). The DB Credit Facility provides for a revolving loan with a maximum commitment amount of $150 million. Borrowings under the DB Credit Facility are limited to financings related to the acquisition, renovation, rehabilitation, maintenance and leasing of single-family residential properties owned by various Peak joint ventures. During the initial term of the DB Credit Facility, borrowings bear interest on the amount drawn at Term SOFR plus 2.80%, and borrowings can be prepaid without premium or penalty. The DB Credit Facility matures on April 6, 2024 and contains two (2) one-year extension options, subject to certain conditions. The DB Credit Facility contains certain financial and operating covenants, including maximum leverage ratio, minimum debt yield and minimum debt service coverage ratio. At December 31, 2022, the Company was in compliance with all covenants under the DB Credit Facility and the credit facility was fully drawn at $35 million based on the collateral and compliance with various ratios related to those assets. The Company has guaranteed the obligations under the DB Credit Facility.

ILE Sunflower Credit Facility

On December 27, 2021, the Company’s unaffiliated joint venture partner, ILE, entered into a credit facility with Sunflower Bank, N.A. (the “ILE Sunflower Credit Facility”). The ILE Sunflower Credit Facility provides for a revolving loan with an initial commitment amount of $20 million, which commitment contains an accordion feature to a maximum total commitment of up to $50 million. The ILE Sunflower Credit Facility, along with three other separate non-revolving credit facilities (refer to Note 10 for further information), is used in the financing of acquisitions of single-family residential units. Borrowings under the ILE Sunflower Credit Facility bear interest at LIBOR plus 3.0%, subject to a rate floor, and can be prepaid without penalty or premium. The ILE Sunflower Credit Facility matures on December 27, 2024 and contains certain financial and operating covenants, including a minimum fixed charge coverage ratio. At December 31, 2022, ILE was in compliance with all covenants under the ILE Sunflower Credit Facility and the initial commitment was fully drawn at $20 million. A principal of ILE has guaranteed the obligations under the ILE Sunflower Credit Facility and the Company and ILE have pledged certain assets as collateral.

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Note 10 – Mortgages Payable

The following table summarizes certain information as of December 31, 2022 and 2021, with respect to the Company’s senior mortgage indebtedness (amounts in thousands):

	Outstanding Principal		As of December 31, 2022
	December 31,	December 31,		Interest-only
Property	2022	2021	Interest Rate	through date	Maturity Date
Fixed Rate:
ILE (1)	$25,976	$—	3.69%	(2)	(1)
Navigator Villas (3)	20,039	20,361	4.57%	(2)	June 1, 2028
Yauger Park Villas (4)	14,643	14,921	4.86%	(2)	April 1, 2026
Total Fixed Rate	$60,658	$35,282

Floating Rate:
ILE (5)	$4,600	$26,825	7.18%	August 2023	August 9, 2028
Wayford at Concord (6)	32,973	—	4.73%	May 2027	May 1, 2029
Total Floating Rate	$37,573	$26,825
Total	$98,231	$62,107
Fair value adjustments	1,235	1,555
Deferred financing costs, net	(1,275)	(655)
Total mortgages payable	$98,191	$63,007

(1)	ILE’s fixed rate debt represents the aggregate debt outstanding across two separate credit agreements. Of the $26.0 million balance, $6.6 million held through one credit agreement has a fixed rate of 3.50%, while the remaining $19.4 million held through the second credit agreement has a fixed rate of 3.75%. Both credit agreements mature in 2026.

(2)	The loan requires monthly payments of principal and interest.

(3)	The principal balance includes a $14.4 million senior loan at a fixed rate of 4.31% and a $5.6 million supplemental loan at a fixed rate of 5.23%.

(4)	The principal balance includes a $10.1 million senior loan at a fixed rate of 4.81% and a $4.5 million supplemental loan at a fixed rate of 4.96%.

(5)	ILE’s floating rate debt represents the debt outstanding from one credit agreement and bears interest at one-month Term SOFR plus 3.00%, subject to a 4.00% rate floor. In December 2022, the one-month Term SOFR in effect was 4.18%.

(6)	The Wayford at Concord loan bears interest at the 30-day average SOFR plus 2.23%. In December 2022, the 30-day average SOFR in effect was 3.73%. SOFR rate is subject to a 2.50% rate cap through April 2025. Please refer to Note 12 for further information.

Deferred financing costs

Costs incurred in obtaining long-term financing are amortized on a straight-line basis to interest expense over the terms of the related financing agreements, as applicable, which approximates the effective interest method. Amortization of deferred financing costs, including the amounts related to the revolving credit facilities, was $2.8 million and $1.0 million for the years ended December 31, 2022 and 2021, respectively.

Fair value adjustments of debt

The Company records a fair value adjustment based upon the fair value of the loans on the date they were assumed in conjunction with acquisitions. The fair value adjustments are being amortized to interest expense over the remaining life of the loans. Amortization of fair value adjustments was $0.3 million and $0.3 million for the years ended December 31, 2022 and 2021, respectively.

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Loss on Extinguishment of Debt and Debt Modification Costs

Upon repayment of or in conjunction with a material change (i.e. a 10% or greater difference in the cash flows between instruments) in the terms of an underlying debt agreement, the Company writes-off any unamortized deferred financing costs and fair market value adjustments related to the original debt that was extinguished. Prepayment penalties incurred on the early repayment of debt and costs incurred in a debt modification that are not capitalized are also included within loss on extinguishment of debt and debt modification costs on the combined consolidated statements of operations. Loss on extinguishment of debt and debt modification costs were zero for the years ended December 31, 2022 and 2021.

Refinancing of Wayford at Concord

Upon its acquisition in June 2021, the Company and its unaffiliated joint venture partner (together, the “Wayford JV”) fully funded the purchase price of Wayford at Concord. On April 21, 2022, the Wayford JV entered into a $33.0 million floating rate loan, which is secured by the Wayford at Concord property, with the loan proceeds distributed to the Wayford JV members in accordance with the distribution provisions in the joint venture agreement.

Debt maturities

As of December 31, 2022, contractual principal payments for the five subsequent years and thereafter are as follows (amounts in thousands):

Year	Total
2023	$1,519
2024	1,639
2025	1,717
2026	37,471
2027	866
Thereafter	55,019
$98,231
Add: Unamortized fair value debt adjustment	1,235
Subtract: Deferred financing costs, net	(1,275)
Total	$98,191

The net book value of real estate assets providing collateral for these above borrowings, including the revolving credit facilities (refer to Note 9 for further information), was $301.7 million as of December 31, 2022.

The mortgage loans encumbering the Company’s properties are nonrecourse, subject to certain exceptions for which the Company would be liable for any resulting losses incurred by the lender. These exceptions generally include fraud or a material misrepresentation, misstatement or omission by the borrower, intentional or grossly negligent conduct by the borrower that harms the property or results in a loss to the lender, filing of a bankruptcy petition by the borrower, either directly or indirectly, and certain environmental liabilities. In addition, upon the occurrence of certain events, such as fraud or filing of a bankruptcy petition by the borrower, the Company or our joint ventures would be liable for the entire outstanding balance of the loan, all interest accrued thereon and certain other costs, including penalties and expenses. The mortgage loans have a period where a prepayment fee or yield maintenance would be required.

Note 11 – Fair Value of Financial Instruments

Fair Value Measurements

For financial assets and liabilities recorded at fair value on a recurring or non-recurring basis, fair value is the price the Company would expect to receive to sell an asset, or pay to transfer a liability, in an orderly transaction with a market participant at the measurement date under current market conditions. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

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In determining fair value, observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions; preference is given to observable inputs. In accordance with GAAP and as defined in ASC Topic 820: Fair Value Measurement, these two types of inputs create the following fair value hierarchy:

•	Level 1:	Quoted prices for identical instruments in active markets
•	Level 2:	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable
•	Level 3:	Significant inputs to the valuation model are unobservable

If the inputs used to measure the fair value fall within different levels of the hierarchy, the fair value is determined based upon the lowest level input that is significant to the fair value measurement. Whenever possible, the Company uses quoted market prices to determine fair value. In the absence of quoted market prices, the Company uses independent sources and data to determine fair value.

Fair Value of Financial Instruments

As of December 31, 2022 and 2021, the carrying values of cash and cash equivalents, restricted cash, accounts receivable, due to and due from affiliates, accounts payable, other accrued liabilities, and distributions payable approximate their fair value based on their highly-liquid nature and/or short-term maturities. The carrying values of notes receivable approximate fair value because stated interest rate terms are consistent with interest rate terms on new deals with similar leverage and risk profiles. The fair values of notes receivable are classified in Level 3 of the fair value hierarchy due to the significant unobservable inputs that are utilized in their respective valuations.

Derivative Financial Instruments

The estimated fair values of derivative financial instruments are valued using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and volatility. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The fair value of interest rate caps is determined using the market-standard methodology of discounting the future expected cash receipts which would occur if floating interest rates rise above the strike rate of the caps. The floating interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The inputs used in the valuation of interest rate caps fall within Level 2 of the fair value hierarchy.

Fair Value of Debt

As of December 31, 2022 and December 31, 2021, based on the discounted amount of future cash flows using rates currently available to the Company for similar liabilities, the fair value of the Company’s mortgages payable is estimated at $93.7 million and $64.8 million, respectively, compared to the carrying amounts, before adjustments for deferred financing costs, net, of $99.5 million and $63.7 million, respectively. The fair value of mortgages payable is estimated based on the Company’s current interest rates (Level 3 inputs of the fair value hierarchy) for similar types of borrowing arrangements.

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Note 12 – Derivative Financial Instruments

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk, primarily by managing the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash payments principally related to the Company’s borrowings.

The Company’s objectives in using interest rate derivative financial instruments are to add stability to interest expense and to manage the Company’s exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate caps and swaps as part of its interest rate risk management strategy. Interest rate caps involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium. Interest rate swaps involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The Company has not designated any of the interest rate derivatives as hedges. Although these derivative financial instruments were not designated or did not qualify for hedge accounting, the Company believes the derivative financial instruments are effective economic hedges against increases in interest rates. The Company does not use derivative financial instruments for trading or speculative purposes.

As of December 31, 2022, the Company had interest rate caps and swaps which effectively limit the Company’s exposure to interest rate risk by providing a ceiling on the underlying interest rate for $74.6 million of the Company’s debt.

The table below presents the classification and fair value of the Company’s derivative financial instruments on the combined consolidated balance sheets as of December 31, 2022 and 2021 (amounts in thousands):

Derivatives not designated as hedging		Fair Values of Derivative
instruments under ASC 815-20	Balance Sheet Location	Instruments
		2022	2021
Interest rate caps	Accounts receivable, prepaids and other assets	$4,702	$—
Interest rate swaps	Accounts receivable, prepaids and other assets	647	—

The table below presents the effect of Company’s derivative financial instruments as well as their classification on the combined consolidated statements of operations for the years ended December 31, 2022 and 2021 (amounts in thousands):

		The Effect of Derivative Instruments
Derivatives not designated as hedging	Location of Gain (Loss)	on the Statements of Operations
instruments under ASC 815-20	Recognized in Income	2022	2021
Interest rate caps	Interest expense	$2,437	$—
Interest rate swaps	Interest expense	647	—

Credit-risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where the Company could be declared in default on its derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to the Company’s default on the indebtedness.

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Note 13 – Related Party Transactions

Administrative Services Agreement

In October 2017, Bluerock Residential entered into an Administrative Services Agreement (the “Administrative Services Agreement”, or “ASA”) with Bluerock Real Estate, LLC and its affiliate, Bluerock Real Estate Holdings, LLC (together “BRE”). Pursuant to the Administrative Services Agreement, BRE provided Bluerock Residential with certain human resources, investor relations, marketing, legal and other administrative services (the “Services”). The Services were provided on an at-cost basis, generally allocated based on the use of such Services for the benefit of the business, and were invoiced on a quarterly basis. In addition, the Administrative Services Agreement permitted certain employees to provide or cause to be provided services to BRE, on an at-cost basis, generally allocated based on the use of such services for the benefit of the business of BRE, and otherwise subject to the terms of the Services provided by BRE to Bluerock Residential under the Administrative Services Agreement. Payment by Bluerock Residential of invoices and other amounts payable under the Administrative Services Agreement was made in cash or, at the sole discretion of the board of directors of Bluerock Residential, in the form of Bluerock Residential’s long-term incentive plan units. On August 5, 2022, Bluerock Residential delivered written notice to BRE of its intention to renew the Administrative Services Agreement for an additional one-year term, to expire on October 31, 2023. The Administrative Services Agreement would terminate (i) upon termination by Bluerock Residential of all Services, or (ii) in the event of non-renewal by Bluerock Residential.

Pursuant to the Administrative Services Agreement, BRE was responsible for the payment of all employee benefits and any other direct and indirect compensation for the employees of BRE (or their affiliates or permitted subcontractors) assigned to perform the Services, as well as such employees’ worker’s compensation insurance, employment taxes, and other applicable employer liabilities relating to such employees.

Bluerock Residential and BRE also entered into a Leasehold Cost-Sharing Agreement (the “Leasehold Cost-Sharing Agreement”, or “CSA”) with respect to the lease for their New York headquarters (the “NY Lease”) to provide for the allocation and sharing between BRE and Bluerock Residential of the costs thereunder, including costs associated with tenant improvements. The NY Lease permitted Bluerock Residential and certain of its respective subsidiaries and/or affiliates to share occupancy of the New York headquarters with BRE. Under the NY Lease, Bluerock Residential issued a $750,000 letter of credit as a security deposit, and BRE was obligated under the Leasehold Cost-Sharing Agreement to indemnify and hold Bluerock Residential harmless from loss if there is a claim under such letter of credit. Payment by Bluerock Residential of any amounts payable under the Leasehold Cost-Sharing Agreement to BRE was made in cash or, at the sole discretion of the board of directors of Bluerock Residential, in the form of Bluerock Residential’s long-term incentive plan units.

Pursuant to the terms of the Administrative Services Agreement, operating expenses were (i) paid by BRE on behalf of Bluerock Residential, and (ii) paid by Bluerock Residential on behalf of BRE. The following presents operating expense amounts allocated to the Company by applying an allocation percentage, which was determined by taking the number of units carved out of the Bluerock Residential portfolio divided by Bluerock Residential’s total portfolio unit count, to the total operating expenses paid on behalf of or by Bluerock Residential. Operating expense amounts recognized by the Company are not representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Bluerock Residential. Recorded as part of general and administrative expenses in the Company’s combined consolidated statements of operations, BRE paid operating expenses on behalf of Bluerock Residential as follows: $0.7 million during 2022 for the period ending and prior to October 6, 2022, and $0.5 million for the year ended December 31, 2021. Bluerock Residential paid operating expenses on behalf of BRE as follows: $0.7 million during 2022 for the period ending and prior to October 6, 2022, and $0.4 million for the year ended December 31, 2021.

The table below presents the net related party amounts payable to BRE at December 31, 2021 pursuant to the terms of the Administrative Services Agreement and the Leasehold Cost-Sharing Agreement (amounts in thousands). No amounts were payable to BRE at December 31, 2022 under these agreements.

Amounts payable to BRE under the ASA and CSA	2021
Operating and direct expense reimbursements under the ASA, net	$319
Operating and direct expense reimbursements under the CSA	187
Total amounts payable to BRE, net	$506

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Termination of Administrative Services and Leasehold-Cost Sharing Agreements

On October 6, 2022, in connection with the transactions related to the Separation, the Distribution and the Spin-Off, Bluerock Residential caused the termination of (i) all Services under the Administrative Services Agreement, and (ii) the Leasehold-Cost Sharing Agreement. As it pertains to the Leasehold-Cost Sharing Agreement, and in conjunction with the termination of the Amended Senior Credit Facility (refer to Note 9 for further information), the $750,000 letter of credit issued by Bluerock Residential under the NY Lease was also terminated.

Management Agreement with the Manager

In connection with the Separation and the Distribution, on October 5, 2022, the Company entered into a Management Agreement (the “Management Agreement”) with the Operating Partnership and Bluerock Homes Manager, LLC (the “Manager”), which is an affiliate of Bluerock Real Estate, LLC, pursuant to which the Manager will provide for the day-to-day management of the Company’s operations. The Management Agreement requires the Manager to manage the Company’s business affairs under the supervision and direction of its Board. Specifically, the Manager will be responsible for (i) the selection, purchase and sale of the Company’s portfolio investments, (ii) the Company’s financing activities, and (iii) providing the Company with advisory services, in each case in conformity with the investment guidelines and other policies approved and monitored by its Board.

Pursuant to the terms of the Management Agreement, the Manager will provide the Company with a management team and appropriate support personnel to provide the management services to be provided by the Manager to the Company. The Company will pay the Manager a base management fee (the “base management fee”) in an amount equal to 1.50% of the Company’s new stockholders’ equity per year, as well as an incentive fee (the “incentive fee”) with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears (as such capitalized terms are defined and such fees are described in the Management Agreement). The Company will also be required to reimburse the Manager for certain expenses and pay all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement. The initial term of the Management Agreement expires on October 6, 2023 and will be automatically renewed for a one-year term on each anniversary date thereafter unless earlier terminated or not renewed in accordance with the terms thereof. The Management Agreement provides that (i) the base management fee and the incentive fee shall be allocated and payable as one half (50%) in C-LTIP Units (refer to Note 14 for further information regarding C-LTIP Units) and the remainder payable in cash or C-LTIP Units, at the discretion of the Board, and (ii) expense reimbursements shall be payable either in cash or C-LTIP Units, at the discretion of the Board. The number of C-LTIP Units payable and issued to the Manager for the base management fee, the incentive fee and expense reimbursements will be equal to the dollar amount (of the portion deemed payable in C-LTIP Units) of the fees earned or reimbursement amount divided by the 5-day trailing average Class A common stock price prior to issuance. The foregoing description of the Management Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Agreement, which is filed as Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2022. For the period of October 6 – December 31, 2022, the Company recorded the following expenses: (i) a base management fee for the Manager of $1.8 million, and (ii) expense reimbursements of $0.4 million which are recorded as part of general and administrative expenses in the Company’s combined consolidated statements of operations. There was no incentive fee expense in 2022.

The table below presents the related party amounts payable to the Manager at December 31, 2022 pursuant to the terms of the Management Agreement (amounts in thousands):

Amounts payable to the Manager under the Management Agreement	2022
Base management fee	$1,787
Operating and direct expense reimbursements	424
Total amounts payable to the Manager	$2,211

As of December 31, 2022 and 2021, the Company had zero and $0.4 million, respectively, in receivables due from related parties other than BRE.

F-55

Note 14 – Stockholders’ Equity

On October 6, 2022 (the “Distribution Date”), each of the Company’s stockholders received one share of the Company’s common stock for every eight shares of Bluerock Residential common stock held as of the close of business on September 29, 2022 (the “Record Date”). An aggregate of 3,843,502 shares of the Company’s common stock was distributed to its stockholders, comprised of 3,835,013 shares of the Company’s Class A common stock and 8,489 shares of the Company’s Class C common stock. Because the Company had no common stock outstanding prior to the Distribution Date, basic and diluted earnings per share for all prior periods have been calculated based on the aggregate of 3,843,502 shares of the Company’s common stock distributed to its stockholders on the Distribution Date.

Net (Loss) Income Per Common Share

Basic net (loss) income per common share is computed by dividing net (loss) income attributable to common stockholders, less dividends on LTIP Units expected to vest, by the weighted average number of common shares outstanding for the period. Diluted net (loss) income per common share is computed by dividing net (loss) income attributable to common stockholders by the sum of the weighted average number of common shares outstanding and any potential dilutive shares for the period. Net (loss) income attributable to common stockholders is computed by adjusting net (loss) income for the non-forfeitable dividends paid on non-vested LTIP Units.

The Company considers the requirements of the two-class method when preparing earnings per share. The Company has two classes of common stock outstanding: Class A common stock, $0.01 par value per share, and Class C common stock, $0.01 par value per share. Earnings per share is not affected by the two-class method because the Company’s Class A and C common stock participate in dividends on a one-for-one basis.

The following table reconciles the components of basic and diluted net (loss) income per common share for the years ended December 31, 2022 and 2021 (amounts in thousands, except share and per share amounts):

	2022	2021
(Loss) income from continuing operations	$(6,236)	$945
Net (loss) income from continuing operations attributable to noncontrolling interests	(5,130)	405
(Loss) income from continuing operations attributable to BHM	$(1,106)	$540
Income from discontinued operations	311	110,858
Net (loss) income from discontinued operations attributable to noncontrolling interests	205	77,073
Income from discontinued operations attributable to BHM	106	33,785
Net (loss) income attributable to common stockholders	$(1,000)	$34,325

Weighted average common shares outstanding (1)	3,843,502	3,843,502
Potential dilutive shares	—	—
Weighted average common shares outstanding and potential dilutive shares (1)	3,843,502	3,843,502

Net (loss) income per common share, basic
Continuing operations	$(0.29)	$0.14
Discontinued operations	0.03	8.79
	$(0.26)	$8.93
Net (loss) income per common share, diluted
Continuing operations	$(0.29)	$0.14
Discontinued operations	0.03	8.79
	$(0.26)	$8.93

(1)	Amounts relate to shares of the Company’s Class A and Class C common stock outstanding.

The effect of the conversion of OP Units is not reflected in the computation of basic and diluted earnings per share, as they are exchangeable for Class A common stock on a one-for-one basis. The income allocable to such OP Units is allocated on this same basis and reflected as noncontrolling interests in the accompanying combined consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

F-56

Class C Common Stock

The Company’s Class C common stock will be equivalent in all material respects to, and rank on parity with, the Company’s Class A common stock, except that each share of Class C common stock will entitle the holder thereof to up to fifty votes. A holder of Class C common stock will not be entitled to a number of votes in excess of the number of its direct and indirect economic interests in the Operating Partnership. Therefore, no holder of Class C common stock will have a number of votes in respect of its shares of Class C common stock that exceeds the number of shares of Class C common stock, C-LTIP units, LTIP units, C-OP units and OP units beneficially owned by such holder. In order to implement this limitation, the number of votes (“Class C Votes”) per share of Class C common stock beneficially owned by a holder will equal the lesser of: (x) 50 and (y) the quotient of (A) the sum of (1) the number of shares of Class C common stock beneficially owned by such holder plus (2) the number of C-LTIP units beneficially owned by such holder plus (3) the number of LTIP units beneficially owned by such holder plus (4) the number of C-OP units beneficially owned by such holder plus (5) the number of OP units beneficially owned by such holder (each of a share of Class C common stock, a C-LTIP unit, a LTIP unit, a C-OP unit and an OP Unit, a “Class C Interest”) divided by (B) the number of shares of Class C common stock beneficially owned by such holder. If any Class C Interest is beneficially owned by more than one holder of Class C common stock and would, in the absence of this sentence, increase the number of Class C Votes of more than one such holder of Class C common stock by virtue of clause (y) of the immediately preceding sentence, then such Class C Interest shall only increase the number of Class C Votes of the ultimate beneficial owner of such Class C Interest that is also such a holder of Class C common stock, and not any other holder of Class C common stock.

Shares of the Company’s Class C common stock may be converted, or automatically convert, in certain circumstances to shares of the Company’s Class A common stock on a one-for-one basis. Subject to the preferential rights, if any, of holders of any class or series of the Company’s stock other than the Company’s Class A common stock and to the provisions of the Company’s charter regarding the restrictions on the ownership and transfer of stock, the holders of the Company’s Class C common stock will be entitled to receive distributions authorized by the Company’s Board and declared by the Company out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of any series of preferred stock then outstanding.

Operating Partnership and Long-Term Incentive Plan Units

On April 2, 2014, Bluerock Residential entered into the Second Amended and Restated Agreement of Limited Partnership of its Operating Partnership, Bluerock Residential Holdings, L.P. (the “Partnership Agreement”), pursuant to which Bluerock Residential was the sole general partner of the Operating Partnership. In connection with the Distribution, the Partnership Agreement was amended by the Thirteenth Amendment thereto, pursuant to which Bluerock Residential withdrew as the general partner of the Operating Partnership and the Company was admitted as the sole general partner thereof. The Company may not be removed as general partner of the Operating Partnership by the limited partners with or without cause.

The Partnership Agreement, as amended, provides, among other things, that the Operating Partnership initially has two classes of limited partnership interests: OP Units and LTIP Units. Certain OP units will be designated as “C-OP Units” and certain LTIP units will be designated as “C-LTIP Units.” The Company expects that its Operating Partnership will issue OP units to limited partners, including the Company, in exchange for capital contributions of cash or property, including in connection with the contribution of the net proceeds of any future offering of the Company’s shares, as described above, and that the Company’s Operating Partnership will issue LTIP units, pursuant to the BHM Incentive Plans, to persons (including our Manager, directors and employees) or entities who provide services to the Company. In addition, the Company’s Operating Partnership will issue C-LTIP Units to the Company’s Manager pursuant to the Management Agreement. In calculating the percentage interests of the partners in the Operating Partnership, LTIP Units are treated as OP Units. Additional C-LTIP Units will also be issuable to the Company’s executive officers or other service providers of the Company at the discretion of the Company’s Board.

F-57

Pursuant to the Partnership Agreement the Company will be obligated file a registration statement covering the issuance or resale of shares of common stock received by limited partners who held their Partnership Units as of the date of the partnership agreement (including their transferees and assigns) upon such limited partners’ redemption of their OP units, under which the Company will agree to use reasonable efforts to have the registration statement declared effective, to register or qualify such shares under the securities or blue sky laws of such jurisdictions within the United States as required by law, to list the Company’s shares of common stock issued pursuant to the exercise of redemption rights on any securities exchange or national market system upon which the Company’s shares of common stock are then listed, and to indemnify limited partners exercising redemption rights against all losses caused by any untrue statement of a material fact contained in the registration statement, preliminary prospectus or prospectus or caused by any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses are caused by any untrue statement or omission based upon information furnished to us by such limited partners.

In general, LTIP Units will receive the same per-unit distributions as the OP Units. Initially, each LTIP Unit will have a capital account balance of zero and, therefore, will not have full parity with OP Units with respect to any liquidating distributions. However, the Partnership Agreement, as amended provides that “book gain,” or economic appreciation, in the Company’s assets realized by the Operating Partnership as a result of the actual sale of all or substantially all of the Operating Partnership’s assets, or the revaluation of the Operating Partnership’s assets as provided by applicable U.S. Department of Treasury regulations, will be allocated first to the holders of LTIP Units until their capital account per unit is equal to the average capital account per-unit of the Company’s OP Unit holders in the Operating Partnership.

As of December 31, 2022, limited partners other than the Company owned approximately 67.00% of the common units of the Operating Partnership (4,079,245 OP Units, or 35.03%, is held by OP Unit holders, and 3,721,690 LTIP Units, or 31.97%, is held by LTIP Unit holders, including 3.48% which are not vested at December 31, 2022). Subject to certain restrictions set forth in the Operating Partnership’s Partnership Agreement, OP Units are exchangeable for Class A common stock on a one-for-one basis, or, at the Company’s election, redeemable for cash. LTIP Units may be convertible into OP Units under certain conditions and then may be settled in shares of the Company’s Class A common stock, or, at the Company’s election, cash.

In the future, the Operating Partnership may issue OP Units or preferred OP Units from time to time in connection with acquisitions of properties or for financing, compensation or other reasons.

Equity Incentive Plans

LTIP Unit Grants

The Company’s Board has adopted, and the Company’s sole initial stockholder has approved the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals (the “BHM Individuals Plan”) and the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities (the “BHM Entities Plan”). Together, the Company refers to the BHM Individuals Plan and the BHM Entities Plan as the “BHM Incentive Plans.” The BHM Incentive Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards, and are administered by the compensation committee of our Board.

The aggregate number of shares of the Company’s common stock authorized for issuance under the BHM Incentive Plans is 3,597,109, with (i) 1,200,000 shares available for issuance under the BHM Incentive Plans, and (ii) 2,397,109 shares subject to awards granted under the Bluerock Residential Growth REIT, Inc. Amended and Restated 2014 Equity Incentive Plan for Individuals and the Bluerock Residential Growth REIT, Inc. Amended and Restated 2014 Equity Incentive Plan for Entities (together, the “Prior Plans”) that may become available for issuance or reissuance, as applicable, under the BHM Incentive Plans if such awards are forfeited, canceled or otherwise terminated (other than by exercise).

On November 3, 2022, the Company made an initial staking grant of 405,796 LTIP Units to the Manager (such grant, the “Manager Grant”) pursuant to the BHM Incentive Plans. The Manager Grant was evidenced by an LTIP Unit Vesting Agreement. Such LTIP Units will vest ratably on an annual basis over a five-year period. The Company recognizes compensation expense ratably over the vesting period for time-based LTIP Units based on the fair value at the date of grant. The Company recognized expense of $0.3 million related to the Manager grant during the 2022 period. Once vested, these awards of LTIP Units may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be redeemed for cash or, at the option of the Company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the Company’s Class A common stock on a one-for-one basis. As a holder of LTIP Units, the Manager will be entitled to receive “distribution equivalents” with respect to such LTIP Units, whether or not vested, at the same time distributions are paid to the holders of the Company’s Class A common stock.

F-58

In addition, on November 3, 2022, the Company made an initial staking grant of 5,339 LTIP Units to each independent member of the Board (such grants, collectively, the “Director Grants”). Each such Director Grant was evidenced by an LTIP Unit Award Agreement. Such LTIP Units were fully vested upon issuance and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be redeemed for cash or, at the option of the Company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the Company’s Class A common stock on a one-for-one basis. The Company recognized an aggregate expense of $0.5 million immediately based on the fair value at the date of grant. From the date of grant, holders of such LTIP Units will be entitled to receive “distribution equivalents” with respect to such LTIP Units at the time distributions are paid to the holders of the Company’s Class A common stock.

In addition, on November 3, 2022, the Company granted 764 LTIP Units to each independent member of the Board in payment of the prorated equity portion of their respective annual retainers for fiscal year 2022 (such grants, collectively, the “Retainer Grants”) pursuant to the BHM Incentive Plans. Each such Retainer Grant was evidenced by an LTIP Unit Award Agreement. Such LTIP Units were fully vested upon issuance and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be redeemed for cash or, at the option of the Company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the Company’s Class A common stock on a one-for-one basis. The Company recognized an aggregate expense of $0.1 million immediately based on the fair value at the date of grant. From the date of grant, holders of such LTIP Units will be entitled to receive “distribution equivalents” with respect to such LTIP Units at the time distributions are paid to the holders of the Company’s Class A common stock.

A summary of the status of the Company’s non-vested LTIP Units granted under the BHM Incentive Plans as of December 31, 2022, is as follows:

		Weighted average grant-
Non-Vested LTIP Units	LTIP Units	date fair value
Balance at January 1, 2022	—	$—
Granted	430,208	22.64
Vested	(24,412)	22.64
Forfeited	—	—
Balance at December 31, 2022	405,796	$22.64

As of December 31, 2022, there was $8.9 million of total unrecognized compensation expense related to unvested LTIP Units granted under the Incentive Plans. The remaining expense is expected to be recognized over a period of 4.8 years.

The Company currently uses authorized and unissued shares to satisfy share award grants.

Distributions

There is no assurance that the Company will declare dividends. Holders of OP Units and LTIP Units are entitled to receive “distribution equivalents” at the same time as dividends are paid to holders of the Company’s Class A common stock.

Note 15 – Commitments and Contingencies

The aggregate amount of the Company’s contractual commitments to fund future cash obligations in certain of its preferred equity and joint venture investments was $3.4 million and $108.1 million as of December 31, 2022 and 2021, respectively.

The Company is subject to various legal actions and claims arising in the ordinary course of business. Although the outcome of any legal matter cannot be predicted with certainty, management does not believe that any of these legal proceedings or matters will have a material adverse effect on the combined consolidated financial position or results of operations or liquidity of the Company.

F-59

Note 16 – Subsequent Events

Issuance of LTIP Units under the BHM Incentive Plans

On January 1, 2023, the Company granted 3,303 LTIP Units pursuant to the BHM Incentive Plans to each independent member of the Board in payment of the equity portion of their respective annual retainers. Such LTIP Units were fully vested upon issuance.

Acquisition of Additional Interests in Peak JV 4, formerly Savannah 319

On January 6, 2023, the Company purchased Peak REIT OP’s interest in Peak JV 4, increasing the Company’s interest in the joint venture from 80% to 100%. The Company purchased Peak REIT OP’s interest for $1.0 million in cash after the Company’s priority equity contributions in the aggregate of $10.3 million were applied against the aggregate unit purchase prices of $15.8 million.

Issuance of C-LTIP Units for Payment of the Fourth Quarter 2022 Base Management Fee and Operating Expense Reimbursement

The Manager earned a base management fee of $1.8 million during the fourth quarter 2022. This amount was payable 50% in C-LTIP Units with the other 50% payable in either cash or C-LTIP Units, at the discretion of the Board. In addition, the Manager was entitled to a $0.4 million reimbursement for operating expenses it incurred on behalf of the Company for the fourth quarter 2022. This reimbursement was payable in cash or C-LTIP Units, at the discretion of the Board. Upon consultation with the Manager, the Board elected to pay 100% of the base management fee and the operating expense reimbursement in C-LTIP Units. On February 22, 2023, the Company issued 85,750 and 17,462 C-LTIP Units in payment of the base management fee and operating expense reimbursement, respectively, for the fourth quarter 2022.

Peak REIT OP Interests

On March 3, 2023, the Company’s agreement with Peak REIT OP regarding its total preferred equity investment was amended. Previously, the Company earned a 7.0% current return and a 3.0% accrued return, for a total preferred return of 10.0% per annum, on $16.0 million of its investment. On the Company’s remaining $4.3 million investment, it earned a 4.0% current return and a 4.0% accrued return, for a total preferred return of 8.0% per annum. On the Company’s total $20.3 million investment, it earned a total weighted average preferred return of 9.6% per annum. As part of the amendment, the Company’s two tranches of preferred equity investments were combined into one $20.3 million preferred equity investment earning a 6.4% current return and a 3.2% accrued return, for a total preferred return of 9.6% per annum. In addition, the amendment increased the collateral underlying the Company’s preferred investment from 474 units to 648 units.

On March 9, 2023, the Company’s preferred equity investment in the Peak REIT OP was partially redeemed for $4.1 million, which included principal investment of $4.0 million and accrued preferred return of $0.1 million, leaving the Company’s remaining preferred equity investment in the Peak REIT OP at $16.3 million.

Acquisition of Additional Interests in Peak JV 1, formerly Indy and Springfield

On March 8, 2023, the Company purchased Peak REIT OP’s interest in Peak JV 1, increasing its interest in the joint venture from 60% to 100%. The Company purchased Peak REIT OP’s interest for $4.1 million in cash after its priority equity contributions, plus adjustments typical in such real estate transactions, in the aggregate of $40.4 million were applied against the aggregate unit purchase prices of $50.6 million.

Investment Activity

Subsequent to December 31, 2022 and through the filing date of this Annual Report on Form 10-K, the Company (i) acquired an additional 18 consolidated operating units included in Peak JV 4, (ii) increased its preferred equity investment commitment in the Willow Park JV by $2.1 million, for a total commitment of $4.6 million, and (iii) increased its preferred equity investment commitment in the Woods JV by $2.3 million, for a total commitment of $5.6 million.

F-60

Bluerock Homes Trust, Inc.
Schedule III - Real Estate and Accumulated Depreciation	December 31, 2022
(amounts in thousands)

COLUMN A		COLUMN B	COLUMN C		COLUMN D	COLUMN E			COLUMN F	COLUMN G	COLUMN H
											Life on Which
					Costs						Depreciation in
			Initial Cost		Capitalized	Gross Amount at Which Carried at Close of Period					Latest Income
				Building and	Subsequent		Building and		Accumulated	Date of	Statement is
Property	Location	Encumbrance	Land	Improvements	to Acquisition	Land	Improvements	Total	Depreciation	Acquisition	Computed
Real Estate Held for Investment
Ballast	AZ / CO / WA	$—	$7,272	$25,900	$1,009	$7,316	$26,865	$34,181	$569	2022	3 - 40 Years
Golden Pacific	IN / KS / MO	—	6,235	29,994	4,583	6,235	34,577	40,812	795	2021/2022	3 - 40 Years
ILE	TX / SE US	30,575	22,438	90,637	10,118	22,438	100,755	123,193	2,829	2021/2022	3 - 40 Years
Navigator Villas	WA	20,039	2,026	27,206	1,103	2,027	28,308	30,335	3,215	2019	3 - 40 Years
Peak JV 1 (1)	IN / MO	—	8,304	44,645	1,031	8,308	45,672	53,980	2,037	2021	3 - 40 Years
Peak JV 2 (2)	TX	—	10,938	77,105	2,898	10,949	79,992	90,941	2,966	2021/2022	3 - 40 Years
Peak JV 3, formerly DFW 189	TX	—	5,638	22,416	695	5,641	23,108	28,749	788	2021	3 - 40 Years
Peak JV 4, formerly Savannah 319	GA	—	2,200	14,049	97	2,200	14,146	16,346	230	2022	3 - 40 Years
Wayford at Concord	NC	32,973	2,933	40,922	90	2,933	41,012	43,945	2,133	2021	3 - 40 Years
Yauger Park Villas	WA	14,644	1,322	24,575	637	1,322	25,212	26,534	1,619	2021	3 - 40 Years
Subtotal		98,231	69,306	397,449	22,261	69,369	419,647	489,016	17,181

Non-Real Estate assets
REIT Operator	MI	—	—	185	790	—	975	975	684	2017	5 Years
Subtotal		—	—	185	790	—	975	975	684

Total		$98,231	$69,306	$397,634	$23,051	$69,369	$420,622	$489,991	$17,865

(1)	Peak JV 1 includes the portfolios formerly presented as Indy and Springfield.

(2)	Peak JV 2 includes the portfolios formerly presented as Axelrod, Granbury, Granbury 2.0, Lubbock, Lubbock 2.0, Lubbock 3.0, Lynnwood, Lynnwood 2.0, Springtown, Springtown 2.0, Texarkana and Texas Portfolio 183, of which all are in Texas.

F-61

Bluerock Homes Trust, Inc.
Notes to Schedule III	December 31, 2022
(amounts in thousands)

1. Reconciliation of Real Estate Properties

The following table reconciles the Real Estate Properties from January 1, 2021 to December 31, 2022.

	2022	2021
Balance at January 1	$323,048	$377,781
Construction and acquisition cost	166,943	293,846
Disposition of real estate	—	(348,579)
Balance at December 31	$489,991	$323,048

2. Reconciliation of Accumulated Depreciation

The following table reconciles the Real Estate Properties from January 1, 2021 to December 31, 2022.

	2022	2021
Balance at January 1	$4,964	$35,375
Current year depreciation expense	12,901	6,332
Disposition of real estate	—	(36,743)
Balance at December 31	$17,865	$4,964

F-62

Bluerock Homes Trust, Inc.
Schedule IV - Mortgage Loans on Real Estate	December 31, 2022

Principal Amount of
							Face Amount of	Carrying Amount of	Mortgages Subject
					Periodic Payment		Mortgages (in	Mortgages (in	to Delinquent
Description	Property Name	Location	Interest Rate	Maturity Date	Terms	Prior Liens	thousands)	thousands)	Principal or Interest
Real Estate Loans on Residential Rental Community (1)	—	—	—	—	—	—	$—	$—	—
							$—	$—

(1)       The Hartley at Blue Hill and Weatherford 185 loans previously presented in Schedule IV were paid off in full during 2022. Refer to Note 7 for further information.

F-63

Bluerock Homes Trust, Inc.

Notes to Schedule IV - Reconciliation of Mortgage Loans on Real Estate

(amounts in thousands)

	Year Ended December 31,
	2022	2021
Balance at beginning of period	$36,000	$47,900
Additions during period:
Purchases	9,645	526
Deductions during period:
Collections of principal	(45,645)	(12,426)
Balance at end of period	$—	$36,000

F-64

BLUEROCK HOMES TRUST, INC.

6.0% Series A Redeemable Preferred Stock

Maximum of 20,000,000 Shares (Liquidation Preference $25.00 per share of Series A Redeemable Preferred Stock (subject to adjustment))

PRELIMINARY PROSPECTUS

Bluerock Capital Markets, LLC

June 26, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Securities and Exchange Commission Registration Fee	$55,100
FINRA Filing Fee	75,500
Printing and Engraving Expenses	850,000
Legal Fees and Expenses	769,400
Accounting Fees and Expenses	1,750,000
Transfer Agent and Registrar Fees	600,000
Miscellaneous	1,050,000
Total	$5,150,000

Item 32. Sales to Special Parties

See Item 33.

Item 33. Recent Sales of Unregistered Securities

On December 16, 2021, the company issued 1,000 shares of its common stock to Bluerock Residential pursuant to Section 4(a)(2) of the Securities Act. The company did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

On November 3, 2022, the company made an initial staking grant to the Manager of 405,796 of the Operating Partnership’s long-term incentive plan units (“LTIP Units”) (such grant, the “Manager Grant”). The LTIP Units issued as the Manager Grant were issued pursuant to the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities. The Manager Grant was evidenced by an LTIP Unit Vesting Agreement. The issuance of LTIP Units as the Manager Grant was made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. No general solicitation or advertising occurred in connection with the issuance and sale of these securities. Such LTIP Units will vest ratably on an annual basis over a five-year period. Once vested, these awards of LTIP Units may convert to limited partnership interests of the Operating Partnership (“OP Units”) upon reaching capital account equivalency with the OP Units held by the company, and may then be redeemed for cash or, at the option of the company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the company’s Class A common stock on a one-for-one basis. As a recipient of these initial awards of LTIP Units, the Manager will be entitled to receive “distribution equivalents” with respect to such LTIP Units, whether or not vested, at the same time as distributions are paid to the holders of the company’s Class A common stock.

On November 3, 2022, the company made an initial staking grant of 5,339 LTIP Units to each of the non-employee members of the company’s board of directors (such grants, collectively, the “Director Grants”). The LTIP Units issued as Director Grants were issued pursuant to the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals. Each such Director Grant was evidenced by an LTIP Unit Award Agreement. The issuances of LTIP Units as Director Grants were made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. No general solicitation or advertising occurred in connection with the issuance and sale of these securities. Such LTIP Units were fully vested upon issuance and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the company, and may then be redeemed for cash or, at the option of the company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the company’s Class A common stock on a one-for-one basis. From the date of grant, holders of such LTIP Units will be entitled to receive “distribution equivalents” at the time distributions are paid to the holders of the company’s Class A common stock.

On November 3, 2022, the company granted 764 LTIP Units to each of the non-employee members of the company’s board of directors in payment of the prorated equity portion of their respective annual retainers for fiscal year 2022 (such grants, collectively, the “2022 Retainer Grants”). The LTIP Units issued as 2022 Retainer Grants were issued pursuant to the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals. Each such 2022 Retainer Grant was evidenced by an LTIP Unit Award Agreement. The issuances of LTIP Units as 2022 Retainer Grants were made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. No general solicitation or advertising occurred in connection with the issuance and sale of these securities. Such LTIP Units were fully vested upon issuance and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the company, and may then be redeemed for cash or, at the option of the company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the company’s Class A common stock on a one-for-one basis. From the date of grant, holders of such LTIP Units will be entitled to receive “distribution equivalents” at the time distributions are paid to the holders of the company’s Class A common stock.

On January 1, 2023, the company granted 3,303 LTIP Units to each of the non-employee members of the company’s board of directors in payment of the equity portion of their respective annual retainers for fiscal year 2023 (such grants, collectively, the “2023 Retainer Grants”). The LTIP Units issued as 2023 Retainer Grants were issued pursuant to the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals. Each such 2023 Retainer Grant was evidenced by an LTIP Unit Award Agreement. The issuances of LTIP Units as 2023 Retainer Grants were made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. No general solicitation or advertising occurred in connection with the issuance and sale of these securities. Such LTIP Units were fully vested upon issuance and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the company, and may then be redeemed for cash or, at the option of the company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the company’s Class A common stock on a one-for-one basis. From the date of grant, holders of such LTIP Units will be entitled to receive “distribution equivalents” at the time distributions are paid to the holders of the company’s Class A common stock.

On February 22, 2023, the company granted (i) 85,750 C-LTIP Units to the Manager in payment of the quarterly Base Management Fee to compensate the Manager for advisory services and certain general management services rendered under the Management Agreement during the fourth quarter of 2022 (the “Q4 Base Management Fee”), and (ii) 17,462 C-LTIP Units to the Manager as reimbursement from the company for documented expenses of the Manager and its affiliates incurred on behalf of the company, the Operating Partnership, and each of their respective subsidiaries that were reasonably necessary for the performance by the Manager of its duties and functions under the Management Agreement during the fourth quarter of 2022 (collectively, the “Q4 Reimbursable Expenses”), in each case in keeping with the terms set forth in the Management Agreement. The issuances of C-LTIP Units in payment of the Q4 Base Management Fee and the Q4 Reimbursable Expenses were made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. The Manager has a substantive, pre-existing relationship with the company and is an “accredited investor” as defined in Regulation D. No general solicitation or advertising occurred in connection with the issuance and sale of these securities. The C-LTIP Units issued in payment of the Q4 Base Management Fee and the Q4 Reimbursable Expenses were fully vested upon issuance, and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the company, and may then be redeemed for cash or, at the option of the company and after a one year holding period (including any period during which such C-LTIP Units were held), settled in shares of the company’s Class A Common Stock. The Manager will be entitled to receive “distribution equivalents” with respect to such C-LTIP Units at the time distributions are paid to the holders of the company’s Class A common stock.

On May 17, 2023, the company granted (i) 99,836 C-LTIP Units to the Manager in partial payment of the quarterly Base Management Fee to compensate the Manager for advisory services and certain general management services rendered under the Management Agreement during the first quarter of 2023 (the “Q1 Base Management Fee”), and (ii) 20,531 C-LTIP Units to the Manager as reimbursement from the company for documented expenses of the Manager and its affiliates incurred on behalf of the company, the Operating Partnership, and each of their respective subsidiaries that were reasonably necessary for the performance by the Manager of its duties and functions under the Management Agreement during the first quarter of 2023 (collectively, the “Q1 Reimbursable Expenses”), in each case in keeping with the terms set forth in the Management Agreement. In addition, on May 17, 2023, in satisfaction of the remainder of the company’s Q1 Base Management Fee obligation to the Manager and the Manager’s reimbursement obligation to Bluerock Real Estate Holdings, LLC (“BREH”) for payroll-related expenses in connection with the payment of base salaries for the first quarter of 2023 to each of R. Ramin Kamfar (“Mr. Kamfar”) and Jordan B. Ruddy (“Mr. Ruddy”) for services provided to the Manager in their respective capacities as Chief Executive Officer and President thereof, by mutual agreement of the Manager and the company and at the direction of each of the Manager and BREH, and in keeping with formal elections made on December 31, 2022 by each of Messrs. Kamfar and Ruddy, the company further issued (a) 10,983 C-LTIP Units directly to Mr. Kamfar in payment of 98.4% of Mr. Kamfar’s base salary for the first quarter of 2023, and (b) 3,572 C-LTIP Units directly to Mr. Ruddy in payment of 80.0% of Mr. Ruddy’s base salary for the first quarter of 2023 (together, the “Q1 Base Salaries”). The issuances of C-LTIP Units in payment of the Q1 Base Management Fee, the Q1 Reimbursable Expenses and the Q1 Base Salaries were made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. Each of the Manager and Messrs. Kamfar and Ruddy has a substantive, pre-existing relationship with the company and is an “accredited investor” as defined in Regulation D. No general solicitation or advertising occurred in connection with the issuance and sale of these securities. The C-LTIP Units issued in payment of the Q1 Base Management Fee, the Q1 Reimbursable Expenses and the Q1 Base Salaries were fully vested upon issuance, and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the company, and may then be redeemed for cash or, at the option of the company and after a one year holding period (including any period during which such C-LTIP Units were held), settled in shares of the company’s Class A common stock. Each of the Manager and Messrs. Kamfar and Ruddy will be entitled to receive “distribution equivalents” with respect to such C-LTIP Units at the time distributions are paid to the holders of the company’s Class A common stock.

On May 25, 2023, the company granted (i) 141,665 LTIP Units, and (ii) 31,260 shares of Class A common stock, to the Manager as an annual long-term equity incentive grant for the fiscal year ended December 31, 2022 (together, the “Manager Grant”).  The LTIP Units and shares of Class A common stock issued as the Manager Grant were issued pursuant to the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities. The LTIP Units issued as a portion of the Manager Grant are evidenced by an LTIP Unit Vesting Agreement, and the shares of Class A common stock issued as a portion of the Manager Grant are evidenced by a Restricted Stock Vesting Agreement.  The issuances of LTIP Units and shares of Class A common stock as the Manager Grant were made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. No general solicitation or advertising occurred in connection with the issuance and sale of these securities. Such LTIP Units and shares of Class A common stock will vest ratably on an annual basis over a three-year period from April 1, 2023. Once vested, the LTIP Units may convert to OP Units upon reaching capital account equivalency with the OP Units held by the company, and may then be redeemed for cash or, at the option of the company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the company’s Class A common stock on a one-for-one basis. From the date of grant, the Manager will be entitled to receive “distribution equivalents” with respect to such LTIP Units, and distributions with respect to such shares of Class A common stock, in each case whether or not vested, at the time distributions are paid to the holders of the company’s Class A common stock.

Item 34. Indemnification of Directors and Officers

Under Maryland law, a Maryland corporation may include in its charter a provision eliminating the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision eliminating such liability to the maximum extent permitted by Maryland law.

In addition, the Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which are charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

The MGCL prohibits a corporation from indemnifying a director or officer who has been adjudged liable in a suit by the corporation or on its behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by the corporation or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter requires us to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors and our officers (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) and to any external manager acting as an agent of the Company. In addition, our charter permits us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us or a predecessor of us.

We have entered into indemnification agreements with each of our directors and our executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the maximum extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 35. Treatment of Proceeds from Stock Being Registered

None.

Item 36. Financial Statements and Exhibits

(a) Financial Statements. See page F-1 for an index of the financial statements that are being filed as part of this registration statement.

(b) Exhibits. See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated as of October 5, 2022, by and among Bluerock Residential Growth REIT, Inc., Badger Parent LLC, Badger Holdco LLC, Bluerock Residential Holdings, L.P. and Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 6, 2022

3.1	Second Articles of Amendment and Restatement of Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 6, 2022

3.2	Amended and Restated Bylaws of Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 6, 2022

3.3	Articles Supplementary of the Company, dated December 1, 2022, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 5, 2022

3.4*	Articles Supplementary of Bluerock Homes Trust Inc., dated January 24, 2023

3.5	Articles Supplementary of Bluerock Homes Trust Inc., dated March 14, 2023, incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed on March 22, 2023

4.1	Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated April 2, 2014, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on April 8, 2014

4.2	Thirteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated September 22, 2022, incorporated by reference to the Current Report on Form 8-K filed by Bluerock Residential Growth REIT, Inc. on September 22, 2022

4.3	Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated December 1, 2022, incorporated by reference to the Company’s Current Report on Form 8-K filed on December 5, 2022

4.4*	Fifteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated January 24, 2023

5.1*	Opinion of Venable LLP

8.1*	Opinion of Vinson & Elkins LLP

10.1	Tax Matters Agreement, dated as of October 5, 2022, by and among Bluerock Residential Growth REIT, Inc., Badger Parent LLC, Badger Holdco LLC, Bluerock Residential Holdings, L.P., Bluerock REIT Holdings, LLC and Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.2	Management Agreement, dated as of October 5, 2022, by and among Bluerock Homes Manager, LLC, Bluerock Homes Trust, Inc. and Bluerock Residential Holdings, L.P., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.3	Amendment to Management Agreement, dated January 10, 2023, by and among Bluerock Homes Manager, LLC, Bluerock Homes Trust, Inc. and Bluerock Residential Holdings, L.P., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 12, 2023

10.4	Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.5	Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.6	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and R. Ramin Kamfar, effective October 6, 2022, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.7	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Jordan Ruddy, effective October 6, 2022, incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.8	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Ryan MacDonald, effective October 6, 2022, incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.9	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and James G. Babb, III, effective October 6, 2022, incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.10	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Christopher J. Vohs, effective October 6, 2022, incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.11	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Michael DiFranco, effective October 6, 2022, incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.12	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Jason Emala, effective October 6, 2022, incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.13	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and I. Bobby Majumder, effective October 6, 2022, incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.14	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Elizabeth Harrison, effective October 6, 2022, incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.15	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Kamal Jafarnia, effective October 6, 2022, incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.16	Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Romano Tio, effective October 6, 2022, incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.17	Loan Agreement, dated April 6, 2022, by and among persons that are party thereto listed as Borrowers, persons party thereto that are listed as Equity Owners, Bluerock Residential Holdings, LP, persons that are party thereto listed as Lenders, Deutsche Bank Securities Inc., Deutsche Bank AG, New York Branch and Computershare Trust Company, N.A., incorporated by reference to Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2022

10.18	Sponsor Guaranty, dated April 6, 2022, by and between Bluerock Homes Trust, Inc. and Deutsche Bank AG, New York Branch, incorporated by reference to Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2022

10.19*	Form of Dealer Manager Agreement by and among Bluerock Homes Trust, Inc. and Bluerock Capital Markets, LLC

21.1*	Subsidiaries of Bluerock Homes Trust, Inc.

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

23.2*	Consent of Vinson & Elkins LLP (included in Exhibit 8.1)

23.3*	Consent of Grant Thornton LLP

24.1	Power of Attorney (included in the signature page)

107	Filing Fee Tables

* Previously filed

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of June, 2023.

BLUEROCK HOMES TRUST, INC.

/s/ R. Ramin Kamfar
By:	R. Ramin Kamfar,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on the 26th day of June, 2023.

	Signature	Title	Date

	/s/ R. Ramin Kamfar	Chief Executive Officer	June 26, 2023
	R. Ramin Kamfar	(Principal Executive Officer) and
Chairman of the Board of Directors

	/s/ Christopher J. Vohs	Chief Financial Officer and Treasurer	June 26, 2023
	Christopher J. Vohs	(Principal Financial Officer and Principal Accounting Officer)

	/s/ I. Bobby Majumder*	Director	June 26, 2023
I. Bobby Majumder

	/s/ Elizabeth Harrison*	Director	June 26, 2023
Elizabeth Harrison

	/s/ Kamal Jafarnia*	Director	June 26, 2023
Kamal Jafarnia

	/s/ Romano Tio*	Director	June 26, 2023
Romano Tio

*By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Attorney-in-fact